Filed Pursuant to Rule 424(b)(3)
Registration No. 333-141424

Explanatory Note

This Rule 424(b) filing contains two forms of the joint proxy statement/prospectus delivered separately to stockholders of MGIC Investment Corporation and Radian Group Inc. in connection with their respective annual meetings. The joint proxy statement/prospectus to be delivered to MGIC stockholders in connection with the MGIC-Radian merger described in this document will contain a letter to MGIC stockholders and a notice of the MGIC annual meeting, as well as a separate table of contents and a separate section at the end of the joint proxy statement/prospectus containing information on the election of MGIC directors to serve for terms of three years until their successors are duly elected and qualified, the ratification of the selection of an independent registered public accounting firm, and the adjournment of the MGIC annual meeting if necessary to allow for the solicitation of additional proxies. Similarly, the joint proxy statement/prospectus to be delivered to Radian stockholders in connection with the merger will contain a letter to Radian stockholders and a notice of the Radian annual meeting, as well as a separate table of contents and a separate section at the end of the joint proxy statement/prospectus containing information on the election of Radian directors to serve until the next annual meeting of stockholders of Radian until their successors are duly elected and qualified, the ratification of the selection of an independent registered public accounting firm, and the adjournment of the Radian annual meeting if necessary to allow for the solicitation of additional proxies.

(MGIC ALTERNATE PAGE)

Joint Proxy Statement/Prospectus

TO THE STOCKHOLDERS OF
MGIC INVESTMENT CORPORATION

A MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

We are pleased to report that the boards of directors of MGIC Investment Corporation (“MGIC”) and Radian Group Inc. (“Radian”) have unanimously approved a strategic merger involving the two companies. Before the merger can be completed, the approval of the stockholders of both MGIC and Radian must be obtained. We are sending you this joint proxy statement/prospectus to ask you to vote in favor of adoption of the merger agreement.

In the merger, Radian will merge with and into MGIC. If the merger is completed, Radian stockholders will receive 0.9658 shares of MGIC common stock for each share of Radian common stock held immediately prior to the merger. If the merger had been completed on March 19, 2007, shares of MGIC outstanding immediately before completion of the merger would represent approximately 52% of the combined company and shares of Radian outstanding immediately before completion of the merger would represent approximately 48% of the combined company.

The exchange ratio in the merger is fixed and will not be adjusted to reflect stock price changes prior to completion of the merger. Based on the closing price of MGIC common stock on the New York Stock Exchange on February 5, 2007, the last full trading day before public announcement of the merger, the 0.9658 exchange ratio represents approximately $60.78 in value for each share of Radian common stock. Based on the closing price of MGIC common stock on the New York Stock Exchange on April 4, 2007, the latest practicable date before the date of this joint proxy statement/prospectus, the 0.9658 exchange ratio represents approximately $55.61 in value for each share of Radian common stock.

You should obtain current market quotations for both MGIC common stock and Radian common stock.  MGIC common stock is listed on the New York Stock Exchange under the symbol “MTG.” Radian common stock is listed on the New York Stock Exchange under the symbol “RDN.”

(MGIC ALTERNATE PAGE)

The merger is intended to be generally tax-free to MGIC stockholders.

The merger cannot be completed unless MGIC stockholders and Radian stockholders adopt the merger agreement. At our 2007 annual meeting, which will be held on May 10, 2007, we will ask our stockholders to approve the merger agreement, in addition to other business that stockholders will conduct, including a proposal to elect three directors, each for a three-year term. Your vote is important. Whether or not you plan to attend our annual meeting, please take the time to submit your proxy with voting instructions in accordance with the instructions contained in this joint proxy statement/prospectus. If you do not vote, it will have the same effect as voting against the merger. The place, date and time of the meeting are as follows:

May 10, 2007
9:00 a.m. (local time)
Marcus Center for the Performing Arts
929 North Water Street
Milwaukee, Wisconsin

MGIC’s Board of Directors Unanimously Recommends That MGIC Stockholders Vote For Adoption of the Merger Agreement.

We urge you to read this joint proxy statement/prospectus, and the documents incorporated by reference into this joint proxy statement/prospectus, carefully and in their entirety. In particular, see the section entitled “Risk Factors” beginning on page 19.

We are very excited about the opportunities the proposed merger brings to our stockholders and we thank you for your consideration and continued support.

Curt S. Culver
Chief Executive Officer
MGIC Investment Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the MGIC common stock to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this joint proxy statement/prospectus is April 6, 2007, and it is first being mailed to MGIC stockholders on or about April 9, 2007.

(MGIC ALTERNATE PAGE)

MGIC INVESTMENT CORPORATION
MGIC Plaza
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 10, 2007

MGIC Investment Corporation (“MGIC”) will hold an annual meeting of MGIC stockholders at the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, at 9:00 a.m. local time, on May 10, 2007 to consider and vote upon the following matters:

•	A proposal to adopt the Agreement and Plan of Merger, by and between MGIC Investment Corporation and Radian Group Inc., dated as of February 6, 2007, as it may be amended from time to time, pursuant to which Radian will be merged with and into MGIC;

•	A proposal to elect three directors, each for a three-year term;

•	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as MGIC’s independent registered public accounting firm for 2007;

•	A proposal to approve the adjournment of the MGIC annual meeting, if necessary or appropriate, to solicit additional proxies; and

•	Such other business as may properly come before the MGIC annual meeting or any adjournment or postponement of the meeting.

Upon completion of the merger, MGIC will be the surviving corporation, and each share of Radian common stock will be converted into 0.9658 shares of MGIC common stock. Your attention is directed to the joint proxy statement/prospectus accompanying this notice for a complete discussion of the merger. A copy of the merger agreement is included as Annex A to the accompanying joint proxy statement/prospectus.

The board of directors has fixed the close of business on March 9, 2007 as the record date for the MGIC annual meeting. MGIC stockholders of record at such time are entitled to notice of, and to vote at, the MGIC annual meeting or any adjournment or postponement of the MGIC annual meeting.

Whether or not you plan to attend the MGIC annual meeting, please submit your proxy with voting instructions. To submit your proxy by mail, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of MGIC common stock who is present at the MGIC annual meeting may vote in person instead of by proxy, thereby canceling any previous proxy. Also, a proxy may be revoked in writing at any time before the MGIC annual meeting.

(MGIC ALTERNATE PAGE)

The MGIC board of directors has unanimously approved the merger agreement and unanimously recommends that MGIC stockholders vote “FOR” adoption of the merger agreement, “FOR” election of each of its director nominees listed in this proxy statement/prospectus, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as MGIC’s independent registered public accounting firm for 2007 and “FOR” approval of the adjournment of the MGIC annual meeting, if necessary or appropriate to solicit additional proxies.

By Order of the Board of Directors,

Jeffrey H. Lane
Senior Vice President,
General Counsel and Secretary

Milwaukee, Wisconsin
April 6, 2007

(RADIAN ALTERNATE PAGE)

Joint Proxy Statement/Prospectus

TO THE STOCKHOLDERS OF
RADIAN GROUP INC.

A MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

We are pleased to report that the boards of directors of MGIC Investment Corporation (“MGIC”) and Radian Group Inc. (“Radian”) have unanimously approved a strategic merger involving the two companies. Before the merger can be completed, the approval of the stockholders of both MGIC and Radian must be obtained. We are sending you this joint proxy statement/prospectus to ask you to vote in favor of adoption of the merger agreement.

In the merger, Radian will merge with and into MGIC. If the merger is completed, Radian stockholders will receive 0.9658 shares of MGIC common stock for each share of Radian common stock held immediately prior to the merger. If the merger had been completed on March 19, 2007, the record date for Radian’s annual meeting, shares of MGIC outstanding immediately before completion of the merger would represent approximately 52% of the combined company and shares of Radian outstanding immediately before completion of the merger would represent approximately 48% of the combined company.

The exchange ratio in the merger is fixed and will not be adjusted to reflect stock price changes prior to completion of the merger. Based on the closing price of MGIC common stock on the New York Stock Exchange on February 5, 2007, the last full trading day before public announcement of the merger, the 0.9658 exchange ratio represents approximately $60.78 in value for each share of Radian common stock. Based on the closing price of MGIC common stock on the New York Stock Exchange on April 4, 2007, the latest practicable date before the date of this joint proxy statement/prospectus, the 0.9658 exchange ratio represents approximately $55.61 in value for each share of Radian common stock.

You should obtain current market quotations for both MGIC common stock and Radian common stock. MGIC common stock is listed on the New York Stock Exchange under the symbol “MTG.” Radian common stock is listed on the New York Stock Exchange under the symbol “RDN.”

(RADIAN ALTERNATE PAGE)

The merger is intended to be generally tax-free to Radian stockholders other than with respect to any cash that Radian stockholders receive instead of receiving fractional shares of MGIC common stock.

The merger cannot be completed unless MGIC stockholders and Radian stockholders adopt the merger agreement. At our 2007 annual meeting, which will be held on May 9, 2007, we will ask our stockholders to approve the merger agreement, in addition to other business that stockholders will conduct, including a proposal to elect ten directors, each for a one-year term. Your vote is important. Whether or not you plan to attend our annual meeting, please take the time to submit your proxy with voting instructions in accordance with the instructions contained in this joint proxy statement/prospectus. If you do not vote, it will have the same effect as voting against the merger. The place, date and time of our annual meeting are as follows:

May 9, 2007
9:00 a.m. (local time)
Ritz-Carlton Philadelphia
10 Avenue of the Arts
Philadelphia, Pennsylvania 19102

Radian’s Board of Directors Unanimously Recommends That Radian Stockholders Vote For Adoption of the Merger Agreement.

We urge you to read this joint proxy statement/prospectus, and the documents incorporated by reference into this joint proxy statement/prospectus, carefully and in their entirety. In particular, see the section entitled “Risk Factors” beginning on page 19.

We are very excited about the opportunities the proposed merger brings to Radian stockholders and we thank you for your consideration and continued support.

Sanford A. Ibrahim
Chief Executive Officer
Radian Group Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the MGIC common stock to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this joint proxy statement/prospectus is April 6, 2007, and it is first being mailed to Radian stockholders on or about April 9, 2007.

(RADIAN ALTERNATE PAGE)

RADIAN GROUP INC.
1601 Market Street
Philadelphia, Pennsylvania 19103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 9, 2007

Radian Group Inc. (“Radian”) will hold an annual meeting of Radian stockholders at the Ritz-Carlton Philadelphia, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102, at 9:00 a.m. local time, on May 9, 2007 to consider and vote upon the following matters:

•	A proposal to adopt the Agreement and Plan of Merger, by and between MGIC Investment Corporation and Radian Group Inc., dated as of February 6, 2007, as it may be amended from time to time, pursuant to which Radian will be merged with and into MGIC;

•	A proposal to elect ten directors, each for a one-year term;

•	A proposal to ratify the appointment of Deloitte & Touche LLP as Radian’s independent registered public accounting firm for 2007;

•	A proposal to approve the adjournment of the Radian annual meeting, if necessary or appropriate, to solicit additional proxies; and

•	Such other business as may properly come before the Radian annual meeting or any adjournment or postponement of the meeting.

Upon completion of the merger, MGIC will be the surviving corporation, and each share of Radian common stock will be converted into 0.9658 shares of MGIC common stock. Your attention is directed to the joint proxy statement/prospectus accompanying this notice for a complete discussion of the merger. A copy of the merger agreement is included as Annex A to the accompanying joint proxy statement/prospectus.

The board of directors has fixed the close of business on March 19, 2007 as the record date for the Radian annual meeting. Radian stockholders of record at such time are entitled to notice of, and to vote at, the Radian annual meeting or any adjournment or postponement of the Radian annual meeting.

Whether or not you plan to attend the Radian annual meeting, please submit your proxy with voting instructions. To submit your proxy by mail, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of Radian common stock who is present at the Radian annual meeting may vote in person instead of by proxy, thereby canceling any previous proxy. Also, a proxy may be revoked in writing at any time before the Radian annual meeting.

(RADIAN ALTERNATE PAGE)

The Radian board of directors has unanimously approved the merger agreement and unanimously recommends that Radian stockholders vote “FOR” adoption of the merger agreement, “FOR” election of each of its director nominees listed in this joint proxy statement/prospectus, “FOR” ratification of the appointment of Deloitte & Touche LLP as Radian’s independent registered public accounting firm for 2007 and “FOR” approval of the adjournment of the Radian annual meeting, if necessary or appropriate, to solicit additional proxies.

By Order of the Board of Directors,

Teresa A. Bryce
Executive Vice President,
General Counsel and Secretary
Philadelphia, Pennsylvania
April 6, 2007

YOUR VOTE IS IMPORTANT

Please complete, sign, date and return your proxy card promptly, whether or not you plan to attend the Radian annual meeting.

REFERENCES TO ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about MGIC and Radian from documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available for you to review at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, and through the Securities and Exchange Commission’s website located at http://www.sec.gov. You can also obtain those documents incorporated by reference into this joint proxy statement/prospectus, without charge, by requesting them in writing or by telephone or email from the appropriate company at the following addresses, telephone numbers and email addresses or obtaining them from each company’s website listed below:

MGIC Investment Corporation	Radian Group Inc.
MGIC Plaza	1601 Market Street
250 East Kilbourn Avenue	Philadelphia, Pennsylvania 19103
Milwaukee, Wisconsin 53202	Attention: Investor Relations
Attention: Investor Relations	Toll-Free: (800) 523-1988
Toll-Free: (800) 558-9900	mona.zeehandelaar@radian.biz
mike_zimmerman@mgic.com	http://www.radian.biz
http://www.mgic.com

Information contained on the MGIC and Radian websites is expressly not incorporated by reference into this joint proxy statement/prospectus.

You can also obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from D. F. King & Co., Inc., MGIC’s proxy solicitor, or Georgeson Inc., Radian’s proxy solicitor, at the following addresses and telephone numbers:

D. F. King & Co., Inc.	Georgeson Inc.
48 Wall Street	17 State Street, Tenth Floor
New York, New York 10005	New York, New York 10004
Toll-Free (800) 967-7635	Toll-Free (866) 541-3223

You will not be charged for any of these documents that you request. If you would like to request such documents, you must do so by May 3, 2007, so that you may receive them before the annual meetings.

You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus to vote on the merger agreement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated April 6, 2007. You should not assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this joint proxy statement/prospectus to MGIC stockholders or Radian stockholders nor the issuance by MGIC of common stock in connection with the merger will create any implication to the contrary.

i

ii

(MGIC ALTERNATE PAGE)

iii

(RADIAN ALTERNATE PAGE)

iii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETINGS AND THE MERGER

The following questions and answers briefly address some commonly asked questions about the MGIC and Radian annual meetings and the merger. They do not include all the information that may be important to you. MGIC and Radian urge you to read carefully this entire joint proxy statement/prospectus, including the annexes and the other documents referenced in this joint proxy statement/prospectus.

Q:	What Am I Being Asked To Vote On?

A:	MGIC stockholders and Radian stockholders are each being asked to adopt a merger agreement entered into between MGIC and Radian. In the merger, Radian will be merged with and into MGIC, MGIC will be the surviving corporation, and Radian’s stockholders will receive MGIC common stock. In addition, stockholders will vote on the matters set forth on the accompanying notice of annual meeting, including the election of directors and ratification of the appointment of independent registered public accounting firms for 2007. Also, management for each of MGIC and Radian will report on the performance during the last year of MGIC and Radian, respectively, and after the meetings respond to questions from stockholders.

Q:	Who Is Entitled To Vote At The Meeting?

A:	For MGIC, only stockholders of record at the close of business on March 9, 2007, the record date for the meeting, are entitled to receive notice and to participate in the annual meeting. For each share of MGIC common stock that you held on that date, you are entitled to one vote on each matter considered at the meeting.

For Radian, only stockholders of record at the close of business on March 19, 2007, the record date for the meeting, are entitled to receive notice and to participate in the annual meeting. For each share of Radian common stock that you held on that date, you are entitled to one vote on each matter considered at the meeting.

Q:	What Is A Proxy?

A:	A proxy is another person you legally designate to vote your shares. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

Q:	Why Is My Vote Important?

A:	The affirmative vote of the holders of at least a majority of the outstanding shares of each of MGIC and Radian is required to adopt the merger agreement. Accordingly, if an MGIC stockholder or a Radian stockholder fails to vote or abstains, this will have the same effect as a vote against adoption of the merger agreement.

Q:	What Do I Need To Do Now?

A:	After you have carefully read this joint proxy statement/prospectus, indicate on your proxy card how you want your shares to be voted. Then complete, sign, date and mail your proxy card in the enclosed postage paid return envelope as soon as possible. This will enable your shares to be represented and voted at the MGIC annual meeting or the Radian annual meeting, as applicable.

Q:	If My Shares Are Held In Street Name By My Broker, Will My Broker Automatically Vote My Shares For Me?

A:	No. Without instructions from you, your broker will not be able to vote your shares on the adoption of the merger agreement. You should instruct your broker to vote your shares, following the directions your broker provides. Please check the voting form used by your broker to see if it offers telephone or internet voting.

If you hold shares of MGIC common stock as a participant in the MGIC Investment Corporation Profit Sharing and Savings Plan and Trust, the trustee for the plan will vote the shares you hold through the plan as you direct. U.S. Bank, N.A. will provide plan participants who hold MGIC common stock through the plan with forms on which participants may communicate their voting instructions. If voting instructions are not received for shares held in the plan, those shares will be voted in the same proportion that all shares of MGIC common stock in the plan for which voting instructions have been received are voted.

Q:	What If I Fail To Instruct My Broker?

A:	If you fail to instruct your broker to vote shares held in “street name,” the resulting broker non-vote will have the same effect as a vote against adoption of the merger agreement.

Q:	Can I Change My Vote?

A:	Yes. If you have not voted through your broker, there are three ways you can change your vote after you have submitted your proxy:

• First, you may send a written notice to the corporate secretary of MGIC or Radian, as appropriate, stating that you would like to revoke your proxy.

• Second, you may complete and submit a new proxy card. Your latest vote actually received by MGIC or Radian, as the case may be, before the annual meeting will be counted, and any earlier votes will be revoked.

• Third, you may attend the MGIC or Radian annual meeting, as the case may be, and vote in person. Any earlier proxy will thereby be revoked. However, simply attending the meeting without voting will not revoke an earlier proxy you may have given.

If you have instructed a broker to vote your shares, or if your shares are held in MGIC’s Profit Sharing and Savings Plan and Trust or the Radian Group Inc. Savings Incentive Plan, you must follow the instructions of the broker, nominee or plan trustee on how to change or revoke your vote.

Q:	If I Am A Radian Stockholder, Should I Send In My Stock Certificates Now?

A:	No. Please do NOT send in your stock certificates at this time. We will provide you with instructions regarding the surrender of your stock certificates at a later date. You should then send your Radian common stock certificates to the exchange agent. There is no need for MGIC stockholders to send in or exchange their existing stock certificates at any time in connection with the merger.

Q:	When Do You Expect To Complete The Merger?

A:	We currently anticipate completing the merger late in the third quarter or early in the fourth quarter of 2007. However, we cannot assure you when or if the merger will occur. We must first obtain the approvals of our stockholders at the annual meetings and obtain the necessary regulatory approvals.

Q:	What Are The Boards’ Recommendations?

A:	For MGIC, the board of directors recommends a vote “FOR” adoption of the merger agreement, “FOR” election of each of its director nominees listed in this proxy statement/prospectus, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as MGIC’s independent registered public accounting firm for 2007, and “FOR” approval of the adjournment of the MGIC annual meeting, if necessary or appropriate, to solicit additional proxies.

For Radian, the board of directors recommends a vote “FOR” adoption of the merger agreement, “FOR” election of each of its director nominees listed in this proxy statement/prospectus, “FOR” ratification of the appointment of Deloitte & Touche LLP as Radian’s independent registered public accounting firm for 2007, and “FOR” approval of the adjournment of the Radian annual meeting, if necessary or appropriate, to solicit additional proxies.

If you sign and return a proxy card without specifying how you want your shares voted, the named proxies will vote your shares in accordance with the recommendations of the boards of each of MGIC and Radian regarding the matters described in this proxy statement/prospectus, and in their best judgment on any other matters that properly come before the meetings.

Q:	Will Any Other Items Be Acted Upon At The Annual Meeting?

A:	The respective boards of MGIC and Radian know of no other business to be presented at their annual meetings. Neither MGIC nor Radian received any proposals from stockholders for presentation at their respective annual meetings that will be brought before such meetings.

Q:	What Are The Deadlines For Submission Of Stockholder Proposals For The Next Annual Meeting?

A:	Stockholders may submit proposals on matters appropriate for stockholder action at future annual meetings by following the rules of the Securities and Exchange Commission. For a proposal to be included in next year’s MGIC proxy materials, the Corporate Secretary of MGIC must receive the proposal no later than December 7, 2007. For a proposal to be included in next year’s Radian proxy materials, the Secretary of Radian must receive the proposal no later than December 7, 2007.

Under MGIC’s amended and restated bylaws, a stockholder who wants to bring business before the annual meeting that has not been included in the proxy materials for the meeting, or who wants to nominate directors at the meeting, must be eligible to vote at the meeting and give written notice of the proposal to MGIC’s Corporate Secretary. The procedures contained in MGIC’s amended and restated bylaws include giving notice to the MGIC corporate secretary at least 45 and not more than 70 days before the first anniversary of the date set forth in MGIC’s proxy statement for the prior annual meeting as the date on which MGIC first mailed such proxy materials to shareholders. For the 2008 annual meeting, the notice must be received by the MGIC Corporate Secretary by no later than February 24, 2008, and no earlier than January 30, 2008. For director nominations, the notice must comply with the MGIC amended and restated bylaws and provide the information required to be included in the proxy statement for individuals nominated by the board. For any other proposals, the notice must describe the proposal and why it should be approved, identify any material interest of the stockholder in the matter, and include other information required by the MGIC amended and restated bylaws.

Under Radian’s bylaws, a stockholder who desires to submit a proposal for consideration at the 2008 annual meeting, but not have the proposal included with the proxy solicitation materials relating to the 2008 annual meeting, or who wants to nominate directors for election to Radian’s board of directors, must submit written notice to Radian’s Secretary. The written notice must be received by Radian’s Secretary at least 60 days before the 2008 annual meeting (except that if Radian gives less than 75 days’ notice or other public disclosure of the 2008 annual meeting, then the proposal must be received by Radian’s Secretary no later than the close of business on the 15th day after the day on which Radian mails the notice of the 2008 annual meeting or makes such public disclosure). For director nominations, the notice must contain: the name, age, principal occupation, and business and residence address of each person nominated; the class and number of shares of Radian capital stock beneficially owned by each person nominated; any other information about each person nominated that would be required under relevant SEC rules to be in a proxy statement for a meeting involving the election of directors; the name and record address of the stockholder making the nomination; and the class and number of shares of Radian capital stock owned by the stockholder making the nomination. The full text of the relevant bylaw provisions may be obtained upon written request directed to Radian’s Secretary and a copy of Radian’s bylaws is available on the corporate governance section of Radian’s website, www.radian.biz.

Q:	Whom Should I Call With Questions?

A:	If you have questions about the merger, the annual meetings or how to vote your shares, or you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instruction card, you should contact:

If you are an MGIC stockholder:	If you are a Radian stockholder:
D. F. King & Co., Inc.	Georgeson Inc.
48 Wall Street	17 State Street, Tenth Floor
New York, New York 10005	New York, New York 10004
Toll-Free (800) 967-7635	Toll-Free (866) 541-3223

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to read carefully this entire joint proxy statement/prospectus and the other documents to which we refer to fully understand the merger and the related transactions. In addition, we incorporate by reference into this joint proxy statement/prospectus important business and financial information about MGIC and Radian. You may obtain the information that we incorporate by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 90. Items in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail.

The Merger (Page 62)

We encourage you to read the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and which we incorporate by reference into this joint proxy statement/prospectus. The merger agreement provides that Radian will merge with and into MGIC, with MGIC as the surviving company. Each share of Radian common stock outstanding prior to the merger will automatically be converted in the merger into 0.9658 shares of MGIC common stock. The combined company will be named “MGIC Radian Financial Group Inc.,” and its common stock will continue to trade on the New York Stock Exchange under the symbol “MTG.”

Exchange Ratio in the Merger; Fractional Shares (Pages  62, 60)

Upon completion of the merger, each Radian stockholder will receive 0.9658 shares of MGIC common stock for each share of Radian common stock held immediately prior to the merger. We sometimes refer to this ratio as the “exchange ratio.” The aggregate number of shares of MGIC common stock to which a Radian stockholder will be entitled upon completion of the merger will equal 0.9658 multiplied by the number of shares of Radian common stock held by that Radian stockholder. However, MGIC will not issue any fractional shares. Radian stockholders entitled to a fractional share will instead receive an amount in cash equal to the fraction of a whole share of MGIC common stock to which such stockholder would otherwise be entitled multiplied by the average closing sale prices of MGIC common stock on the five full trading days immediately prior to the date on which the merger is completed. As an example, a holder of 100 shares of Radian common stock would receive 96 shares of MGIC common stock and an amount of cash equal to the product of 0.58 and the average closing price of a share of MGIC common stock on the five full trading days immediately prior to the date on which the merger is completed.

The exchange ratio is a fixed ratio. Therefore, the number of shares of MGIC common stock that holders of Radian common stock will receive in the merger will not change if the trading price of MGIC common stock or Radian common stock changes between now and the time the merger is completed.

If the merger had been completed on March 19, 2007, shares of MGIC outstanding immediately before completion of the merger would represent approximately 52% of the combined company and shares of Radian outstanding immediately before completion of the merger would represent approximately 48% of the combined company.

The market prices of both MGIC common stock and Radian common stock will fluctuate prior to the merger. You should obtain current stock price quotations for MGIC common stock and Radian common stock.

MGIC’s Board of Directors Unanimously Recommends that You Vote “FOR” the Adoption of the Merger Agreement (Page 32)

MGIC’s board of directors believes that the merger is in the best interests of MGIC and its stockholders and has unanimously approved the merger agreement. For the factors considered by the MGIC board of directors in reaching its decision to approve the merger agreement, see the section entitled “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — MGIC’s Reasons for the Merger; Recommendation of MGIC’s Board of Directors.” MGIC’s board of directors unanimously recommends that MGIC stockholders vote “FOR” the adoption of the merger agreement.

Radian’s Board of Directors Unanimously Recommends that You Vote “FOR” the Adoption of the Merger Agreement (Page 34)

Radian’s board of directors believes that the merger is in the best interests of Radian and its stockholders and has unanimously approved the merger agreement. For the factors considered by the Radian board of directors in reaching its decision to approve the merger agreement, see the section entitled “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — Radian’s Reasons for the Merger; Recommendation of Radian’s Board of Directors.” Radian’s board of directors unanimously recommends that Radian stockholders vote “FOR” the adoption of the merger agreement.

MGIC’s Financial Advisor Has Provided an Opinion to the MGIC Board of Directors as to the Fairness of the Exchange Ratio from a Financial Point of View to MGIC (Page 36)

In deciding to approve the merger, the MGIC board of directors considered the oral opinion of its financial advisor, Goldman, Sachs & Co., provided to the MGIC board of directors on February 5, 2007. Goldman Sachs subsequently confirmed in writing that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to MGIC. We have attached a copy of this opinion to this document as Annex B and incorporate it into this joint proxy statement/prospectus by reference. MGIC stockholders should read the opinion completely and carefully to understand the assumptions made, matters considered and limitations on the review undertaken by Goldman, Sachs & Co. in providing its opinion.

Radian’s Financial Advisor Has Provided an Opinion to the Radian Board of Directors as to the Fairness of the Exchange Ratio from a Financial Point of View to Radian Stockholders (Page 44)

In deciding to approve the merger, the Radian board of directors considered the oral opinion of its financial advisor, Lehman Brothers, provided to the Radian board of directors on February 5, 2007. Lehman Brothers subsequently confirmed in writing that, as of the date of such opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of Radian common stock. We have attached a copy of this opinion to this document as Annex C and incorporate it into this joint proxy statement/prospectus by reference. Radian stockholders should read the opinion completely and carefully to understand the assumptions made, matters considered and limitations of the review undertaken by Lehman Brothers in providing its opinion.

Certain Executive Officers and Directors Have Certain Interests in the Merger (Page 51)

Certain executive officers and directors of MGIC and Radian have financial and other interests in the merger in addition to their interests as stockholders. The boards of directors of each of MGIC and Radian considered financial and other interests of each company’s executive officers and directors, among other matters, in approving the merger. Each of Sanford A. Ibrahim, Chief Executive Officer of Radian, Mark A. Casale, President of Radian Guaranty Inc., Radian’s principal mortgage insurance subsidiary, and Teresa A. Bryce, Executive Vice President, General Counsel and Secretary of Radian, entered into an employment agreement with MGIC, which will become effective upon the completion of the merger and, in the case of Mr. Ibrahim’s agreement, supersede his existing agreement, as more fully described under the “The Merger — Interests of Radian’s Officers in the Merger.” Certain other executive officers of Radian have rights under change in control agreements or other compensation related agreements with Radian, rights under stock-based benefit programs and rights under retirement benefit plans. The Radian board of directors was aware of, and the MGIC board of directors was notified of, these interests. In addition, MGIC and Radian have agreed to certain post-closing officer and board positions as discussed in “Board of Directors and Management of the Combined Company Following the Merger.”

Board of Directors and Management Following the Merger (Page 50)

Upon completion of the merger, the board of directors of the combined company will initially consist of eleven directors, six of whom will be designated by MGIC and five of whom will be designated by Radian. Promptly following the effectiveness of the merger, the board of directors of the combined company will convene a special stockholder meeting for the purpose of voting on an additional director nominee from the remaining former Radian directors not then serving on the board of the combined company. Following this additional appointment, and until the combined company’s May 2010 stockholder meeting, the board of directors of the combined company will be comprised of 12 members, with six continuing MGIC directors and six former Radian directors.

Immediately following the merger, Curt S. Culver, Chairman of the Board and Chief Executive Officer of MGIC, will continue to serve as Chairman and Chief Executive Officer of the combined company, and Sanford A. Ibrahim, Chief Executive Officer and director of Radian, will serve as President, Chief Operating Officer and a director of the combined company.

The provisions described above are provided for in the merger agreement, and will also be provided for in new bylaw provisions to be adopted immediately prior to completion of the merger.

Conditions to Completion of the Merger (Page 62)

As more fully described in this joint proxy statement/prospectus and the merger agreement, the completion of the merger depends on a number of conditions being satisfied or waived, including:

•	adoption of the merger agreement by the stockholders of both companies;

•	receipt of governmental and regulatory approvals required to complete the merger;

•	there being no injunction, decree or order enjoining or prohibiting the merger;

•	authorization for listing of the MGIC common stock to be issued in the merger on the New York Stock Exchange;

•	the registration statement of which this document is a part must be declared effective by the Securities and Exchange Commission (“SEC”) and not be subject to a stop order or proceedings seeking a stop order;

•	the receipt by each party of a written legal opinion, dated as of the completion of the merger, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	the accuracy of each party’s representations and warranties, subject to the material adverse effect standard in the merger agreement;

•	each party having performed and complied with its covenants in the merger agreement in all material respects; and

•	in the case of Radian’s obligation to complete the merger, MGIC’s amended and restated bylaws must have been amended to provide for, and MGIC’s board of directors must adopt resolutions to approve, the agreed-upon structure of the board of directors and Chief Executive Officer and Chairman of the Board succession arrangements following the completion of the merger.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (Page 64)

We may agree to terminate the merger agreement before completing the merger, even after adoption of the merger agreement by our stockholders, if each of our boards of directors agrees to terminate.

In addition, either of us may decide to terminate the merger agreement, even after adoption of the merger agreement by our stockholders, in various circumstances, including if:

•	any governmental entity that must grant a material required regulatory approval has denied approval of the merger and such denial has become final and nonappealable or any governmental entity has issued a final nonappealable order permanently enjoining or otherwise prohibiting the completion of the merger;

•	the merger is not completed on or before February 6, 2008, unless the failure to complete the merger by that date is due to the terminating party’s failure to abide by the merger agreement;

•	there is a breach by the other party that would cause the failure of the closing conditions described above, unless the breach is capable of being, and is, cured within 45 days of notice of the breach;

•	the stockholders of either party fail to adopt the merger agreement;

•	the board of directors of the other party fails to recommend that its stockholders vote in favor of approving the merger agreement or withdraws, modifies or qualifies its recommendation in a manner adverse to the terminating party;

•	the board of directors of the other party recommends or endorses an acquisition proposal other than the merger agreement; or

•	the other party substantially fails to comply with its obligation to call a meeting of its stockholders and use its reasonable best efforts to cause its stockholders to adopt the merger agreement or breaches its non-solicitation covenant.

The merger agreement provides if the merger agreement is terminated in certain circumstances in connection with a third party completing an alternative acquisition or executing an agreement regarding an alternative transaction, MGIC or Radian may be required to pay a $185 million termination fee to the other party. The termination fee may discourage other companies from seeking to acquire or merge with either MGIC or Radian.

Accounting Treatment of the Merger by MGIC (Page 58)

MGIC will account for the merger as a purchase by MGIC of Radian for financial reporting purposes.

Risks Related to the Merger (Page 19)

In evaluating the merger, the merger agreement or the issuance of shares of MGIC common stock in the merger, you should carefully read this joint proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

Appraisal Rights (Page 61)

Under Wisconsin law, MGIC stockholders are not entitled to appraisal rights in connection with the merger. Under Delaware law, Radian stockholders are not entitled to appraisal rights in connection with the merger. For more information about appraisal rights, see the section entitled “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — Appraisal Rights.”

MGIC Annual Meeting (Page 24)

The MGIC annual meeting will be held on May 10, 2007, at 9:00 a.m. local time, at the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin. At the MGIC annual meeting, MGIC stockholders will be asked:

•	to adopt the merger agreement;

•	to elect three directors, each for a three-year term;

•	to ratify the appointment of PricewaterhouseCoopers LLP as MGIC’s independent registered public accounting firm for 2007;

•	to approve the adjournment of the MGIC annual meeting, if necessary or appropriate, to solicit additional proxies; and

•	to act on such other business as may properly come before the MGIC annual meeting.

Record Date.  Each MGIC stockholder may cast one vote at the MGIC annual meeting for each share of MGIC common stock that the stockholder owned at the close of business on March 9, 2007. At that date, there were 83,067,137 shares of MGIC common stock entitled to be voted at the MGIC annual meeting.

As of the MGIC record date, directors and executive officers of MGIC and their affiliates had the right to vote 960,809 shares of MGIC common stock, or approximately 1.15% of the outstanding MGIC common stock entitled to be voted at the MGIC annual meeting.

Required Vote.  Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of MGIC common stock entitled to vote at the MGIC annual meeting. Approval of the proposal relating to the adjournment of the MGIC annual meeting, if necessary or appropriate, to solicit additional proxies requires that the votes cast in favor of the proposal exceed the votes cast in opposition.

Because the affirmative vote of the holders of a majority of the outstanding shares of MGIC common stock entitled to vote at the MGIC annual meeting is required to adopt the merger agreement, the failure to vote by proxy or in person will have the same effect as a vote against this proposal. Abstentions and broker non-votes also will have the same effect as a vote against these proposals. Abstentions, failures to vote and broker non-votes will have no effect on any vote to adjourn the MGIC annual meeting, if necessary or appropriate, to solicit additional proxies.

Information about the vote required for other proposals at the MGIC annual meeting is included in “Other Matters to be Considered at the MGIC Annual Meeting — Proposal for the Election of Three Directors,” “Other Matters to be Considered at the MGIC Annual Meeting — Proposal for the Ratification of the Appointment of Pricewaterhouse Coopers LLP” and “Other Matters to be Considered at the MGIC Annual Meeting — Proposal to Approve the Adjournment of the MGIC Annual Meeting,” which is included in the joint proxy statement/prospectus to be delivered to MGIC stockholders.

Radian Annual Meeting (Page 27)

The Radian annual meeting will be held on May 9, 2007 at 9:00 a.m. local time at the Ritz-Carlton Philadelphia, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102. At the Radian annual meeting, Radian stockholders will be asked:

•	to adopt the merger agreement;

•	to elect ten directors, each for a one-year term;

•	to ratify the appointment of Deloitte & Touche LLP as Radian’s independent registered public accounting firm for 2007;

•	to approve the adjournment of the Radian annual meeting, if necessary or appropriate, to solicit additional proxies; and

•	to act on such other business as may be properly brought before the Radian annual meeting.

Record Date.  Radian stockholders may cast one vote at the Radian annual meeting for each share of Radian common stock that was owned at the close of business on March 19, 2007. At that date, there were 80,260,253 shares of Radian common stock entitled to be voted at the Radian annual meeting.

As of the Radian record date, directors and executive officers of Radian and their affiliates had the right to vote 231,689 shares of Radian common stock, or approximately 0.24% of the outstanding Radian common stock entitled to be voted at the Radian annual meeting.

Required Vote.  To adopt the merger agreement, the holders of a majority of the outstanding shares of Radian common stock entitled to be voted must vote in favor of the merger agreement. A Radian stockholder’s failure to vote, a broker non-vote or an abstention will have the same effect as a vote against the adoption of the merger agreement.

Information about the vote required for other proposals at the Radian annual meeting is included in “Other Matters to be Considered at the Radian Annual Meeting — Proposal for the Election of Ten Directors”, “Other Matters to be Considered at the Radian Annual Meeting — Proposal for the Ratification of the Appointment of Deloitte & Touche LLP”, “Other Matters to be Considered at the Radian Annual Meeting — Proposal to Approve the Adjournment of the Radian Annual Meeting”, which is included in the joint proxy statement/prospectus to be delivered to Radian stockholders.

Information About the Companies (Page 71)

MGIC Investment Corporation

MGIC (NYSE: MTG), headquartered in Milwaukee, Wisconsin, is a holding company which, through its wholly-owned subsidiary Mortgage Guaranty Insurance Corporation, is a provider of private mortgage insurance in the United States with $176.5 billion primary insurance in force covering 1.3 million mortgages as of December 31, 2006. During 2006, MGIC served approximately 3,600 lenders with locations across the country and in Puerto Rico, helping families achieve homeownership sooner by making affordable low downpayment mortgages a reality. In addition to mortgage insurance on first liens, MGIC, through other subsidiaries, provides lenders with various underwriting and other services and products related to home mortgage lending. MGIC, along with Radian, also has interests in Credit-Based Asset Servicing and Securitization LLC and Sherman Financial Group LLC, which are less than majority-owned joint ventures for each company. Credit-Based Asset Servicing and Securitization LLC is principally engaged in the business of investing in the credit risk of credit sensitive single-family residential mortgages. Sherman Financial Group LLC is principally engaged in purchasing and collecting for its own account delinquent consumer receivables, which are primarily unsecured, and in originating and servicing subprime credit card receivables. Additional information about MGIC can be found at http://www.mgic.com. Information contained on the MGIC website is expressly not incorporated by reference into this joint proxy statement/prospectus.

MGIC’s principal executive offices are located at 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 and its telephone number is (414) 347-6480.

Radian Group Inc.

Radian (NYSE: RDN) is a global credit risk management company headquartered in Philadelphia, Pennsylvania with significant operations in New York and London. Radian develops innovative financial solutions by applying its core mortgage insurance and credit risk expertise as well as structured finance capabilities to the credit enhancement needs of the capital markets worldwide, primarily through credit insurance products. Radian also provides credit enhancement for public finance and other corporate and consumer assets on both a direct and reinsurance basis and, together with MGIC, holds interests in Credit-Based Asset Servicing and Securitization LLC and Sherman Financial Group LLC, which are less than majority-owned joint ventures for each company. Credit-Based Asset Servicing and Securitization LLC is principally engaged in the business of investing in the credit risk of credit sensitive single-family residential mortgages. Sherman Financial Group LLC is principally engaged in purchasing and collecting for its own account delinquent consumer receivables, which are primarily unsecured, and in originating and servicing subprime credit card receivables. Additional information about Radian can be found at http://www.radian.biz. Information contained on the Radian website is expressly not incorporated by reference into this joint proxy statement/prospectus.

Radian’s principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103 and its telephone number is (215) 231-1000.

The Merger is Intended to be Generally Tax-Free to Radian Stockholders, Except With Respect to Cash Received Instead of Fractional Shares (Page 55)

The merger has been structured to qualify as a reorganization for federal income tax purposes, and it is a condition to our respective obligations to complete the merger that MGIC and Radian each receive a legal opinion to the effect that the merger will so qualify. In addition, in connection with the filing of the registration statement of which this document is a part, MGIC and Radian will each receive a legal opinion to the same effect. Accordingly, holders of Radian common stock generally will not recognize any gain or loss for federal income tax purposes on the exchange of their Radian common stock for MGIC common stock in the merger, except for any gain or loss that may result from the receipt of cash instead of a fractional share of MGIC common stock.

To review the tax consequences to Radian stockholders in greater detail, see “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — Material Federal Income Tax Consequences of the Merger.” You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this document. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger.

Comparative Market Prices and Share Information (Page 73)

MGIC common stock is quoted on the New York Stock Exchange under the symbol “MTG.” Radian common stock is quoted on the New York Stock Exchange under the symbol “RDN.” The following table sets forth the closing sale prices per share of MGIC common stock and Radian common stock in each case as reported on the New York Stock Exchange on February 5, 2007, the last full trading day before public announcement of the merger, and on April 4, 2007, the latest practicable date before the date of this joint proxy statement/prospectus.

	MGIC	Radian
	Common	Common
	Stock	Stock

February 5, 2007	$62.93	$60.84
April 4, 2007	$57.58	$53.59

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF
MGIC INVESTMENT CORPORATION

Set forth below are highlights from MGIC’s consolidated financial data at or for the years ended December 31, 2002 through 2006. You should read this information in conjunction with MGIC’s consolidated financial statements and related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in MGIC’s Annual Report on Form 10-K for the year ended December 31, 2006, which we incorporate by reference in this document and from which this information is derived. See “Where You Can Find More Information.”

	Year Ended December 31,
	2006	2005	2004	2003	2002
	(In thousands of dollars, except per share data and where indicated)

Summary of Operations
Revenues:
Net premiums written	$1,217,236	$1,252,310	$1,305,417	$1,364,631	$1,177,955

Net premiums earned	1,187,409	1,238,692	1,329,428	1,366,011	1,182,098
Investment income, net	240,621	228,854	215,053	202,881	207,516
Realized investment (losses) gains, net	(4,264)	14,857	17,242	36,862	29,113
Other revenue	45,403	44,127	50,970	79,657	65,836

Total revenues	1,469,169	1,526,530	1,612,693	1,685,411	1,484,563

Losses and expenses:
Losses incurred, net	613,635	553,530	700,999	766,028	365,752
Underwriting and other expenses	290,858	275,416	278,786	302,473	265,633
Interest expense	39,348	41,091	41,131	41,113	36,776

Total losses and expenses	943,841	870,037	1,020,916	1,109,614	668,161

Income before tax and joint ventures	525,328	656,493	591,777	575,797	816,402
Provision for income tax	130,097	176,932	159,348	146,027	240,971
Income from joint ventures, net of tax	169,508	147,312	120,757	64,109	53,760

Net income	564,739	626,873	553,186	493,879	629,191

Weighted average common shares outstanding (in thousands)	84,950	92,443	98,245	99,022	104,214

Diluted earnings per share	$6.65	$6.78	$5.63	$4.99	$6.04

Dividends per share	$1.00	$.525	$.2250	$.1125	$.10

	Year Ended December 31,
	2006	2005	2004	2003	2002
	(In thousands of dollars, except per share data and where indicated)

Balance Sheet Data (at end of period):
Total investments	$5,252,422	$5,295,430	$5,418,988	$5,067,427	$4,624,256
Total assets	6,621,671	6,357,569	6,380,691	5,917,387	5,300,303
Loss reserves	1,125,715	1,124,454	1,185,594	1,061,788	733,181
Short- and long-term debt	781,277	685,163	639,303	599,680	677,246
Shareholders’ equity	4,295,877	4,165,055	4,143,639	3,796,902	3,395,192
Book value per share	51.88	47.31	43.05	38.58	33.87
New primary insurance written ($ millions)	58,242	61,503	62,902	96,803	92,532
New primary risk written ($ millions)	15,937	16,836	16,792	25,209	23,403
New pool risk written ($ millions)(1)	240	358	208	862	674
Insurance in force (at year-end) ($ millions):
Direct primary insurance	176,531	170,029	177,091	189,632	196,988
Direct primary risk	47,079	44,860	45,981	48,658	49,231
Direct pool risk(1)	3,063	2,909	3,022	2,895	2,568
Primary loans in default ratios:
Policies in force	1,283,174	1,303,084	1,413,678	1,551,331	1,655,887
Loans in default	78,628	85,788	85,487	86,372	73,648
Percentage of loans in default	6.13%	6.58%	6.05%	5.57%	4.45%
Percentage of loans in default — bulk	14.87%	14.72%	14.06%	11.80%	10.09%
Insurance operating ratios (GAAP)(2):
Loss ratio	51.7%	44.7%	52.7%	56.1%	30.9%
Expense ratio	17.0%	15.9%	14.6%	14.1%	14.8%

Combined ratio	68.7%	60.6%	67.3%	70.2%	45.7%

Risk-to-capital ratio (statutory)(3):
Mortgage Guaranty Insurance Corporation	6.4:1	6.3:1	6.8:1	8.1:1	8.7:1

(1)	Represents contractual aggregate loss limits and, for the years ended December 31, 2006, 2005, 2004, 2003 and 2002, for $4.4 billion, $5.0 billion, $4.9 billion, $4.9 billion and $3.0 billion, respectively, of risk without such limits, risk is calculated at $4 million, $51 million, $65 million, $192 million and $147 million, respectively, for new risk written and $473 million, $469 million, $418 million, $353 million and $161 million, respectively, for risk in force, the estimated amount that would credit enhance these loans to a ‘AA’ level based on a rating agency model.

(2)	The loss ratio (expressed as a percentage) is the ratio of the sum of incurred losses and loss adjustment expenses to net premiums earned. The expense ratio (expressed as a percentage) is the ratio of the combined insurance operations underwriting expenses to net premiums written.

(3)	Mortgage Guaranty Insurance Corporation prepares its financial statements in accordance with accounting practices prescribed or permitted by the Wisconsin Insurance Department, which differ in certain respects from accounting principles generally accepted in the United States.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF
RADIAN GROUP INC.

Set forth below are highlights from Radian’s consolidated financial data at or for the years ended December 31, 2002 through 2006. You should read this information in conjunction with Radian’s consolidated financial statements and related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in Radian’s Annual Report on Form 10-K for the year ended December 31, 2006, which we incorporate by reference in this document and from which this information is derived. See “Where You Can Find More Information.”

	2006	2005	2004	2003	2002
	(In millions, except per-share amounts and ratios)

Condensed Consolidated Statements of Income
Net premiums written	$1,112.0	$1,100.7	$1,082.5	$1,110.5	$954.9

Net premiums earned	$1,015.8	$1,018.7	$1,029.5	$1,008.2	$847.1
Net investment income	234.3	208.4	204.3	186.2	178.8
Net gains on securities	40.8	36.6	50.8	17.4	10.5
Change in fair value of derivative instruments	16.1	9.2	47.1	4.1	(13.0)
Other income	20.9	25.2	32.3	63.3	44.4

Total revenues	1,327.9	1,298.1	1,364.0	1,279.2	1,067.8

Provision for losses	369.3	390.6	456.8	476.1	243.4
Policy acquisition costs	111.6	115.9	121.8	128.5	100.8
Other operating expenses	242.6	226.0	205.7	211.1	175.3
Interest expense	48.1	43.0	34.7	37.5	28.8
Equity in net income of affiliates	257.0	217.7	180.6	105.5	81.8
Pretax income	813.3	740.3	725.6	531.5	601.3

Net income	582.2	522.9	518.7	385.9	427.2

Diluted net income per share(1)	$7.08	$5.91	$5.33	$3.95	$4.27
Cash dividends declared per share	$.08	$.08	$.08	$.08	$.08
Average shares outstanding-diluted	82.3	88.7	97.9	98.5	99.5
Condensed Consolidated Balance Sheets
Total assets	$7,928.7	$7,230.6	$7,000.8	$6,445.8	$5,393.4
Total investments	5,745.3	5,513.7	5,470.1	5,007.4	4,200.3
Unearned premiums	943.7	849.4	770.2	718.6	618.1
Reserve for losses and loss adjustment expenses	842.3	801.0	801.0	790.4	624.6
Short-term and long-term debt	747.8	747.5	717.6	717.4	544.1
Stockholders’ equity	4,067.6	3,662.9	3,689.1	3,225.8	2,753.4
Book value per share	$51.23	$44.11	$39.98	$34.31	$29.42
Selected Ratios — Mortgage Insurance(2)
Loss ratio	42.9%	44.5%	49.2%	40.7%	29.4%
Expense ratio	29.2	26.7	26.6	25.8	26.6

Combined ratio	72.1%	71.2%	75.8%	66.5%	56.0%

	2006	2005	2004	2003	2002
	(In millions, except per-share amounts and ratios)

Selected Ratios — Financial Guaranty(2)
Loss ratio	10.1%	14.9%	26.0%	67.1%	26.2%
Expense ratio	52.2	55.7	45.9	38.8	33.0

Combined ratio	62.3%	70.6%	71.9%	105.9%	59.2%

Other Data — Mortgage Insurance
Primary new insurance written	$40,117	$42,592	$44,820	$68,362	$48,767
Direct primary insurance in force	113,903	109,684	115,315	119,887	110,273
Direct primary risk in force	25,311	25,729	27,012	27,106	26,273
Total pool risk in force	2,991	2,711	2,384	2,415	1,732
Total other risk in force(3)	10,322	9,709	1,205	1,053	475
Persistency (twelve months ended)	67.3%	58.2%	58.8%	46.7%	57.0%
Other Data — Financial Guaranty(4):
Net premiums written	$263	$223	$216	$369	$286
Net premiums earned	204	212	214	249	187
Net par outstanding	103,966	76,652	66,720	76,997	66,337
Net debt service outstanding	143,728	110,344	101,620	117,900	104,756

(1)	Diluted net income per share and average share information in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share.” Amounts reflect the inclusion of shares underlying contingently convertible debt, which was redeemed on August 1, 2005. See Note 2 of Notes to Radian’s Consolidated Financial Statements, incorporated by reference herein.

(2)	Calculated on a GAAP basis using provision for losses to calculate the loss ratio and policy acquisition costs and other operating expenses to calculate the expense ratio as a percentage of net premiums earned.

(3)	Consists mostly of international insurance risk, second-lien mortgage insurance risk and other structured mortgage-related insurance risk.

(4)	Reflects the 2004 and 2005 recaptures of previously ceded business. See Note 2 of Notes to Radian’s Consolidated Financial Statements, incorporated by reference herein.

SELECTED COMBINED CONDENSED CONSOLIDATED

UNAUDITED PRO FORMA FINANCIAL DATA

The following table shows information about our financial condition and operations, including per share data, after giving effect to the merger. This information is called unaudited pro forma information in this document. The table sets forth the information as if the merger had become effective as of December 31, 2006, with respect to financial condition, and as of January 1, 2006, with respect to operations data. The unaudited pro forma data in the tables assume that the merger is accounted for as an acquisition by MGIC of Radian using the purchase method of accounting. We have adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the statement of income, expected to have a continuing impact on the combined results. The unaudited pro forma financial information includes adjustments to record the assets and liabilities of Radian at their estimated fair values and is subject to further adjustment as additional information becomes available and as additional analyses are performed. This table should be read in conjunction with, and is qualified in its entirety by reference to, the historical financial statements, including the notes thereto, of MGIC and Radian which we incorporate by reference in this document and the more detailed unaudited pro forma financial information, including the notes to such information, appearing elsewhere in this document. See “Where You Can Find More Information” and “Unaudited Pro Forma Financial Information.”

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. Conversely, we anticipate that initially the revenues of the combined company following the merger will be lower than the combined revenues of MGIC and Radian prior to the merger. The unaudited pro forma financial information does not reflect the impact of expected cost savings, anticipated revenue reductions, the impact of restructuring costs or the amortization of other intangibles that may be identified upon further analysis and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

Unaudited Pro Forma Combined
(In millions, except per share data)

For the year ended December 31, 2006
Total revenues	$2,797
Income from continuing operations	1,040
Earnings per common share — continuing operations:
Basic	$6.39*
Diluted	$6.33*
At December 31, 2006
Total investments	$11,000
Total assets	15,051
Loss reserves	1,968
Debt	1,542
Total liabilities	5,587
Shareholders’ equity	9,464

(*) As described in the footnote to the unaudited pro forma condensed combined income statement on page 76, assuming that the parties complete the merger, the combined company intends to repurchase shares of common stock for an aggregate purchase price of approximately $1.0 billion and for that purpose anticipates using available funds and incurring indebtedness of approximately $650 million. The unaudited pro forma condensed combined financial statements do not give effect to these anticipated transactions as they do not qualify as appropriate bases for pro forma adjustments under current SEC guidance. Based upon the assumptions in the footnote referred to above, adjusting the pro forma combined results to also give effect to these transactions would result in basic earnings per share of $6.84 and diluted earnings per share of $6.77.

UNAUDITED COMPARATIVE PER SHARE DATA

The following table sets forth for MGIC common stock and Radian common stock certain historical, unaudited pro forma and unaudited pro forma-equivalent per share financial information. The unaudited pro forma and unaudited pro forma-equivalent per share information gives effect to the merger as if the merger had been effective as of December 31, 2006, with respect to financial condition, and as of January 1, 2006, with respect to operations. The unaudited pro forma data in the tables assumes that the merger is accounted for as an acquisition by MGIC of Radian using the purchase method of accounting. See “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — Accounting Treatment.” The information in the following table is based on, and should be read together with, the historical financial information that has been presented in the prior filings of MGIC and Radian with the Securities and Exchange Commission and the unaudited pro forma financial information that appears elsewhere in this document. See “Where You Can Find More Information” and “Unaudited Pro Forma Financial Information.”

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. Conversely, we anticipate that initially the revenues of the combined company following the merger will be lower than the combined revenues of MGIC and Radian prior to the merger. The unaudited pro forma information does not reflect the impact of these expected cost savings, anticipated revenue reductions, the impact of merger-related costs or the amortization of other intangibles that may be identified upon further analysis and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

	At and for the Year Ended December 31, 2006
					Radian
			Unaudited		Unaudited
	Historical	Historical	Pro Forma		Pro Forma
	MGIC	Radian	Combined		Equivalent
	(In millions, except per share data)

Basic Earnings per Common Share from Continuing Operations
Income from continuing operations	$565	$582	$1,040
Income from continuing operations available to common shareholders	$565	$582	$1,040
Weighted average basic common shares outstanding	84.3	81.3	162.8
Basic earning per common share	$6.70	$7.16	$6.39	(4)	$6.17	(1)
Diluted Earnings per Common Share from Continuing Operations
Income from continuing operations	$565	$582	$1,040
Income from continuing operations available to common shareholders	$565	$582	$1,040
Weighted average diluted common shares outstanding	84.9	82.3	164.4
Diluted earning per common share	$6.65	$7.08	$6.33	(4)	$6.11	(1)
Dividends per Common Share
Common stock dividends	$85	$7
Dividends per common share	$1.00	$0.08	$1.00	(3)	$0.97	(2)
Book Value per Common Share
Total common shareholders’ equity	$4,296	$4,068	$9,464
Common shares outstanding at period-end	82.8	79.4	159.5
Book value per common share	$51.88	$51.23	$59.34		$57.31	(1)

(1)	Pro forma amounts multiplied by 0.9658 (the ratio of exchange).

(2)	Historical amounts for MGIC multipled by 0.9658 (the ratio of exchange).

(3)	The annual dividend of the combined company is expected to remain at the current annual MGIC dividend of $1.00 per share.

(4)	As described in the footnote to the unaudited pro forma condensed combined income statement on page 76, assuming that the parties complete the merger, the combined company intends to repurchase shares of common stock for an aggregate purchase price of approximately $1.0 billion and for that purpose anticipates using available funds and incurring indebtedness of approximately $650 million. The unaudited pro forma condensed combined financial statements do not give effect to these anticipated transactions as they do not qualify as appropriate bases for pro forma adjustments under current SEC guidance. Based upon the assumptions in the footnote referred to above, adjusting the pro forma combined results to also give effect to these transactions would result in basic earnings per share of $6.84 and diluted earnings per share of $6.77.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, you should carefully consider the following risk factors relating to the merger and the business of the combined company in deciding whether to vote for adoption of the proposals described in this joint proxy statement/prospectus.

Because the market price of MGIC common stock may fluctuate, you cannot be sure of the market value of the MGIC common stock that MGIC will issue or that Radian stockholders will receive in the merger.

Upon completion of the merger, each share of Radian common stock that Radian stockholders hold immediately prior to the merger will be converted into 0.9658 shares of common stock of MGIC. This exchange ratio will not be adjusted for changes in the market price of either MGIC common stock or Radian common stock. Changes in the price of MGIC common stock prior to the merger will affect the value that Radian stockholders will receive on the date of the merger and that MGIC will pay. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our businesses, operations and prospects and regulatory considerations, many of which factors are beyond our control. Neither of us is permitted to terminate the merger agreement or resolicit the vote of our stockholders solely because of changes in the market price of either of our common stock.

The prices of MGIC common stock and Radian common stock at the closing of the merger may vary from their respective prices on the date the merger agreement was executed, on the date of this joint proxy statement/prospectus and on the date of the MGIC and Radian annual meetings of stockholders. As a result, the value represented by the exchange ratio will also vary. For example, based on the range of closing prices of MGIC common stock during the period from February 5, 2007, the last full trading day before public announcement of the merger, through April 4, 2007, the exchange ratio represented a value ranging from a high of $67.69 to a low of $54.63 for each share of Radian common stock. Because the date that the merger is completed will be later than the date of the MGIC and Radian annual meetings of stockholders, at the time of your meeting, you will not know the market value of the MGIC common stock that Radian stockholders will receive upon completion of the merger.

We must obtain several governmental consents to complete the merger, which, if delayed, not granted or granted with unacceptable conditions may jeopardize or delay the merger, result in additional expense or reduce the anticipated benefits of the transaction.

We must obtain specified approvals and consents in a timely manner from federal and state governmental authorities prior to the completion of the merger. If we do not receive these approvals on terms that satisfy the merger agreement, then we will not be obligated to complete the merger. The governmental authorities from which we seek approvals have broad discretion in administering relevant laws and regulations. As a condition to the approval of the merger, governmental authorities may impose requirements, limitations or costs that could negatively affect the way the combined company conducts business. If MGIC and Radian agree to any material conditions or restrictions to obtain any approvals required to complete the merger, these conditions or restrictions could adversely affect the integration of the businesses of MGIC and Radian or could reduce the anticipated benefits of the merger.

If we fail to realize the anticipated cost savings and other benefits of the merger or fail to sell partial interests in two joint ventures for the amount anticipated, the merger could be dilutive to the combined company’s earnings per share or otherwise adverse to our stockholders.

The success of the merger will depend, in part, on our ability to realize the anticipated cost savings from combining the businesses of MGIC and Radian. Our managements have estimated that approximately $128 million of annual pre-tax cost savings would be realized from the merger. However, to realize the anticipated benefits from the merger, we must successfully combine the businesses of MGIC and Radian in a manner that permits those cost savings to be realized. If we are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. Such a failure could result in a decrease in the combined company’s earnings per share. In addition, we anticipate that initially the revenues of the combined company following the merger will be lower than the combined revenues of MGIC and Radian prior to the merger. If the decline in revenue is greater than anticipated, the combined company’s earnings per share could be negatively affected.

At the completion of the merger, in connection with our efforts to maintain financial strength ratings of the combined company’s mortgage insurance business at not less than the minimum required to conduct such business, we plan to sell a portion of the combined company’s interest in each of Credit-Based Asset Servicing and Securitization LLC and Sherman Financial Group LLC. We plan to use the proceeds to repurchase stock of the combined company. The sales of these interests may result in lower than anticipated proceeds. If the proceeds are substantially lower than we anticipate, the amount of the combined company’s stock that we repurchase could be affected. A reduction in the amount of stock repurchased could lower the combined company’s earnings per share.

MGIC and Radian have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect our ability to maintain relationships with clients and employees or our ability to achieve the anticipated benefits of the merger or could reduce our earnings.

The market price of the combined company’s shares after the merger may be affected by factors different from those affecting the shares of MGIC or Radian currently.

The businesses of MGIC and Radian differ in some respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of MGIC or Radian. For a discussion of the businesses of MGIC and Radian and of factors to consider in connection with those businesses, see the documents we incorporate by reference into this joint proxy statement/prospectus and refer to under “Where You Can Find More Information.”

Some directors and executive officers of MGIC and Radian have interests and arrangements with respect to the merger that are different from, or in addition to, those of MGIC and Radian stockholders.

When considering the recommendation of the MGIC and Radian boards of directors with respect to the merger, you should be aware that some directors and executive officers of MGIC and Radian have interests in the merger that are different from, or in addition to, their interests as stockholders and the interests of stockholders generally. These interests include:

•	new employment agreements for Sanford A. Ibrahim, Chief Executive Officer of Radian, Mark A. Casale, President of Radian Guaranty Inc., Radian’s principal mortgage insurance subsidiary, and Teresa A. Bryce, Executive Vice President, General Counsel and Secretary of Radian, which will become effective upon the completion of the merger and, in the case of Mr. Ibrahim’s agreement, supersede his existing agreement;

•	appointment of certain persons to be executive officers or senior officers of the combined company after the merger;

•	payments under Radian’s change of control agreements with executive officers, which may be triggered under certain circumstances if the executive officer’s employment terminates or is substantially changed following the merger;

•	accelerated vesting and exercisability of stock options and other equity awards issued under Radian’s equity compensation plans; and

•	appointment of MGIC directors and Radian directors to the combined company’s board of directors following the merger.

As a result of these interests, these directors and executive officers may be more likely to support and to vote to approve the merger agreement than if they did not have these interests. Stockholders should consider whether these interests may have influenced those directors and executive officers to support or recommend approval of the merger. As of the close of business on the record date for the MGIC annual meeting, MGIC directors and executive officers and their affiliates were entitled to vote approximately 1.15% of the then-outstanding shares of MGIC common stock. See “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — Interests of MGIC Directors and Officers in the Merger.” As of the close of business on the record date for the Radian annual meeting, Radian directors and executive officers were entitled to vote approximately 0.24% of the then-outstanding shares of Radian common stock. See “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — Interests of Radian Directors and Officers in the Merger.”

The combined company may have difficulty integrating MGIC and Radian and may incur substantial costs in connection with the integration.

The combined company may experience material unanticipated difficulties or expenses in connection with integrating MGIC and Radian, especially given the relatively large size of the merger. Integrating MGIC and Radian will be a complex, time-consuming and expensive process. Before the merger, MGIC and Radian operated independently, each with its own business, products, customers, employees, culture and systems.

The resulting company may face substantial difficulties, costs and delays in integrating MGIC and Radian. These factors may include:

•	perceived adverse changes in product and service offerings available to clients or client service standards, whether or not these changes do, in fact, occur;

•	conditions imposed by regulators in connection with their decisions whether to approve the merger;

•	potential charges to earnings resulting from the application of purchase accounting to the transaction;

•	the retention of existing clients, key sales representatives and vendors of each company; and

•	retaining and integrating management and other key employees of the combined company.

After the merger, we may seek to combine certain operations and functions using common information and communication systems, operating procedures, financial controls and human resource practices, including training, professional development and benefit programs. We may be unsuccessful or delayed in implementing the integration of these systems and processes.

Any one or all of these factors may cause increased operating costs, worse than anticipated financial performance or the loss of clients, employees and agents. Many of these factors are outside the control of either company.

The merger agreement limits MGIC’s and Radian’s ability to pursue an alternative acquisition proposal and requires MGIC or Radian to pay a termination fee of $185 million under limited circumstances relating to alternative acquisition proposals.

The merger agreement prohibits MGIC and Radian from initiating, soliciting, encouraging or facilitating certain alternative acquisition proposals with any third party, subject to exceptions set forth in the merger agreement. See “The Merger Agreement — No Solicitation.” The merger agreement also provides for the payment by MGIC or Radian of a termination fee of $185 million if the merger agreement is terminated in certain circumstances in connection with a third party completing an alternative acquisition or executing an agreement regarding an alternative transaction. See “Merger Agreement — Termination.”

These provisions limit MGIC’s and Radian’s ability to pursue offers from third parties that could result in greater value to MGIC’s or Radian’s stockholders. The obligation to pay the termination fee also may discourage a third party from pursuing an alternative acquisition proposal.

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may cause the market price of MGIC common stock or Radian common stock to decline.

The merger is subject to customary conditions to closing, including the receipt of required regulatory approvals and approvals of the MGIC and Radian stockholders. If any condition to the merger is not satisfied or waived, to the extent permitted by law or New York Stock Exchange rule, the merger will not be completed. In addition, MGIC and Radian may terminate the merger agreement under certain circumstances. If MGIC and Radian do not complete the merger, the market price of MGIC common stock or Radian common stock may decline to the extent that the current market prices of those shares reflect a market assumption that the merger will be completed. Further, whether or not the merger is completed, MGIC and Radian will also be obligated to pay certain investment banking, financing, legal and accounting fees and related expenses in connection with the merger, which could negatively impact results of operations when incurred. In addition, neither company would realize any of the expected benefits of having completed the merger. If the merger is not completed, MGIC and Radian cannot be certain that additional risks will not materialize or not materially adversely affect the business, financial results, financial condition and stock prices of MGIC or Radian. For more information on closing conditions to the merger agreement, see the section entitled “Merger Agreement — Conditions to Completion of the Merger.”

Upon completion of the merger, certain of Radian’s financial guaranty reinsurance customers will have the right to recapture reinsurance business previously assumed by Radian.

Upon completion of the merger, certain of Radian’s financial guaranty reinsurance customers will have the right to recapture reinsurance business previously assumed by Radian. At December 31, 2006, Radian had assumed approximately $10 billion of par in force and approximately $70 million of unearned premium reserves (a small portion of which is not subject to recapture) from these customers. If all this reinsurance business were recaptured, we estimate that the combined company would have to disburse approximately $55 million in cash to settle the recaptures. We cannot be certain whether any of these customers will recapture all or any portion of this business upon completion of the merger or of the exact impact of any recapture.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains or incorporates by reference a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MGIC and Radian and may include statements about the period following the completion of the merger. You can find many of these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential” or other similar expressions. Such statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, and MGIC’s and Radian’s plans, objectives, expectations and intentions. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements.

The ability of MGIC and Radian to predict results or the actual effects of its plans and strategies is inherently uncertain and the merger itself creates additional uncertainty. Accordingly, actual results may differ materially from anticipated results. The factors described in “Risk Factors” and the following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:

•	the risk that the businesses of MGIC and Radian will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

•	cost savings and other synergies from the merger may not be fully realized or realized within the expected timeframe;

•	revenues following the merger may be lower than expected;

•	customer and employee relationships and business operations may be disrupted by the merger;

•	the ability to obtain required governmental and stockholder approvals, and the ability to complete the merger on the expected timeframe;

•	possible changes in economic and business conditions;

•	possible changes in mortgage and credit insurance policies, and laws and regulations relating thereto;

•	competition and its effect on pricing, spending, third-party relationships and revenues;

•	movements in market interest rates and secondary market volatility;

•	potential sales of assets in connection with the merger;

•	litigation relating to the merger;

•	legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance; or

•	downgrades or threatened downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s and MGIC’s operating subsidiaries.

Because such forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. MGIC stockholders and Radian stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference. Neither MGIC nor Radian undertakes any obligation to update such forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to MGIC, Radian or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE MGIC ANNUAL MEETING

Date, Time and Place

The MGIC annual meeting will be held on May 10, 2007, at 9:00 a.m. local time at the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin.

Matters to be Considered

At the MGIC annual meeting, MGIC stockholders will be asked to:

•	adopt the merger agreement;

•	elect three directors, each for a three-year term;

•	ratify the appointment of PricewaterhouseCoopers LLP as MGIC’s independent registered public accounting firm for 2007;

•	approve the adjournment of the MGIC annual meeting, if necessary or appropriate, to solicit additional proxies; and

•	transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

The MGIC board of directors recommends that MGIC stockholders vote “FOR” the proposal to adopt the merger agreement. For the reasons for this recommendation, see “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — MGIC’s Reasons for the Merger; Recommendation of MGIC’s Board of Directors.” The MGIC board of directors also recommends that you vote “FOR” each of the director nominees listed under the section entitled “Other Matters to be Considered at the MGIC Annual Meeting — Proposal for the Election of Three Directors,” “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as MGIC’s independent registered public accounting firm for fiscal 2007, and “FOR” the approval of the adjournment of the MGIC annual meeting, if necessary or appropriate, to solicit additional proxies.

Proxies

You should complete and return the proxy card accompanying this document to ensure that your vote is counted at the MGIC annual meeting, regardless of whether you plan to attend the MGIC annual meeting. If your shares are held in nominee or “street name” you will receive separate voting instructions from your broker or nominee with your proxy materials. Although most brokers and nominees offer telephone and internet voting, availability and specific processes will depend on their voting arrangements. If your shares are not held in street name, you can revoke the proxy at any time before the vote is taken at the MGIC annual meeting by submitting to MGIC’s corporate secretary written notice of revocation or a properly executed proxy of a later date, or by attending the MGIC annual meeting and voting in person. Written notices of revocation and other communications about revoking MGIC proxies should be addressed to:

MGIC Investment Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
Attention: Jeffrey H. Lane
Senior Vice President, Secretary and General Counsel

If your shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with the instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the adoption of the merger agreement, “FOR” each of the director nominees described herein, “FOR”

the ratification of the selection of PricewaterhouseCoopers LLP as MGIC’s independent registered public accounting firm for 2007, and “FOR” the approval of the adjournment of the MGIC annual meeting, if necessary or appropriate, to solicit additional proxies. The MGIC board of directors is currently unaware of any other matters that may be presented for action at the MGIC annual meeting. If other matters properly come before the MGIC annual meeting, or at any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

Solicitation of Proxies

We will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, we will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of MGIC common stock and secure their voting instructions, if necessary. We will reimburse the record holders for their reasonable expenses in taking those actions. We have also made arrangements with D.F. King & Co., Inc. to assist us in soliciting proxies and have agreed to pay them $12,500 plus reasonable expenses for these services. If necessary, MGIC may also use several of its regular employees, who will not be specially compensated, to solicit proxies from MGIC stockholders, either personally or by telephone, email, facsimile or letter.

Record Date

The MGIC board of directors has fixed the close of business on March 9, 2007 as the record date for determining the MGIC stockholders entitled to receive notice of and to vote at the MGIC annual meeting. At that time, 83,067,137 shares of MGIC common stock were outstanding, held by approximately 151 holders of record. As of the record date, directors and executive officers of MGIC and their affiliates had the right to vote 960,809 shares of MGIC common stock, representing approximately 1.15% of the shares entitled to vote at the MGIC annual meeting. MGIC currently expects that its directors and executive officers will vote such shares “FOR” all matters scheduled to be presented for a vote at the MGIC annual meeting.

Quorum and Vote Required to Approve the Merger Agreement

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of MGIC common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of MGIC common stock entitled to vote at the MGIC annual meeting. Approval of the proposal relating to the adjournment of the MGIC annual meeting, if necessary or appropriate, to solicit additional proxies requires that the votes cast in favor of the proposal exceed the votes cast in opposition. You are entitled to one vote for each share of MGIC common stock you held as of the record date.

Because the affirmative vote of the holders of a majority of the outstanding shares of MGIC common stock entitled to vote at the MGIC annual meeting is required to adopt the merger agreement, the failure to vote by proxy or in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the merger agreement. Accordingly, the MGIC board of directors urges MGIC stockholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope.

Abstentions, failures to vote, votes withheld and broker non-votes will have no effect on the vote to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies.

Dissenters’ Rights of Appraisal

Holders of MGIC common stock will not have any appraisal rights under the Wisconsin Business Corporation Law or under MGIC’s articles of incorporation in connection with the merger, and MGIC will not independently provide holders of MGIC common stock with any such rights.

Participants in Certain MGIC Plans

If you are a participant in MGIC’s Profit Sharing and Savings Plan and Trust, please note that the enclosed proxy card also constitutes the voting instruction form for shares allocated to you under such plan and covers all shares you are entitled to vote under the plan, in addition to shares you may hold directly. Signing and returning the proxy card will enable voting of all shares, including those held in such plan.

Voting by Telephone or the Internet

Many stockholders of MGIC whose shares are registered in the name of a brokerage firm, bank or other nominee have the option to submit their voting instructions electronically by telephone or the internet. Such MGIC stockholders should check the voting instructions forwarded by their broker, bank or other holder of record to see which options are available. MGIC stockholders of record may not vote by telephone or the internet.

THE RADIAN ANNUAL MEETING

Date, Time and Place

The Radian annual meeting will be held on May 9, 2007 at 9:00 a.m. local time at the Ritz-Carlton Philadelphia, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102.

Matters to be Considered

At the Radian annual meeting, the Radian stockholders will be asked to:

•	adopt the merger agreement;

•	elect ten directors, each for a one-year term;

•	ratify the appointment of Deloitte & Touche LLP as Radian’s independent registered public accounting firm for 2007;

•	approve the adjournment of the Radian annual meeting, if necessary or appropriate, to solicit additional proxies; and

•	transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

The Radian board of directors recommends that Radian stockholders vote “FOR” each of these proposals.

Proxies

You should complete and return the proxy card accompanying this document to ensure that your vote is counted at the Radian annual meeting, regardless of whether you plan to attend the Radian annual meeting. If your shares are held in nominee or “street name” you will receive separate voting instructions from your broker or nominee with your proxy materials. Although most brokers and nominees offer telephone and internet voting, availability and specific processes will depend on their voting arrangements. If your shares are not held in street name, you can revoke the proxy at any time before the vote is taken at the Radian annual meeting by submitting to Radian’s Secretary written notice of revocation or a properly executed proxy of a later date, or by attending the Radian annual meeting and voting in person. Attendance at the meeting, by itself, will not constitute revocation of a proxy. Written notices of revocation and other communications about revoking Radian proxies should be addressed to:

Radian Group Inc.
1601 Market Street
Philadelphia, Pennsylvania 19103
Attention: Teresa A. Bryce
Executive Vice President,
General Counsel and Secretary

If your shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with the instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the adoption of the merger agreement, “FOR” each of the director nominees described herein (and, if unforeseen circumstances make it necessary for our board of directors to substitute another person for any of the nominees, your shares will be voted for that other person), “FOR” the ratification of the selection of Deloitte & Touche LLP as Radian’s independent registered public accounting firm for 2007, and “FOR” the proposal to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies. The Radian board of directors is currently unaware of any other matters that may be presented for action at the Radian annual meeting. If other matters properly come before the Radian annual meeting, or at any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

Radian stockholders should not send stock certificates with their proxy cards. If the merger is completed, Radian stockholders will need to exchange their current stock certificates for MGIC stock certificates. Upon completion of the merger, former Radian stockholders will be mailed a transmittal form with instructions on how to exchange their Radian stock certificates for MGIC stock certificates.

Solicitation of Proxies

We will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, we will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of Radian common stock and secure their voting instructions, if necessary. We will reimburse the record holders for their reasonable expenses in taking those actions. We have also made arrangements with Georgeson Inc. to assist us in soliciting proxies and have agreed to pay them a fee not expected to exceed $15,000 plus reasonable expenses for these services. If necessary, we may use several of our regular employees or directors, who will not be specially compensated, but who will be entitled to reimbursement for actual expenses incurred in connection with the solicitation, to solicit proxies from Radian stockholders, either personally or by telephone, email, facsimile or letter.

Record Date

The Radian board of directors has fixed the close of business on March 19, 2007 as the record date for determining the Radian stockholders entitled to receive notice of and to vote at the Radian annual meeting. At that time, 80,260,253 shares of Radian common stock were outstanding, held by approximately 111 holders of record. As of the record date, directors and executive officers of Radian and their affiliates had the right to vote 231,689 shares of Radian common stock, representing approximately 0.24% of the shares entitled to vote at the Radian annual meeting. Radian currently expects that its directors and executive officers will vote such shares “FOR” all matters scheduled to be presented for a vote at the Radian annual meeting.

Quorum and Vote Required to Approve the Merger Agreement

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Radian common stock entitled to vote is necessary to constitute a quorum at the Radian annual meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming a quorum is present, adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Radian common stock entitled to vote at the Radian annual meeting. Approval of the proposal relating to the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon. You are entitled to one vote for each share of Radian common stock you held as of the record date.

Because the affirmative vote of the holders of a majority of the outstanding shares of Radian common stock entitled to vote at the Radian annual meeting is required to adopt the merger agreement, the failure to vote by proxy or in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the merger. Accordingly, the Radian board of directors urges Radian stockholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope.

Failures to vote and broker non-votes will have no effect on the adoption of the proposal to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies; however, abstentions, because they are considered shares “entitled to vote,” will have the same effect as votes against such proposals.

Appraisal Rights

Radian stockholders are not entitled to appraisal rights under the Delaware General Corporation Law or under Radian’s charter or bylaws in connection with the merger, and Radian will not independently provide stockholders with any such rights.

Participants in Certain Radian Plans

Participants in Radian’s Savings Incentive Plan, please note that the enclosed proxy card also constitutes the voting instruction form for shares allocated to you under the plan and covers all shares you are entitled to vote under the plan, in addition to shares you may hold directly. Signing and returning the proxy card will enable voting of all shares, including those held under the plan.

Voting by Telephone or the Internet

Many stockholders of Radian whose shares are registered in the name of a brokerage firm, bank or other nominee have the option to submit their proxies or voting instructions electronically by telephone or the internet. Such Radian stockholders should check the voting instructions forwarded by their broker, bank or other holder of record to see which options are available. Radian stockholders of record may not vote by telephone or the internet.

MERGER PROPOSAL TO BE CONSIDERED
AT THE ANNUAL MEETINGS OF MGIC AND RADIAN

The following discussion contains material information pertaining to the merger. This discussion is a summary only and may not contain all of the information that is important to you. A copy of the merger agreement is attached to this document as Annex A and is incorporated by reference herein. We encourage you to read and review the merger agreement as well as the discussion in this joint proxy statement/prospectus.

Structure

The MGIC board of directors and the Radian board of directors have each unanimously approved the merger agreement, which provides for the merger of Radian with and into MGIC, with MGIC as the surviving corporation. Each share of Radian common stock outstanding prior to the merger will be converted, upon completion of the merger, into the right to receive 0.9658 shares of the common stock of MGIC. We sometimes refer to this ratio as the “exchange ratio.” As a result of the merger, shares of Radian common stock issued and outstanding immediately prior to the merger will be cancelled.

Background of the Merger

Each of MGIC’s and Radian’s board of directors has from time to time engaged with senior management in strategic reviews, and has considered ways to enhance its respective performance and prospects in light of competitive and other relevant developments. These strategic reviews have focused on, among other things, the business environment facing mortgage and credit risk insurers generally, as well as conditions and ongoing consolidation in the residential mortgage industry. For MGIC and Radian, these reviews have also included periodic discussions with respect to potential transactions that would further their respective strategic objectives, and the potential benefits and risks of those transactions, including for Radian during the past few years informal discussions with other potential merger partners.

MGIC’s board of directors had periodically considered the possibility of a business combination between MGIC and Radian for a number of years. At a regularly scheduled MGIC board of directors meeting held on October 26, 2006, Curt S. Culver, MGIC’s Chairman of the Board and Chief Executive Officer, discussed with the MGIC board of directors the possibility of such a business combination. The MGIC board of directors authorized Mr. Culver to approach Radian management to gauge Radian’s interest in a combination.

In early November 2006, Mr. Culver and Sanford A. Ibrahim, Radian’s Chief Executive Officer, met over dinner and discussed their mutual interest in exploring a business combination between MGIC and Radian. At that time Mr. Ibrahim stated that he needed to discuss with the Radian board of directors the proposed combination before he could discuss it further.

At a regularly scheduled Radian board of directors meeting held on November 14, 2006, Mr. Ibrahim described to the Radian board of directors his meeting with Mr. Culver. The Radian board of directors met again on November 30 and, following this meeting, recommended that Mr. Ibrahim continue to pursue his conversations with MGIC and explore the potential benefits of such a transaction.

Based on both companies’ preliminary mutual interest and the belief in the potential merits of a possible strategic transaction, Messrs. Culver and Ibrahim agreed to meet again in December with other members of their senior management teams in order to continue their exploratory discussions. At meetings held on December 8 and 18 and in follow-up phone calls on December 20, these discussions focused on the potential benefits of a combination, as well as the potential terms on which the two companies could combine. Both chief executives were in general agreement that an at-market transaction that drew on the strength of the managements and boards of both companies was most likely to deliver long-term value to the two companies’ stockholders, and they discussed the potential composition of the combined company’s board of directors and management. Discussions in December also addressed the value of preserving company brand identity and headquarters. During this time period, Mr. Culver discussed the potential combination with the members of the MGIC board of directors, and on December 21, the MGIC board of directors held a special meeting by telephone at which the directors talked about the status of the Radian discussions. The Radian board of directors reviewed and discussed matters relating to a potential combination at meetings held on December 12 and December 27. Also during this time period, Radian retained Wachtell, Lipton, Rosen & Katz as its outside legal advisor.

On January 12, 2007, Messrs. Culver and Ibrahim, together with Kenneth M. Jastrow, II, the chairman of MGIC’s management development, nominating and governance committee, who presides over executive sessions of the MGIC board, and Radian’s non-executive chairman, Herbert Wender, met to discuss the progress of the discussions and the path forward to a potential combination. Each of them noted the support of their respective boards for a potential transaction, agreed to continue discussions and agreed to commence mutual due diligence. Later that day, MGIC and Radian executed a customary confidentiality agreement.

In connection with the merger, MGIC retained Goldman Sachs as its outside financial advisor and Foley & Lardner LLP as its outside legal advisor, and Radian retained Lehman as its outside financial advisor.

The MGIC board of directors met on January 25, 2007. Representatives of Goldman Sachs and Foley & Lardner participated in the meeting. At the meeting, Mr. Culver updated the board on the key potential transaction terms, including the at-market nature of the combination and the proposed changes in the MGIC board and the management team of the combined company. Goldman Sachs presented preliminary materials regarding, among other things, preliminary valuations of each of MGIC and Radian, as well as potential synergies and prospects for the combined company. A representative of Foley & Lardner reviewed with the directors their fiduciary obligations under Wisconsin law. The board encouraged Mr. Culver and management to continue to negotiate a transaction with Radian.

At about that time, the parties and their outside counsel also began preliminary drafting of the transaction documents. Discussions between representatives of MGIC and Radian continued regarding a potential business combination and the benefits for each company that could result from such a transaction. As a result of these discussions, the parties agreed to recommend to their respective boards of directors a stock merger in which Radian would merge into MGIC, with MGIC being the surviving corporation. The parties and their respective counsel also negotiated the other terms of the definitive transaction agreements and exchanged related materials.

The MGIC board of directors met on the morning of February 4, 2007 with, among others, senior management, Foley & Lardner and Goldman Sachs. Management reviewed for the MGIC board of directors the progress of negotiations with Radian, and reported on MGIC’s due diligence investigations of Radian, including executive compensation and benefits matters in connection with the merger. Goldman Sachs reviewed with the MGIC board of directors the structure and other terms of the potential transaction, and financial information regarding Radian, MGIC and a combination of the two companies, as well as information regarding peer companies and comparable transactions. Representatives of Foley & Lardner discussed with the MGIC board of directors the legal standards applicable to its decisions and actions with respect to its consideration of the proposed transaction, and reviewed a draft of the merger agreement. Representatives of Foley & Lardner also discussed with the MGIC board of directors the stockholder and regulatory approvals that would be required to complete the proposed merger, the likely process and timetable of the merger, including obtaining the required stockholder and regulatory approvals.

On Monday, February 5, 2007, Radian’s board of directors met to discuss the proposed transaction. Mr. Ibrahim and other senior Radian executives reviewed the status of discussions and negotiations with MGIC since the previous board meeting and the results of Radian’s due diligence investigation of MGIC. Members of Radian’s management also discussed the key terms of the proposed merger, including the board and management governance provisions and a proposed exchange ratio of 0.9658 shares of MGIC common stock for each share of Radian common stock, which was designed to produce an at-market exchange ratio based on the ratio of the closing market price of Radian common stock on Friday, February 2, 2007 to the closing market price of MGIC common stock on February 2, 2007. Management and Radian’s advisors also discussed with the board accretion/dilution analysis, the companies’ corporate cultures, the business mix of the two companies, estimated expense savings and potential revenue opportunities. Representatives from Lehman reviewed the financial terms of the proposed merger and presented its financial analysis of the transaction.

Lehman subsequently rendered to the Radian board of directors its oral opinion (later confirmed in writing) that, as of February 5, 2007, and based upon the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Lehman all as set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to holders of Radian common stock.

Representatives of Wachtell, Lipton, Rosen & Katz discussed with the Radian board of directors the legal standards applicable to its decisions and actions with respect to its consideration of the proposed transaction, and reviewed the legal terms of the proposed transaction agreements, including the employment agreements with Mr. Ibrahim and other executives. Representatives of Wachtell, Lipton, Rosen & Katz also discussed with the Radian board of directors the stockholder and regulatory approvals that would be required to complete the proposed merger, the likely process and timetable of the merger including obtaining the required stockholder and regulatory approvals and compensation and benefits issues in connection with the merger. Wachtell, Lipton, Rosen & Katz also reviewed for the Radian board of directors a set of draft resolutions relating to the proposed merger. Following the presentations, Radian directors posed questions to members of Radian’s management, representatives of Wachtell, Lipton, Rosen & Katz and representatives of Lehman.

Following these discussions, and review and discussion among the members of the Radian board of directors, including consideration of the factors described under “— Radian’s Reasons for the Merger; Recommendation of Radian’s Board of Directors,” the Radian board of directors unanimously determined that the transactions contemplated by the merger agreement and the related transactions and agreements are advisable and in the best interests of Radian and its stockholders, and the directors voted unanimously to approve the merger with MGIC, to approve and adopt the merger agreement, to approve the related transactions and agreements, and to approve the resolutions relating to the proposed merger.

Also on February 5, the board of directors of MGIC met with senior management and their outside legal and financial advisors. Mr. Culver and senior management updated the board on the status of the negotiations with Radian, including the proposed 0.9658 exchange ratio. In connection with the deliberation by the MGIC board of directors, Goldman Sachs made a presentation to the board regarding the fairness of the exchange ratio and rendered to the board its oral opinion (subsequently confirmed in writing), as described under “— Opinion of MGIC’s Financial Advisor,” that, as of February 5, 2007, and subject to the factors and assumptions set forth in its written opinion, the exchange ratio in the merger was fair from a financial point of view to MGIC.

Following these discussions, and continued deliberations among the members of the MGIC board of directors, including consideration of the factors described under “— MGIC’s Reasons for the Merger; Recommendation of MGIC’s Board of Directors,” the MGIC board of directors unanimously determined that the transactions contemplated by the merger agreement and the related transactions and agreements are advisable and in the best interests of MGIC and its stockholders, and the directors voted unanimously to approve the merger agreement and to approve the related transactions and agreements.

Early on the morning of February 6, 2007, the parties executed and delivered the merger agreement. Also at that time, MGIC entered into contingent employment agreements with Messrs. Ibrahim and Casale and Ms. Bryce. The merger was announced on the morning of February 6, 2007 in a press release issued jointly by MGIC and Radian.

MGIC’s Reasons for the Merger; Recommendation of MGIC’s Board of Directors

In reaching its decision to adopt the merger agreement and recommend adoption of the merger agreement to the MGIC stockholders, the MGIC board of directors consulted with MGIC’s management, as well as with its outside legal and financial advisors, and considered a number of factors, including:

•	Its knowledge of MGIC’s business, operations, financial condition, earnings and prospects and the results of MGIC’s due diligence review of Radian;

•	The potential cost saving opportunities, and the related potential impact on the combined company’s earnings;

•	The views of Mr. Culver that the merger would strengthen the combined company, including its efforts to expand internationally, and energize MGIC’s personnel;

•	The financial analyses and presentation of Goldman Sachs, and its opinion that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to MGIC (see “— Opinion of MGIC’s Financial Advisor”);

•	The fact that the exchange ratio represented an at-market transaction based on the ratio of the closing market price of Radian common stock on February 2, 2006 to the closing market price of MGIC common stock on February 2, 2006, and that the exchange ratio is fixed;

•	The terms and conditions of the merger agreement, and the likelihood that the merger would be completed in a timely manner and that the management team of the combined company would be able to successfully integrate and operate the businesses of the combined company after the merger;

•	The governance arrangements with respect to the combined company post-merger, including Mr. Culver serving as Chairman of the Board and Chief Executive Officer of the combined company and Mr. Ibrahim’s succession to those positions, and the proposed composition of the board of directors and the committees of the board of directors as specified in the merger agreement; and

•	The regulatory and other approvals required in connection with the merger, and the likelihood regulatory approvals will be received in a timely manner and without unacceptable conditions.

MGIC’s board also considered the potential risks outlined below, but concluded that the anticipated benefits of combining with Radian were likely to outweigh substantially these risks. The risks included:

•	The risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and in the filings of each company incorporated in this document by reference;

•	The possibility that the merger and the related integration process could result in the loss of key employees, in the disruption of MGIC’s ongoing business and in reduced business from key customers, which may want to maintain diversification of their mortgage insurance providers;

•	The possibility of encountering difficulties in achieving cost savings in the amounts estimated in the financial analysis or in the timeframe contemplated therein;

•	The potential for a negative impact on the market price of MGIC’s stock;

•	The substantial merger-related restructuring charges and costs; and

•	The possibility that the merger might not receive the necessary regulatory approvals and clearances to complete the merger or that governmental authorities could attempt to condition their approval of the merger on the companies’ compliance with burdensome conditions.

In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the MGIC board of directors did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the merger agreement and recommend that MGIC stockholders vote “FOR” the adoption of the merger agreement. In addition, individual members of the MGIC board of directors may have given differing weights to different factors. The MGIC board of directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, MGIC’s management and outside legal and financial advisors. The MGIC board of directors also considered the advice of Goldman Sachs, its financial advisor, as well as Goldman Sachs’ analyses of the financial terms of the merger and relied on its opinion as to the fairness, from a financial point of view, of the exchange ratio in the merger to MGIC.

It should be noted that a portion of this explanation of the MGIC board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Stockholder Vote Required

The affirmative vote of a majority of the outstanding shares of MGIC common stock is required to adopt the merger agreement. Abstentions and broker non-votes, as well as failing to vote by not returning your proxy card, because they are not affirmative votes, will have the same effect as a vote against this proposal.

Recommendation

THE MGIC BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF MGIC AND ITS STOCKHOLDERS AND UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE MGIC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MGIC STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT. PROXIES WILL BE VOTED “FOR” ADOPTION UNLESS A STOCKHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD.

Radian’s Reasons for the Merger; Recommendation of Radian’s Board of Directors

In reaching its decision to adopt the merger agreement and recommend adoption of the merger agreement to the Radian stockholders, the Radian board of directors consulted with Radian’s management, as well as with its outside legal and financial advisors, and considered a number of factors, including:

•	Its knowledge of Radian’s business, operations, financial condition, earnings and prospects;

•	Its knowledge of MGIC’s business, operations, financial condition, earnings and prospects, taking into account its general familiarity with MGIC and the results of Radian’s due diligence review of MGIC, including Radian’s view that MGIC’s operating and technology systems offered a strong, scalable platform for the combined company’s operations;

•	Its belief that the two companies combined would have superior future earnings and growth prospects compared to Radian’s prospects on a stand-alone basis, including as a result of significant operating efficiencies, a complementary mix of revenues and an attractive risk profile;

•	The financial analyses and presentation of Lehman Brothers, and its opinion, dated February 6, 2007, to the effect that, as of that date and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Radian’s stockholders (see “— Opinion of Radian’s Financial Advisor”);

•	The fact that the exchange ratio represented an at-market transaction based on the ratio of the closing market price of Radian common stock on February 2, 2006 to the closing market price of MGIC common stock on February 2, 2006, and that the exchange ratio is fixed;

•	The terms and conditions of the merger agreement, and the likelihood that the merger would be completed in a timely manner and that the management team of the combined company would be able to successfully integrate and operate the businesses of the combined company after the merger;

•	The governance arrangements with respect to the combined company post-merger, including the fact that Mr. Ibrahim will serve as President and Chief Operating Officer of the combined company and will succeed Mr. Culver as Chairman of the Board and Chief Executive Officer of the combined company, and the proposed composition of the board of directors and the committees of the board of directors; and

•	The regulatory and other approvals required in connection with the merger, and the likelihood regulatory approvals will be received in a timely manner and without unacceptable conditions.

Radian’s board also considered the potential risks outlined below, but concluded that the anticipated benefits of combining with MGIC were likely to outweigh substantially these risks. The risks included:

•	The risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and in the filings of each company incorporated in this document by reference;

•	The possibility that the merger and the related integration process could result in the loss of key employees, in the disruption of Radian’s ongoing business and in reduced business from key customers;

•	The possibility of encountering difficulties in achieving cost savings in the amounts currently estimated or in the timeframe currently contemplated;

•	Substantial merger-related restructuring charges;

•	The potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger; and

•	The possibility that the merger might not receive the necessary regulatory approvals and clearances to complete the merger or that governmental authorities could attempt to condition their approval of the merger on the companies’ compliance with burdensome conditions.

In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Radian board of directors did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the merger agreement and recommend that Radian stockholders vote “FOR” the adoption of the merger agreement. In addition, individual members of the Radian board of directors may have given differing weights to different factors. The Radian board of directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Radian’s management and outside legal and financial advisors. The Radian board of directors also considered the advice of Lehman Brothers, its financial advisor, as well as Lehman’s analyses of the financial terms of the merger and relied on its opinion as to the fairness, from a financial point of view, of the exchange ratio in the merger to Radian’s stockholders.

It should be noted that this explanation of the Radian board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Stockholder Vote Required

The affirmative vote of a majority of the outstanding shares of Radian’s common stock is required to adopt the merger agreement. Abstentions and broker non-votes, as well as failing to vote by not returning your proxy card, because they are not affirmative votes, will have the same effect as a vote against this proposal.

Recommendation

FOR THE REASONS SET FORTH ABOVE, THE RADIAN BOARD OF DIRECTORS DETERMINED THAT THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE ADVISABLE AND IN THE BEST INTEREST OF RADIAN AND ITS STOCKHOLDERS, AND UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT. THE RADIAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE RADIAN STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT. PROXIES WILL BE VOTED “FOR” ADOPTION UNLESS A STOCKHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD.

Opinions of Financial Advisors

MGIC engaged Goldman Sachs as its financial advisor and Radian engaged Lehman as its financial advisor in connection with the merger based on their experience and expertise. Goldman Sachs and Lehman are internationally recognized investment banking firms that have substantial experience in transactions similar to the merger.

Opinion of MGIC’s Financial Advisor

Goldman Sachs delivered its oral opinion (subsequently confirmed in writing) to MGIC’s board of directors that, based upon and subject to the factors and assumptions set forth in the written opinion, the exchange ratio (the “Exchange Ratio”) of 0.9658 shares of MGIC common stock to be issued in exchange for each share of Radian common stock pursuant to the merger agreement was fair from a financial point of view to MGIC.

The full text of the written opinion of Goldman Sachs, dated February 6, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of MGIC’s board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of MGIC common stock should vote with respect to the merger.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	The merger agreement;

•	Annual reports to stockholders and Annual Reports on Form 10-K of MGIC and Radian for the five years ended December 31, 2005;

•	Certain interim reports to stockholders and Quarterly Reports on Form 10-Q of MGIC and Radian;

•	Certain other communications from MGIC and Radian to their respective stockholders;

•	Certain internal financial analyses and forecasts for Radian prepared by its management;

•	Certain internal financial analyses and forecasts for MGIC prepared by its management;

•	Certain publicly available research analyst reports with respect to the future financial performance of MGIC and Radian, which Goldman Sachs discussed with the senior managements of MGIC and Radian and which MGIC instructed Goldman Sachs to use for purposes of its opinion (the “Forecasts”); and

•	Certain cost savings and operating synergies (the “Synergies”) projected by the managements of MGIC and Radian to result from the merger.

Goldman Sachs also held discussions with members of the senior managements of MGIC and Radian regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of MGIC and Radian. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of the MGIC common stock and the shares of Radian common stock, compared certain financial and stock market information for Radian and MGIC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the financial institutions industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

Goldman Sachs relied upon the accuracy and completeness of all the financial, legal, accounting, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In that regard, Goldman Sachs has assumed with MGIC’s consent that the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of MGIC and Radian and that the Synergies will be realized. Based on Goldman Sachs’ discussions with MGIC and at MGIC’s direction, it assumed that the Forecasts were a reasonable basis upon which to evaluate the future performance of MGIC and Radian, and at MGIC’s direction it used the Forecasts for purposes of its analyses and its opinion. Goldman Sachs also assumed that all governmental, regulatory or other consents and approvals necessary for the completion of the merger will be obtained without any adverse effect on MGIC or Radian or on the expected benefits of the merger in any way meaningful to its analysis.

Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of MGIC or Radian or any of their respective subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of MGIC or Radian or any of their respective subsidiaries furnished to Goldman Sachs. Goldman Sachs is not an actuary and its services did not include any actuarial determination or evaluation by it or any attempt to evaluate actuarial assumptions and Goldman Sachs has relied on MGIC’s actuaries with respect to reserve adequacy, including the adequacy of future policy benefit reserves. In that regard, Goldman Sachs has made no analysis of, and expressed no opinion as to, the adequacy of the loss and loss adjustments expenses reserves, the future policy benefit reserves, the long-term business provision and claims outstanding or the embedded value of MGIC and Radian. Goldman Sachs also assumed that to the extent necessary Credit-Based Asset Servicing and Securitization LLC and Sherman Financial Group LLC will be restructured to permit deconsolidation for GAAP consolidated financial statement reporting purposes.

Goldman Sachs’ opinion does not address the underlying business decision of MGIC to engage in the merger. In addition, Goldman Sachs did not express any opinion as to the prices at which shares of the MGIC common stock will trade at any time. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of February 6, 2007. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Board of Directors of MGIC in connection with its consideration of the merger and Goldman Sachs’ opinion does not constitute a recommendation as to how any holder of the MGIC common stock should vote with respect to the merger.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of MGIC in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 6, 2007 and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis.  Goldman Sachs reviewed and compared the stock price performance of the MGIC common stock and Radian common stock with that of the common stock of PMI Group, Inc. (“PMI”) and Triad Guaranty Inc. (“Triad Guaranty”) for the five-year, three-year and one-year periods ended February 2, 2007. The results of the analysis are as follows:

	Stock Price Performance
	1-year	3-year	5-year

MGIC	(2.1)%	(7.4)%	(5.5)%
Radian	9.5	33.0%	33.8%
PMI	14.5	27.0%	37.2%
Triad Guaranty	20.2	(3.4)%	31.0%

Historical Exchange Ratio Analysis.  Goldman Sachs calculated the implied historical exchange ratios by dividing the closing price per share of Radian by the closing price per share of the MGIC common stock for the 5-day, 10-day, 15-day, 1-month, 6-month, 1-year, 3-year and the 5-year periods, in each case ended February 2, 2007. Goldman Sachs also calculated the average of these exchange ratios for the year 2006 and for the period beginning January 1, 2006 and up to February 2, 2007. In addition, Goldman Sachs reviewed the high and low implied historical exchange ratios for the 5-year period up to February 2, 2007. The following table presents the results of the analysis:

Implied Historical
Exchange Ratio

February 2, 2007	0.9658x
5 day average	0.9714x
10 day average	0.9678x
15 day average	0.9491x
1 month average	0.9253x
6 month average	0.9694x
1 year average	0.9409x
3 year average	0.8095x
5 year average	0.8090x
2006 average	0.9354x
January 1, 2006 to February 2, 2007	0.9346x
High	1.1354x
Low	0.6104x

Selected Companies Analysis.  Goldman Sachs reviewed and compared certain financial information for MGIC and Radian to corresponding financial information, ratios and public market multiples for the following selected publicly traded companies in the mortgage insurance, bond insurance, residential mortgage and credit card industries.

Selected Mortgage Insurance Companies

•	PMI Group, Inc.

•	Triad Guaranty Inc.

Selected Bond Insurance Companies

•	MBIA Inc.

•	Ambac Financial Group Inc.

•	Assured Guaranty Ltd.

•	Security Capital Assurance Ltd.

Selected Residential Mortgage C-Corporations

•	Countrywide Credit Industries, Inc.

•	IndyMac Bancorp Inc.

•	PHH Corporation

•	Fremont General Corporation

•	Accredited Home Lenders Holding Co.

•	Delta Financial Corporation

Selected Credit Card Companies

•	Compucredit Corporation

•	Advanta Corporation

Although none of the selected companies is directly comparable to MGIC or Radian, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of MGIC and Radian. The multiples and ratios of MGIC, Radian and each of the selected companies were calculated based on the closing prices of the MGIC common stock, Radian common stock and the common stock of each of the selected companies on February 2, 2007, financial data as of September 30, 2006, information it obtained from SEC filings and median estimates from the Institutional Brokers’ Estimate System (IBES). IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

With respect to MGIC, Radian and the selected companies, Goldman Sachs calculated the estimated year 2007, or 2007E, and estimated year 2008, or 2008E, price/earnings ratios. Goldman Sachs also considered the five-year long-term growth rate, or LTGR, and calculated the 2007E price/earnings ratio to the five-year LTGR, the price to book value (excluding accumulated other comprehensive income, or AOCI) ratio and the adjusted debt to total capitalization ratio for MGIC, Radian and each of the selected companies. The results of these analyses are summarized as follows:

	Selected Mortgage		Selected Bond		Selected Residential		Selected Credit
	Insurance Companies		Insurance Companies		Mortgage C-Corporations		Card Companies
	Range	Median	Range	Median	Range	Median	Range	Median	MGIC	Radian

Price/Earnings Ratio:

2007E	9.1x-9.6x	9.1x	10.2x-11.7x	11.1x	6.9x-8.6x	7.9x	8.2x14.6x	11.4x	9.1x	9.1x

2008E	8.2x-8.7x	8.4x	9.4x-10.5x	10.1x	4.2x-7.9x	7.2x	7.3x-11.4x	9.4x	8.3x	8.5x

5-year LTGR	10.0%-12.0%	10.0%	11.5%-13.5%	12.3%	10.0%-14.0%	13.0%	15.0%-16.5%	15.7%	10.0%	10.0%

2007E Price/Earnings Ratio to 5-year LTGR	0.8x-0.9x	0.9x	0.8x-1.0x	0.9x	0.6x-0.7x	0.7x	0.5x-1.0x	0.7x	0.9x	0.9x

Price to Book Value (excluding AOCI)	1.28x-1.37x	1.32x	1.14x-1.63x	1.44x	0.74x-1.83x	1.66x	1.97x-2.73x	2.35x	1.28x	1.30x

Adjusted Debt to Total Capitalization Ratio	5.9%-15.9%	14.3%	1.9%-17.0%	13.0%	NM	NM	NM	NM	15.4%	15.9%

Discounted Cash Flow Analysis.  Goldman Sachs performed discounted cash flow analyses to generate reference ranges for the implied value per share of MGIC common stock and Radian common stock.

With respect to MGIC common stock, Goldman Sachs calculated the implied total present value of the earnings from MGIC’s subsidiaries for the years 2007 through 2011 and the present value of all the dividends of MGIC common stock for the years 2007 through 2011. Goldman Sachs also calculated the implied present value of the terminal value of MGIC common stock as of the end of the year 2011 by applying a range of terminal year earnings per share (or EPS) multiples of 8.0x to 10.0x to year 2012E EPS, which is based on IBES estimates. In performing this calculation, Goldman Sachs assumed a target risk-to-capital ratio of 11.0x and an EPS growth rate of 8%. Goldman Sachs then calculated the implied value per share of MGIC common stock by adding the implied total present value of the earnings from MGIC’s subsidiaries for the years 2007 through 2011 and the implied total present value of all dividends of the MGIC common stock for the years 2007 through 2011 to the implied present value of the terminal value of MGIC common stock as of the end of the year 2011. Present values were calculated using discount rates ranging from 8.0% to 12.0%. The following table presents the results of this analysis:

Implied Value per Share

MGIC	$63.89 - $88.99

Goldman Sachs also generated reference ranges for the implied value per share of MGIC common stock by calculating the implied present value of the terminal value at the end of 2011 based on EPS growth rates ranging from 6.0% to 10.0% and terminal year EPS multiples ranging from 8.0x to 10.0x applied to year 2012E EPS. Goldman Sachs assumed a target risk-to-capital ratio of 11.0x for the mortgage business in this calculation. Goldman Sachs then added this value to the implied total present value of earnings from MGIC’s subsidiaries for years 2007 through 2011 and the implied total present value of all the dividends of MGIC common stock for years 2007 through 2011. Present values were calculated based on a discount rate of 8%. The following table presents the results of this analysis:

Implied Value per Share

MGIC	$65.37 - $86.89

With respect to Radian common stock, Goldman Sachs calculated the implied total present value of the earnings from Radian’s subsidiaries for the years 2007 through 2011 and the implied total value of all dividends of Radian for the years 2007 through 2011. Goldman Sachs also calculated the implied present value of the terminal value of Radian common stock as of the end of 2011, by applying a range of terminal year EPS multiples of 8.0x to 10.0x to year 2012E EPS, which is based on IBES estimates. In performing this calculation, Goldman Sachs assumed a target risk-to-capital ratio of 11.0x for the mortgage insurance business, a net debt service outstanding to capital ratio of 90.0x for the financial guaranty business and an EPS growth rate of 8%. Goldman Sachs then calculated the implied value per share of Radian common stock by adding the implied total present value of the earnings from Radian’s subsidiaries for the years 2007 through 2011 and the implied total present value of all the dividends of Radian common stock for the years 2007 through 2011 to the implied present value of the terminal value of Radian common stock as of the end of 2011. Present values were calculated using discount rates ranging from 8.0% to 12.0%. The following table presents the results of this analysis:

Implied Value per Share

Radian	$59.33 - $83.19

Goldman Sachs also generated reference ranges for the implied value per share of Radian common stock by calculating the implied present value of the terminal value at the end of 2011 based on EPS growth rates ranging from 6.0% to 10.0% and terminal year EPS multiples ranging from 8.0x to 10.0x applied to year 2012E EPS. Goldman Sachs assumed a target risk-to-capital ratio of 11.0x for the mortgage insurance business and a net debt service outstanding to capital ratio of 90.0x for the financial guaranty business in this calculation. Goldman Sachs then added this value to the implied total present value of earnings from Radian’s subsidiaries for years 2007 through 2011 and the implied total present value of all the dividends of Radian common stock for years 2007 through 2011. Present values were calculated based on a discount rate of 8%. The following table presents the results of this analysis:

Implied Value per Share

Radian	$60.76 - $81.17

Selected Transactions Analysis.  Goldman Sachs analyzed certain information relating to the following selected transactions involving financial institutions in the United States since 1998:

Insurance Transactions

•	St. Paul Travelers Companies Inc.’s acquisition of Travelers Property Casualty Corporation, announced in November 2003.

•	Lincoln National Corporation’s acquisition of Jefferson-Pilot Corporation, announced in October 2005.

Bank Transactions

•	NationsBank Corporation’s acquisition of BankAmerica Corporation, announced in April 1998.

•	Banc One Corporation’s acquisition of First Chicago NBD Corporation, announced in April 1998.

•	Norwest Corporation’s acquisition of Wells Fargo & Co., announced in June 1998.

•	Travelers Group’s acquisition of Citicorp, announced in April 1998.

•	Fleet Financial Corporation’s acquisition of Bank of Boston, announced in March 1999.

•	Chase Manhattan Corporation’s acquisition of JP Morgan & Co. Inc., announced in September 2000.

•	Firstar Corporation’s acquisition of U.S. Bancorp, announced in October 2000.

•	First Union Corporation’s acquisition of Wachovia Corporation, announced in April 2001.

•	JP Morgan Chase & Co.’s acquisition of Bank One, announced in January 2004.

•	Regions Financial Corporation’s acquisition of Union Planters Corporation, announced in January 2004.

•	Regions Financial Corporation’s acquisition of AmSouth Bancorporation, announced in May 2006.

•	Bank of New York’s acquisition of Mellon Financial Corporation, announced in December 2006.

For each of the selected transactions, Goldman Sachs reviewed the reaction of the acquirer’s stock price to the transaction in absolute terms. Goldman Sachs also calculated and compared these stock price reactions against the Standard & Poor’s, or S&P, Bank Index and the S&P Insurance Index for the bank transactions and insurance transactions respectively for the 1-day, 1-week, 1-month and 6-month periods. The results of this analysis are set forth below:

	1-Day		1-Week		1-Month		6-Months
	S&P	Absolute	S&P	Absolute	S&P	Absolute	S&P	Absolute

Insurance Transactions
Range	(5.9)%-1.1%	(6.8)%-0.1%	(5.8)%-(1.1)%	(5.4)%-(1.8)%	(8.3)%-(1.9)%	0.5%-3.8%	(3.8)%-8.0%	8.3%-12.5%
Median	(2.4)%	(3.4)%	(3.5)%	(3.6)%	(5.1)%	2.1%	2.1%	10.4%
Bank Transactions
Range	(12.4)%-11.0%	(13.5)%-12.0%	(14.2)%-8.9%	(25.0)%-10.3%	(13.0)%-8.0%	(24.8)%-11.9%	(46.5)%-5.6%	(44.1)%-5.8%
Median	(3.5)%	(2.3)%	(4.2)%	(2.4)%	(6.2)%	(2.9)%	(2.7)%	(10.2)%
Overall Median	(3.5)%	(2.3)%	(4.2)%	(2.4)%	(6.2)%	(2.9)%	(2.7)%	(8.3)%

Pro Forma Merger Analysis.  Goldman Sachs prepared illustrative pro forma analyses of the potential financial impact of the merger on estimated EPS for MGIC based on earning projections from IBES estimates and market data as of February 2, 2007. The effect on EPS was calculated using various assumptions, including the following:

(a) The consideration is 100% MGIC common stock.

(b) The transaction closing date is on October 1, 2007.

(c) The marginal tax rate is 35%.

(d) Pre-tax cost savings of $128 million, 75% phased-in during 2008 and fully phased-in thereafter, and a restructuring charge of 150% of fully phased-in after-tax cost savings.

(e) New insurance written losses by the pro forma combined company amount to $12 billion in each of year 2008E and estimated year 2009, or 2009E, following the merger, based on industry projections made by the Mortgage Bankers Association of America. Such losses are assumed to occur evenly in the first year.

(f) 9% of mortgage industry originations in 2008E and thereafter will be covered by private mortgage insurance.

(g) Weighted average net premiums earned constitute 0.57% of the average insurance in-force and weighted average expenses constitute 53.0% of the net premiums earned.

(h) Partial divestiture of stakes in Credit-Based Asset Servicing and Securitization LLC and Sherman Financial Group LLC with total after-tax proceeds of $750 million, which will be used to repurchase shares in 2008E.

(i) Capital management at closing consists of an accelerated share repurchase of approximately $1 billion at the closing.

(j) Identifiable intangibles amounting to $250 million and amortized over seven years on an accelerated basis.

(k) Radian’s options are rolled over into MGIC’s options programs at an exchange ratio of 0.9658x.

For each of the years 2008 and 2009, Goldman Sachs compared, on both a GAAP basis and a cash basis, the estimated EPS of the MGIC common stock on a standalone basis, to the estimated EPS of the combined company common stock, using the foregoing assumptions. The following table sets forth the results of this analysis:

	GAAP Basis	Cash Basis
	Accretion/(Dilution)	Accretion/(Dilution)

2008E	2.8%	6.7%
2009E	6.3%	9.5%

In addition, based on the current annual dividend paid on the MGIC common stock of $1.00 per share, Radian stockholders would receive $0.97 in dividends on a pro forma annual per share basis.

Contribution Analysis.  Goldman Sachs reviewed certain historical and estimated future operating and financial information including, among other things, market capitalization, net premiums written in 2006, total revenue in 2006, GAAP earnings (consisting of 2006 actual, or 2006A, earnings, 2006A adjusted earnings, 2007E earnings and 2008E earnings), book value as of December 31, 2006 (consisting of stated and tangible book value, both excluding AOCI), assets and operating metrics of the mortgage insurance business (consisting of insurance in force and direct primary risk in force) for MGIC, Radian and the combined entity resulting from the merger, in order to compare the relative contributions made by MGIC and Radian to the combined company. The information used by Goldman Sachs in its analysis was based on publicly available financial statements and the National Mortgage News. This analysis does not incorporate pro forma adjustments. The following table presents the results of this analysis:

	MGIC’s	Radian’s
	Contribution to	Contribution to
	Combined Company	Combined Company

Market Capitalization	51.7%	48.3%
Net Premiums Written in 2006	52.3%	47.7%
Total Revenue 2006	52.5%	47.5%
GAAP Earnings
2006A	49.2%	50.8%
2006A Adjusted	51.0%	49.0%
2007E	52.0%	48.0%
2008E	50.5%	49.5%
Book Value (as of December 31, 2006)
Stated (excluding AOCI)	50.0%	50.0%
Tangible (excluding AOCI)	50.0%	50.0%
Assets	46.1%	53.9%
Operating Metrics of Mortgage Insurance Business
Insurance in Force	60.5%	39.5%
Direct Primary Risk in Force	57.6%	42.4%

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to MGIC or Radian or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to MGIC’s board of directors as to the fairness from a financial point of view of the Exchange Ratio pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of MGIC, Radian, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Exchange Ratio was determined through arms’-length negotiations between MGIC and Radian and was approved by MGIC’s board of directors. Goldman Sachs did not recommend any specific exchange ratio to MGIC or its board of directors or advise that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.

As described above, Goldman Sachs’ opinion to MGIC’s board of directors was one of many factors taken into consideration by MGIC’s board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to MGIC in connection with, and has participated in certain of the negotiations leading to, the transaction contemplated by the agreement. In addition, Goldman Sachs has provided certain investment banking services to Radian from time to time, including having acted as a co-manager for the 2005 offering of $250 million aggregate principal amount of Radian 5.375% Senior Notes. We also may provide investment banking services to MGIC and Radian in the future. In connection with the above-described investment banking services, Goldman Sachs has received compensation, and Goldman Sachs may receive compensation in the future.

Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to MGIC, Radian and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of MGIC and Radian for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

The board of directors of MGIC selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement, dated January 12, 2007, MGIC engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to this engagement letter, MGIC has agreed to pay Goldman Sachs a transaction fee of $30 million upon completion of the transaction. MGIC has further agreed that if the transaction is not completed and Radian pays MGIC a termination fee, then MGIC will pay Goldman Sachs a transaction fee equal to 5% of the termination fee. See “The Merger Agreement — Termination — Termination Fee.” In addition, MGIC has agreed to reimburse Goldman Sachs for its expenses, including attorney’s fees and disbursements, plus any sales, use or similar taxes, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under federal securities laws.

Opinion of Radian’s Financial Advisor

In January 2007, Radian engaged Lehman Brothers to act as its financial advisor with respect to the proposed merger with MGIC. On February 5, 2007, Lehman Brothers rendered its oral opinion to Radian’s board of directors that as of such date and, based upon and subject to the matters stated in its opinion, from a financial point of view, the exchange ratio in the merger agreement was fair to Radian’s stockholders. Lehman Brothers subsequently confirmed the oral opinion by delivery of its written opinion dated February 6, 2007.

The full text of Lehman Brothers’ written opinion, dated February 6, 2007 is attached as Annex C to this Joint Proxy Statement. Stockholders are encouraged to read Lehman Brothers’ opinion carefully in its entirety for a description of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of Lehman Brothers’ opinion and the methodology that Lehman Brothers used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Lehman Brothers’ advisory services and opinion were provided for the information and assistance of Radian’s board of directors in connection with its consideration of the merger. Lehman Brothers’ opinion is not intended to be and does not constitute a recommendation to any stockholder of Radian as to how such stockholder should vote in connection with the merger. Lehman Brothers was not requested to opine as to, and Lehman Brothers’ opinion does not address, Radian’s underlying business decision to proceed with or effect the merger.

In arriving at its opinion, Lehman Brothers reviewed and analyzed, among other things:

•	the merger agreement and the specific terms of the proposed transaction;

•	publicly available information concerning Radian that Lehman Brothers believed to be relevant to its analysis, including Radian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and earnings release on Form 8-K including financial results for the quarter and year ended December 31, 2006;

•	publicly available information concerning MGIC that Lehman Brothers believed to be relevant to its analysis, including MGIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and earnings release on Form 8-K including financial results for the quarter and year ended December 31, 2006;

•	financial and operating information with respect to the businesses, operations and prospects of Radian furnished to Lehman Brothers by management of Radian, including (i) financial projections of Radian prepared by its management and (ii) the amounts and timing of the cost savings and other related synergies expected by Radian’s management to result from a combination of the businesses of Radian and MGIC (the “Expected Synergies”);

•	financial and operating information with respect to the businesses, operations and prospects of MGIC furnished to Lehman Brothers by the management of MGIC, including financial projections of MGIC prepared by management of MGIC;

•	published estimates of independent research analysts with respect to the future financial performance of each of Radian (the “Radian Research Estimates”) and MGIC (the “MGIC Research Estimates”);

•	the trading histories of Radian Common Stock and MGIC Common Stock from February 2, 2006 to February 2, 2007 and a comparison of those trading histories with each other and with those of other companies that Lehman Brothers deemed relevant;

•	a comparison of the historical financial results and present financial condition of Radian and MGIC with each other and with those of other companies that Lehman Brothers deemed relevant;

•	the relative contributions of Radian and MGIC to the current and future financial performance of the combined company on a pro forma basis, including the potential restructuring of Radian’s and MGIC’s ownership interests in Credit-Based Asset Servicing and Securitization LLC (“C-BASS”) and Sherman Financial Group LLC. (“Sherman”); and

•	the potential pro forma impact of the Proposed Transaction on the current financial condition and the future financial performance of Radian, including the effect of the Expected Synergies and the impact of potential customer attrition.

In addition, Lehman Brothers had discussions with the managements of Radian and MGIC concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of Radian and MGIC that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Radian, upon advice of Radian, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Radian as to the future financial performance of Radian. However, for the purpose of its analysis, Lehman Brothers also considered the Radian Research Estimates and upon the advice of Radian, Lehman Brothers assumed that such estimates were a reasonable basis upon which to evaluate the future financial performance of Radian and also relied on such estimates in rendering its opinion. With respect to the financial projections of MGIC, upon advice of Radian and MGIC, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of MGIC as to the future financial performance of MGIC. However, for the purpose of its analysis, Lehman Brothers also considered the MGIC Research Estimates and upon the advice of Radian and MGIC, Lehman Brothers assumed that such estimates were a reasonable basis upon which to evaluate the future financial performance of MGIC and also relied on such estimates in rendering its opinion. In addition, upon the advice of Radian, Lehman Brothers assumed that the amounts and timing of the Expected Synergies were reasonable and that the Expected Synergies would be realized substantially in accordance with such estimates. Upon advice of Radian and its legal and accounting advisors, Lehman Brothers assumed that the merger would qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of Radian. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Radian or MGIC and did not make or obtain any evaluations or appraisals of the respective assets or liabilities of Radian or MGIC. Lehman Brothers is not an actuarial firm and its services did not include actuarial determinations or evaluations or an attempt to evaluate actuarial assumptions. Lehman Brothers made no analyses of, and expressed no opinion as to, the adequacy of the reserves for losses and loss adjustment expenses of Radian or MGIC and relied upon information furnished to Lehman Brothers by Radian and MGIC as to the adequacy of such reserves. Lehman Brothers expressed no opinion as to the prices at which shares of (i) Radian Common Stock or MGIC Common Stock would trade at any time following the announcement of the Proposed Transaction or (ii) MGIC Common Stock would trade at any time following the consummation of the Proposed Transaction. Lehman Brothers’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, February 5, 2007.

The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the Radian board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers’ opinion.

Transaction Terms

At the effective time, each share of Radian common stock, except for shares of Radian common stock owned by Radian as treasury stock or owned, directly or indirectly, by Radian or MGIC or any of their respective wholly-owned subsidiaries, shall be converted into the right to receive 0.9658 shares of the common stock of MGIC.

Historical Share Price Analysis

Lehman Brothers considered historical data with regard to the trading prices of Radian and MGIC common stock for the period from February 2, 2006 to February 2, 2007 and the relative stock price performances from February 2, 2006 to February 2, 2007 of Radian, MGIC and a composite of five equities comprised of the common stocks of Old Republic International Corporation, MGIC Investment Corporation, PMI Group, Inc., Radian Group, Inc., and Triad Guaranty Inc. During this period the closing stock price of Radian ranged from a low of $51.66 to a high of $64.45 per share, and the closing price of MGIC ranged from a low of $54.28 to a high of $70.87 per share. Lehman Brothers noted Radian’s common stock outperformed in the period reviewed relative to MGIC’s common stock and the composite considered. Lehman Brothers noted MGIC’s common stock underperformed in the period reviewed relative to Radian’s common stock and the composite considered. The foregoing historical share price analysis was presented to Radian’s board of directors to provide it with background information and perspective with respect to the relative historical share prices of Radian and MGIC common stock.

Historical Exchange Ratio Analysis

Lehman Brothers also compared the historical per share prices of Radian and MGIC during different periods during the 1 year period prior to February 2, 2007 in order to determine the implied average exchange ratio that existed for that period. The following table indicates the average exchange ratio of MGIC common stock for Radian common stock for the periods indicated:

Time Frame	Exchange Ratio

February 2, 2007	0.9658
5 Day Period	0.9714
10 Day Period	0.9632
20 Day Period	0.9324
3 Month Period	0.9028
6 Month Period	0.9668
1 Year Period	0.9396

Contribution Analysis

Lehman Brothers analyzed the respective contributions of Radian and MGIC for the following metrics:

•	Current market capitalization (as of February 2, 2007);

•	Total assets as of December 31, 2006;

•	Common equity as of December 31, 2006;

•	Historical calendar year 2006 revenues;

•	Historical calendar year 2006 net premiums earned;

•	Historical calendar year 2006 EBIT;

•	Historical calendar year 2005 and 2006 net income; and

•	Projected calendar year 2007 and 2008 standalone net income per I/B/E/S projections.

This analysis indicated the following relative contributions of Radian and MGIC in terms of the specified metrics:

	Contribution		Exchange
	MGIC	Radian	Ratio

Market Capitalization (2/2/07)	51.4%	48.6%	0.9658

Total Assets	45.5%	54.5%	1.2232
Common Equity	51.4%	48.6%	0.9673

2006 Revenues	52.2%	47.8%	0.9360
2006 Net Premiums Earned	53.9%	46.1%	0.8740
2006 EBIT	48.9%	51.1%	1.0661

2005 Net Income	54.4%	45.6%	0.8551
2006 Net Income	49.2%	50.8%	1.0531
2007 Net Income — I/B/E/S	51.6%	48.4%	0.9568
2008 Net Income — I/B/E/S	51.9%	48.1%	0.9469

Sum of the Parts Analysis

Lehman Brothers performed a “sum of the parts” analysis of Radian by valuing each of the individual business segments individually and deriving therefrom a range of values for Radian as a whole. The Radian business segments considered were mortgage insurance, financial guaranty, and Radian’s ownership interest in its operating subsidiaries, C-BASS and Sherman. Using various methodologies that Lehman Brothers deemed appropriate for each business segment analyzed, the analysis indicated a range of equity values per share of Radian common stock ranging from $57.63 to $67.54 per share.

Lehman Brothers also performed a “sum of the parts” analysis of MGIC by valuing each of the individual business segments individually and deriving therefrom a range of values for MGIC as a whole. The MGIC business segments considered were mortgage insurance and MGIC’s ownership interest in its operating subsidiaries, C-BASS and Sherman. The analysis indicated a range of equity values per share of MGIC common stock ranging from $61.26 to $71.57. This analysis resulted in an implied exchange ratio range of 0.9407 to 0.9437 MGIC shares for each Radian share, as compared to a transaction exchange ratio of 0.9658 MGIC shares for each Radian share.

Discounted Cash Flow Analysis

As part of its analysis, and in order to estimate the present value of the common stock of both Radian and MGIC assuming that each continued to operate as a standalone company, Lehman Brothers also prepared a five-year discounted cash flow analysis for both companies on a standalone basis, calculated as of February 5, 2007.

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Lehman Brothers performed discounted cash flow analyses for both Radian and MGIC by adding (1) dividendable earnings of each company, net of earnings necessary to maintain a maximum ratio of debt to total capital of 17.5% for MGIC and 15.0% for Radian, from January 1, 2007 through December 31, 2011 to

(2) the present value of the “terminal value” of each company as of December 31, 2011. “Terminal value” refers to the value of all future cash flows from an asset at a particular point in time. “Total capital” refers to the total value of equity and debt. Lehman Brothers assumed annual growth in total capital of 5% for both MGIC and Radian.

To estimate Radian’s projected cash flows, Lehman Brothers used consensus median I/B/E/S earnings estimates of $6.70 and $7.24 per share for 2007 and 2008, respectively, and an annual earnings growth rate of 10.0% thereafter based on the median I/B/E/S estimate. In calculating the terminal value for Radian, Lehman Brothers applied multiples ranging from 8.5x to 10.5x, reflecting Radian’s then-current forward year earnings multiple, to Radian’s projected 2012 net income using the assumptions previously discussed. The dividendable earnings and the terminal value were then discounted back to February 5, 2007 using discount rates ranging from 10.5% to 12.5%, which Lehman Brothers viewed as an appropriate range for a company with Radian’s risk characteristics.

Based on the projections and assumptions set forth above, the discounted cash flow analysis of Radian yielded an implied valuation range of $53.00 to $67.69 per share of Radian common stock. Lehman Brothers noted that the price of Radian common stock as of February 2, 2007 was $61.28 per share, which was within the per share equity valuation range implied by the foregoing analysis.

To estimate MGIC’s projected cash flows, Lehman Brothers used consensus median I/B/E/S earnings estimates of $7.00 and $7.63 per share for 2007 and 2008, respectively, and an annual earnings growth rate of 10.0% thereafter based on the median I/B/E/S estimate. In calculating the terminal value for MGIC, Lehman Brothers applied multiples ranging from 8.5x to 10.5x, reflecting MGIC’s then-current forward year earnings multiple, to MGIC’s projected 2012 net income using the assumptions previously discussed. The dividendable earnings and the terminal value were then discounted back to February 5, 2007 using discount rates ranging from 10.5% to 12.5%, which Lehman Brothers viewed as an appropriate range for a company with MGIC’s risk characteristics.

Based on the projections and assumptions set forth above, the discounted cash flow analysis of MGIC yielded an implied valuation range of $62.53 to $76.72 per share of MGIC common stock. Lehman Brothers noted that the price of MGIC common stock as of February 2, 2007 was $63.45 per share, which was within the per share equity valuation range implied by the foregoing analysis.

Pro Forma Analysis

In order to evaluate the estimated ongoing impact of the merger, Lehman Brothers analyzed the pro forma earnings effect of the merger from the perspective of Radian stockholders. The pro forma earnings effect analysis was performed in order to assess the impact of the merger on earnings per share from the perspective of Radian stockholders. For the purposes of this analysis, Lehman Brothers assumed (i) a 0.9658 exchange ratio of MGIC common stock for Radian common stock pursuant to the terms of the merger agreement, (ii) a transaction structure with 100% stock consideration, (iii) standalone financial projections for each company provided based on the Radian Research Estimates and the MGIC Research Estimates, (iv) the Expected Synergies and the impact of potential customer attrition from the transaction determined by the management of Radian, (v) a share repurchase of $750 million funded using proceeds from a reduction in pro forma ownership of C-BASS and Sherman, and (vi) a share repurchase of $1 billion at the closing of the transaction financed using excess capital and the issuance of debt or hybrid securities. Lehman Brothers estimated that, based on the assumptions described above, the pro forma impact of the transaction would result in 0.8% accretion in 2007, 5.1% accretion in 2008, and 7.8% accretion in 2009 to the earnings per share of Radian determined in accordance with generally accepted accounting principles. The financial forecasts that underlie this analysis are subject to substantial uncertainty and, therefore, actual results may be substantially different.

General

In connection with the review of the merger by Radian’s board of directors, Lehman Brothers performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Lehman Brothers considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Lehman Brothers believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of its analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Lehman Brothers may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Lehman Brothers’ view of the actual value of Radian or MGIC.

In performing its analyses, Lehman Brothers made numerous assumptions with respect to industry risks associated with reserves, industry performance, general business and economic conditions and other matters, many of which are beyond the control of Radian or MGIC. Any estimates contained in Lehman Brothers’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Lehman Brothers’ analysis of the fairness from a financial point of view to Radian stockholders of the 0.9658 exchange ratio and were prepared in connection with the delivery by Lehman Brothers of its written opinion, dated February 6, 2007, to Radian’s board of directors. The analyses do not purport to be appraisals or to reflect the prices at which Radian common stock or MGIC common stock might trade following announcement of the merger or the prices at which MGIC common stock might trade following consummation of the merger.

The terms of the merger were determined through arm’s length negotiations between Radian and MGIC and were unanimously approved by Radian’s and MGIC’s boards of directors. Lehman Brothers did not recommend any specific exchange ratio or form of consideration to Radian or that any specific exchange ratio or form of consideration constituted the only appropriate consideration for the merger. Lehman Brothers’ opinion was provided to Radian’s board of directors to assist it in its consideration of the exchange ratio in the merger. Lehman Brothers’ opinion does not address any other aspect of the proposed merger and does not constitute a recommendation to any stockholder as to how to vote or to take any other action with respect to the merger. Lehman Brothers’ opinion was one of the many factors taken into consideration by Radian’s board of directors in making its determination to approve the merger agreement. Lehman Brothers’ analyses summarized above should not be viewed as determinative of the opinion of Radian’s board of directors with respect to the value of Radian or MGIC or of whether Radian’s board of directors would have been willing to agree to a different exchange ratio or form of consideration.

Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Radian board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with Radian and the mortgage insurance industry generally and because its investment banking professionals have substantial experience in transactions within the mortgage, insurance, and financial services industries.

As compensation for its services in connection with the merger, Radian paid Lehman Brothers $1.5 million upon the delivery of Lehman Brothers’ opinion. Additional compensation of $14.0 million will be payable on completion of the merger against which the amounts paid for the opinion will be credited. Lehman is not entitled to any fee (other than the fee paid in connection with the delivery of its opinion) if the proposed merger is not completed or if a merger or other business combination is effected with any person other than MGIC. In addition, Radian has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Radian and the rendering of the Lehman Brothers’ opinion.

In the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of Radian and MGIC for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Lehman Brothers is acting as financial advisor to Fieldstone Investment Corporation, which has agreed to be acquired by Credit-Based Asset Servicing and Securitization LLC, a joint venture of Radian and MGIC.

Board of Directors and Management of the Combined Company Following the Merger

Executive Officers

Following the merger, Curt S. Culver, Chairman of the Board and Chief Executive Officer of MGIC, will serve as Chairman of the Board and Chief Executive Officer of the combined company, and Sanford A. Ibrahim, Chief Executive Officer of Radian, will serve as President and Chief Operating Officer of the combined company. Following the completion of the merger, Mr. Ibrahim will be the successor to Mr. Culver as Chief Executive Officer of the combined company, with such succession to become effective on the date of the combined company’s 2009 annual stockholders meeting (provided that if the completion of the merger occurs after July 1, 2007, the succession will take place on September 1, 2009), or any such earlier date as of which Mr. Culver ceases for any reason to serve in the position of Chief Executive Officer of the combined company. In addition, Mr. Ibrahim will be the successor to Mr. Culver as Chairman of the Board of Directors of the combined company, with such succession to become effective on the date of the combined company’s 2010 annual stockholders meeting or any such earlier date as of which Mr. Culver ceases for any reason to serve in the position of Chairman of the Board of Directors of the combined company.

Other persons who will serve as executive officers for the combined company after the merger, and their areas of responsibility, include: J. Michael Lauer, Chief Financial Officer; Jeffrey H. Lane, General Counsel; Teresa A. Bryce, Head of Corporate Strategy and Corporate Secretary; Lawrence Pierzchalski, Head of Risk Management in Mortgage Insurance; Martin Wood, Head of International in Mortgage Insurance; Mark A. Casale, Head of Capital Markets in Mortgage Insurance; Patrick Sinks, Head of Mortgage Insurance (domestic); Stephen D. Cooke, Head of Financial Guaranty; Lawrence DelGatto, Head of Information Technology, and Robert E. Croner, Head of Human Resources.

Composition of the Board of Directors

Upon completion of the merger, the board of directors of the combined company will consist of six current directors of MGIC designated by MGIC and five current directors of Radian designated by Radian. Promptly upon completion of the merger, the combined company will convene a special meeting of the combined company’s stockholders to vote on the election of an additional Radian director. The former MGIC directors and former Radian directors will be equally apportioned among three equal classes of the combined company’s board of directors. Mr. Herbert Wender, Radian’s non-executive chairman, will be the “lead” director of the combined company’s board and will serve in such capacity until the 2009 fiscal year. Mr. Wender will also be nominated to serve as a director of the combined company until the expiration of the term of the class of directors which expires at the MGIC annual meeting of stockholders in 2012, at which time he will resign from the board of directors.

In addition to Mr. Culver, the merger agreement contemplates that Kenneth M. Jastrow, II, the chairman of the MGIC board’s management development, nominating and governance committee, will become a director of the combined company. The management development, nominating and governance committee, in consultation with Mr. Culver, will make a recommendation to MGIC’s board on which directors of MGIC should be designated by MGIC as directors of the combined company. The MGIC board will determine which directors should be so designated.

Committees of the Board of Directors

Until the later of either Mr. Ibrahim’s succession to the position of Chairman of the Board or Chief Executive Officer of the combined company, the chairmanships of the committees of the board of directors of the combined company will be divided as evenly as possible between individuals who are former MGIC directors and those who are former Radian directors, and the total membership on such committees will include an equal number of former MGIC directors and former Radian directors.

From the completion of the merger until such time as the sixth former Radian director is elected to the MGIC board of directors, the combined company’s board of directors will have an Executive Committee consisting of two former MGIC board members and two former Radian board members, which Executive Committee will be formed to approve (by majority vote of the entire such Committee) all non-ordinary course business to be brought before the full combined company’s board of directors (other than such business as may be proposed by the combined company’s committees responsible for discharging the duties imposed by the rules of the New York Stock Exchange on audit, compensation and corporate governance/nominating committees).

Interests of MGIC’s Directors and Officers in the Merger

MGIC’s executive officers and directors may be deemed to have financial and other interests in the merger that are in addition to or different from their interests as stockholders of MGIC, including that some of the executive officers and directors will hold positions with the combined company following the merger, as set forth in “Board of Directors and Management of MGIC Following the Merger.” The MGIC board of directors was aware of these financial and other interests and considered them, among other matters, in approving the merger agreement.

Interests of Radian’s Directors and Officers in the Merger

Radian’s executive officers and directors may be deemed to have financial and other interests in the merger that are in addition to or different from their interests as stockholders of Radian, including that some of the executive officers and directors will hold positions with the combined company following the merger, as set forth in “Board of Directors and Management of MGIC Following the Merger,” and the interests described below. The Radian board of directors was aware of these financial and other interests and considered them, among other matters, in approving the merger agreement.

Employment Agreement with Sanford A. Ibrahim

On February 6, 2007, in connection with the execution of the merger agreement, Sanford A. Ibrahim, entered into an employment agreement with MGIC, which will be effective on the completion of the merger and which will supersede his existing agreement with Radian. The employment agreement with Mr. Ibrahim has a term of five years, which is divided into three periods. In the first period, Mr. Ibrahim will serve as the combined company’s president and chief operating officer. The second period, during which Mr. Ibrahim maintains his title of president and assumes the title of chief executive officer, begins on the date of the 2009 annual stockholders meeting of the combined company or any such earlier date that Mr. Culver ceases to serve as chief executive officer; however, Mr. Ibrahim’s appointment to the position of chief executive officer will be delayed until September 1, 2009 if the effective date of the merger is after July 1, 2007. The third period, during which Mr. Ibrahim will maintain his title of president and chief executive officer and assume the title of Chairman of the Board of Directors of the combined company, begins on the date of the 2010 annual stockholders meeting of the combined company or any such earlier date that Mr. Culver ceases to serve as the chairman of the combined company.

In exchange for Mr. Ibrahim waiving his change of control rights under his current employment agreement with Radian, the agreement provides that on the date of the completion of the merger, Mr. Ibrahim will be awarded restricted shares of the combined company having a market value equal to $6,600,000, which represents the amount he would have been entitled to under his employment agreement as a result of a change of control of Radian. One half of such restricted shares will vest on the third anniversary of the date of grant, with the other half vesting equally over the first through third anniversaries of the date of grant, subject to Mr. Ibrahim’s continued employment with the combined company. The restricted shares vest in full if Mr. Ibrahim is terminated from employment by the combined company without cause, as a result of his death or disability (as defined in the agreement) or if he terminates employment for good reason.

The agreement provides that the combined company will pay Mr. Ibrahim during the first period an aggregate annual base salary and annual bonus of not less than 90% of the aggregate annual base salary and annual bonus of Mr. Culver. Mr. Ibrahim’s base salary and annual bonus opportunities for the second and third periods will be set by the compensation committee of the board of the combined company, although his base salary may not be less than the base salary provided during the first period.

With respect to equity-based awards and other long-term benefits during the first period, Mr. Ibrahim is entitled to receive no less than 90% of the value of such awards as given to Mr. Culver. During the second and third periods, Mr. Ibrahim is entitled to receive equity-based awards and other long-term incentives that are commensurate with Mr. Ibrahim’s position and on terms no less favorable than those given to other senior executives of the combined company. After a transition period following the merger during which Mr. Ibrahim will continue to participate in the Radian retirement and welfare benefit plans, Mr. Ibrahim will be entitled to participate in all of the combined company’s retirement and welfare benefit programs, including the combined company’s supplemental executive retirement plan. Mr. Ibrahim will generally receive credit under the combined company’s benefit plans for his years of service with Radian. In connection with the merger, Mr. Ibrahim will be required to relocate to Milwaukee, Wisconsin and will be provided with temporary housing in the Milwaukee, Wisconsin metropolitan area for himself and his family until such time as his family relocates to the Milwaukee, Wisconsin metropolitan area. MGIC will pay all expenses in connection with his relocation and the purchase of his residence and furnishings in the Philadelphia, Pennsylvania metropolitan area at the greater of cost and the appraised value of such residence and furnishings.

In the event that Mr. Ibrahim’s employment is terminated during the employment period by the combined company without “cause” or by Mr. Ibrahim for “good reason,” (1) Mr. Ibrahim will be entitled to receive a lump sum cash payment equal to the sum of his annual base salary and the highest annual bonus earned by Mr. Ibrahim for any of the three fiscal years prior to the termination times the greater of the number of years remaining in the employment period and two, and (2) all of Mr. Ibrahim’s equity compensation awards will vest in full and, subject to Section 409A of the Internal Revenue Code of 1986, as amended, any stock options will remain exercisable for their full term.

In addition, following Mr. Ibrahim’s termination of employment for any reason other than for cause, he and his spouse will be entitled to retiree medical and dental benefits at the sole cost of the combined company, that are no less favorable than the greater of (1) the medical and dental benefits provided to him and his spouse under the medical and dental plans of the combined company immediately prior to the termination of his employment and (2) the medical and dental benefits provided to him immediately prior to closing under the medical and dental plans of Radian.

In the event that Mr. Ibrahim would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Ibrahim will be paid an additional amount such that he is placed in the same after-tax position as if no excise tax had been imposed.

Employment Agreement with Mark A. Casale

On February 6, 2007, in connection with the execution of the merger agreement, Mark A. Casale entered into an employment agreement with MGIC, which will be effective on the completion of the merger. The employment agreement with Mr. Casale has a term of three years. During this term, Mr. Casale will serve as Head of Capital Markets of the combined company.

In exchange for Mr. Casale waiving his rights under his current change in control agreement with Radian, the agreement provides that on the date of the completion of the merger, Mr. Casale will be awarded restricted shares of the combined company having a market value equal to $2,115,000, which represents 120% of the amount Mr. Casale would have been entitled to under his existing change of control agreement. The restricted shares will vest in equal annual installments on each of the first, second, and third anniversaries of the agreement, subject to Mr. Casale’s continued employment with the combined company. The restricted shares vest in full if Mr. Casale is terminated from employment by the combined company without cause, as a result of his death or disability (as defined in the agreement) or if he terminates employment for good reason.

Following the effective date of the agreement, Mr. Casale will be eligible for a special integration bonus based on the success of the integration of the business of Radian with the business of MGIC.

The agreement provides that the combined company will pay Mr. Casale an annual base salary of $450,000. In addition, Mr. Casale will receive an annual bonus as determined by the compensation committee of the Board of the combined company. However, in the first fiscal year that ends during the term of the agreement, the amount of the annual bonus will be reduced by the amount of any bonus paid by Radian on account of performance in that year.

With respect to each fiscal year during the term of the employment agreement, Mr. Casale is entitled to receive equity-based awards and other long-term incentives that are commensurate with Mr. Casale’s position and on terms no less favorable than those given to other senior executives of the combined company. After a transition period following the merger during which Mr. Casale will continue to participate in the Radian retirement and welfare benefit plans, Mr. Casale will be entitled to participate in all of the combined company’s retirement and welfare benefit programs, including the combined company’s supplemental executive retirement plan. Mr. Casale will generally receive credit under the combined company’s benefit plans for his years of service with Radian.

In the event that Mr. Casale’s employment is terminated during the employment period by the combined company without “cause” or by Mr. Casale for “good reason,” (1) Mr. Casale will be entitled to receive a lump sum cash payment equal the sum of his annual base salary and the highest annual bonus earned by Mr. Casale for any of the three fiscal years prior to the termination times the greater of the number of years remaining in the employment period and two (the “severance multiple”), (2) Mr. Casale will be entitled to continued medical and dental benefits for a number of years equal to the severance multiple, and (3) all of Mr. Casale’s equity compensation awards will vest in full.

In the event that Mr. Casale would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Casale will be paid an additional amount such that he is placed in the same after-tax position as if no excise tax had been imposed.

Employment Agreement with Teresa A. Bryce

Teresa A. Bryce entered into an employment agreement dated as of February 6, 2007 with MGIC in connection with the execution of the merger agreement, which will be effective on the completion of the merger. The employment agreement with Ms. Bryce has a term of three years. During this term, Ms. Bryce will serve as Head of Corporate Strategy and Corporate Secretary of the combined company.

Ms. Bryce’s employment agreement is substantially similar to the agreement described above for Mr. Casale, except that Ms. Bryce will be awarded restricted shares of the combined company having a market value equal to $1,701,000, which represents 120% of the amount Ms. Bryce would have been entitled to under her existing change of control agreement, her annual base salary will be $350,000 and Ms. Bryce will be provided with relocation benefits in connection with her anticipated relocation to Milwaukee, Wisconsin.

Equity-Based Compensation

Under its equity plans, Radian has several types of equity awards outstanding, including stock options, performance shares, restricted shares, and phantom shares. In addition, Radian maintains an employee stock purchase plan that allows employees to purchase common stock of Radian. Upon completion of the merger:

•	All outstanding options to purchase Radian common stock will become exercisable in full and will be converted into options to purchase MGIC common stock based on the exchange ratio provided in the merger;

•	All performance shares will be earned as if the target performance goals established for such shares are met as of the completion of the merger, and the resulting number of earned performance shares will be paid out in accordance with their terms;

•	Restricted shares other than those shares of Radian restricted stock granted to Radian employees on or after February 5, 2007 (which generally will vest three years from the date of the grant but may vest earlier, if, during the three year period following completion of the merger, the employee’s employment is terminated by the combined company without cause or by the employee for good reason, as those terms are defined in the applicable award agreements) will vest in full and be converted into shares of MGIC common stock based on the exchange ratio provided in the merger;

•	Phantom shares and deferred stock units will vest and be converted automatically into a number of shares of MGIC common stock equal to the product of the number of shares of Radian common stock subject to the original phantom shares and deferred stock units and the exchange ratio, other than phantom shares held by Radian directors who will serve on the board of the combined company, which will be converted into phantom shares with respect to MGIC common stock based on the exchange ratio; and

•	The employee stock purchase plan will terminate and any purchase period in effect will be completed prior to the completion of the merger.

Indemnification and Insurance

The merger agreement provides that in the event of a threatened or actual claim, action, suit, proceeding or investigation against a present or past Radian director, officer or employee in their capacity as such or arising out of the merger agreement, Radian and MGIC agree to cooperate and use their reasonable best efforts to defend against and respond to such actions, except that prior to the completion of the merger MGIC’s only obligation is to cooperate. Also, in the event of a threatened or actual claim, action, suit, proceeding or investigation against a past or present MGIC director, officer or employee in their capacity as such or arising out of the merger agreement, Radian and MGIC agree to cooperate and use their reasonable best efforts to defend against and respond to such actions, except that prior to the completion of the merger Radian’s only obligation is to cooperate. After the completion of the merger, the combined company will indemnify and hold harmless to the fullest extent permitted by law and provide advancement of expenses to past and present officers, directors and employees of MGIC and Radian and its subsidiaries in their capacities as such against all losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees), judgments, fines, or amounts paid in settlement.

The merger agreement provides that Radian will use commercially reasonable efforts to convert its current directors’ and officers’ liability insurance to a policy that covers the insureds only for acts or omissions occurring prior to the completion of the merger. The combined company will maintain this policy, or the existing policy if no conversion is obtained, for a period of six years after completion of the merger.

Effect of Merger on Change in Control Employment Agreements

As discussed above, under their new contingent employment agreements with MGIC, Messrs. Ibrahim and Casale and Ms. Bryce have agreed to waive amounts to which they may be entitled under their existing change of control arrangements in exchange for equity in the combined company. In addition to these arrangements, Radian has in effect change in control agreements with the following executive officers: Mr. C. Robert Quint, Mr. Roy Kasmar, Mr. Stephen Cooke and Mr. Robert E. Croner.

The agreement with Mr. Quint provides that if, during the two-year period that follows the completion of the merger, his employment is terminated by the combined company without cause or if he terminates his employment for good reason, then Mr. Quint is entitled to: (1) a severance payment equal to two times his base salary and his current maximum bonus opportunity; (2) full vesting of any stock options or restricted shares then held by him that were not previously vested; and (3) continued participation in the combined company’s welfare benefit plans for a period of three years following termination of employment. In the event that Mr. Quint would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, he will be paid an additional amount such that he is placed in the same after-tax position as if no excise tax had been imposed.

The agreement with Mr. Roy Kasmar is substantially similar to the agreement described above, except that Mr. Kasmar will be entitled to the severance payment and other benefits only if the completion of the merger occurs before July 1, 2007, and his qualifying termination occurs before March 1, 2008. In addition, the portion of his severance payment attributable to bonus is based on his target bonus opportunity, which is deemed to be $682,500. Any payments due Mr. Kasmar under his change in control agreement will be offset by amounts he receives under his Transition Agreement with Radian dated January 9, 2007.

The agreements with Mr. Cooke and Mr. Croner are also substantially similar to the agreements described above, except that: (1) a qualifying termination entitling the executive to the severance payment and other benefits may occur within six months prior to, or three years following, the completion of the merger; (2) in addition to the vesting of stock options and restricted shares, any phantom equity rights then held by the executive will vest in full upon a qualifying termination of employment; (3) the severance payment is based on the executive’s base salary and bonus paid to the executive for the fiscal year that ends prior to the termination of employment (instead of the executive’s maximum bonus opportunity); (4) the combined company may determine, in its discretion, that rather than allow the executive to continue participating in the combined company’s welfare benefit plans, the combined company will instead make an additional payment to the executive equal to what would have been the company’s cost for such continued participation; and (5) the combined company may reduce the executive’s severance payment and other benefits by up to five percent (5%) if the reduction will avoid the imposition of an excise tax under Section 4999 of the Internal Revenue Code. In addition, the agreements require the executive to provide consulting services to the combined company, for no more than twelve months following the executive’s termination of employment and for no more than twenty hours per month, if requested by the combined company’s board of directors or Chief Executive Officer.

Material Federal Income Tax Consequences of the Merger

The following summary sets forth the material anticipated United States federal income tax consequences generally applicable to a U.S. holder (as defined below) with respect to the exchange of Radian common stock for MGIC common stock pursuant to the merger. This discussion assumes that U.S. holders hold their Radian common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based on the Code, administrative pronouncements, judicial decisions and Treasury Regulations, each as in effect as of the date of this joint proxy statement/prospectus. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretation.

This summary does not address any tax consequences arising under United States federal tax laws other than United States federal income tax laws, and does not address the laws of any state, local, foreign or other taxing jurisdiction. In addition, this summary does not address all aspects of United States federal income taxation that may apply to beneficial owners of Radian common stock in light of their particular circumstances or that may apply to beneficial owners that are subject to special rules under the Code, such as tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, persons who hold Radian common stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, persons whose functional currency is not the U.S. dollar, and persons who acquired shares of Radian common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan.

For purposes of this summary, a “U.S. holder” is a beneficial owner of Radian common stock that is for United States federal income tax purposes:

•	a United States citizen or resident alien;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any state therein or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; and

•	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The United States federal income tax treatment of a partnership and its partners depends upon a variety of factors, including the activities of the partnership and the status of the partners. Holders of Radian common stock that are entities or arrangements classified for United States federal income tax purposes as partnerships, and any members of such entities or arrangements, should consult their tax advisors concerning the United States federal income tax consequences of the merger.

In connection with the filing of the registration statement of which this document forms a part, Foley & Lardner LLP has delivered an opinion to MGIC, and Wachtell, Lipton, Rosen & Katz has delivered an opinion to Radian, that (1) the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (2) the discussion under the heading “Material Federal Income Tax Consequences of the Merger” constitutes in all material respects, a fair and accurate summary of the United States federal income tax consequences resulting from the merger under existing law subject to the qualifications and conditions set forth in the registration statement. The obligations of the parties to complete the merger are also conditioned upon the receipt by MGIC and Radian of opinions from Foley & Lardner LLP and Wachtell, Lipton, Rosen & Katz, respectively, in each case dated as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The opinions filed in connection with the registration statement have been, and the opinions that will be dated as of the closing date will be, based in part on representation letters provided by Radian and MGIC and on customary factual assumptions. If any of those assumptions or representations is inaccurate, incomplete, or untrue, the conclusions contained in the opinions referred to in this paragraph or stated below could be affected. The opinions filed in connection with the registration statement also assume that none of the terms and conditions contained in the merger agreement will have been waived or modified in any respect on or prior to the closing date.

Foley & Lardner LLP and Wachtell, Lipton, Rosen & Katz are under no obligation to update the opinions described above as a result of a change in law or discovery of any inaccuracy in such representations. Neither the tax opinions referred to in the preceding paragraph nor the discussion that follows will be binding on the Internal Revenue Service (“IRS”) or any court, and no rulings will be sought from the IRS regarding the tax treatment of the merger. Accordingly, there can be no certainty that the IRS will not challenge the conclusions set forth in any of the opinions stated or referred to herein or that a court would no sustain such a challenge.

Consequences of the Merger

Assuming the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, MGIC and Radian will not recognize any gain or loss for United States federal income tax purposes as a result of the merger and the material United States federal income tax consequences of the merger to U.S. holders will be as follows:

•	A U.S. holder that receives MGIC common stock in exchange for its shares of Radian common stock in the merger will not recognize gain or loss on the exchange, except to the extent the U.S. holder receives cash instead of a fractional share interest in MGIC common stock.

•	The aggregate tax basis of the shares of MGIC common stock received in the merger (including any fractional shares deemed received and redeemed for cash as described below) will be equal to the aggregate tax basis in the shares of Radian common stock surrendered in exchange for the MGIC common stock.

•	An exchanging U.S. holder’s holding period in the MGIC common stock received in the merger (including any fractional shares deemed received and redeemed for cash as described below) will include the holding period of the Radian common stock surrendered in exchange for MGIC common stock.

•	A U.S. holder that receives cash instead of a fractional share should be treated as if such U.S. holder had received a fractional share of MGIC common stock and had then exchanged such fractional share for cash in a redemption by MGIC. Assuming that the deemed redemption of a fractional share of MGIC common stock is treated as a sale or exchange, and not as a dividend, a U.S. holder will recognize capital gain or loss on such deemed redemption in an amount equal to the difference between the amount of cash received instead of the fractional share and the U.S. holder’s tax basis in the fractional share of MGIC common stock. Such capital gain or loss will be long-term capital gain or loss if the Radian common stock exchanged was held for more than one year at the effective time of the merger.

Information Reporting and Backup Withholding

A non-corporate U.S. holder of Radian common stock may be subject to information reporting and backup withholding on any cash payments it receives instead of fractional share interests in MGIC common stock. Backup withholding will not apply, however, if such U.S. holder (1) furnishes a correct taxpayer identification number and properly certifies that it is not subject to backup withholding (generally on a Form W-9) or (2) otherwise establishes an exemption from backup withholding.

Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against the U.S. holder’s United States federal income tax liability, provided that such U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their tax advisors as to their qualifications for an exemption from backup withholding and the procedure for establishing an exemption.

Regulatory Matters

We have agreed to use our reasonable best efforts to obtain the regulatory approvals required to complete the merger. We refer to these approvals, along with the expiration of any statutory waiting periods related to these approvals, as the “requisite regulatory approvals.” These include approval from various U.S. and non-U.S. federal and state regulatory authorities. We have filed or intend to promptly file all such applications and notifications to obtain the requisite regulatory approvals. There can be no assurance that such authorities or organizations will approve such applications or accept such notifications. The merger cannot proceed in the absence of the requisite regulatory approvals.

The merger is subject to the receipt of necessary approvals from various U.S. state insurance regulatory authorities. The insurance laws and regulations of most states generally require that, prior to the acquisition of control of an insurance company domiciled or commercially domiciled in a state through the acquisition of or merger with the holding company parent of the insurance company, the acquiror must obtain the prior approval of the insurance regulatory authority of that state. In this regard, completion of the merger is subject to the prior approval of the insurance regulatory authorities of the following states: Arizona, Illinois, New York, Pennsylvania, Texas and Wisconsin. We have filed or plan to file applications for prior approval in each of these states. The merger is also subject to approval in the United Kingdom by the Financial Services Authority. In addition to the acquisition of control filings, completion of the merger is also subject to pre-acquisition notification filings, which the parties are filing in a number of states. The primary purpose of these filings is to permit the state insurance regulatory authorities to assess the competitive impact of the merger. The pre-acquisition notification filings are generally reviewed or non-disapproved within 30 days, or in some states, 60 days, after filing with the applicable insurance department which may be extended as a result of a department’s request for additional information on the competitive impact of a proposed merger.

On March 6, 2007, each of us filed with the U.S. Federal Trade Commission and the U.S. Department of Justice a notice in satisfaction of the filing requirements under the Hart-Scott-Rodino Act. A merger reportable under the applicable requirements of the Hart-Scott-Rodino Act may not be completed for 30 days after submission of that notice, which period may be extended by an agency request for additional information or terminated at any time with the approval of both agencies. Our 30-day waiting period was not extended and expired on April 5, 2007 at 11:59 p.m. Eastern Daylight Time. In addition to the foregoing, other applications, notifications and filings will be made with U.S. and non-U.S. regulatory authorities in connection with the merger.

The merger may also be reviewed by the state attorneys general in the various states in which MGIC and Radian operate. While MGIC and Radian believe there are substantial arguments to the contrary, these authorities may claim that there is authority, under the applicable state and federal antitrust laws and regulations, to investigate and/or disapprove the merger under the circumstances and based upon the review set forth in applicable state laws and regulations. There can be no assurance that one or more state attorneys general will not attempt to file an antitrust action to challenge the merger.

In addition, private parties also may seek to take legal action under the antitrust laws under some circumstances. Based upon an examination of information available relating to the businesses in which the companies are engaged, MGIC and Radian believe that the completion of the merger will not violate U.S. antitrust laws. However, MGIC and Radian can give no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, that MGIC and Radian will prevail.

MGIC and Radian believe that they will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on MGIC or Radian. However, we cannot assure you as to whether or when the requisite regulatory approvals will be obtained, and, if obtained, we cannot assure you as to the date of receipt of any of these approvals or the absence of any litigation challenging them. Likewise, we cannot assure you that the U.S. Department of Justice or U.S. Federal Trade Commission will not attempt to challenge the merger on antitrust grounds, or, if such a challenge is made, as to the result of that challenge. We are not aware of any other material governmental approvals or actions that are required prior to the parties’ completion of the merger other than those described above. We presently contemplate that if any additional governmental approvals or actions are required, these approvals or actions will be sought. However, we cannot assure you that any of these additional approvals or actions will be obtained.

Accounting Treatment

The merger will be accounted for as a “purchase” by MGIC of Radian, as that term is used under accounting principles generally accepted in the United States, for accounting and financial reporting purposes. As a result, the historical financial statements of MGIC will continue to be the historical financial statements of MGIC following the completion of the merger. The assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Radian as of the effective time of the merger will be recorded at their respective fair values and added to those of MGIC. Any excess of purchase price over the net fair values of Radian assets and liabilities is recorded as goodwill (excess purchase price). Financial statements of MGIC issued after the merger will reflect such fair values and will not be restated retroactively to reflect the historical financial position or results of operations of Radian. The results of operations of Radian will be included in the results of operations of MGIC beginning on the effective date of the merger.

In 2005, the Financial Accounting Standards Board issued an exposure draft of the proposed Statement of Financial Accounting Standards, Business Combinations: a replacement of FASB Statement No. 141. A final standard is expected to be issued in 2007. When adopted, the proposed standard will change accounting standards and practices for business combinations. If this replacement standard is adopted with an effective date prior to the acquisition date of this merger, it may change how this transaction is accounted for under accounting principles generally accepted in the United States.

Exchange of Certificates in the Merger

At or prior to the completion of the merger, MGIC will cause to be deposited with its appointed exchange agent a certain number of certificates representing shares of MGIC common stock for the benefit of the holders of certificates representing shares of Radian common stock and cash instead of any fractional shares that would otherwise be issued to Radian stockholders in the merger.

Promptly after the completion of the merger, MGIC will cause the exchange agent to send transmittal materials to each holder of a Radian stock certificate for use in exchanging Radian stock certificates for certificates representing shares of MGIC common stock and cash instead of fractional shares, if applicable. The exchange agent will deliver certificates for MGIC common stock and/or a check instead of any fractional shares of MGIC common stock once it receives the properly completed transmittal materials together with certificates representing a holder’s shares of Radian common stock.

Radian stock certificates may be exchanged for MGIC stock certificates with the exchange agent for up to 12 months after the completion of the merger. At the end of that period, any MGIC stock certificates and cash will be returned to MGIC. Any holders of Radian stock certificates who have not exchanged their certificates will be entitled to look only to MGIC, and only as general creditors of MGIC, for MGIC stock certificates and any cash to be received instead of fractional shares of MGIC common stock.

If you own shares of Radian common stock, until you exchange your Radian stock certificates for MGIC common stock certificates, you will not be able to vote on any matter on which MGIC stockholders are entitled to vote and you will not receive any dividends or other distributions in respect of shares of MGIC common stock, except to the extent that you also own MGIC common stock. Once you exchange your Radian stock certificates for MGIC stock certificates, you will receive, without interest, any dividends or distributions with a record date after the effective time of the merger and payable with respect to your shares. If your Radian stock certificate has been lost, stolen or destroyed you may receive a MGIC stock certificate upon the making of an affidavit of that fact. MGIC may require you to post a bond in a reasonable amount as an indemnity against any claim that may be made against MGIC with respect to the lost, stolen or destroyed Radian stock certificate.

Neither MGIC nor Radian, nor any other person, will be liable to any former holder of Radian common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Treatment of Radian Options and Other Stock-Based Awards

Upon completion of the merger, each outstanding option to acquire Radian common stock, whether or not exercisable, will be assumed by MGIC and converted into an option to acquire that number of whole shares of MGIC common stock equal to the product of the number of shares of Radian common stock that were subject to the original Radian stock option multiplied by the exchange ratio at a per share exercise price equal to the exercise price per share of the original Radian stock option divided by the exchange ratio. Each converted Radian stock option will have the same terms and conditions as were in effect immediately prior to the completion of the merger, subject to any accelerated vesting as a result of the merger to the extent provided by the terms of the applicable Radian stock plan.

Upon completion of the merger, (1) the performance goals applicable to each outstanding performance share granted by Radian based on shares of Radian common stock will be deemed to have been satisfied at 100% of the target level, and (2) the performance shares will be paid out in accordance with their terms.

Other than those shares of Radian restricted stock granted (or to be granted) to Radian employees on or after February 5, 2007, upon completion of the merger, each outstanding restricted share of Radian common stock will vest in full, no longer be subject to restriction and will be treated on the same basis as described for the Radian stock options above. The shares of Radian restricted stock granted (or to be granted) to Radian employees on or after February 5, generally will vest three years from the date of grant, but may vest earlier, if, during the three-year period following completion of the merger, the employee’s employment is terminated by the combined company without cause or by the employee for good reason (as those terms are defined the applicable award agreements).

Upon completion of the merger, each outstanding phantom share or deferred stock unit granted by Radian based on shares of Radian common stock will vest and be converted automatically into a number of shares of

MGIC common stock equal to the product of the number of shares of Radian common stock subject to the original phantom shares or deferred stock units and the exchange ratio, other than phantom shares held by Radian directors who will serve on the board of the combined company, which will convert into phantom shares with respect to MGIC common stock based on the exchange ratio.

Radian will take any and all actions with respect to its Employee Stock Purchase Plan as are necessary to provide that (1) the Employee Stock Purchase Plan will terminate, effective as of immediately before the completion of the merger, (2) if the purchase period in effect as of the date of the merger agreement terminates prior to the completion of the merger, the Employee Stock Purchase Plan will be suspended and no new purchase period will be commenced, (3) if the purchase period in effect as of the date of the merger agreement does not terminate prior to the completion of the merger, the end of the applicable purchase period will be accelerated to a date occurring prior to completion of the merger, and (4) no new purchase periods will begin after the date of the merger agreement.

Promptly following the completion of the merger (but in no event later than two business days thereafter), MGIC will file a registration statement to register the issuance of the shares of MGIC common stock upon the exercise of the assumed Radian stock options and other rights.

Fractional Shares

MGIC will not issue any fractional shares of MGIC common stock. Instead, a Radian stockholder who would otherwise have received a fraction of a share of MGIC common stock will receive an amount of cash equal to the fraction of a share of MGIC common stock to which such holder would otherwise be entitled multiplied by the average closing sales price per share of MGIC common stock on the five full trading days immediately preceding the completion of the merger as reported on the New York Stock Exchange.

Resales of MGIC Stock by Affiliates

Stockholders of Radian who may be deemed to be affiliates of MGIC and Radian, as defined under Rule 145 under the Securities Act, generally may not sell their shares of MGIC common stock acquired in the merger except pursuant to an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rules 144 and 145 promulgated by the SEC under the Securities Act of 1933, as amended. Affiliates include directors, executive officers and beneficial owners of 10% or more of any class of capital stock.

Pursuant to the merger agreement, Radian has agreed to deliver a letter of agreement from each person it reasonably believes to be an “affiliate” by which that person will agree, among other things, not to offer to sell, transfer or otherwise dispose of any of the shares of MGIC common stock distributed to him or her pursuant to the merger except in compliance with Rule 144 and Rule 145 under the Securities Act, in a transaction that is otherwise exempt from the registration requirements of the Securities Act or in an offering registered under the Securities Act. MGIC may place restrictive legends on its common stock certificates that are issued to persons who are deemed to be affiliates under the Securities Act. This joint proxy statement/prospectus does not cover any resales of MGIC common stock received in the merger by any person who may be deemed an affiliate of MGIC and Radian.

Public-Trading Markets

Radian common stock is currently listed on the New York Stock Exchange under the symbol “RDN.” Upon completion of the merger, Radian common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended. MGIC common stock is listed on the New York Stock Exchange and trades under the symbol “MTG.”

The shares of MGIC common stock to be issued in connection with the merger will be freely transferable under the applicable securities laws, except for shares issued to any stockholder who may be deemed to be an affiliate of MGIC or Radian, as discussed above in “— Resales of MGIC Stock by Affiliates.”

Appraisal Rights

Under Wisconsin law, MGIC stockholders are not entitled to appraisal rights in connection with the merger. Under Delaware law, Radian stockholders are not entitled to appraisal rights in connection with the merger.

Stock Repurchases

During the period following the MGIC annual meeting and the completion of the merger, both MGIC and Radian may repurchase shares of its common stock in the open market. Following the merger, MGIC may repurchase shares of its common stock in the open market or pursuant to a tender offer.

Litigation Relating to the Merger

On February 8, 2007, a purported stockholder class action lawsuit related to the merger agreement was filed in the Court of Common Pleas, Philadelphia County, Civil Trial Division in the State of Pennsylvania by Catherine Rubery against Radian and its directors. The lawsuit alleges, among other things, that the merger consideration to be received by the Radian shareholders was inadequate and that the individual defendants, among other things, breached their duties of care, loyalty, good faith and independence to the stockholders in connection with the merger. The complaint seeks class action status as well as injunctive, declaratory and other equitable relief. Radian believes that this lawsuit is without merit and intends to vigorously defend the action.

THE MERGER AGREEMENT

The following describes the material provisions of the merger agreement, which is attached as Annex A to this document and is incorporated by reference into this document. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this document. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

The Merger

Each of the MGIC board of directors and the Radian board of directors has approved the merger agreement which provides for the merger of Radian with and into MGIC. MGIC will be the surviving corporation and will continue its corporate existence under the laws of the State of Wisconsin under the name “MGIC Radian Financial Group Inc.,” and the separate corporate existence of Radian will terminate. Upon the completion of the merger, each share of Radian common stock outstanding, other than shares of Radian common stock held by either MGIC or Radian, will be automatically converted into the right to receive 0.9658 shares of MGIC common stock. All shares of Radian common stock converted into shares of MGIC common stock will automatically be cancelled as of the effective time of the merger. In addition, any shares of Radian common stock held by either Radian or MGIC, or any of their respective subsidiaries, will be cancelled as of the effective time of the merger.

Completion of the Merger

The completion of the merger will take place on a date and at a place to be agreed upon by the parties, but no later than the fifth business day after all closing conditions have been satisfied or waived. The merger will be completed when we file articles of merger with the Wisconsin Department of Financial Institutions and a certificate of merger with the Delaware Secretary of State, unless we agree to a later time for the completion of the merger and specify that time in the articles of merger and certificate of merger. We currently anticipate completing the merger late in the third quarter or early in the fourth quarter of 2007, subject to receipt of required stockholder and regulatory approvals.

Conditions to Completion of the Merger

Our respective obligations to complete the merger are subject to the fulfillment or waiver of certain conditions, including:

•	the approval of the merger agreement by the holders of a majority of the outstanding shares of Radian common stock and MGIC common stock;

•	the receipt of all regulatory consents required to complete the merger, other than those consents the failure of which to obtain would not be reasonably expected to have a material adverse effect on the combined company, and the expiration of all related waiting periods;

•	the absence of any law, rule, judgment, decree, injunction or other order of any judicial or administrative agency, or other governmental authority that prohibits, restrains or makes illegal the completion of the merger;

•	the effectiveness of the registration statement with respect to the MGIC common stock to be issued in connection with the merger, the absence of any stop orders suspending the effectiveness of the registration statement and the absence of any initiated or threatened action, suit or investigation by the SEC to suspend the effectiveness of the registration statement;

•	the authorization for listing by the New York Stock Exchange of the shares of MGIC common stock to be issued to the holders of Radian common stock upon completion of the merger;

•	the accuracy of the other party’s representations and warranties as of the date of the merger agreement and the date of the completion of the merger (with the exception of those representations and warranties that by their terms speak specifically as of the date of the merger agreement or some other date, which representations and warranties will be true and correct as of such date), subject to the material adverse effect standard in the merger agreement;

•	the other party’s due performance and compliance with the agreements and covenants of the merger agreement in all material respects;

•	the receipt by each party of a written legal opinion, dated as of the completion of the merger, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and

•	the amendment of MGIC’s amended and restated bylaws to provide for the composition of the combined company’s board of directors, the succession of the Chief Executive Officer and Chairman of the Board of the combined company and other related governance issues.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this document, we have no reason to believe that any of these conditions will not be satisfied prior to the end of the fourth quarter of 2007.

Reasonable Best Efforts to Obtain Required Stockholder Votes

Each company has agreed to call a meeting of its stockholders as soon as reasonably practicable for the purpose of obtaining the required stockholder vote. In addition, each party has agreed to use its reasonable best efforts to obtain from its stockholders the required stockholder vote in favor of approval of the merger agreement. Under certain limited circumstances, a party may adjourn or postpone a stockholder meeting; however, nothing in the merger agreement is intended to relieve the parties of their respective obligations to submit the merger agreement to their stockholders for a vote on its approval.

No Solicitation

Each of MGIC and Radian has agreed that it will not, and will cause its controlled affiliates and its affiliates’ officers, directors, agents and representatives not to:

•	initiate, solicit, encourage or knowingly facilitate any inquiries or proposals with respect to any “acquisition proposal” (as defined below);

•	engage or participate in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have or engage or participate in any discussions with, any person relating to any acquisition proposal;

•	release any person from, or waive any provisions of, or otherwise fail to exercise its rights under any confidentiality, standstill or similar agreement;

•	withdraw, modify or qualify the recommendation of its board of directors of the merger agreement to such party’s stockholders or take any action inconsistent with such recommendation, including any action to approve, recommend or endorse, or propose to approve, recommend or endorse, any acquisition proposal; or

•	enter into any agreement, letter or intent, agreement-in-principle, acquisition agreement or other instrument relating to any acquisition proposal or requiring the party to abandon, terminate or fail to complete any of the transactions, including the merger, contemplated by the merger agreement.

Under the merger agreement, however, if either Radian or MGIC receives an unsolicited written acquisition proposal, the recipient of such proposal may furnish nonpublic information or data, participate in negotiations or discussions, and withdraw, modify or qualify its board’s recommendation of the merger agreement to the extent that its board of directors concludes, in good faith, after receiving the advice of its outside counsel and its financial advisors, that the failure to do so would violate its fiduciary duties under applicable law, and provided that prior to furnishing such nonpublic information or data, participating in such negotiations or discussions or withdrawing, modifying or qualifying its board’s recommendation, it enters into a confidentiality and standstill agreement with the party that submitted the unsolicited written acquisition proposal on terms no less favorable than those of the confidentiality agreement between MGIC and Radian. In addition, prior to withdrawing, modifying or qualifying its board’s recommendation, MGIC or Radian, as the case may be, must give the other party five business days’ prior written notice of its intention to do so, and during such five day period engage in good faith negotiations to amend the merger agreement such that its board may continue to recommend approval of the merger agreement.

Each of MGIC and Radian has agreed to advise the other party within one day following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, including describing the substance of the acquisition proposal (including the identity of the proposing party), and to keep the other party apprised of any related developments, discussions and negotiations on a current basis. Additionally, each party has agreed to provide any non-public information to the other party at least one day prior to providing such information to a proposing party.

For purposes of the merger agreement, an “acquisition proposal” means, other than the transaction contemplated by the merger agreement, any proposal, offer or inquiry relating to, or any third party indication of interest in:

•	a transaction (or series of related transactions) pursuant to which any person, directly or indirectly, acquires or would acquire more than 15% of the outstanding shares of such party’s common stock or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the merger or that would be entitled to greater than 15% of the fair market value of the outstanding equity interest of such party, whether from such party or pursuant to a tender offer, exchange offer or otherwise;

•	a merger, share exchange, consolidation, other business combination, the sale of all or substantially all of the assets, liquidation, dissolution or similar transaction, involving such party or any of its significant subsidiaries;

•	any transaction pursuant to which any person acquires or would acquire control of assets of such party or any of its significant subsidiaries representing more than 15% of the fair market value of all the assets, net revenues or net income of such party and its subsidiaries immediately prior to such transaction; or

•	any other consolidation, business combination or similar transaction involving a party or any of its subsidiaries.

Termination

The merger agreement may be terminated, and the merger abandoned, by both Radian and MGIC at any time before the merger is completed if a majority of both of our boards of directors vote to do so. In addition, the merger agreement may be terminated, and the merger abandoned, by either of our boards of directors if:

•	any governmental entity that must grant a material required regulatory approval has denied approval of the merger and such denial has become final and nonappealable or any governmental entity has issued a final nonappealable order permanently enjoining or otherwise prohibiting the completion of the merger;

•	the merger is not completed on or before February 6, 2008, unless the failure to complete the merger by that date is due to the terminating party’s failure to abide by the merger agreement;

•	there is a breach by the other party that would cause the failure of the closing conditions described above, unless the breach is capable of being, and is, cured within 45 days of notice of the breach;

•	the stockholders of either party fail to adopt the merger agreement;

•	the board of directors of the other party fails to recommend that its stockholders vote in favor of approving the merger agreement or withdraws, modifies or qualifies its recommendation in a manner adverse to the terminating party;

•	the board of directors of the other party recommends or endorses an acquisition proposal other than the merger agreement; or

•	the other party substantially fails to comply with its obligation to call a meeting of its stockholders and use its reasonable best efforts to cause its stockholders to adopt the merger agreement or breaches its non-solicitation covenant.

Effect of Termination.  If the merger agreement is terminated and abandoned, it will become void and there will be no liability on the part of Radian or MGIC or their respective subsidiaries, directors or officers, except that:

•	designated provisions of the merger agreement will survive the termination, including provisions relating to the payment of fees and expenses, non-survival of the representations and warranties and confidential treatment of information;

•	termination will not relieve a breaching party from liability for any uncured willful breach of the merger agreement or for any liabilities or damages, which is not limited to the reimbursement of expenses and may include the benefit of the bargain lost; and

•	MGIC or Radian will, under limited circumstances, pay the termination fee described below.

Termination Fee.  The merger agreement provides that a termination fee in the amount of $185 million is payable by Radian to MGIC:

•	If a takeover proposal is made by a third party to Radian after the date of the merger agreement and the merger agreement is terminated (A) by either MGIC or Radian, because the necessary stockholder vote was not obtained, (B) by MGIC, because of a willful material breach of the merger agreement by Radian or (C) by MGIC, because the first anniversary of the merger agreement passes because of a willful material breach by Radian, and either:

•	within 12 months after termination of the merger agreement, Radian completes an acquisition proposal, or

•	within 12 months after termination of the merger agreement, Radian enters into a definitive acquisition agreement related to an acquisition proposal with a third party.

•	If MGIC terminates the merger agreement because Radian’s board of directors (A) failed to recommend in the joint proxy statement the approval of the merger agreement, (B) resolved to approve an acquisition proposal, or (C) failed to recommend against acceptance of a tender offer or exchange offer within 10 business days after the commencement of such tender or exchange offer or knowingly breached its obligations relating to regulatory matters, stockholders’ approvals, or third party acquisition proposals.

The merger agreement provides that a termination fee in the amount of $185 million is payable by MGIC to Radian:

•	If a takeover proposal is made by a third party to MGIC after the date of the merger agreement and the merger agreement is terminated by (A) either MGIC or Radian, because the necessary stockholder vote was not obtained, (B) by Radian, because of a willful material breach of the merger agreement covenants by MGIC or (C) by Radian, because the first anniversary of the merger agreement passes because of a willful material breach by MGIC, and either:

•	within 12 months after termination of the merger agreement, MGIC completes an acquisition proposal, or

•	within 12 months after termination of the merger agreement, MGIC enters into a definitive acquisition agreement related to an acquisition proposal with a third party.

•	If Radian terminates the merger agreement because MGIC’s board of directors (A) failed to recommend in the joint proxy statement the approval of the merger agreement, (B) resolved to approve an acquisition proposal, or (C) failed to recommend against acceptance of a tender offer or exchange offer within 10 business days after the commencement of such tender or exchange offer or knowingly breached its obligations relating to regulatory matters, stockholders’ approvals, or third party acquisition proposals.

Name; Headquarters

The name of the combined company will be “MGIC Radian Financial Group Inc.” The location of the headquarters and principal office of the combined company and the mortgage insurance line of business will be Milwaukee, Wisconsin. Any change to the provisions relating to these headquarters and the name of the combined company will require the affirmative vote of at least 75% of the entire board of directors.

The name used in the operation of the mortgage insurance line of business will be “Mortgage Guaranty Insurance Corporation” and the name used in the financial guaranty line of business will be “Radian Asset Assurance.” The financial guaranty business of the combined company will continue to be based in New York, New York, and various functions of the combined company may be based in Philadelphia, Pennsylvania. Changes to the provisions in this paragraph are not subject to the supermajority vote requirement referenced above.

Bylaw Amendments

MGIC’s board of directors has agreed to approve changes to the MGIC amended and restated bylaws which will become effective upon the completion of the merger. These amendments will affect the corporate governance agreements described below, as well as those matters described in the first paragraph of “Name; Headquarters.”

Executive Officers of the Combined Company

Following the completion of the merger, Curt S. Culver, Chairman of the Board and Chief Executive Officer of MGIC, will serve as Chairman of the Board and Chief Executive Officer of the combined company, and Sanford A. Ibrahim, Chief Executive Officer of Radian, will serve as President and Chief Operating Officer of the combined company. Following the completion of the merger, Mr. Ibrahim will be the successor to Mr. Culver as Chief Executive Officer of the combined company, with such succession to become effective on the date of the combined company’s 2009 annual stockholders meeting (provided, however, that if the completion of the merger occurs after July 1, 2007, the succession will take place on September 1, 2009), or any such earlier date as of which Mr. Culver ceases for any reason to serve in the position of Chief Executive Officer of the combined company. In addition, Mr. Ibrahim will be the successor to Mr. Culver as Chairman of the Board of Directors of the combined company, with such succession to become effective on the date of the combined company’s 2010 annual stockholders meeting or any such earlier date as of which Mr. Culver ceases for any reason to serve in the position of Chairman of the Board of Directors of the combined company. At such time, Mr. Culver will also resign from the combined company’s board of directors.

Other persons who will serve as executive officers for the combined company after the merger, and their areas of responsibility, include: J. Michael Lauer, Chief Financial Officer; Jeffrey H. Lane, General Counsel; Teresa A. Bryce, Head of Corporate Strategy and Corporate Secretary; Lawrence Pierzchalski, Head of Risk Management in Mortgage Insurance; Martin Wood, Head of International in Mortgage Insurance; Mark A. Casale, Head of Capital Markets in Mortgage Insurance; Patrick Sinks, Head of Mortgage Insurance (domestic); Stephen D. Cooke, Head of Financial Guaranty; Lawrence DelGatto, Head of Information Technology; and Robert E. Croner, Head of Human Resources.

Composition of the Board of Directors

Upon completion of the merger, the board of directors of the combined company will consist of six current directors of MGIC designated by MGIC and five current directors of Radian designated by Radian. Promptly upon completion of the merger, the combined company will convene a special stockholder meeting to vote on the addition of an additional Radian director. The former MGIC directors and former Radian directors will be equally apportioned among three equal classes of the combined company’s board of directors. Mr. Herbert Wender will be the “lead” director of the combined company’s board and will serve in such capacity until the 2009 fiscal year. Mr. Wender will also be nominated to serve as a director of the combined company until the expiration of the term of the class of directors which expires at the combined company’s annual meeting of stockholders in 2012, at which time he will resign from the board of directors.

In addition to Mr. Culver, the merger agreement contemplates that Kenneth M. Jastrow, II, the chairman of the MGIC board’s management development, nominating and governance committee, will become a director of the combined company. The management development, nominating and governance committee, in consultation with Mr. Culver, will make a recommendation to MGIC’s board on which directors of MGIC should be designated by MGIC as directors of the combined company. The MGIC board will determine which directors should be so designated.

Committees of the Board of Directors

Until the 2010 annual meeting of the combined company, the chairmanships of the committees of the board of directors of the combined company will be divided as evenly as possible between individuals who are former MGIC directors and those who are former Radian directors, and the total membership on such committees will include an equal number of former MGIC directors and former Radian directors.

From the completion of the merger until such time as the sixth former Radian director is elected to the combined company’s board of directors, the combined company’s board of directors will have an Executive Committee consisting of two former MGIC board members and two former Radian board members, which Executive Committee will be formed to approve (by majority vote of the entire such Committee) all non-ordinary course business to be brought before the full combined company board of directors (other than such business as may be proposed by the combined company’s committees responsible for discharging the duties imposed by the rules of the New York Stock Exchange on audit, compensation and corporate governance/nominating committees).

Other Covenants and Agreements

Each of MGIC and Radian has made customary agreements that place restrictions on it and its subsidiaries until the effective time of the merger. In general, MGIC and Radian and their respective subsidiaries are required to use their reasonable best efforts to maintain and preserve intact their business organizations, assets, employees and relationships with customers, suppliers, employees and business associates. In addition, MGIC and Radian and their respective subsidiaries are required to conduct their business in the ordinary course and to take no action that would adversely affect or delay the ability of any party to obtain any required consents or perform its covenants and agreements under the merger agreement or complete the merger on a timely basis. Each of MGIC and Radian has also agreed that, with certain exceptions, it will not, and will not permit any of its subsidiaries to, without the prior written consent of the other party:

•	incur any indebtedness, become responsible for the obligations of another or make any loan or advance, in all cases other than in the ordinary course of business;

•	adjust, split, combine or reclassify any capital stock;

•	make, declare or pay any dividends or other distribution on, or redeem, purchase or otherwise acquire, any shares of its capital stock other than regular quarterly dividends and certain other exceptions; however the MGIC and Radian boards of directors have each authorized certain officers of the respective companies to waive the other company’s compliance with the covenant not to acquire or purchase any shares of its own capital stock, but only in an amount not to exceed five million shares; in addition, the Radian board has authorized certain officers to waive compliance with the prohibition (which is contained in the confidentiality agreement between the two companies) on MGIC purchasing Radian shares, but only in an amount not to exceed two million shares in the aggregate, subject to certain conditions;

•	grant any stock options or other rights to acquire shares of its capital stock, stock appreciation rights, performance shares, restricted stock units or other equity-based interests, other than pursuant to certain existing plans and agreements in the ordinary course of business;

•	issue any additional shares of capital stock, other than pursuant to outstanding equity-based awards;

•	sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets, except in the ordinary course of business or pursuant to agreements in force at the date of the merger agreement;

•	make any material investment, other than in the ordinary course of business or pursuant to agreements in force at the date of the merger agreement;

•	terminate or waive any material provision of any material contract or instrument, other than in the ordinary course of business;

•	other than as required under current benefit plans and subject to certain exceptions, increase the compensation or benefits of any of its employees, enter into or amend any benefit plan or contract or employment agreement, or accelerate vesting of any stock options or other stock-based awards; or

•	settle any material claim, action or proceeding, other than in the ordinary course of business.

Representations and Warranties

The merger agreement contains reciprocal representations and warranties of MGIC and Radian relating to their respective businesses, including as relates to:

•	corporate organization, standing and power, and subsidiaries;

•	capitalization;

•	requisite corporate authority to enter into the merger agreement and to complete the contemplated transactions;

•	consents needed to complete the merger;

•	securities and regulatory filings;

•	financial statements;

•	broker’s fees;

•	absence of certain changes or events;

•	litigation;

•	tax matters;

•	employee benefit matters;

•	SEC reports;

•	compliance with permits, laws and orders;

•	contracts;

•	agreements with regulatory agencies;

•	interest rate risk management instruments;

•	environmental matters;

•	investment securities and commodities;

•	title;

•	intellectual property;

•	rating agencies;

•	state takeover laws;

•	the merger qualifying as a reorganization;

•	fairness opinions; and

•	accuracy of information supplied for inclusion in this document and other similar documents.

The representations described above and included in the merger agreement were made for purposes of the merger agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the merger agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. This description of the representations and warranties, and their reproduction in the copy of the merger agreement attached to this document as Annex A, are included solely to provide investors with information regarding the terms of the merger agreement. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should only be read together with the information provided elsewhere in this document and in the documents incorporated by reference into this joint proxy statement/prospectus, including the periodic and current reports and statements that MGIC and Radian file with the SEC. See “Where You Can Find More Information.”

Employee Benefit Plans

The merger agreement provides that after the completion of the merger, MGIC, at its election, may, with respect to Radian employees who become MGIC employees following the completion of the merger, either:

•	maintain for the benefit of such continuing Radian employees the benefit plans maintained by Radian immediately prior to the completion of the merger; or

•	provide employee benefits under existing or new MGIC compensation and benefit plans on terms and conditions that are the same for similarly situated employees of MGIC.

MGIC will recognize, for purposes of participation, vesting and benefit accrual (but not for benefit accrual with respect to any plan in which such credit would result in a duplication of benefits) all service with Radian as service with MGIC.

Expenses and Fees

In general, each party will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement. However, MGIC and Radian will each pay one-half of the costs incurred in connection with the preparation (including printing and filing) of this joint proxy statement/prospectus.

Possible Alternative Merger Structure

The merger agreement provides that MGIC and Radian may mutually agree to change the structure of the merger. However, no change may be made that:

•	alters or changes the amount or kind of consideration to be issued to Radian stockholders;

•	adversely affects the tax treatment of Radian’s stockholders pursuant to the merger agreement; or

•	materially impedes or delays completion of the merger in a timely manner.

Amendment or Waivers

Subject to applicable law, the merger agreement may be amended by written agreement between the parties at any time before or after approval of the merger by the stockholders of MGIC and Radian; provided, that after approval of the merger by the stockholders of MGIC or Radian, there may not be, without further approval of such stockholders, any amendment of the merger agreement that changes the amount or the form of consideration to be delivered to Radian stockholders. Each of MGIC and Radian may also, to the extent legally allowed, extend the time for the performance of obligations under the merger agreement, waive any inaccuracies in the representations and warranties or waive compliance with the provisions of the merger agreement by the party benefited by those provisions, provided that after approval of MGIC or Radian stockholders is obtained, there may not be a waiver or extension without further approval of such stockholders, which reduces the amount or changes the form of the consideration to be delivered to the Radian stockholders.

INFORMATION ABOUT THE COMPANIES

About MGIC Investment Corporation

MGIC Investment Corporation (NYSE: MTG), headquartered in Milwaukee, Wisconsin, is a holding company which, through its wholly-owned subsidiary Mortgage Guaranty Insurance Corporation, is a provider of private mortgage insurance in the United States with $176.5 billion primary insurance in force covering 1.3 million mortgages as of December 31, 2006. During 2006, MGIC served approximately 3,600 lenders with locations across the country and in Puerto Rico and Guam, helping families achieve homeownership sooner by making affordable low downpayment mortgages a reality. In addition to mortgage insurance on first liens, MGIC through other subsidiaries, provides lenders with various underwriting and other services and products related to home mortgage lending. MGIC, along with Radian, also has interests in Credit-Based Asset Servicing and Securitization LLC and Sherman Financial Group LLC, which are less than majority-owned joint ventures for each company. Credit-Based Asset Servicing and Securitization LLC is principally engaged in the business of investing in the credit risk of credit sensitive single-family residential mortgages. Sherman Financial Group LLC is principally engaged in purchasing and collecting for its own account delinquent consumer receivables, which are primarily unsecured, and in originating and servicing subprime credit card receivables. Additional information about MGIC can be found at http://www.mgic.com. Information contained on the MGIC website is expressly not incorporated by reference into this joint proxy statement/prospectus.

MGIC’s principal executive offices are located at 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 and its telephone number is (414) 347-6480.

Additional information about MGIC and its subsidiaries is included in documents incorporated by reference in this document. See “Where You Can Find More Information.”

About Radian Group Inc.

Radian (NYSE: RDN) is a global credit risk management company headquartered in Philadelphia, Pennsylvania with significant operations in New York and London. Radian develops innovative financial solutions by applying its core mortgage insurance and credit risk expertise as well as structured finance capabilities to the credit enhancement needs of the capital markets worldwide, primarily through credit insurance products. Radian also provides credit enhancement for public finance and other corporate and consumer assets on both a direct and reinsurance basis and, together with MGIC, holds interests in Credit-Based Asset Servicing and Securitization LLC and Sherman Financial Group LLC, which are less than majority-owned joint ventures for each company. Credit-Based Asset Servicing and Securitization LLC is principally engaged in the business of investing in the credit risk of credit sensitive single-family residential mortgages. Sherman Financial Group LLC is principally engaged in purchasing and collecting for its own account delinquent consumer receivables, which are primarily unsecured, and in originating and servicing subprime credit card receivables. Additional information about Radian can be found at http://www.radian.biz. Information contained on the Radian website is expressly not incorporated by reference into this joint proxy statement/prospectus.

Radian’s principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103 and its telephone number is (215) 231-1000.

Additional information about Radian and its subsidiaries is included in documents incorporated by reference in this document. See “Where You Can Find More Information.”

DESCRIPTION OF MGIC CAPITAL STOCK

In this section, we describe the material features and rights of the MGIC capital stock, none of which will be affected by the merger. This summary is qualified in its entirety by reference to applicable Wisconsin law, MGIC’s articles of incorporation and MGIC’s amended and restated bylaws, as described below. See “Where You Can Find More Information.”

General

MGIC is currently authorized to issue 300 million shares of common stock having a par value of $1.00 per share and 10 million shares of preferred stock having a par value of $1.00 per share. Each share of MGIC common stock has the same relative rights as, and is identical in all respects to, each other share of MGIC common stock.

Common Stock

Dividends.  Subject to certain regulatory restrictions, MGIC can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its board of directors. Following the completion of the merger, the holders of common stock of MGIC will be entitled to receive and share equally in such dividends as may be declared by the board of directors of MGIC out of funds legally available therefor. If MGIC issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights.  The holders of common stock of MGIC possess exclusive voting rights in MGIC. They elect the MGIC board of directors and act on such other matters as are required to be presented to them under Wisconsin law, MGIC’s organizational documents or as are otherwise presented to them by the MGIC board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If MGIC issues preferred stock, holders of the preferred stock may also possess voting rights. See “Comparison of Stockholders’ Rights.”

Liquidation.  In the event of liquidation, dissolution or winding up of MGIC, the holders of its common stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of MGIC available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the MGIC common stock in the event of liquidation or dissolution.

Preferred Stock

There are no shares of MGIC preferred stock issued or outstanding. Shares of MGIC preferred stock may be issued with such designations, preferences, limitations and relative rights as the MGIC board of directors may from time to time determine. The MGIC board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock. In connection with the amendment of MGIC’s articles of incorporation that authorized preferred stock, MGIC’s board of directors and management represented that they will not issue, without prior stockholder approval, preferred stock (i) for any defensive or anti-takeover purpose, (ii) to implement any shareholder rights plan, or (iii) with features intended to make any attempted acquisition of MGIC more difficult or costly. No preferred stock will be issued to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue.

COMPARATIVE MARKET PRICES AND DIVIDENDS

MGIC common stock and Radian common stock are listed on the New York Stock Exchange. The following table sets forth the high and low trading prices of shares of MGIC common stock and Radian common stock as reported on the New York Stock Exchange, and the quarterly cash dividends declared per share for the periods indicated. MGIC stockholders and Radian stockholders are advised to obtain current market quotations for MGIC common stock and Radian common stock. The market price of MGIC common stock and Radian common stock will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger. No assurance can be given concerning the market price of MGIC common stock or Radian common stock before the effective date of the registration statement, or the market price of MGIC common stock after the effective date of the registration statement.

	MGIC Common Stock			Radian Common Stock
	High	Low	Dividend	High	Low	Dividend

2005
First Quarter	$70.00	$59.98	$0.075	$53.36	$46.15	$0.02
Second Quarter	66.48	56.93	0.150	48.08	42.90	0.02
Third Quarter	70.02	60.56	0.150	54.58	46.73	0.02
Fourth Quarter	67.75	56.70	0.150	60.38	47.40	0.02
2006
First Quarter	$72.73	$62.01	$0.250	$61.41	$54.53	$0.02
Second Quarter	71.48	63.05	0.250	65.80	57.68	0.02
Third Quarter	65.29	53.96	0.250	65.18	57.95	0.02
Fourth Quarter	63.50	56.22	0.250	62.08	51.61	0.02
2007
First Quarter	$70.10	$54.59	$0.250	$67.35	$51.68	$0.02
Second Quarter (through April 4, 2007)	58.80	56.96	—	54.84	53.13	—

UNAUDITED PRO FORMA FINANCIAL INFORMATION

MGIC INVESTMENT CORPORATION AND RADIAN GROUP INC.

The following Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet combines the historical Consolidated Balance Sheet of MGIC and its subsidiaries and the historical Consolidated Balance Sheet of Radian and its subsidiaries giving effect to the merger as if it had occurred on December 31, 2006, as an acquisition by MGIC of Radian using the purchase method of accounting and giving effect to the related unaudited pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The following Unaudited Pro Forma Condensed Combined Consolidated Statements of Income for the year ended December 31, 2006, combine the historical Consolidated Statements of Income of MGIC and its subsidiaries and Radian and its subsidiaries giving effect to the merger as if the merger had become effective on January 1, 2006, as an acquisition by MGIC of Radian using the purchase method of accounting and giving effect to the related unaudited pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. As described in the accompanying notes, the pro forma adjustments include the sale of interests in joint ventures and the related reduction in joint venture income.

The Unaudited Pro Forma Condensed Combined Financial Statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been completed on the date or at the beginning of the period indicated or which may be attained in the future. The Unaudited Pro Forma Condensed Consolidated Financial Statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical financial statements and related notes thereto of MGIC and its subsidiaries and Radian and its subsidiaries, such information and notes thereto incorporated by reference herein.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. Conversely, we anticipate that initially the revenues of the combined company following the merger will be lower than the combined revenues of MGIC and Radian prior to the merger. The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of expected cost savings, anticipated revenue reductions, the impact of restructuring costs or the amortization of other intangibles that may be identified upon further analysis and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

MGIC INVESTMENT CORPORATION AND RADIAN GROUP INC.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2006

					Unaudited		Unaudited
	Historical	Historical			Pro Forma		Pro Forma
	MGIC	Radian	Reclassifications		Adjustments		Combined
	(In millions of dollars)

Assets
Fixed maturities, available for sale at fair value	$5,250	$4,976	$—		$—		$10,226
Fixed maturities, held to maturity at amortized cost	—	84	—		3	(a)	87
Trading securities, at fair value	—	128	—		—		128
Equity securities, at fair value	2	298	—		—		300
Short-term investments	—	239	—		—		239
Other invested assets	—	20	—		—		20

Total investments	5,252	5,745	—		3		11,000
Cash and cash equivalents	294	58	—		901	(b)	1,253
Accrued investment income	65	63	—		—		128
Deferred policy acquisition costs	13	222	—		(222	)(c)	13
Investment in joint ventures/affiliates	656	619	—		450	(d)	824
					(901	)(e)
Reinsurance recoverables on loss reserves	13	12	—		—		25
Prepaid reinsurance premiums	10	—	—		—		10
Prepaid federal income taxes	—	809	(809	)(A)	—		—
Accounts and notes receivable	—	56	(56	)(B)	—		—
Property and equipment	33	34	—		—		67
Goodwill	8	—	—		851	(f)	859
Other intangibles	9	—	—		227	(g)	236
Other assets	269	311	56	(B)	—		636

Total assets	$6,622	$7,929	$(809)		$1,309		$15,051

Liabilities
Loss reserves	$1,126	$842	$—		$—		$1,968
Unearned premiums	190	944	—		—		1,134
Debt	781	748	—		13	(h)	1,542
Deferred federal income taxes, net	—	1,130	(1130	)(A)	—		—
Accounts payable and accrued expenses	—	197	(197	)(C)	—		—
Other liabilities	229	—	518	(A)(C)	40	(i)	943
					156	(j)

Total liabilities	2,326	3,861	(809)		209		5,587

Shareholders’ equity
Common stock	123	—	—		42	(k)	165
Paid-in capital	310	1,347	—		(1,347	)(l)	3,540
					(913	)(m)
					75	(n)
					4,068	(o)
Treasury stock	(2,202)	(931)	—		931	(p)	(306)
					1,896	(q)
Accumulated other comprehensive income	66	162	—		(162	)(r)	66
Retained earnings	5,999	3,490	—		(3,490	)(s)	5,999

Total shareholders’ equity	4,296	4,068	—		1,100		9,464

Total liabilities and shareholders’ equity	$6,622	$7,929	$(809)		$1,309		$15,051

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

MGIC INVESTMENT CORPORATION AND RADIAN GROUP INC.

Unaudited Pro Forma Condensed Combined Income Statement
For the Year Ended December 31, 2006

					Unaudited		Unaudited
	Historical	Historical			Pro Forma		Pro Forma
	MGIC	Radian	Reclassifications		Adjustments		Combined
	(In millions, except per share data)

Net premiums written	$1,217	$1,112	$—		$—		$2,329
(Increase) decrease in unearned premiums	(30)	(96)	—		—		(126)

Net premiums earned	1,187	1,016	—		—		2,203
Investment income, net of expenses	241	234	—		—		475
Realized investment (losses) gains, net	(4)	41	—		—		37
Change in fair value of derivative instruments	—	16	—		—		16
Other revenue	45	21	—		—		66

Total revenues	1,469	1,328	—		—		2,797

Losses and expenses:
Losses incurred, net	614	369	—		—		983
Policy acquisition costs		112	(112	)(D)	—		—
Underwriting and other expenses	291	243	112	(D)	(112	)(t)	591
					57	(u)
Interest expense	39	48	—		(2	)(v)	85

Total losses and expenses	944	772	—		(57)		1,659
Equity in net income of affiliates	—	257	(257	)(E)	—		—

Pretax income	—	813	(813	)(E)	—		—
Income before tax and joint ventures	525	—	556	(E)	57		1,138
Provision for income tax	130	231	(90	)(E)	20	(w)	291
Income from joint ventures, net of tax	170	—	167	(E)	(132	)(x)	193
					(12	)(y)

Net income	$565	$582	$—		$(107)		$1,040

Earnings per share:
Basic	$6.70	$7.16					$6.39	(*)

Diluted	$6.65	$7.08					$6.33	(*)

Weighted average common shares outstanding
Basic	84.3	81.3			(2.8)		162.8
Diluted	84.9	82.3			(2.8)		164.4

(*)	Assuming that the parties complete the merger, the combined company intends to repurchase shares of common stock for an aggregate purchase price of approximately $1.0 billion and for that purpose anticipates using available funds and incurring indebtedness of approximately $650 million. The unaudited pro forma condensed combined financial statements do not give effect to these anticipated repurchases, the incurrence of such indebtedness or the use of available funds for such stock repurchases. Under current SEC guidance, these anticipated transactions do not qualify as appropriate bases for pro forma adjustments. There is no certainty that the combined company will be able to effect these transactions or as to their timing. In fact, it could require an extended period of time to effect repurchases of this magnitude. However, assuming these anticipated transactions had taken place on January 1, 2006, with an assumed per share repurchase price of $66.41 and an assumed interest rate of 6.75%, adjusting the pro forma combined results reflected above to also give effect to these transactions would result in the following:

Earnings per share:
  Basic — $6.84
  Diluted — $6.77

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

MGIC INVESTMENT CORPORATION AND RADIAN GROUP INC.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
As of and for the Year ended December 31, 2006

Note 1. — General

The merger will be accounted for as an acquisition by MGIC of Radian using the purchase method of accounting, under accounting principles generally accepted in the United States of America (“US GAAP”), reflecting the acquisition by MGIC of Radian and, accordingly, the assets and liabilities of Radian will be recorded at their respective fair values on the date the merger is completed. The merger will be effected by the issuance of MGIC common stock, par value $1.00 per share, to Radian stockholders. Each share of Radian common stock will be exchanged for 0.9658 of a share of MGIC common stock. The shares of MGIC common stock issued to effect the merger will be recorded at $66.41 per share. Following current accepted practice under US GAAP, this amount was determined by averaging the price of shares of MGIC common stock over a four-day period surrounding the date the merger was announced, as described in Note 2. below. In 2005, the Financial Accounting Standards Board issued an exposure draft of the proposed Statement of Financial Accounting Standards, Business Combinations: a replacement of FASB Statement No. 141. A final standard is expected to be issued in 2007. When adopted, the proposed standard will change accounting standards and practices for business combinations. If this replacement standard is adopted with an effective date prior to the acquisition date of this merger, it may change how this transaction is accounted for under US GAAP.

The unaudited pro forma financial information includes estimated adjustments to record assets and liabilities of Radian at their respective fair values. The unaudited pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed.

The final allocation of the purchase price will be determined after the merger is completed and additional analyses are performed to determine the fair values of Radian’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Changes in the fair value of the net assets of Radian as of the date of the merger will change the amount of purchase price allocable to excess purchase price. The further refinement of transaction costs will change the amount of excess purchase price recorded. In addition, changes in Radian’s stockholders’ equity, including net income, between January 1, 2007 and the date of the merger will also change the amount of excess purchase price recorded. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma financial information for the merger is included only as of and for the year ended December 31, 2006. The unaudited pro forma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2. — Purchase Price and Goodwill

The computation of the estimated purchase price, the allocation of the estimated purchase price to the net assets of Radian based on fair values estimated at December 31, 2006, the preliminary estimated intangibles and the resulting amount of goodwill are shown below. The stock price used in determining the estimated purchase price is based on an average of the closing prices of MGIC common stock for the two trading days before through the two trading days after MGIC and Radian announced their merger on February 6, 2007.

MGIC INVESTMENT CORPORATION AND RADIAN GROUP INC.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)

The final allocation of the purchase price will be determined after the merger is completed and after completion of a thorough analysis to determine the fair values of Radian’s tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments could be materially different from the preliminary pro forma adjustments presented herein. Any increase or decrease in the fair value of Radian’s tangible and intangible assets, liabilities, commitments and other items as compared to the information shown herein will change the purchase price allocable to goodwill and may impact the combined income statements due to adjustments to amortization or accretions related to the adjusted assets or liabilities.

	December 31, 2006
	(In millions of dollars,
	except share and
	per share amounts)

Purchase price:
Radian — shares outstanding at December 31, 2006	79,401,691
Exchange Ratio	0.9658

Total shares	76,686,153
Purchase price per share	$66.41

Purchase price related to shares		$5,093
(n) Estimated fair value of Radian employee stock options and equity awards exchanged		75
(i) Estimated direct transaction costs		40

Total preliminary estimated purchase price		5,208
Net assets acquired
Radian’s shareholders’ equity at December 31, 2006		(4,068)

Excess of purchase price over carrying amount of net assets acquired		1,140
Estimated amounts allocated to assets and liabilities assumed in the merger
Fixed maturity investments	$(3)
Deferred policy acquisition costs	222
Investments in joint ventures	(450)
Debt	13
Deferred income taxes	156

		(62)
Other intangible assets
In force book — mortgage insurance		(117)
Insured portfolio — financial guaranty		(110)

(f) Goodwill		$851

(n)	When the merger is completed, Radian equity awards will be converted into similar equity awards for MGIC common stock. The vesting of unvested Radian equity awards will be accelerated to vest at the time the merger is completed, subject to certain exceptions. For additional information about the conversion and acceleration of Radian equity awards, see the section entitled “Interests of Radian’s Directors and Officers in the Merger-Equity-Based Compensation.” The estimated fair value of equity awards that will be issued by MGIC in exchange for Radian equity awards is $75 million and is included in the purchase price. The fair value of the equity awards was estimated by using the Black-Scholes pricing model for stock options and the intrinsic value for other equity awards at December 31, 2006.

(i)	MGIC estimates that it will incur direct transaction costs of approximately $40 million. These costs are also included in the preliminary estimated purchase price.

MGIC INVESTMENT CORPORATION AND RADIAN GROUP INC.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)

Note 3. — Unaudited Pro Forma Reclassifications

Certain amounts in the historical consolidated financial statements of Radian have been reclassified to conform to the MGIC financial statement presentation as follows:

(A) The net of prepaid federal income taxes and deferred federal income taxes has been reclassified to other liabilities.

(B) Accounts and notes receivable have been reclassified to other assets.

(C) Accounts payable and accrued expenses have been reclassified to other liabilities.

(D) Policy acquisition costs have been reclassified to underwriting and other expenses.

(E) Equity in net income of affiliates has been reclassified to income from joint ventures, and has been presented net of tax.

Note 4. — Unaudited Pro Forma Combined Balance Sheet and Income Statement Adjustments

The unaudited pro forma adjustments related to the preliminary Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2006 assume the merger took place on December 31, 2006.

The following unaudited pro forma adjustments result from the allocation of the purchase price for the acquisition based on the fair value of the assets and liabilities acquired from Radian. Certain other adjustments made pertain to estimated liabilities for direct transaction costs, deferred income taxes on fair value adjustments and asset sales related to the merger.

	Increase
	(Decrease)

Assets:
(a) Fixed maturities, adjust to fair value		$3
(b) Proceeds from sale of joint venture interests to reduce ownership below 50%		901
(c) Deferred policy acquisition costs, adjust to fair value		(222)
(d) Investment in joint ventures, adjust to fair value		450
(e) Sale of joint venture interests to reduce ownership below 50%		(901)
(f) Goodwill		851
(g) Other intangible asset adjustments
In force book — mortgage insurance	$117
Insured portfolio — financial guaranty	110

		227

Total asset adjustments		$1,309

Liabilities:
(h) Debt, adjust to fair value		$13
(i) Liability for direct transaction costs		40
(j) Deferred tax liability on fair value adjustments, except goodwill		156

Total liability adjustments		209
Shareholders’ equity:
Common stock:
(k) Shares of MGIC common stock to be issued to Radian shareholders		42

MGIC INVESTMENT CORPORATION AND RADIAN GROUP INC.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)

Increase
(Decrease)

Paid-in capital:
(l) Radian’s historical paid-in capital	(1,347)
(m) Purchase price in excess of Radian’s historical shareholders’ equity, adjusted for common stock and treasury stock issued	(913)
(n) Fair value of Radian’s stock options and equity awards exchanged	75
(o) Radian’s historical shareholders’ equity	4,068
Treasury stock:
(p) Radian’s historical treasury stock	931
(q) Shares of MGIC treasury stock to be issued to Radian shareholders	1,896
Accumulated other comprehensive income:
(r) Radian’s historical other comprehensive income	(162)
Retained earnings:
(s) Radian’s historical retained earnings	(3,490)

Total shareholders’ equity adjustments	1,100

Total liability and shareholders’ equity adjustments	$1,309

The unaudited pro forma combined income statement adjustments assume the merger took place on January 1, 2006. The following unaudited pro forma adjustments related to the pro forma combined condensed statement of income reflect estimated amortization on a seven year sum-of-the-years’ digits method for the estimated identifiable intangibles related to the merger, estimated amortization of the fair value of net assets acquired and an estimated reduction in joint venture income related to the anticipated sale of a portion of the combined company’s interest in each of Credit-Based Asset Servicing and Securitization LLC (“C-Bass”) and Sherman Financial Group LLC (“Sherman”).

Increase
(Decrease)

Losses and expenses:
Underwriting and other expenses:
(t) Adjustment to amortization expense for the fair value of deferred policy acquisition costs	(112)
(u) Adjustment to amortization expense for the estimated value of identifiable intangible assets with finite lives	57
Interest expense:
(v) Adjustment to interest expense for the amortization of fair value adjustments to debt	(2)

Total losses and expenses adjustment	(57)

Income before tax and joint ventures adjustment	57
(w) Provision for income tax adjustment at 35%	20
Income from joint ventures, net of tax adjustment
(x) Reduction in income due to the sale of interest in joint ventures	(132)
(y) Amortization of fair value adjustments	(12)

Total income from joint ventures, net of tax adjustment	(144)
Reduction in Net Income	$(107)

MGIC INVESTMENT CORPORATION AND RADIAN GROUP INC.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)

(b)(d)(e)(j)(x)(y) The unaudited pro forma adjustments include the sale of interest in joint ventures to reduce ownership below 50%. As of December 31, 2006, MGIC and Radian each have a 46.1% investment in C-BASS and a 40.96% investment in the Class A Common Units and a 50% investment in the Preferred Units of Sherman. In connection with the closing of the merger, the combined company intends to sell a portion of the acquired interest, including all of Radian’s preferred interest, and MGIC’s preferred interest, to reduce ownership in each of C-BASS and Sherman to 49.9%. As a result of this anticipated sale, the investment in each joint venture will continue to be accounted for using the equity method of accounting, whereas retaining a combined interest above 50% may require the combined company to consolidate the financial statements of these joint ventures. Consolidation may adversely impact the financial rating of the combined company or certain of its subsidiaries. Footnote 8 of MGIC’s Consolidated Financial Statements included in MGIC’s Annual Report on Form 10-K for the year ended December 31, 2006 summarizes financial information for each of C-BASS and Sherman. The fair value adjustment for the joint venture interests acquired from Radian was estimated assuming an approximate fair value of C-BASS at a multiple of book value and an approximate fair value of Sherman at a multiple of projected tax effected net income. The fair value adjustment, excluding any amounts identified as goodwill, related to the interests acquired from Radian and retained by the combined company is assumed to be amortized over the estimated useful life. A portion of the deferred tax liability related to the fair value adjustment will become a current liability upon sale of the interests.

(g)(u) The estimated values of the intangible assets identified as the mortgage insurance in force book and the financial guaranty insured portfolio were each based on the sum of estimated discounted cash flows of future estimated run-off premiums written, offset by estimated run-off paid losses and run-off expenses. The sums of the estimated discounted cash flows were further offset by an estimated discounted capital charge. The intangibles are assumed to be amortized over their useful life on an accelerated basis. The estimated amortization expense for the five years following the acquisition is $49 million, $41 million, $32 million, $24 million and $16 million, respectively.

(k)(m)(q) The unaudited pro forma balance sheet adjustments reflect the addition of an estimated 77 million outstanding shares of MGIC common stock, 42 million of which we anticipate will be newly issued shares, and 35 million of which we anticipate will be issued from treasury shares.

The unaudited pro forma adjustments do not include anticipated restructuring costs in conjunction with the merger. The preliminary estimate related to restructuring is approximately $125 million to $150 million, after-tax, and is subject to final decisions by management. These costs may include severance payments and other costs associated with the process of combining the companies.

Certain other assets and liabilities of Radian will be subject to adjustment to their respective fair values at the time of the merger. Pending further analysis, no unaudited pro forma adjustments are included herein for these assets and liabilities.

Note 5 — Unaudited Earnings per Share

The pro forma earnings per common share data has been computed based on the combined historical income of MGIC and Radian and the impact of purchase accounting adjustments. Weighted average shares were calculated using MGIC’s historical weighted average common shares outstanding and Radian’s weighted average shares outstanding multiplied by the exchange ratio.

COMPARISON OF STOCKHOLDERS’ RIGHTS

General

MGIC is incorporated under Wisconsin law and Radian is incorporated under Delaware law. Differences in the rights of holders of MGIC common stock and Radian common stock arise from both differences in Wisconsin law and Delaware law and differences in the articles of incorporation and amended and restated bylaws of MGIC and the amended and restated certificate of incorporation and amended and restated bylaws of Radian. Upon completion of the merger, the articles of incorporation and amended and restated bylaws of MGIC in effect immediately prior to the effective time of the merger will be the charter documents of the combined company, except as such bylaws will be amended in accordance with the merger agreement. See “The Merger Agreement — Bylaw Amendments.” Consequently, after the effective time of the merger, the rights of former Radian stockholders will be determined by reference to the MGIC articles of incorporation and amended and restated bylaws. The material differences between the rights of holders of MGIC common stock and Radian common stock resulting from the differences in their governing corporate instruments are summarized below. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the Wisconsin Business Corporation Law, the Delaware General Corporation Law and the governing instruments of MGIC and Radian, to which you are referred. The governing instruments are subject to amendment in accordance with their terms. Copies of the governing corporate instruments are available, without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed under “Where You Can Find More Information.”

Authorized Capital

MGIC

MGIC’s articles of incorporation authorize 300 million shares of MGIC common stock, par value $1.00 per share, and 10 million shares of preferred stock, par value $1.00 per share. As of March 9, 2007, 83,067,137 shares of MGIC common stock were issued and outstanding, and no shares of MGIC preferred stock were issued and outstanding.

Radian

The authorized capital stock of Radian consists of 200 million shares of common stock, par value $0.001 per share, and 20 million shares of preferred stock, par value $0.001 per share. As of March 19, 2007, 80,260,253 shares of Radian common stock were issued and outstanding, and no shares of Radian preferred stock were issued and outstanding.

Number of Directors

MGIC

MGIC’s amended and restated bylaws provide that the number of MGIC directors may be fixed by the board of directors, provided that the number of directors is not less than seven nor more than 17 directors. After the completion of the merger, the amended and restated bylaws of MGIC will provide that the board of directors will initially consist of six current directors of MGIC designated by MGIC and five current directors of Radian designated by Radian. Promptly upon completion of the merger (and in no event later than ten business days after the merger), the combined company will convene a special meeting of the combined company’s stockholders to vote on the election of an additional Radian director. The former MGIC directors and former Radian directors will be divided into three equal classes of the combined company’s board of directors.

Radian

Radian’s amended and restated bylaws and amended and restated certificate of incorporation provide that the number of directors may be fixed by the board of directors, provided that the number of directors is not less than nine or more than 14, as may be determined only by resolution adopted by a majority of the directors present at a meeting at which a quorum is present.

Vacancies

MGIC

MGIC’s amended and restated bylaws provide that vacancies on MGIC’s board of directors may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director. After the completion of the merger and until the later of Sanford A. Ibrahim’s succession to the position of Chairman of the Board or Chief Executive Officer of MGIC, the amended and restated bylaws of MGIC will provide that all vacancies on the board of directors of the combined company created by the cessation of service of a director who was a director of MGIC prior to the completion of the merger will be filled by a nominee proposed by a majority of the remaining directors who were either directors of MGIC prior to completion of the merger or selected by such directors after completion of the merger, and all vacancies on the board of directors of the combined company created by the cessation of service of a former Radian director will be filled by a nominee proposed by a majority of the remaining directors who were either directors of Radian prior to the completion of the merger or selected by such directors after completion of the merger.

Radian

Radian’s amended and restated certificate of incorporation and amended and restated bylaws provide that vacancies on Radian’s board of directors may be filled by an affirmative vote by a majority of directors then in office present at a meeting at which a quorum is present. If, at the time of filling any vacancy, the directors then in office will constitute less than a majority of the entire board of directors (as constituted immediately prior to such vacancy), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancy, or to replace the directors chosen by the directors then in office.

Special Meetings of the Board

MGIC

Special meetings of MGIC’s board of directors may be called for any purpose or purposes, at any time, by MGIC’s Chairman of the Board of Directors, President, Secretary or any two directors.

Radian

Special meetings of Radian’s board of directors may be called for any purpose or purposes, at any time, by Radian’s Chairman of the Board or any three or more directors.

Business Combination Statute

MGIC

The Wisconsin Business Corporation Law restricts a “resident domestic corporation” from engaging in a “business combination” with or involving an “interested stockholder” or an affiliate or associate of an interested stockholder. For purposes of this statue, a “business combination” includes:

•	a merger or statutory share exchange;

•	a sale or other disposition of assets having a market value equal to at least 5% of the market value of the assets or outstanding stock of the corporation or representing at least 10% of its earning power or income;

•	the issuance or transfer of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock;

•	the adoption of a plan or proposal for liquidation or dissolution;

•	receipt by the interested stockholder or the interested stockholder’s affiliates or associates of a disproportionate direct or indirect benefit of a loan or other financial benefit provided by or through the resident domestic corporation or its subsidiaries; or

•	certain other transactions that have the direct or indirect effect of materially increasing the proportionate share of voting stock beneficially owned by the interested stockholder or the interested stockholder’s affiliates or associates.

An “interested stockholder” is a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of the resident domestic corporation, or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of its voting stock within the last three years. A “resident domestic corporation” means a public Wisconsin corporation that, as of the stock acquisition date in question, has:

•	its principal offices located in Wisconsin;

•	significant business operations located in Wisconsin;

•	more than 10% of the holders of record of its stock who are residents of Wisconsin; or

•	more than 10% of its shares held of record by residents of Wisconsin.

During the initial three-year period after a person becomes an interested stockholder, with some exceptions, the Wisconsin Business Corporation Law prohibits a business combination with the interested stockholder unless the corporation’s board of directors approved the business combination or the acquisition of the stock prior to the acquisition date. Following this period, the Wisconsin Business Corporation Law permits a business combination with an interested stockholder only if:

•	the board of directors approved the acquisition of the stock prior to the acquisition date;

•	the business combination is approved by a majority of the outstanding voting shares not owned by the interested stockholder;

•	the consideration to be received by stockholders meets statutory fair price and form requirements; or

•	the business combination is of a type specifically excluded from the coverage of the statute.

Radian

Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in a “business combination” with a person owning 15% or more of the corporation’s voting stock for three years following the time that person becomes a 15% stockholder, with certain exceptions.

Fair Price Statute

MGIC

Under the Wisconsin Business Corporation Law, in addition to any vote otherwise required by law or the articles of incorporation of the resident domestic corporation, certain mergers or share exchanges between resident domestic corporations and significant stockholders, and sales of all or substantially all of the assets of resident domestic corporations to significant stockholders, must be approved by 80% of the votes entitled to be cast by all outstanding voting shares of the corporation and two-thirds of the votes entitled to be cast by stockholders other than the significant stockholder or its affiliates or associates, unless the stockholders receive a statutory fair price.

A “significant stockholder” is a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation, or an affiliate of the corporation that beneficially owned 10% or more of the voting power of the outstanding shares within the last two years.

Radian

The Delaware General Corporation Law does not contain a similar provision.

Control Share Acquisition Statute

MGIC

The Wisconsin Business Corporation Law provides that, unless otherwise provided in its articles of incorporation, and subject to a number of exceptions for shares acquired in particular circumstances, the voting power of shares of a resident domestic corporation held by any person in excess of 20% of the voting power is limited to 10% of the voting power the excess shares would otherwise have. Full voting power may be restored if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of restoration.

Radian

The Delaware General Corporation Law does not contain a similar provision.

“Greenmail” Transactions

MGIC

The Wisconsin Business Corporation Law requires stockholder approval for some transactions in the context of a tender offer or similar action for more than 5% of any class of a resident domestic corporation’s stock. Stockholder approval is required for the acquisition of more than 5% of the corporation’s voting shares at a price above market value from any person who holds more than 3% of the voting shares and has held the shares for less than two years, unless the corporation makes an equal offer to acquire all voting shares. Stockholder approval is also required for the sale or option of assets that amount to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation has at least three directors who are not officers or employees of the corporation and a majority of those disinterested directors choose to opt out of this provision.

Radian

The Delaware General Corporation Law does not contain a similar provision.

Stockholder Rights Plans

MGIC

On July 22, 1999, MGIC adopted a stockholder rights agreement that declared a dividend of one common share purchase right for each share of MGIC common stock outstanding. Under terms of the rights agreement, as amended, each outstanding share of MGIC common stock is accompanied by one right. The distribution date occurs ten days after an announcement that a person has become the beneficial owner of the designated percentage of MGIC common stock. The date on which such an acquisition occurs is the shares acquisition date and a person who makes such an acquisition is an “acquiring person,” or ten business days after a person announces or begins a tender offer, the completion of which would result in ownership by a person or group of 15% or more of the outstanding shares of MGIC common stock. The designated percentage is 15% or more, except that for certain investment advisers and investment companies advised by such advisers, the designated percentage is 20% or more if certain conditions are met. The rights are not exercisable until the distribution date. Each right will initially entitle stockholders to buy one-half of one share of MGIC common stock at a purchase price of $225 per full share (equivalent to $112.50 for each one-half share), subject to adjustment. If there is an acquiring person, then each right, subject to certain limitations, will entitle its holder to purchase, at the rights’ then-current purchase price, a number of shares of MGIC common stock (or if after the shares acquisition date, MGIC is acquired in a business combination, common shares of the acquiror) having a market value at the time equal to twice the then-current purchase price of the Rights. The rights will expire on July 22, 2009, subject to extension. The rights are redeemable at a price of $0.001 per right at any time prior to the time a person becomes an acquiring person. Other than certain amendments, the board of directors may amend the rights in any respect without the consent of the holders of the rights.

Radian

Radian does not have a stockholders’ rights plan.

Classified Board of Directors and Cumulative Voting

MGIC

MGIC’s articles of incorporation and amended and restated bylaws provide that the MGIC board of directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office.

Stockholders are entitled to one vote for each share of MGIC’s common stock, and directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors under MGIC’s amended and restated bylaws. However, under MGIC’s amended and restated bylaws, any director elected by less than a “Majority Vote” in an election in which the number of candidates does not exceed the number of directors to be elected is required to send the MGIC board a resignation. The effectiveness of any such resignation will be contingent upon board acceptance. The MGIC board will accept or reject any such resignation in its discretion after receiving a recommendation made by its management development, nominating and governance committee. “Majority Vote” means that when there is a quorum present, more than 50% of the votes cast in the election of such director were “for” the election of such director, with votes cast being equal to the total of the votes “for” the election of such director plus the votes “withheld” from the election of such director.

MGIC stockholders are not entitled to cumulative voting rights in the election of directors.

Radian

Radian’s amended and restated certificate of incorporation and amended and restated bylaws provide for an unclassified board of directors, with each director serving a one-year term of office.

Stockholders are entitled to one vote for each share of Radian’s common stock, and directors are elected by a plurality of the vote cast by all stockholders under Radian’s amended and restated bylaws. Stockholders are not entitled to cumulative voting rights in the election of directors.

Removal of Directors

MGIC

MGIC’s articles of incorporation provide that any director or the entire MGIC board of directors may be removed with or without cause in accordance with the Wisconsin Business Corporation Law, which provides that stockholders may remove a director only at a meeting called for such purpose, and only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

Radian

Radian’s amended and restated certificate of incorporation provides that a director may only be removed with cause, by an affirmative vote of the holders of a majority of the voting power of all shares of Radian’s capital stock entitled to vote generally for the election of directors.

Special Meetings of Stockholders

MGIC

MGIC’s amended and restated bylaws provide that special meetings of MGIC stockholders may be called at any time, but only by the MGIC board of directors, Chairman of the Board or President. The MGIC Chairman of the Board or President will call a special meeting upon the demand of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at a special meeting.

Radian

Radian’s amended and restated bylaws provide that special meetings of Radian stockholders may be called at any time, by the Radian Chairman of the Board, a majority of the Radian board of directors or the holders of a majority of the total number of shares of Radian common stock then outstanding.

Actions by Stockholders without a Meeting

MGIC

Under the Wisconsin Business Corporation Law, any action which may be taken by the stockholders at a meeting may be taken without a meeting only by unanimous written consent of all stockholders entitled to vote on the action, unless the articles of incorporation permit approval by the consent of the stockholders who would be entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. MGIC’s articles of incorporation do not contain a provision permitting less than unanimous written consent to take action without a meeting.

Radian

Radian’s amended and restated certificate of incorporation and amended and restated bylaws do not specifically provide for action taken by stockholder written consent. Under the Delaware General Corporation Law, any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Amendment of Certificate of Incorporation and Bylaws

MGIC

The Wisconsin Business Corporation Law permits the board of directors of a corporation to adopt some types of routine and non-controversial amendments to the articles of incorporation without approval by the stockholders, but the general procedure for amending the articles of incorporation requires the board to propose the amendment and the stockholders to approve it. Unless the Wisconsin Business Corporation Law, the articles of incorporation, bylaws adopted under authority granted in the articles of incorporation or the board of directors, in conditioning its submission, requires a greater vote or a vote by voting groups, an amendment is adopted if approved as follows:

•	If a voting group would have dissenters’ rights with respect to the amendment, then a majority of the votes entitled to be cast by that voting group is required for adoption of the amendment.

•	Otherwise, if a quorum exists, the amendment will be adopted if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

Under the Wisconsin Business Corporation Law, the board of directors and the stockholders each have the power to adopt, amend or repeal the bylaws. After the completion of the merger, the affirmative vote of not less than 75% of the full MGIC board of directors will be required to amend the provisions of MGIC’s amended and restated bylaws described above in “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — Board of Directors and Management of the Combined Company Following the Merger.” Any action taken by the stockholders with respect to adopting, amending or repealing MGIC’s amended and restated bylaws may be taken by the stockholders at any annual meeting or special meeting at which a quorum is in attendance.

Radian

Generally, the approval of the Radian board of directors and the affirmative vote of a majority of all shares entitled to vote is required to amend Radian’s amended and restated certificate of incorporation.

Radian’s board of directors may adopt, amend or repeal Radian’s amended and restated bylaws by a two-thirds vote of the entire Radian board of directors. Stockholders may adopt, amend or repeal the Radian amended and restated bylaws by the affirmative vote at an annual or special meeting of the stockholders of the majority of shares entitled to vote.

LEGAL MATTERS

The validity of MGIC common stock offered by this document will be passed upon for MGIC by Foley & Lardner LLP. Certain U.S. federal income tax consequences relating to the merger will be passed upon for MGIC by Foley & Lardner LLP and for Radian by Wachtell, Lipton, Rosen & Katz.

MGIC has used the law firm of Foley & Lardner LLP as its principal outside legal counsel for more than 20 years. The wife of MGIC’s General Counsel is a partner in that law firm, which was paid $592,657 by MGIC and its consolidated subsidiaries for legal services in 2006.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to MGIC’s Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP has neither examined nor compiled the prospective financial information included as exhibit 99.2 in Radian’s 8-K dated February 6, 2007, as amended, and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto and disclaims any responsibility with respect to such prospective financial information. The PricewaterhouseCoopers LLP report included in this offering document related to MGIC’s historical financial information. It does not extend to the prospective financial information and should not be read to do so.

The financial statements of Radian Group Inc. and subsidiaries, except for Sherman Financial Group LLC (an equity method investee), the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Radian Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP as stated in their reports (which reports (1) express an unqualified opinion, based on their audit and (as to the amounts included for Sherman) the report of other auditors, on the financial statements and financial statement schedules and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-based Payment in 2006, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. The financial statements of Sherman (not presented separately) have been audited by Grant Thornton LLP, as stated in their report incorporated by reference herein. Such financial statements of Radian Group Inc. and its subsidiaries are included herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP and Grant Thornton LLP are independent registered public accounting firms.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at future annual meetings by following the rules of the Securities and Exchange Commission. For a proposal to be included in next year’s MGIC proxy materials, the Corporate Secretary of MGIC must receive the proposal no later than December 7, 2007.  For a proposal to be included in next year’s Radian proxy materials, the Secretary of Radian must receive the proposal no later than December 7, 2007.

Under MGIC’s amended and restated bylaws, a stockholder who wants to bring business before the annual meeting that has not been included in the proxy materials for the meeting, or who wants to nominate directors at the meeting, must be eligible to vote at the meeting and give written notice of the proposal to MGIC’s Corporate Secretary. The procedures contained in MGIC’s amended and restated bylaws include giving notice to the MGIC corporate secretary at least 45 and not more than 70 days before the first anniversary of the date set forth in MGIC’s proxy statement for the prior annual meeting as the date on which MGIC first mailed such proxy materials to shareholders. For the 2008 annual meeting, the notice must be received by the MGIC Corporate Secretary by no later than February 24, 2008, and no earlier than January 30, 2008. For director nominations, the notice must comply with the MGIC amended and restated bylaws and provide the information required to be included in the proxy statement for individuals nominated by the board. For any other proposals, the notice must describe the proposal and why it should be approved, identify any material interest of the stockholder in the matter, and include other information required by the MGIC amended and restated bylaws.

Under Radian’s bylaws, a stockholder who desires to submit a proposal for consideration at the 2008 annual meeting, but not have the proposal included with the proxy solicitation materials relating to the 2008 annual meeting, or who wants to nominate directors for election to Radian’s board of directors, must submit written notice to Radian’s Secretary. The written notice must be received by Radian’s Secretary at least 60 days before the 2008 annual meeting (except that if Radian gives less than 75 days’ notice or other public disclosure of the 2008 annual meeting, then the proposal must be received by Radian’s Secretary no later than the close of business on the 15th day after the day on which Radian mails the notice of the 2008 annual meeting or makes such public disclosure). For director nominations, the notice must contain: the name, age, principal occupation, and business and residence address of each person nominated; the class and number of shares of Radian capital stock beneficially owned by each person nominated; any other information about each person nominated that would be required under relevant SEC rules to be in a proxy statement for a meeting involving the election of directors; the name and record address of the stockholder making the nomination; and the class and number of shares of Radian capital stock owned by the stockholder making the nomination. The full text of the relevant bylaw provisions may be obtained upon written request directed to Radian’s Secretary and a copy of Radian’s bylaws is available on the corporate governance section of Radian’s website, www.radian.biz.

WHERE YOU CAN FIND MORE INFORMATION

MGIC and Radian file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like MGIC and Radian, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by MGIC with the SEC are also available at MGIC’s website. The address of the site is http://www.mgic.com. The reports and other information filed by Radian with the SEC are also available at Radian’s website. The address of the site is http://www.radian.biz. Information contained on the MGIC and Radian websites is expressly not incorporated by reference into this joint proxy statement/prospectus.

The SEC allows MGIC and Radian to incorporate by reference information into this joint proxy statement/prospectus. This means that MGIC and Radian can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this joint proxy statement/prospectus is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that MGIC and Radian previously filed with the SEC. They contain important information about the companies and their financial condition.

MGIC SEC Filings (SEC File Number 1-10816)

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Current Reports on Form 8-K filed with the SEC on February 6, 2007 and February 12, 2007; and

•	The description of MGIC common stock contained in the Registration Statement on Form-8-A12B, filed with the SEC on July 27, 1999, the Registration Statement on Form-8-A12B/A (Amendment No. 1), filed with the SEC on October 29, 2002, the Registration Statement on Form 8-A12B/A (Amendment No. 2), filed with the SEC on May 14, 2004, and including any other amendments or reports filed for the purpose of updating that description.

Radian SEC Filings (SEC File Number 1-11356)

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Current Reports on Form 8-K filed with the SEC on January 10, 2007, February 6, 2007, as amended on March 16, 2007 (Exhibit 99.1 only), February 9, 2007 (Item 5.02 only), February 12, 2007 and February 22, 2007; and

•	The description of Radian common stock set forth in the Registration Statement on Form 8-A12B/A (Amendment No. 1), filed with the SEC on August 12, 2004, including any amendment or report filed with the SEC for the purpose of updating the description.

In addition, MGIC and Radian also incorporate by reference in this joint proxy statement/prospectus additional documents that either company may file with the SEC between the date of this joint proxy statement/prospectus and the date of the MGIC annual meeting or Radian annual meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Documents incorporated by reference are available from MGIC and Radian without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

MGIC Investment Corporation	Radian Group Inc.

Mike Zimmerman Investor Relations 250 East Kilbourn Avenue Milwaukee, Wisconsin 53202 Phone: (414) 347-6480	Mona Zeehandelaar Investor Relations 1601 Market Street Philadelphia, Pennsylvania 19103 Phone: (215) 231-1000

This joint proxy statement/prospectus contains a description of the representations and warranties that each of MGIC and Radian made to the other in the merger agreement. Representations and warranties made by MGIC, Radian and other applicable parties are also set forth in contracts and other documents (including the merger agreement) that are attached or filed as exhibits to this joint proxy statement/prospectus or are incorporated by reference into this joint proxy statement/prospectus. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to between the parties in connection with negotiating the terms of the agreement, and may have been included in the agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. These materials are included or incorporated by reference only to provide you with information regarding the terms of the agreements. Accordingly, the representations and warranties and other provisions of the agreements (including the merger agreement) should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus, including the periodic and current reports and statements that MGIC and Radian file with the SEC.

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OTHER MATTERS TO BE CONSIDERED AT THE MGIC ANNUAL MEETING

A number of proposals requiring stockholder action in the ordinary course of MGIC’s business are also being presented for consideration and voting. This portion of the document discusses these proposals.

PROPOSAL

ELECTION OF THREE DIRECTORS

The MGIC board of directors is divided into three classes, with directors in each class serving for a term of three years. One class of directors is elected at each annual meeting of MGIC. The MGIC board, upon the recommendation of its management development, nominating and governance committee, has nominated three directors for re-election to the board to serve until MGIC’s 2010 annual stockholders meeting. If any nominee is not available for election, proxies will be voted for another person nominated by the MGIC board or the size of the MGIC board will be reduced. The composition of the board of directors will change upon completion of the proposed merger with Radian, as described more completely under “The Merger — Board of Directors and Management of the Combined Company following the Merger.”

Under the MGIC amended and restated bylaws, written notice of nominations for director by MGIC stockholders was required to be provided to the MGIC corporate Secretary by February 13, 2007. Because no notice was received by the deadline, MGIC stockholders may not make any nominations for election to the board at the MGIC annual meeting.

Information about the directors of MGIC, three of whom are nominees for election at the annual meeting, appears below. The biographical information is as of February 1, 2007.

	Shares
NOMINEES FOR DIRECTOR	Beneficially
Term Ending 2010	Owned(1)

James A. Abbott, 67, a Director of MGIC since 1989, has been Chairman and a principal of American Security Mortgage Corp., a mortgage banking firm, since June 1999. He served as President and Chief Executive Officer of First Union Mortgage Corporation, a mortgage banking company, from January 1980 to December 1994.	20,398	(2)(3)

Thomas M. Hagerty, 44, a Director of MGIC since 2001, has been a managing director with Thomas H. Lee Partners, L.P. and its predecessor Thomas H. Lee Company, a private investment firm (“THL”), since 1992 and has been with the firm since 1988. Mr. Hagerty previously was in the Mergers and Acquisitions Department of Morgan Stanley & Co. Incorporated. He is also a director of Fidelity National Financial, Inc. and Fidelity National Information Services, Inc. In an attempt to preserve the value of an investment in Conseco, Inc. by an affiliate of THL, Mr. Hagerty served as the interim chief financial officer of Conseco from July 2000 until April 2001. In December 2002, Conseco filed a petition under the federal bankruptcy code.	17,388	(3)

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	Shares
NOMINEES FOR DIRECTOR	Beneficially
Term Ending 2010	Owned(1)

Michael E. Lehman, 56, a Director of MGIC since 2001, has been Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc., a provider of computer systems and professional support services, since February 2006. From July 2000 to September 2002, when he retired from full time employment, he was Executive Vice President of Sun Microsystems, he was its Chief Financial Officer from February 1994 to July 2002, and held senior executive positions with Sun Microsystems for more than five years before then.	8,297	(3)

DIRECTORS CONTINUING IN OFFICE Term Ending 2008

David S. Engelman, 69, a Director of MGIC since 1993, has been a private investor for more than five years. He was President and Chief Executive Officer, on an interim basis, of Fleetwood Enterprises, Inc., a manufacturer of recreational vehicles and manufactured housing, from February to August 2002. He is also a director of Fleetwood Enterprises, Inc. and Fieldstone Investment Corporation.	11,710	(2)	(3)(4)

Kenneth M. Jastrow, II, 59, a Director of MGIC since 1994, has been Chairman and Chief Executive Officer of Temple-Inland Inc., a holding company with interests in paper, forest products, financial services and real estate, since January 2000. He served as President and Chief Operating Officer of Temple-Inland from 1998 to 2000 and held senior executive positions with that company and its subsidiaries for more than five years before then. He is also a director of Temple-Inland and KB Home.	26,332	(2)	(3)

Daniel P. Kearney, 67, a Director of MGIC since 1999, is a business consultant and private investor. Mr. Kearney served as Executive Vice President and Chief Investment Officer of Aetna, Inc., a provider of health and retirement benefit plans and financial services, from 1991 to 1998. He was President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board from 1990 to 1991, a principal of Aldrich, Eastman & Waltch, Inc., a pension fund advisor, from 1988 to 1989, and a managing director at Salomon Brothers Inc, an investment banking firm, from 1977 to 1988. He is also a director of Fiserv, Inc. and MBIA, Inc.	22,075	(3)

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	Shares
DIRECTORS CONTINUING IN OFFICE	Beneficially
Term Ending 2008	Owned(1)

Donald T. Nicolaisen, 62, a Director of MGIC since 2006, was the Chief Accountant of the United States Securities and Exchange Commission from September 2003 to November 2005, when he retired from full time employment. Prior to joining the SEC, he was a Senior Partner at PricewaterhouseCoopers LLP, an accounting firm that he joined in 1967. He is also a director of Verizon Communications Inc., Morgan Stanley and Zurich Financial Services Group.	850	(3)

DIRECTORS CONTINUING IN OFFICE Term Ending 2009

Karl E. Case, 60, a Director of MGIC since 1991, is the Katharine Coman and A. Barton Hepburn Professor of Economics at Wellesley College where he has taught since 1976. Dr. Case has been Visiting Scholar at the Federal Reserve Bank of Boston since 1985. He is also a director of Century Bancorp, Inc.	13,579	(2)	(3)

Curt S. Culver, 54, a Director of MGIC since 1999, has been Chairman of the Board of MGIC since January 2005 and its Chief Executive Officer since January 2000. He served as MGIC’s President from January 1999 to January 2006. Mr. Culver has been Chief Executive Officer of Mortgage Guaranty Insurance Corporation since January 1999, President of MGIC since May 1996, and held senior executive positions with Mortgage Guaranty Insurance Corporation for more than five years before then. He is also a director of Wisconsin Electric Power Company and Wisconsin Energy Corporation.	815,399	(5)

William A. McIntosh, 67, a Director of MGIC since 1996, was an executive committee member and a managing director at Salomon Brothers Inc., an investment banking firm, when he retired in 1995 after 35 years of service. He is also a director of Northwestern Mutual Series Fund Inc.	22,611	(2)	(3)

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	Shares
DIRECTORS CONTINUING IN OFFICE	Beneficially
Term Ending 2009	Owned(1)

Leslie M. Muma, 62, a Director of MGIC since 1995, is retired and was Chief Executive Officer of Fiserv, Inc., a financial industry automation products and services firm from 1999 until December 2005. Before serving as Fiserv’s Chief Executive Officer, he was its President for many years.	32,165	(2)	(3)(6)

(1)	Ownership information is for shares of MGIC common stock as of February 15, 2007. Unless otherwise noted, all directors have sole voting and investment power with respect to the shares. MGIC common stock beneficially owned by each director represents less than 1% of the total number of shares outstanding.

(2)	Includes 2,000 shares held under the MGIC 1993 Restricted Stock Plan for Non-Employee Directors. The directors have sole voting power and no investment power over these shares.

(3)	Includes shares underlying restricted stock units as follows: Mr. Abbott — 2,200; Dr. Case — 2,200; Mr. Engelman — 2,200; Mr. Hagerty — 4,568; Mr. Jastrow — 5,255; Mr. Kearney — 5,847; Mr. Lehman — 2,200; Mr. McIntosh — 2,200; Mr. Muma — 4,807; and Mr. Nicolaisen — 850. Such units were issued pursuant to the MGIC restricted stock unit award program (See “Compensation of Directors of MGIC — Restricted Stock Unit Award Program”), except for the following awards, which are held under the Deposit Share Program for Non-Employee Directors (See “Compensation of Directors of MGIC — Deposit Share Program”): Mr. Hagerty — 2,368; Mr. Jastrow — 3,055; Mr. Kearney — 3,647; and Mr. Muma — 2,607. Directors have neither voting nor investment power over the shares underlying any of these units.

Also includes shares held under the Deposit Share Program for Non-Employee Directors as follows: Mr. Abbott — 3,454; Dr. Case — 2,819; Mr. Engelman — 4,504; Mr. Hagerty — 1,246; Mr. Jastrow — 6,733; Mr. Kearney — 1,518; Mr. Lehman — 453; Mr. McIntosh — 4,504; and Mr. Muma — 1,155. Directors have sole voting power and no investment power over these shares.

Also includes share units held under the MGIC Deferred Compensation Plan (See “Compensation of Executive Officers and Directors of MGIC — Compensation of Directors”) over which the directors have neither voting nor investment power, as follows: Dr. Case — 6,520; Mr. Hagerty — 4,639; Mr. Jastrow — 11,198; Mr. Kearney — 7,484; Mr. Lehman — 1,348; and Mr. Muma — 9,468.

(4)	Includes 1,569 shares owned by a trust of which Mr. Engelman is a trustee and a beneficiary and as to which Mr. Engelman disclaims beneficial ownership except to the extent of his interest in the trust. Voting and investment power are shared for all shares owned by the trust.

(5)	Includes 461,800 shares which Mr. Culver had the vested right to acquire as of February 15, 2007, or which become vested within sixty days thereafter under options granted to Mr. Culver; 12,673 shares held in the MGIC Profit Sharing and Savings Plan and Trust; 156,940 restricted shares awarded under the MGIC 2002 Stock Incentive Plan, over which Mr. Culver has sole voting power but no investment power; and 56,000 shares underlying restricted stock units awarded under the MGIC 2002 Stock Incentive Plan over which he has neither voting nor investment power.

(6)	Includes 9,132 shares owned by a trust of which Mr. Muma is a trustee and a beneficiary and as to which Mr. Muma disclaims beneficial ownership except to the extent of his interest in the trust.

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Stockholder Vote Required

Each nominee who receives a plurality of the votes cast at the meeting will be elected as a director. Only votes cast for a nominee will be counted. Votes cast include votes under proxies which are signed and do not have contrary voting instructions. Broker non-votes, abstentions and instructions on the proxy card to withhold authority to vote for one or more of the nominees will be disregarded in the calculation of a plurality of the votes cast. However, under MGIC’s amended and restated bylaws, any director elected by less than a “Majority Vote” in an election in which the number of candidates does not exceed the number of directors to be elected is required to send the board a resignation. The effectiveness of any such resignation will be contingent upon board acceptance. The MGIC board will accept or reject any such resignation in its discretion after receiving a recommendation made by its management development, nominating and governance committee. “Majority Vote” means that when there is a quorum present, more than 50% of the votes cast in the election of such director were “for” the election of such director, with votes cast being equal to the total of the votes “for” the election of such director plus the votes “withheld” from the election of such director.

Recommendation

THE MGIC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR THE MGIC BOARD OF DIRECTORS. PROXIES WILL BE VOTED “FOR” EACH OF THE MGIC DIRECTOR NOMINEES UNLESS A STOCKHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD.

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PROPOSAL

THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

The audit committee of the MGIC board of directors has reappointed the accounting firm of PricewaterhouseCoopers LLP as MGIC’s independent registered public accounting firm for the fiscal year ending December 31, 2007. MGIC stockholders are being asked to ratify this appointment at the MGIC annual meeting. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting and will be given an opportunity to make a statement and respond to appropriate questions.

PricewaterhouseCoopers LLP’s audit engagement letter has an agreement by MGIC not to demand a jury trial if there is litigation between MGIC and PricewaterhouseCoopers LLP, and a prohibition on transferring to another person a claim MGIC might have against PricewaterhouseCoopers LLP. The engagement letter does not contain a requirement that MGIC arbitrate any disputes with PricewaterhouseCoopers LLP nor does it contain any limitation on its right to damages from PricewaterhouseCoopers LLP.

Audit and Other Fees

For the years ended December 31, 2005 and December 31, 2006, PricewaterhouseCoopers LLP billed MGIC fees for services of the following types:

	2005	2006

Audit Fees	$1,522,675	$1,533,100
Audit-Related Fees	10,000	32,000
Tax Fees	30,900	16,170
All Other Fees	12,000	13,000

Total Fees	$1,575,575	$1,594,270

Audit fees include PricewaterhouseCoopers LLP’s review of MGIC’s quarterly financial statements. Audit-related fees include, for 2006, services related to a debt offering and research and other services for selected ventures and, for 2005, the audit of an employee benefit plan for a joint venture. Tax fees were for corporate tax services and tax compliance services provided to certain former employees. All other fees represents fees for actuarial services relating to pricing certain insurance products, employee benefits and other actuarial services.

The rules of the SEC regarding auditor independence provide that independence may be impaired if the auditor performs services without the pre-approval of the audit committee. The policy of MGIC’s audit committee regarding approval and pre-approval of services by the independent auditor includes a list of services that are pre-approved as they become necessary and the audit committee’s approving at its February meeting a schedule of other services expected to be performed during the ensuing year. If MGIC desires the auditor to provide a service that is not in either category, the service may be presented for approval by the audit committee at its next meeting or may be approved by the committee’s chairman (or another audit committee member designated by the chairman). MGIC management periodically provides the audit committee information about fees paid for services that have been approved and pre-approved.

The SEC rules regarding auditor independence provide an exception to the approval and pre-approval requirement if services are subsequently approved by an audit committee under a de minimis exception. All of PricewaterhouseCoopers LLP’s services to MGIC were pre-approved by the MGIC audit committee in 2006 and, as a result, the de minimis exception was not used in 2006.

Stockholder Vote Required

The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PricewaterhouseCoopers LLP as MGIC’s independent registered public accounting firm. Abstentions and broker non-votes will not be counted as votes cast.

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Recommendation

THE MGIC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS MGIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES WILL BE VOTED “FOR” RATIFICATION UNLESS A STOCKHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD.

PROPOSAL

APPROVE THE ADJOURNMENT OF THE MGIC ANNUAL MEETING

MGIC is asking its stockholders to vote on a proposal to adjourn the MGIC annual meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies.

Stockholder Vote Required

The affirmative vote of a majority of the votes cast on this matter is required to adjourn the MGIC annual meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies. Abstentions and broker non-votes will not be counted as votes cast.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT OF THE MGIC ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. PROXIES WILL BE VOTED “FOR” ADJOURNMENT UNLESS A STOCKHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD.

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CORPORATE GOVERNANCE AND BOARD MATTERS OF MGIC

Board Attendance

The MGIC board of directors met six times during 2006. Each MGIC director attended at least 90% of the meetings of the board and committees of the board on which he or she served during the period of 2006 in which he or she served. The 2007 Annual Meeting of Stockholders of MGIC is scheduled in conjunction with a board meeting and directors are expected to attend the annual meeting. Nine of eleven of MGIC’s directors attended the 2006 Annual Meeting of Stockholders of MGIC. One of the directors who did not attend the annual meeting is no longer on MGIC’s board.

Corporate Governance Guidelines and Code of Business Conduct

The MGIC board of directors has adopted corporate governance guidelines which cover the board’s composition, meeting process, director independence, committee structure and functions, chief executive officer succession planning and director compensation. Among other things, pursuant to the corporate governance guidelines, at the January and October MGIC board meetings and at any additional times determined by the board, the board will meet in executive session without the presence of any member of management. For a number of years, including 2006, the board has met in executive session after each board meeting at which directors were present in person. The chairman of the MGIC management development, nominating and governance committee presides at these sessions. The corporate governance guidelines also provide that a director who retires from his principal employment or joins a new employer shall offer to resign from the Board and a director who is an officer of MGIC and leaves MGIC must resign from the Board.

MGIC has a code of business conduct emphasizing its commitment to conducting its business in accordance with legal requirements and the highest ethical standards. The code applies to all MGIC employees, including executive officers, and specified portions are applicable to MGIC’s directors. Among other things, the code prohibits MGIC from entering into transactions in which its employees or their immediate family members have a material financial interest (either directly or through a company with which the employee has a relationship) unless all of the following conditions are satisfied:

•	The terms of the contract or transaction are fair and equitable, at arm’s length and are not detrimental to MGIC’s interests;

•	The existence and nature of the interests of the employee are fully disclosed to and approved by the appropriate person; and

•	The interested employee has not participated on MGIC’s behalf in the consideration, negotiation or approval of the contract or transaction.

Under the code, contracts and transactions involving a senior financial officer, an executive officer or any related party may not be entered into prior to disclosure to, and approval of, the MGIC audit committee. Similarly, the code requires the MGIC audit committee approve all transactions with any director or any related party, other than transactions involving the provision of goods or services in the ordinary course of business of both parties. The code requires MGIC’s non-employee directors to disclose all transactions with between MGIC and parties related to the director, even if they are in the ordinary course of business.

MGIC’s corporate governance guidelines and code of business conduct are available on MGIC’s website (http://www.mgic.com) under the “Investor; About MGIC; Corporate Governance” links. Written copies of these documents are available to any stockholder who submits a written request to MGIC’s Secretary.

Communicating with the MGIC Board

Stockholders and other interested persons can communicate with the members of the MGIC board of directors, the non-management members of the board as a group or the chairman of the MGIC management development, nominating and governance committee, by sending a written communication to MGIC’s corporate Secretary, addressed to: MGIC Investment Corporation, Secretary, P.O. Box 488, Milwaukee, WI

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53202. The Secretary will pass along any such communication, other than a solicitation for a product or service, to the chairman of the MGIC management development, nominating and governance committee.

Director Independence

MGIC’s corporate governance guidelines regarding director independence provide that a director is not independent if the director has any specified disqualifying relationship with MGIC. The disqualifying relationships are equivalent to those of the independence rules of the New York Stock Exchange, except that MGIC’s disqualification for board interlocks is more stringent than under the New York Stock Exchange rules. Also, for a director to be independent under the guidelines, the director may not have any material relationship with MGIC. For purposes of determining whether a disqualifying or material relationship exists, MGIC considers relationships with MGIC and its consolidated subsidiaries. MGIC’s corporate governance guidelines are available on the MGIC website (http://www.mgic.com) under the “Investor; About MGIC; Corporate Governance” links.

In February 2007, the MGIC board of directors determined that all of MGIC’s directors are independent under the MGIC corporate governance guidelines and the New York Stock Exchange rules, except for Mr. Culver. The board made its determination by considering that no disqualifying relationships existed during the periods specified under the guidelines and the New York Stock Exchange rules. To determine that there were no material relationships, the board applied categorical standards that it had adopted. All independent directors met these standards. Under these standards, a director is not independent if payments under transactions between MGIC and a company of which the director is an executive officer or 10% or greater owner exceeded the greater of $1 million or 1% of the other company’s gross revenues. Payments made to and payments made by MGIC are considered separately, and this quantitative threshold is applied to transactions that occurred in the three most recent fiscal years of the other company. Also under these standards, a director is not independent if during MGIC’s last three fiscal years the director:

•	Was an executive officer of a charity to which MGIC made contributions, or

•	Was an executive officer or member of a law firm or investment banking firm providing services to MGIC, or

•	Received any direct compensation from MGIC other than as a director, or if during such period a member of the director’s immediate family received compensation from MGIC.

In making its independence determinations, the MGIC board considered the following transactions for purposes of applying MGIC’s rules on independence. All of these transactions were below the quantitative threshold noted above and all of them were entered into in the ordinary course of both MGIC’s and the other parties’ businesses: contract underwriting services provided to, and mortgage insurance premiums received from, American Security Mortgage Corp. (of which Mr. Abbott is the chairman and a principal) and Temple-Inland Inc. (of which Mr. Jastrow is the chairman and chief executive officer).

Committees

The MGIC board of directors has five committees: audit; management development, nominating and governance; risk management; securities investment; and executive. Information regarding these committees is provided below. The charters of the audit, management development, nominating and governance, risk management and securities investment committees are available on the MGIC website (http://www.mgic.com) under the “Investor; About MGIC; Corporate Governance” links. Written copies of these charters are available to any MGIC stockholder who submits a written request to MGIC’s Secretary.

Audit Committee

The members of the MGIC audit committee are Messrs. Lehman (Chairman), Kearney and McIntosh. The MGIC board’s determination that each of these directors meets all applicable independence requirements took account of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The MGIC board has

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determined that Mr. Lehman is an “audit committee financial expert” as that term is defined in Regulation S-K of the Securities Exchange Act of 1934, as amended. The MGIC audit committee met 13 times during 2006.

Audit Committee Report

The MGIC audit committee assists the oversight by the MGIC board of the integrity of MGIC’s financial statements, the effectiveness of its system of internal controls, the qualifications, independence and performance of its independent accountants, the performance of its internal audit function, and its compliance with legal and regulatory requirements. As provided in the audit committee charter, the ultimate responsibility for the integrity, completeness and fairness of MGIC’s financial statements and the effectiveness of its internal controls rests with MGIC’s management. The audit committee charter provides that the independent accountants are intended to be the primary check on management’s performance in this regard. The ultimate responsibility for MGIC’s compliance with legal and regulatory requirements also rests with MGIC’s management.

The MGIC audit committee reviewed and discussed with management and PricewaterhouseCoopers LLP, MGIC’s independent registered public accounting firm, its audited financial statements for the year ended December 31, 2006. The audit committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by AICPA Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). The audit committee also received from PricewaterhouseCoopers LLP the written disclosures required by the Independence Standards Board’s Standard No. 1 (“Independence Discussions with Audit Committees”) and discussed with PricewaterhouseCoopers LLP their independence from MGIC and its management. None of the officers of MGIC having responsibility for finance or accounting matters is a former partner or employee of PricewaterhouseCoopers LLP.

In reliance on the reviews and discussions referred to above, the MGIC audit committee recommended to the MGIC board of directors that MGIC’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2006, which has been filed with the SEC. These are the same financial statements that appear in MGIC’s annual report to stockholders.

Members of the Audit Committee:

Michael E. Lehman, Chairman
Daniel P. Kearney
William A. McIntosh

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Management Development, Nominating and Governance Committee

The members of the MGIC management development, nominating and governance committee are Messrs. Jastrow (Chairman), Hagerty and Muma. The committee met five times during 2006. The committee is responsible for overseeing MGIC’s executive compensation program, including approving corporate goals relating to compensation for MGIC’s Chief Executive Officer, determining the Chief Executive Officer’s annual compensation and reviewing performance evaluations and approving compensation for MGIC’s other senior executives. The management development, nominating and governance committee prepares the MGIC Compensation Committee Report and reviews the MGIC Compensation Discussion and Analysis included elsewhere in this joint proxy statement/prospectus. Although the management development, nominating and governance committee may delegate its responsibilities to subcommittees, it has not done so.

The materials provided to the MGIC management development, nominating and governance committee annually in advance of its meetings include: detailed breakdowns of the total compensation of the executive officers named in the MGIC Summary Compensation Table; the amount that MGIC’s executive officers realized in the previous year pursuant to equity grants; the total amount of stock, stock options and restricted equity held by each MGIC executive officer; and other MGIC compensation information disclosed in this joint proxy statement/prospectus. The management development, nominating and governance committee reviews these materials and Mr. Culver’s recommendations regarding the salaries and annual bonuses of our senior managers (other than his own salary and bonus).

The MGIC management development, nominating and governance committee has retained Frederic W. Cook & Co., a nationally recognized executive compensation consulting firm, to advise it. The committee retains this compensation consultant to, among other things, help it determine that MGIC’s executive compensation program provides appropriate compensation packages for MGIC’s executive officers and that the components of compensation are structured in a manner that is both competitive and appropriate in light of the objectives set forth in the section entitled “Compensation of Executive Officers and Directors of MGIC — Compensation Discussion and Analysis. Overview and Objectives of MGIC’s Executive Compensation Program” below. The scope of the compensation consultant’s retention varies, but typically includes providing reports comparing total compensation of MGIC’s executive officers to the amounts paid by a comparison group of public companies. These reports generally cover MGIC’s chief executive officer, MGIC’s chief financial officer and the next three highest paid executive officers of MGIC. In providing its services to the management development, nominating and governance committee, the compensation consultant regularly interacts with MGIC senior management. The compensation consultant does not provide any other services to MGIC.

The management development, nominating and governance committee also oversees the chief executive officer succession planning process, identifies new director candidates and makes recommendations to the board to fill open director and committee member positions. The committee reviews MGIC’s corporate governance guidelines and oversees the board’s self-evaluation process. Finally, the committee identifies new director candidates through recommendations from its members, other board members and MGIC’s executive officers, and will consider candidates who are recommended by MGIC stockholders, as described below.

The MGIC management development, nominating and governance committee and board of directors believe that a director nominee should have an inquiring and independent mind, sound and considered judgment, high standards of ethical conduct and integrity, and well-respected experience at senior levels of business, academia, government or other fields that will enable the board to have access to a diverse body of talent and expertise relevant to our activities. The committee and the board also believe that a candidate’s other time commitments, anticipated tenure on the board, and whether the candidate will enable the board to continue to have a substantial majority of independent directors under the MGIC corporate governance guidelines must be considered for each candidate.

MGIC stockholders may recommend a candidate for director by submitting background information about the candidate, a description of his or her qualifications and the candidate’s consent to the recommendation. If the candidate is to be considered for nomination at MGIC’s next annual stockholders meeting, the submission must be received by MGIC’s corporate Secretary in writing no later than December 1 of the year preceding

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the meeting. Additional information on stockholder nominations is provided under “Questions and Answers About the Annual Meetings and the Merger” in response to the question “What Are The Deadlines For Submission Of Stockholder Proposals For The Next Annual Meeting?”

The MGIC management development, nominating and governance committee evaluates new director candidates under the criteria described above, as well as other factors it deems relevant, through background reviews, input from others directors and executive officers of MGIC, and personal interviews with the candidate. The committee will evaluate any director candidates recommended by MGIC stockholders using the same process. In determining whether to recommend current board members as nominees for re-election to the MGIC board, the management development, nominating and governance committee reviews the directors’ board performance and solicits feedback about the directors from other board members.

Risk Management Committee

The members of the MGIC risk management committee are Dr. Case (Chairman) and Messrs. Abbott, Engelman and Nicolaisen. The committee met five times in 2006. The committee is responsible for overseeing management’s operation of MGIC’s mortgage insurance business, including reviewing and evaluating with management the insurance programs, rates, underwriting guidelines and changes in market conditions affecting the business.

Securities Investment Committee

The members of the MGIC securities investment committee are Messrs. Kearney (Chairman), Engelman and McIntosh. The committee met four times in 2006. The committee oversees management of MGIC’s investment portfolio and the investment portfolios of MGIC’s employee benefit plans. The committee also makes recommendations to the MGIC board regarding MGIC’s capital management, including dividend policy, repurchase of shares and external funding.

Executive Committee

The MGIC executive committee provides an alternative to convening a meeting of the entire board should a matter arise between board meetings that requires board authorization. The members of the committee are Messrs. Culver (Chairman), Jastrow and Muma. The executive committee did not meet in 2006 and did not meet in any of the three prior years. The executive committee is established under the MGIC amended and restated bylaws and has all authority that the MGIC board may exercise with the exception of certain matters that under the Wisconsin Business Corporations Law are reserved to the board itself.

Director Compensation

For a description of the compensation of MGIC’s directors, see the section entitled “Compensation of Executive Officers and Directors of MGIC — Compensation of Directors.”

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BENEFICIAL OWNERSHIP OF MGIC COMMON STOCK

The following table identifies holders of more than 5% of the outstanding shares of MGIC common stock as of December 31, 2006, based on information filed with the SEC. The table also shows the amount of our common stock beneficially owned by each MGIC named executive officer included in this joint proxy statement/prospectus and all directors and named executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment power over their shares, and information regarding the directors and executive officers is given as of February 15, 2007.

	Shares	Percent
Name	Beneficially Owned	of Class

Putnam, LLC d/b/a Putnam Investments	8,049,238	9.72%
Marsh & McLennan Companies, Inc. Putnam Investment Management, LLC The Putnam Advisory Company, LLC One Post Office Square Boston, MA 02109(1)
NWQ Investment Management Company, LLC	6,845,472	8.27%
2049 Century Park East, 16th Floor Los Angeles, CA 90067(2)
ClearBridge Advisors, LLC	5,263,394	6.36%
ClearBridge Asset Management, Inc. Smith Barney Fund Management LLC 399 Park Avenue New York, New York 10022(3)
Barrow, Hanley, Mewhinney & Strauss, Inc.	4,698,109	5.67%
2200 Ross Avenue, 31st Floor Dallas, Texas 75201(4)
JP Morgan Chase & Co.	4,581,716	5.53%
270 Park Avenue New York, NY 10017(5)
LSV Asset Management	4,367,130	5.27%
One North Wacker Drive, Suite 4000 Chicago, IL 60606(6)
Curt S. Culver(7)	815,399	*
J. Michael Lauer(7)	323,824	*
Patrick Sinks(7)	193,498	*
Lawrence J. Pierzchalski(7)	250,955	*
Jeffrey H. Lane(7)	219,928	*
All directors and executive officers as a group (17 persons)(7)(8)	2,183,054	2.60%

*	Less than 1%

(1)	The companies listed, some of which are registered investment advisers, reported ownership as a group and that they have shared voting power for 424,241 shares, no voting power with respect to the remaining shares and shared investment power for all of the shares.

(2)	NWQ Investment Management Company, a registered investment adviser, reported that it had sole voting power for 5,937,137 of the shares and no voting power with respect to the remainder of the shares.

(3)	The companies listed reported ownership as a group and that they had shared voting power for 4,655,289 shares, no voting power with respect to the remaining shares and shared investment power for all of the shares.

(4)	Barrow, Hanley, Mewhinney & Strauss, Inc., a registered investment adviser, reported that it had shared voting power for 1,653,305 shares.

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(5)	JP Morgan Chase & Co. reported that it had sole voting power for 3,268,932 shares, shared voting power for 391,510 shares, sole investment power for 4,176,243 shares and shared investment power for 395,622 shares.

(6)	LSV Asset Management, a registered investment adviser, reported that it had sole investment power for 1,367,130 shares and no investment power with respect to the remainder of the shares.

(7)	Includes shares that could be purchased on February 15, 2007 or within 60 days thereafter by exercise of stock options granted to the executive officers: Mr. Culver — 461,800; Mr. Lauer — 154,400; Mr. Sinks — 48,000; Mr. Pierzchalski — 154,400; Mr. Lane — 86,600; and all executive officers as a group — 998,600. Also includes shares held in our Profit Sharing and Savings Plan and Trust: Mr. Culver — 12,673; Mr. Lauer — 10,590; Mr. Sinks — 1,740; and all executive officers as a group — 34,610. Also includes restricted shares over which the named executive officer has sole voting power, but no investment power: Mr. Culver — 156,940; Mr. Lauer — 40,607; Mr. Sinks — 86,754; Mr. Pierzchalski — 59,961; Mr. Lane — 48,492; and all executive officers as a group — 429,172. Also includes shares underlying restricted stock units for which the named executive officers have neither voting nor investment power: Mr. Culver — 56,000; Mr. Lauer — 30,240; Mr. Sinks — 20,000; Mr. Pierzchalski — 10,800; Mr. Lane — 18,900; and all executive officers as a group — 160,055. Also includes shares for which voting and investment power are shared as follows: Mr. Lauer — 86,467; and all directors and executive officers as a group — 97,168.

(8)	Includes an aggregate of 40,656 share units and 32,327 shares underlying restricted stock units held by our non-employee directors. Our directors have neither investment nor voting power over these share units and restricted stock units. Also includes an aggregate of 462,572 restricted shares held by all directors and executive officers as a group. The beneficial owners have sole voting power, but no investment power over the restricted shares.

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COMPENSATION OF DIRECTORS OF MGIC

Under MGIC’s corporate governance guidelines, compensation of non-employee directors is reviewed periodically by MGIC’s management development, nominating and governance committee. Mr. Culver is MGIC’s CEO and receives no additional compensation for service as a director and he is not eligible to participate in any of the following programs or plans.

Annual and Meeting Fees:  MGIC non-employee directors are paid an annual retainer of $32,000, plus $3,000 for each board meeting attended, and $2,000 for all committee meetings attended on any one day. The chairperson of MGIC’s audit committee receives an additional $10,000 fee annually and chairpersons of other board committees receive an additional $5,000 fee annually. Non-chairperson directors who are members of MGIC’s audit committee receive an additional $5,000 fee annually. MGIC reimburses directors, and for meetings not held on MGIC’s premises, their spouses, for travel, lodging and related expenses incurred in connection with attending board and committee meetings.

Deferred Compensation Plan:  MGIC directors may elect to defer payment of all or part of the annual and meeting fees until the director’s death, disability, termination of service as a director or to another date specified by the director. A MGIC director who participates in this plan may elect to have his or her deferred compensation account either credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year, or to have the fees deferred during a quarter translated into share units. Each share unit is equal in value to one share of MGIC’s common stock and is ultimately distributed only in cash. If a MGIC director defers fees into share units, dividend equivalents in the form of additional share units are credited to the director’s account as of the date of payment of cash dividends on MGIC’s common stock. Only directors who are not MGIC employees are eligible to participate in the program.

Deposit Share Program:  Under the Deposit Share Program, which is offered to directors under MGIC’s 2002 Stock Incentive Plan, a director may purchase shares of common stock from MGIC at fair market value which are then held by MGIC. The amount that may be used to purchase shares cannot exceed the director’s annual and meeting fees for the preceding year. MGIC matches each of these shares with one and one-half shares of restricted common stock (restricted stock) or, at the director’s option, restricted stock units. A director who deferred annual and meeting fees from the prior year into share units under the plan described above may reduce the amount needed to purchase common stock by the amount so deferred. For matching purposes, the amount so deferred is treated as if shares had been purchased and one and one-half shares of restricted stock or restricted stock units are awarded for each such share.

Since 2005, the restricted stock and restricted stock units awarded under the program vest one year after the award. Previously, vesting occurred on the third anniversary of the award unless a director chose a later date. Except for gifts to family members, the restricted stock may not be transferred prior to vesting; restricted stock units are not transferable. Shares that have not vested when a director leaves the board are forfeited, except in the case of the director’s death or certain events specified in the agreement relating to the restricted stock and restricted stock units. The MGIC management development, nominating and governance committee may waive the forfeiture. All shares of restricted stock and restricted stock units vest on the director’s death and will immediately become vested upon a change in control of MGIC. Restricted stock units that have vested are settled in MGIC common stock when the director is no longer a board member. The director receives a cash payment equivalent to the dividend corresponding to the number of shares underlying the director’s restricted stock units outstanding on the record date for MGIC common stock dividends. Only directors who are not MGIC employees are eligible to participate in the program.

Restricted Stock Unit Award Program:  Directors who are not MGIC employees are awarded annually restricted stock units under the 2002 Stock Incentive Plan. In January 2006 and January 2007, these directors were each awarded restricted stock units representing 850 shares of common stock. The restricted stock units vest on the first anniversary of the award date, or upon the earlier death of the director. Restricted stock units that have vested will be settled in common stock when the director is no longer a board member. The director receives a cash payment equivalent to the dividend corresponding to the number of shares underlying the director’s restricted stock units outstanding on the record date for MGIC common stock dividends.

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Former Restricted Stock Plan:  Non-employee directors elected to the MGIC board before 1997 were each awarded, on a one-time basis, 2,000 shares of common stock under MGIC’s 1993 Restricted Stock Plan for Non-Employee Directors. The shares are restricted from transfer until the director ceases to be a director by reason of death, disability or retirement, and are forfeited if the director leaves the board for another reason unless the forfeiture is waived by the plan administrator. In 1997, the board decided that no new awards of common stock would be made under the plan.

Equity Ownership Guidelines:  The MGIC management development, nominating and governance committee has adopted equity ownership guidelines for directors under which each member of the board is expected to own MGIC equity having a value equal to five times the annual fee for serving on the board. See “— Annual and Meeting Fees.” Equity owned consists of shares owned outright by the director, restricted stock, shares underlying restricted stock units and share units under the Deferred Compensation Plan described above. Directors are expected to achieve the ownership guideline within five years after joining the board. As of February 15, 2007, all directors met their required ownership under the guidelines.

Other:  MGIC also pays premiums for directors and officers liability insurance under which the directors are insureds.

2006 DIRECTOR COMPENSATION

The following table shows the compensation paid to each person who was one of MGIC’s directors in 2006. Mr. Culver, MGIC’s CEO, is also a director but receives no compensation for service as a director.

	Fees Earned
	or Paid in	Stock
Name	Cash ($)(1)	Awards ($)(2)	Total ($)

James A. Abbott	60,000	142,362	202,362
Mary K. Bush(3)	78,000	256,612	334,612
Karl E. Case	65,000	179,681	244,681
David S. Engelman	60,000	173,722	233,722
Thomas M. Hagerty	60,000	166,009	226,009
Kenneth M. Jastrow	65,000	186,115	251,115
Daniel P. Kearney	84,000	213,628	297,628
Michael E. Lehman	82,250	66,620	148,870
William A. McIntosh	81,000	173,847	254,847
Leslie M. Muma	60,000	166,584	226,584
Donald T. Nicolaisen(4)	11,000	0	11,000

(1)	Each of the following directors elected to defer all the fees shown in this column into share units as described under “— Deferred Compensation Plan” above as follows: Ms. Bush — 1,228 share units; Mr. Case — 1,022 share units; Mr. Hagerty — 944 share units; Mr. Jastrow — 1,022 share units; Mr. Kearney — 1,324 share units; and Mr. Muma — 944 share units.

(2)	The amounts shown in this column are the amounts that MGIC recognized as a compensation expense under GAAP except that in accordance with the December 22, 2006 Release of the SEC that adopted amendments to the executive compensation disclosure rules and to avoid double-counting, MGIC has excluded from this column the portion of the awards included in the column titled “Fees Earned or Paid in Cash” and summarized in footnote 1 that were expensed in 2006. See Note 11 of the Notes to the Consolidated Financial Statements in MGIC’s Form 10-K for the year ended December 31, 2006 for information regarding the assumptions made in arriving at these amounts. Dividends are paid on all restricted shares and restricted stock units.

In 2006, MGIC directors were granted three types of equity awards. First, some directors elected to defer their cash fees in the manner described under ‘‘— Deferred Compensation Plan” above. The awards that they received under such plan and the value of the awards are set forth in footnote 1 and the column titled “Fees

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Earned or Paid in Cash,” respectively. Second, each director was awarded restricted stock units representing 850 shares of common stock with a value of $55,675 pursuant to MGIC’s restricted stock unit award program described under “— Restricted Stock Unit Award Program” above. Finally, directors were awarded restricted shares or restricted stock units pursuant to MGIC’s Deposit Share Program as follows: Mr. Abbott — 940 shares of restricted stock valued at $59,925; Ms. Bush — 2,211 restricted stock units valued at $140,951; Mr. Case — 1,482 shares of restricted stock valued at $94,478; Mr. Engelman — 1,411 shares of restricted stock valued at $89,951; Mr. Hagerty — 1,341 restricted stock units valued at $85,489; Mr. Jastrow — 1,669 restricted stock units valued at $106,399; Mr. Kearney — 1,999 restricted stock units valued at $127,436; Mr. McIntosh — 1,411 shares of restricted stock valued at $89,951; and Mr. Muma — 1,341 restricted stock units valued at $85,489. Because they do not participate in the Deferred Compensation Plan described above, the following directors purchased at fair market value shares of MGIC’s common stock under the Deposit Share Program in order to receive an award of restricted stock: Mr. Abbott — 627 shares for $39,971 and Messrs. Engelman and McIntosh — 941 shares for $59,989.

At December 31, 2006, the outstanding unvested stock awards (i.e., restricted stock, restricted stock units and share units) to MGIC directors were: Mr. Abbott — 5,422; Mr. Case — 12,689; Mr. Engelman — 6,052; Mr. Hagerty — 9,603; Mr. Jastrow — 24,336; Mr. Kearney — 13,999; Mr. Lehman — 3,151; Mr. McIntosh — 6,052; Mr. Muma — 16,580; and Mr. Nicolaisen — 0. See footnote 3 to the table providing information about MGIC’s directors in the section titled “Other Matters to be Considered at the MGIC Annual Meeting — Proposal for the Election of Three Directors” above for additional information about equity held by MGIC directors.

(3) Ms. Bush’s tenure as a MGIC director ended in October 2006. In connection with her resignation, the management development, nominating and governance committee waived the forfeiture of Ms. Bush’s remaining restricted equity, which was subject to continued vesting requirements. The amount shown as stock awards for Ms. Bush includes $33,547 that MGIC expensed as a result of this waiver.

(4) Mr. Nicolaisen was elected to the MGIC board in October 2006.

COMPENSATION OF EXECUTIVE OFFICERS OF MGIC

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) is intended to provide information about MGIC’s compensation objectives and policies for MGIC’s chief executive officer, chief financial officer and the three other most highly compensated executive officers that will place in perspective the information contained in the compensation and related tables that follow this discussion. The CD&A is organized as follows:

•	Objectives of MGIC’s Executive Compensation Program. This section provides a description of MGIC’s compensation objectives and how MGIC’s compensation policies implement those objectives.

•	Benchmarking. This section describes the compensation benchmarking MGIC has undertaken.

•	Components of MGIC’s Executive Compensation Program. This section includes a description of the types of compensation payable to MGIC executive officers, both while they are employed and on a post-termination basis.

•	Tax Deductibility Limit. This section discusses the impact of Section 162(m) of the Internal Revenue Code on MGIC’s executive compensation.

•	Stock Ownership by Officers. This section includes a description of provisions regarding ownership and retention of shares by MGIC executive officers.

•	Change in Control Provisions. This section discusses the Key Executive Employment and Severance Agreements and other change in control agreements that MGIC has with its executive officers.

•	Other. This section discusses topics that do not fit within any of the other categories.

This CD&A refers to the MGIC management development, nominating and governance committee, which oversees the executive compensation program (see “Corporate Governance and Board Matters of MGIC —

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Management Development, Nominating and Governance Committee”), as the “committee.” Also, MGIC’s chief executive officer, chief financial officer and the three other most highly compensated executive officers are collectively referred to as the “named executive officers.”

  Objectives of MGIC’s Executive Compensation Program

The executive compensation program is intended to support the achievement of MGIC’s business goals by enabling MGIC to attract, retain and reward high-quality professionals and by aligning their interests with stockholders’ interests. While MGIC’s executive compensation program has evolved over time, it has consistently reflected the following objectives. First, MGIC wants a strong link between compensation and performance, by MGIC and by individual executives. Second, MGIC wants a substantial portion of total compensation (which is base salary, annual bonus and longer-term incentives) to be in the form of restricted equity. Third, MGIC wants pay opportunities to reflect market practices. Fourth, MGIC limits perquisites (perks) in an effort to avoid an entitlement mentality and to reinforce a pay-for-performance culture. Finally, MGIC bases its retirement benefits only on current compensation (salary and annual bonus) and therefore does not include longer-term incentives that can result in substantial increases in pension value.

MGIC believes that the executive compensation program rewards both company and individual performance by:

•	linking annual bonuses to return on equity (ROE) and other pre-established financial goals that are important corporate performance metrics,

•	creating incentives for executives to defer up to one-third of their annual bonuses and converting this amount to restricted equity, which puts this portion of the bonus at risk of forfeiture and links its value to share price,

•	paying a substantial portion of total compensation in the form of restricted equity, the value of which is directly linked to share price, and

•	making a significant portion of restricted equity grants contingent on MGIC achieving an earning per share (EPS) goal.

Grants of restricted equity (restricted stock and restricted stock units, which are collectively referred to in this CD&A as “restricted equity”) are the largest portion of MGIC’s executive officers’ total compensation. MGIC emphasizes this component of the executive compensation program because it supports the achievement of MGIC’s compensation objectives by:

•	aligning executives’ interests with those of shareholders, and

•	linking compensation to performance through stock price and, for a significant portion of grants made each year, achievement of EPS goals over a five year period.

MGIC’s executive compensation program includes components besides restricted equity to provide a complete and competitive compensation package. Annual bonuses are the next most significant portion of compensation because all of MGIC’s executive officers have maximum bonus potentials that substantially exceed their base salaries. MGIC weights bonuses more heavily than base salaries because bonuses are more directly linked to company and individual performance. MGIC believes that structuring annual compensation in this manner gives the committee greater flexibility to reward performance. Because ROE is an important component of the annual bonus framework, structuring bonuses this way also establishes a strong link between the executives’ annual compensation and a performance measure that relates to shareholder value. Base salaries are another significant component of the executive compensation program. MGIC weights base salaries lower than restricted equity and annual bonuses for the reasons summarized above. Finally, the executive compensation program includes retirement income plans. These plans are offered because MGIC believes that they are an important element of a competitive compensation program.

The committee’s practice for many years has been to make equity awards and approve new salaries and bonuses each January.

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  Benchmarking

To provide a framework for evaluating compensation levels against market practices, the committee’s compensation consultant periodically gives MGIC information from SEC filings for a comparison group of publicly traded companies and MGIC periodically reviews various published compensation surveys.

In October 2004, Frederic W. Cook & Co., the compensation consultant to the committee, provided the committee with a report (the “October 2004 report”) on the primary components of MGIC’s executive compensation program (base salary, annual bonus and longer-term incentives). The October 2004 report analyzed MGIC’s compensation program against a comparison group of companies. The companies in the comparison group include MGIC’s direct competitors, financial guaranty insurers and other financial services companies that are believed to be potential competitors for executive talent. The comparison companies were jointly selected by the consultant and management, and approved by the committee. MGIC’s market capitalization was approximately at the median of the market capitalization of the comparison group. Consistent with the findings of similar reports completed in prior years, the October 2004 report found that total compensation for MGIC’s executive officers was substantially below the median of the comparison group and that the mix of compensation was more weighted to longer-term incentives than the comparison group. The changes to the individual components of the executive compensation program made as a result of the October 2004 report, which are described in the discussion of these individual components below, were intended to bring the total compensation of MGIC’s executive officers to market (median) levels.

In October 2006, the compensation consultant provided another report to the committee (the “October 2006 report”). The comparison group for the October 2006 report was the same as the group for the October 2004 report, other than the elimination of companies that were acquired since the October 2004 report. The comparison group used in the October 2006 report consisted of the following companies:

Ace Limited	Ambac Financial Group	Chubb Corp.
CNA Financial Corp.	Comerica Inc.	Countrywide Financial Corp.
Fidelity National Financial	First American Corp.	Genworth Financial Inc.
Lincoln National Corp.	M & T Bank Corp.	MBIA Inc.
Old Republic Intl Corp.	PMI Group Inc.	PNC Financial Services Group Inc.
Principal Financial Group Inc.	Radian Group Inc.	Safeco Corp.
Sovereign Bancorp Inc.	Synovus Financial Corp.	Webster Financial Corp.

The analysis of MGIC’s executive compensation by the consultant in 2006 involved the overall comparison group as well as a subgroup comprised of five companies — Ambac, MBIA, Old Republic International, PMI Group and Radian Group (collectively, the “surety comparison group”) — which either are MGIC’s direct competitors or are financial guaranty insurers.

Between the October 2004 report and the October 2006 report, MGIC’s market capitalization decreased while the market capitalization of the comparison group and the surety comparison group increased. MGIC’s market capitalization in the October 2006 report was approximately at the 25th percentile of the overall comparison group and was somewhat higher than the median of the surety comparison group. The October 2006 report concluded that the changes to MGIC’s executive compensation program in response to the October 2004 report accomplished the goal of bringing total compensation for executive officers to market (median) levels. The October 2006 report found that the CEO’s total compensation was consistent with the medians for the overall comparison group and the surety comparison group, and that the total compensation of the next four executive officers was below the median of the overall comparison group and above the median of the surety comparison group. Even though MGIC’s market capitalization was now lower than the median market capitalization of the overall comparison group, MGIC did not believe it was appropriate to change the design of a program that had been only recently developed, especially when MGIC’s market capitalization still exceeded the market capitalization of the surety comparison group. As a result, MGIC did not make any changes to the design of its executive compensation program in response to the October 2006 report.

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Components of MGIC’s Executive Compensation Program

Base Salary

MGIC’s philosophy is to target base salary range midpoints for executive officers near the median levels compared to their counterparts at a comparison group of companies. The compensation consultant found in its October 2004 report that the base salaries of MGIC’s CEO and the next four executive officers as a group were much lower than the median salaries of their counterparts at the comparison companies referred to under “— Compensation Discussion and Analysis — Benchmarking.” When the October 2004 report was prepared, MGIC’s market capitalization was near the median market capitalization of the comparison companies. In view of the consultant’s findings, and taking into account the views of Mr. Culver that it was not appropriate to increase base salaries (or base salary midpoints) to the market median at one time, in January 2005, the committee decided to phase in base salary increases over three years (January 2005, 2006 and 2007) that would move salaries to the comparison company median. However, MGIC did not implement the final portion of the phased-in salary increase in January 2007 in light of the findings of the October 2006 report described under “— Compensation Discussion and Analysis — Benchmarking” above.

In 2006, Mr. Culver’s annual base salary was increased to $800,000 from $750,000 and the other executive officers’ salaries were increased by 7% to 12%, except for Mr. Sinks, who received a 27% salary increase in connection with his promotion to President and Chief Operating Officer. These salary increases primarily reflected the market adjustment described in the preceding paragraph, merit adjustments and, in the case of Mr. Sinks, his promotion to President and Chief Operating Officer. Mr. Culver’s merit increase reflected the committee’s 2006 subjective evaluation of Mr. Culver’s performance as well as the evaluation of each director who is not on the committee. All of these evaluations were communicated to the committee chairman through a CEO evaluation survey completed by each director. The subjects covered by the evaluation included financial results, leadership, strategic planning, succession planning, external relationships and communications and relations with the board. The merit increases for the other named executive officers reflected Mr. Culver’s recommendations, which were based on his subjective evaluation of each executive officer’s performance, including his perception of their contributions to MGIC, as well as the committee’s independent judgment (both the committee and the board have regular contact not only with the CEO, but also with each of the other named executive officers).

Annual Bonus

The executive officers’ bonus opportunities are substantially more significant than their salaries because, as noted above, bonuses are more directly linked to company and individual performance. MGIC’s bonus framework provides that bonuses will be determined in the committee’s discretion taking account of:

•	the ROE criteria set forth below,

•	MGIC’s actual financial and other results for the year compared to the goals presented to and approved by the committee in January of that year,

•	the business environment in which MGIC operated during the year,

•	individual officer performance, and

•	recommendations of the CEO (except in regard to his own bonus).

The ROE criteria and related bonus opportunities (expressed as a multiple of base salary) are:

Executive Vice Presidents and
	CEO	General Counsel	Other Executive Officers
ROE	(Base Salary Multiple)(1)	(Base Salary Multiple)(1)	(Base Salary Multiple)(1)

= > 20%	3X	2.25X	1.8X
= >10% – <20%	>1 – <3X	>0.75 – <2.25X	>0.6 – <1.8X
5% – <10%	Up to 1X	Up to 0.75X	Up to 0.6X
< 5%	0X	0X	0X

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(1)	Interpolation between points is not necessarily linear. The maximum bonus that can be paid to MGIC’s CEO and next four executive officers is limited by the formula discussed under “— Compensation Discussion and Analysis — Tax Deductibility Limit” below.

The committee has chosen to base bonuses, in part, upon MGIC’s ROE and the other pre-established financial goals described below because it believes that these criteria are important corporate performance metrics. When setting bonuses, the committee also takes into account the subjective factors set forth above. The committee believes that this discretionary component is necessary because objective, short-term financial measures may not fully reflect the underlying reasons for MGIC’s performance and will not reflect individual officer performance.

The October 2004 report found the annual bonuses for the named executive officers were much lower than at the comparison companies and the annual bonus portion of the compensation program as a percentage of total compensation was also lower. In 2005, MGIC adopted the bonus framework described above, which increased target bonus opportunities by 50%, kept the maximum bonus opportunities at twice the target and added the ROE criteria.

The bonus awarded to Mr. Culver in January 2007 for 2006 performance was equal to 80% of his maximum bonus. The bonus framework was applied to Mr. Culver primarily based on the following factors:

•	MGIC’s financial and operating performance compared to goals that the committee approved in January 2006. The goals covered MGIC’s 2006 net income, ROE (which was 13.4%), estimated market share for insurance written through the flow channel, operating cash flow and operating expenses. All of these goals were exceeded, other than the goal for insurance written through the flow channel.

•	The evaluation of Mr. Culver’s performance in 2006 that the committee used to set his new base salary.

Bonuses for the other named executive officers were suggested by Mr. Culver based on MGIC’s financial and operating performance and his subjective evaluation of each executive officer’s performance, including his perception of their contributions to MGIC. After a review and discussion of Mr. Culver’s suggestions, the committee approved these bonuses without change.

As has been the case beginning with bonuses for 2001 performance, the executive officers can elect to receive restricted stock vesting in one year through continued employment for up to one-third of their bonus amounts (base restricted stock). If base restricted stock is elected, the executive officer will be awarded one and one-half shares of restricted stock vesting in three years through continued employment for each share of base restricted stock. The matching restricted stock does not count against the bonus maximum in the ROE criteria table. The committee adopted the base and matching restricted stock portion of the executive compensation program to encourage senior executives to subject to equity risk compensation that would otherwise be paid in cash. Each of the named executive officers elected to receive one-third of his 2006 bonus in restricted stock pursuant to this program. In accordance with the rules of the SEC, however, the Summary Compensation Table shows the amount of the foregone cash bonus that was paid in restricted stock in the column that shows bonuses paid in cash. Also, because the restricted stock awarded under this program was awarded in January 2007, it is not shown in the Grants of Plan-Based Awards table, although the table shows restricted stock awarded under the program in January 2006 in conjunction with 2005 bonuses.

Longer-Term Restricted Equity

The longer-term portion of the executive compensation program during 2003 and 2004 consisted of stock options and restricted stock that vested annually based on achievement of a performance goal related to earnings per share. Any restricted shares not vesting by the fifth anniversary of the award are forfeited.

The October 2004 report determined that the value of the longer-term incentives was slightly below the median level of the comparison companies. In making this determination, the consultant assumed a 25% future forfeiture rate for performance restricted stock. The consultant also found the mix of total compensation was more heavily weighted to longer-term incentives than at the comparison companies and that the longer-term incentives were more heavily weighted towards performance goals than was typical.

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After considering the consultant’s findings, market trends toward replacing stock options with restricted equity and new accounting rules that required recognition of an expense associated with stock option grants, in January 2005 the committee decided that MGIC would not grant stock options in 2005. Rather, the committee substituted restricted stock that would vest over five years through continued employment. It intended to award the same value in such service-vested restricted stock as had previously been awarded through stock options.

The committee did not change the portion of MGIC’s executive compensation program under which awards of restricted equity are made that vests annually based on achievement of a performance goal related to EPS. The ratio of restricted equity that vests based on achievement of a performance goal compared to restricted equity that vests based on continued employment is 11/3:1. In 2006, MGIC made both types of awards and, until the awards made in January 2007, dividends were paid on both types of awards. Performance-vested restricted equity awarded in January 2007 is not entitled to dividends and was awarded in the form of restricted stock units.

In 2006, to preserve MGIC’s income tax deduction (see “— Compensation Discussion and Analysis — Tax Deductibility Limit” below), service-vested restricted stock awarded to the executive officers vests only if they remain employed and MGIC achieves an ROE threshold.

Pension Plan

MGIC maintains a Pension Plan for the benefit of substantially all of MGIC’s employees and a Supplemental Executive Retirement Plan (Supplemental Plan) for designated employees, including executive officers. The Supplemental Plan provides benefits that cannot be provided by the Pension Plan because of limitations in the Internal Revenue Code on benefits that can be provided by a qualified pension plan, such as MGIC’s Pension Plan.

Under the Pension Plan and the Supplemental Plan taken together, each executive officer earns an annual pension credit for each year of employment equal to 2% of the officer’s eligible compensation for that year. Eligible compensation is limited to salaries, commissions, wages, cash bonuses, the portion of cash bonuses deferred and converted to restricted stock bonuses (see “— Components of MGIC’s Executive Compensation Program — Annual Bonus” above) and overtime pay. At retirement, the annual pension credits are added together to determine the employee’s accrued pension benefit. However, the annual pension credits for service prior to 1998 for each employee with at least five years of vested service on January 1, 1998 will generally be equal to 2% of the employee’s average eligible compensation for the five years ended December 31, 1997. Eligible employees with credited service for employment prior to October 31, 1985 also receive a past service benefit, which is generally equal to the difference between the amount of pension the employee would have been entitled to receive for service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated.

Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable upon retirement at or after age 65 (age 62 if the employee has completed at least seven years of service), and reduced benefits are payable beginning at age 55. The estimated present value of the accumulated benefits for MGIC’s CEO and next four executive officers is set forth in the Pension Benefits table below, the change in the present value of these benefits during 2006 is included in the Summary Compensation Table below and the annual benefits that had been earned as of December 31, 2006 are provided under “— Potential Payments Upon Termination or Change-in-Control — Pension Plan” below.

Perquisites

The perks MGIC provides total less than $10,000 for each of the executive officers. The perks are club dues and expenses, the cost of an annual or bi-annual medical examination, a covered parking space at MGIC’s headquarters and aircraft travel, accommodation and related expenses of family members who accompany executives to business-related events at which they are not expected to attend. MGIC believes its

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perks are very modest compared to what MGIC perceives has been common past practice for larger companies.

Tax Deductibility Limit

Under Section 162(m) of the Internal Revenue Code, certain compensation in excess of $1 million paid during a year to any of the executive officers named in the Summary Compensation Table for that year is not deductible. The deduction for compensation arising from the exercise of stock options should not be subject to such limit. As a result of approval by MGIC shareholders at the 2003 annual meeting of performance goals for restricted stock awards, the deduction for restricted stock granted with performance features should also not be subject to such limit. MGIC shareholders approved a performance formula limiting annual bonus awards to executive officers at the 2005 annual meeting and bonus amounts awarded to executive officers under the formula beginning in 2006 should not be subject to such limit. The formula limits annual bonus awards (including the restricted equity portion) to 0.75% of the sum of MGIC’s pre-tax income, excluding extraordinary items and realized gains and the pre-tax contribution of MGIC’s joint ventures. MGIC believes the effect on income tax expense for 2006 of compensation that is subject to the limit on deductibility (all of which is attributable to compensation awarded prior to 2006) was not material to MGIC. MGIC believes Section 162(m) will not limit deductibility of compensation awarded in 2006.

Stock Ownership by Officers

Beginning with awards of restricted stock made in January 2007, restricted stock awarded to MGIC’s officers who are required to report to the SEC their transactions in MGIC securities (this group consists of the executive officers, including the named executive officers, and the chief accounting officer) must not be sold for one year after vesting. Shares received on exercise of the last stock options granted (in January 2004) also must not be sold for one year after exercise. The number of shares that must not be sold is the lower of 25% of the shares that vested (or in the case of this option, 25% of the shares for which the option was exercised) and 50% of the shares that were received after taking account of shares withheld to cover taxes. The holding period ends before one year if the officer is no longer required to report transactions to the SEC. The holding period does not apply to involuntary transactions, such as would occur in a merger, and for certain other dispositions.

MGIC has stock ownership guidelines for executive officers. Stock ownership under these guidelines is a multiple of the executive’s base salary, with the multiple determined by the executive’s maximum bonus opportunity. For the CEO, the stock ownership guideline is five times base salary. For the other named executive officers, the guideline is four times base salary and for other executive officers, the guideline is three times base salary. During 2006, stock owned consisted of shares owned outright by the executive (including shares in the executive’s account in MGIC’s 401(k) plan), the difference between the market value of stock underlying vested stock options and the exercise price of those options and the market value of restricted stock and shares underlying restricted stock units that are scheduled to vest within the next year. As of December 31, 2006, Mr. Culver and each of the other executive officers met these stock ownership guidelines. While MGIC has no policies on hedging economic risk, MGIC strongly discourages so-called 10b5-1 plans, which make lawful sales of MGIC’s equity securities by executive officers if one or more predefined parameters are satisfied even when at the time of the sale the insider is aware of unfavorable material non-public information.

Change in Control Provisions

Each of the named executive officers is a party to a Key Executive Employment and Severance Agreement with MGIC (“KEESA”). No executive officer has an employment or severance agreement, other than these agreements. If a change in control occurs and the executive’s employment is terminated within three years after the change in control (this three-year period is referred to as the employment period), other than for cause or disability, or if the executive terminates his employment for good reason, the executive is entitled to a lump sum termination payment equal to twice the sum of his annual base salary, his maximum bonus award and an amount for pension accruals and profit sharing and matching contributions. (The terms “change in control,” “cause,” “disability” and “good reason” are defined in the KEESAs.) If the employment

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termination occurs during the employment period but more than three months after the change in control, the termination payment is reduced. The KEESAs provide for the payment of the lump sum termination payment only after both a change in control and a specified employment termination (a “double trigger” agreement). MGIC adopted this approach, rather than providing for such payment after a change of control and a voluntary employment termination by the executive (a “single trigger” agreement), because MGIC believes that double trigger agreements provide executives with adequate employment protection and reduce the potential costs associated with these agreements to an acquirer.

While the executive is employed during the employment period, the executive is entitled to a base salary no less than the base salary in effect prior to the change in control and to a bonus opportunity of no less than 75% of the maximum bonus opportunity in effect prior to the change in control. The executive is also entitled to participate in medical and other specified benefits. The executive is also entitled to certain other benefits and the continuation of medical and other specified employee benefits during the remainder of the employment period.

MGIC has entered into KEESAs with 44 other officers, substantially all of which have a termination payment multiple of one.

The KEESAs and MGIC’s equity award agreements provide that all restricted equity and unvested stock options become fully vested at the date of a change in control. Once vested, a holder of an award is entitled to retain it even if he voluntarily leaves employment (although a vested stock option may expire because of employment termination as soon as 30 days after employment ends). At the initiative of senior management, MGIC successfully negotiated with Radian to modify one of the proposed terms of the merger with Radian (announced on February 6, 2007) to avoid having this term cause a change in control of MGIC as a result of the merger. MGIC sought this modification because it wanted to maintain its equity awards as an incentive for the holders to continue to work for MGIC rather than giving them the benefit of the awards merely because the merger closed, thereby eliminating their need to provide any future services. Assuming the closing of the merger occurs before the next scheduled vesting of MGIC’s equity awards in January 2008, the table below shows the restricted stock (including awards made in January 2007) and shares subject to unvested stock options that would have vested at the merger closing for MGIC’s named executive officers had MGIC not negotiated this modification. The table also shows the value of these shares using the closing price of $62.54 for MGIC’s stock on the New York Stock Exchange at year-end 2006. For restricted stock the value is the number of shares multiplied by that closing price, and for stock options the value is the positive difference between the exercise price and that closing price.

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	Restricted Stock
	and Restricted Stock
	Units		Stock Options
	Shares	Value	Exercise	Shares	Value	Total Value
Executive Officer	(#)	($)	Price	(#)	($)	($)

Curt Culver	212,940	13,317,268	45.375	70,200	1,204,983	14,823,691
			43.700	16,000	301,440
			68.200	32,000	0
J. Michael Lauer	70,847	4,430,771	45.375	23,400	401,661	4,934,168
			43.700	5,400	101,736
			68.200	10,800	0
Patrick Sinks	106,754	6,676,395	45.375	11,700	200,831	6,952,586
			43.700	4,000	75,360
			68.200	16,000	0
Lawrence Pierzchalski	70,761	4,425,393	45.375	23,400	401,661	4,928,790
			43.700	5,400	101,736
			68.200	10,800	0
Jeffrey Lane	67,392	4,214,696	45.375	17,550	301,246	4,617,678
			43.700	5,400	101,736
			68.200	10,800	0

If the excise tax under Section 280G of the Internal Revenue Code would apply to the benefits provided under the KEESA, the executive is entitled to receive a payment so that he is placed in the same position as if the excise tax did not apply.

  Other

Under the committee’s “clawback” policy, MGIC shall seek to recover, to the extent the committee deems appropriate, from any executive officer and the chief accounting officer, certain incentive compensation if a subsequent financial restatement shows that such compensation should not have been paid. The clawback policy applies to restricted equity that vests upon the achievement of a company’s performance target. As an alternative to seeking recovery, the committee may require the forfeiture of future compensation. Beginning in January 2007, MGIC’s restricted stock agreements require, to the extent the committee deems appropriate, the executive officers and chief accounting officer to repay the difference between the amount of after-tax income that was originally recognized from restricted equity that vested based on achievement of a performance goal related to EPS and the amount that would have been recognized had the restatement been in effect, plus the value of any tax deduction on account of the repayment.

The committee has not adjusted executive officers’ future compensation based upon amounts realized pursuant to previous equity awards.

In 2006, Mr. Culver and his wife organized a charitable foundation. The exclusive purpose of the foundation is to provide college and vocational scholarships to children of employees of MGIC and its subsidiaries, including MGIC’s principal subsidiary, Mortgage Guaranty Insurance Corporation. The foundation’s purpose may not be changed without the consent of MGIC’s board of directors unless Mortgage Guaranty Insurance Corporation, which had over 1,000 full-time employees in March 2007, has less than 100 full-time employees. During working hours, various employees of MGIC assisted the Culvers in organizing the foundation.

Compensation Committee Report

Among its other duties (See “Corporate Governance and Board Matters of MGIC — Management Development, Nominating and Governance Committee” above), the management development, nominating and governance committee assists the oversight by the board of directors of MGIC’s executive compensation

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program, including approving corporate goals relating to compensation for the CEO and senior managers, evaluating the performance of the CEO and determining the CEO’s annual compensation, reviewing performance evaluations and approving compensation for senior managers.

MGIC’s management development, nominating and governance committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based upon this review and discussion, the management development, nominating and governance committee recommended to MGIC’s board of directors that the Compensation Discussion and Analysis be included in this joint proxy statement/prospectus and incorporated by reference into the MGIC’s Annual Report on Form 10-K for the year ended December 31, 2006.

Members of MGIC’s Management Development, Nominating and Governance Committee:
Kenneth M. Jastrow, II, Chairman
Thomas M. Hagerty
Leslie M. Muma

Compensation and Related Tables

The following tables provide information about the compensation of MGIC’s named executive officers.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by or paid to MGIC’s named executive officers in 2006. Other tables that follow provide more detail about the specific types of compensation.

							Change in
							Pension
							Value and
							Nonqualified
							Deferred
				Stock		Option	Compensation	All Other	Total
Name and Principal		Salary	Bonus	Awards		Awards	Earnings	Compensation	Compensation
Position	Year	$	$(1)	$(2)		$(2)	$(3)	$(4)	$

Curt Culver
Chairman and Chief Executive Officer	2006	786,539	1,920,000	2,723,295		1,238,523	531,686	12,600	7,212,643
J. Michael Lauer
Executive Vice President and Chief Financial Officer	2006	401,385	738,000	1,374,783	(5)	415,161	254,417	12,600	3,196,346
Patrick Sinks
President and Chief Operating Officer	2006	455,385	837,000	1,302,106		339,541	170,072	12,600	3,116,704
Lawrence Pierzchalski
Executive Vice President — Risk Management	2006	392,192	720,000	952,112		415,161	234,364	12,600	2,726,429
Jeffrey Lane
Senior Vice President and General Counsel	2006	330,039	612,000	900,740		415,161	222,923	12,600	2,493,463

(1)	Each of the named executive officers elected to receive restricted stock in lieu of cash for one-third of the amount shown as follows: Mr. Culver received 10,274 shares in lieu of $639,351; Mr. Lauer received 3,949 shares in lieu of $245,746; Mr. Sinks received 4,478 shares in lieu of $278,666; Mr. Pierzchalski received 3,852 shares in lieu of $239,710; and Mr. Lane received 3,274 shares in lieu of $203,741. The remaining amounts were received in cash. The restricted stock vests in one year through continued service. In accordance with the rules of the SEC, this restricted stock is not shown in the “2006 Grants of Plan-Based Awards” table below because it was granted in January 2007. See “— Compensation Discussion and Analysis — Components of MGIC’s Executive Compensation Program — Annual Bonus” above for a discussion of the bonus deferral program.

(2)	The amounts shown in this column are the amounts that MGIC recognized as a compensation expense under GAAP, except that in accordance with the rules of the SEC, these figures do not include estimates

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of forfeitures related to service-based vesting conditions. Also, for the portion of bonus awards for which an officer has elected to receive restricted stock, MGIC expenses half of this portion of the award in the year in which the restricted grant is made and the other half in the prior year. In accordance with the December 22, 2006 Release of the SEC that adopted amendments to the executive compensation disclosure rules and to avoid double-counting for awards made for 2005 and 2006, this column excludes the expense in 2006 for (a) the portion of the awards included in the column titled “Bonus” that are summarized in footnote 1 and (b) the comparable portion of the bonus awards for 2005 for which restricted stock was received. See Note 11 of the Notes to the Consolidated Financial Statements in MGIC’s Form 10-K for the year ended December 31, 2006 for information regarding the assumptions made in arriving at the amounts included in this column. The amount shown in the “Option Awards” column is attributable to options granted in 2004, the last year in which MGIC granted options, and in the three years before that.

(3)	The amounts shown in this column reflect the change in present value of accumulated pension benefits during such year pursuant to MGIC’s Pension Plan and Supplemental Executive Retirement Plan when retirement benefits are also provided under that Plan. See “— Compensation Discussion and Analysis — Components of MGIC’s Executive Compensation Program — Pension Plan” above for a summary of these plans. The change shown in this column is the difference between (a) the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62 and continuing for his life expectancy determined at the end of the year shown and by assuming that the officer’s employment with MGIC ended on the last day of that year shown and (b) the same calculation done as if the officer’s employment had ended one year earlier. There is a change between years principally because the officer is one year closer to the receipt of the pension payments, which means the present value is higher, and the annual pension payment is higher due to the additional benefit earned because of one more year of employment. See Note 9 of the Notes to the Consolidated Financial Statements in MGIC’s Form 10-K for the year ended December 31, 2006 for additional information regarding the assumptions made in arriving at these amounts.

(4)	The amounts shown in this column for each named officer consist of MGIC’s profit sharing contributions of $11,000 and matching 401(k) contributions of $1,600. Total perks for any named executive officer did not exceed $10,000. The perks MGIC provides are discussed in “— Compensation Discussion and Analysis — Components of MGIC’s Executive Compensation Program — Perquisites.”

(5)	In general, MGIC’s restricted equity awards are forfeited upon a termination of employment, other than as a result of the officer’s death (in which case the entire award vests). If employment termination occurs after age 62 for an officer who has been employed for at least seven years, these shares will continue to vest if the officer enters into a non-competition agreement with MGIC. Mr. Lauer is eligible for this continued vesting. The amount for Mr. Lauer includes $427,858 in accelerated expense in 2006 because he is able to retain the awards without continuing to provide service to MGIC.

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2006 GRANTS OF PLAN-BASED AWARDS

The following table shows the grants of plan based awards to MGIC’s named executive officers in 2006.

						All Other Stock	Grant Date Fair
			Estimated Future Payouts Under			Awards: # of	Value of Stock
			Equity Incentive Plan Awards			Shares of	and Option
Name	Grant Date		Threshold (#)	Target (#)(1)	Maximum (#)	Stock/Units	Awards ($)(2)

Curt Culver	1/25/06	(3)				24,615	1,592,098
	1/25/06	(4)	24,000	24,000	24,000		1,552,320
	1/25/06	(5)		31,200	32,000		2,069,760
J. Michael Lauer	1/25/06	(3)				9,292	601,007
	1/25/06	(4)	8,100	8,100	8,100		523,908
	1/25/06	(5)		10,530	10,800		698,544
Patrick Sinks	1/25/06	(3)				8,972	580,309
	1/25/06	(4)	15,000	15,000	15,000		970,200
	1/25/06	(5)		19,500	20,000		1,293,600
Lawrence Pierzchalski	1/25/06	(3)				9,692	626,879
	1/25/06	(4)	8,100	8,100	8,100		523,908
	1/25/06	(5)		10,530	10,800		698,544
Jeffrey Lane	1/25/06	(3)				7,447	481,672
	1/25/06	(4)	8,100	8,100	8,100		523,908
	1/25/06	(5)		10,530	10,800		698,544

(1)	Pursuant to rules adopted by the SEC, these amounts are based upon the assumption that MGIC’s EPS in 2006 through 2010 will be equal to its 2005 EPS.

(2)	The amounts shown in this column are the New York Stock Exchange closing price on the day that the award was granted multiplied by the number of shares.

(3)	Restricted and matching shares awarded in connection with each officer’s election to defer a portion of the officer’s cash bonus for 2005. For each officer, the value of forty percent of the shares shown was, on the grant date, equal to the amount of the deferred bonus. These shares vest on the first anniversary of the grant date through continued employment. The remaining amounts are matching shares that vest on the third anniversary of the grant date through continued employment. See “— Compensation Discussion and Analysis — Components of MGIC’s Executive Compensation Program — Annual Bonus” for a description of the bonus deferral plan.

(4)	Annual grant of restricted shares, 20% of which vest on each of the first five anniversaries of the grant date, assuming continued employment and MGIC meeting an ROE goal for the year prior to vesting. See “— Compensation Discussion and Analysis — Components of MGIC’s Executive Compensation Program — Longer-Term Restricted Equity” above.

(5)	Annual grant of restricted shares, the vesting of which is dependent on MGIC meeting a goal determined by its EPS. Partial vesting occurs on the first five anniversaries after the grant date, assuming that MGIC has positive earnings in the previous year. Shares that have not vested by the fifth anniversary of the grant date are forfeited. See “— Compensation Discussion and Analysis — Components of MGIC’s Executive Compensation Program — Longer-Term Restricted Equity” above. In accordance with the rules of the SEC, no threshold is shown because the plans do not include an EPS threshold for the vesting of awards — instead, partial vesting occurs on the first five anniversaries after the grant date, so long as MGIC has positive earnings in the prior year.

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OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table shows MGIC’s named executive officers’ equity awards outstanding on December 31, 2006.

	Option Awards								Stock Awards
														Equity
														Incentive
														Plan Awards:
												Equity		Market
												Incentive		or Payout
					Equity							Plan		Value of
					Incentive						Market	Awards: # of		Unearned
					Plan						Value of	Unearned		Shares,
	# of		# of		Awards: # of				# of		Shares or	Shares,		Units or
	Securities		Securities		Securities				Shares or		Units of	Units or		Other
	Underlying		Underlying		Underlying		Option		Units of		Stock That	Other		Rights That
	Unexercised		Unexercised		Unexercised		Exercise	Option	Stock That		Have Not	Rights That		Have Not
	Options		Options		Unearned		Price	Expiration	Have Not		Vested	Have Not		Vested
Name	Exercisable		Unexercisable		Options		($)	Date	Vested		($)(1)	Vested		($)(1)

Curt Culver	75,000	(2)					46.0625	5/5/09	57,485	(3)	3,595,112	110,240	(4)	6,894,410

	79,800				70,200	(5)	45.3750	1/26/10

	75,000	(6)					57.8800	1/24/11

	96,000	(7)	24,000				63.8000	1/23/12

	48,000	(8)	32,000				43.7000	1/22/13

	32,000	(9)	48,000				68.2000	1/28/14

J. Michael Lauer	25,000	(2)					46.0625	5/5/09	21,150	(3)	1,322,721	37,207	(4)	2,326,926

	26,600				23,400	(5)	45.3750	1/26/10

	25,000	(6)					57.8800	1/24/11

	32,000	(7)	8,000				63.8000	1/23/12

	16,200	(8)	10,800				43.7000	1/22/13

	10,800	(9)	16,200				68.2000	1/28/14

Patrick Sinks					11,700	(5)	45.3750	1/26/10	23,471	(3)	1,467,876	58,964	(4)	3,687,609

	16,000	(7)	4,000				63.8000	1/23/12

			8,000	(8)			43.7000	1/22/13

	16,000	(9)	24,000				68.2000	1/28/14

Lawrence Pierzchielski	25,000	(2)					46.0625	5/5/09	21,460	(3)	1,342,108	37,207	(4)	2,326,926

	26,600				23,400	(5)	45.3750	1/26/10

	25,000	(6)					57.8800	1/24/11

	32,000	(7)	8,000				63.8000	1/23/12

	16,200	(8)	10,800				43.7000	1/22/13

	10,800	(9)	16,200				68.2000	1/28/14

Jeffrey Lane					17,550	(5)	45.3750	1/26/10	18,253	(3)	1,141,543	37,207	(4)	2,326,926

	25,000	(6)					57.8800	1/24/11

	32,000	(7)	8,000				63.8000	1/23/12

			10,800	(8)			43.7000	1/22/13

	10,800	(9)	16,200				68.2000	1/28/14

(1)	Based on the closing price of $62.54 for the common stock on the New York Stock Exchange at year-end 2006.

(2)	One-fifth of these options vested on May 5 of each of the five years beginning in 2000.

(3)	Includes unvested restricted shares (or, in the case of Mr. Culver, restricted stock units) granted on January 26, 2005, which vest ratably on each January 26 from 2007 through 2010. See “— Compensation Discussion and Analysis — Components of MGIC’s Executive Compensation Program — Longer-Term Restricted Equity” above.

Also includes the number of unvested restricted shares awarded in connection with an officer’s election to defer a portion of his annual cash bonus for 2003, 2004 and 2005 in the amounts set forth in the following

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table. See “— Compensation Discussion and Analysis — Components of MGIC’s Executive Compensation Program — Annual Bonus” above for a discussion of the terms of these grants.

	Base Restricted
	Stock Vesting on	Matching Shares	Matching Shares	Matching Shares
Name	1/25/07	Vesting on 1/28/07	Vesting on 1/26/08	Vesting on 1/25/09

Curt Culver	9,846	4,576	9,094	14,769
J. Michael Lauer	3,717	1,885	3,493	5,575
Patrick Sinks	3,589	1,647	3,252	5,383
Lawrence Pierzchalski	3,877	1,879	3,409	5,815
Jeffrey Lane	2,979	1,494	2,832	4,468

(4)	Includes restricted shares granted on January 25, 2006, 20% of which vest on each of the first five anniversaries of the grant date, assuming continued employment and MGIC meeting an ROE goal for the year prior to vesting.

Also includes the number of restricted shares or restricted stock units, the vesting of which is dependent upon meeting a goal determined by MGIC’s EPS. Partial vesting occurs on the first five anniversaries after the grant date, assuming that MGIC has positive earnings in the previous year. Shares that have not vested by the fifth anniversary of the grant date are forfeited. Pursuant to rules adopted by the SEC, the amounts for these shares shown in the table are based upon the assumption that MGIC’s EPS in 2006 through 2010 will be equal to its 2005 EPS. The amount of shares and the initial grant date for each of the officers is listed in the following table.

	Grant Date
Name	1/22/03	1/28/04	1/26/05	1/25/06

Curt Culver	12,224	17,792	25,024	31,200
J. Michael Lauer	4,126	6,005	8,446	10,530
Patrick Sinks	3,056	8,896	12,512	19,500
Lawrence Pierzchalski	4,126	6,005	8,446	10,530
Jeffrey Lane	4,126	6,005	8,446	10,530

See “— Compensation Discussion and Analysis — Components of MGIC’s Executive Compensation Program — Longer-Term Restricted Equity” above.

(5)	Represents the unvested portion of this option (47% of the original grant) which did not vest by January 2005 as a result of the failure to meet a goal determined by MGIC’s EPS. The unvested portion is scheduled to vest on January 26, 2009, assuming continued employment.

(6)	One-fifth of these options vested on January 24 of each of the five years beginning in 2002.

(7)	One-fifth of these options vest on January 23 of each of the five years beginning in 2003, assuming continued service.

(8)	One-fifth of these options vest on January 22 of each of the five years beginning in 2004, assuming continued service.

(9)	One-fifth of these options vest on January 28 of each of the five years beginning in 2005, assuming continued service.

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2006 OPTION EXERCISES AND STOCK VESTED

The following table shows the option exercise and stock vesting of grants of plan based awards to MGIC’s named executive officers in 2006.

	Option Awards		Stock Awards
	# of Shares		# of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise	Exercise ($)(1)	Vesting	Vesting ($)(2)

Curt Culver	189,709	5,350,498	34,127	2,220,335
J. Michael Lauer	7,162	199,050	13,824	898,690
Patrick Sinks	19,500	389,925	15,532	1,009,480
Lawrence Pierzchielski	30,000	851,775	13,585	883,156
Jeffrey Lane	5,400	129,870	12,789	831,503

(1)	Value realized is the market value at the close of business on the date immediately preceding the date of exercise less the exercise price.

(2)	Value realized is the market value at the close of business on the date immediately preceding the vesting date.

PENSION BENEFITS AT 2006 FISCAL YEAR-END

The following table shows the present value of accrued pension plan benefits for MGIC’s named executive officers as of December 31, 2006.

			Present Value of
		# of Years	Accumulated
Name	Plan Name(1)	Credited Service	Benefit ($)(2)

Curt Culver	Qualified Pension Plan	24.2	1,318,410
	Supplemental Executive Retirement Plan	24.2	1,297,254
J. Michael Lauer	Qualified Pension Plan	17.8	1,999,181
	Supplemental Executive Retirement Plan	17.8	62,101
Patrick Sinks	Qualified Pension Plan	28.4	777,831
Lawrence Pierzchalski	Qualified Pension Plan	24.7	1,286,786
	Supplemental Executive Retirement Plan	24.7	46,855
Jeffrey Lane	Qualified Pension Plan	10.3	1,206,329	(3)

(1)	See “— Compensation Discussion and Analysis — Components of MGIC’s Executive Compensation Program — Pension Plan” above for a summary of these plans.

(2)	The amount shown is the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62 (which is the earliest age that unreduced benefits under Qualified Pension Plan and Supplemental Executive Retirement Plan may be received) and continuing for his life expectancy determined at the end of 2006 and by assuming that the officer’s employment with MGIC ended on the last day of that year. See Note 9 of the Notes to the Consolidated Financial Statements in MGIC’s Form 10-K for the year ended December 31, 2006 for assumptions used to calculate the present value of benefits under these plans.

(3)	Includes an annual benefit of $34,000 credited to Mr. Lane as part of his initial employment. This amount represents $240,969 of the present value of Mr. Lane’s benefits.

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Potential Payments Upon Termination or Change-in-Control

  Change of Control Agreements

As noted under “— Compensation Discussion and Analysis — Change of Control Agreements” above, each of Messrs. Culver, Lauer, Sinks, Pierzchalski and Lane is a party to a KEESA. If a change-in-control had occurred on December 29, 2006 at MGIC’s 2006 year-end stock price and each named executive officer’s employment was terminated on that date, these executive officers would have received benefits under the KEESA that principally consisted of the value of accelerated vesting of option and stock awards that were unvested at that date, a payment to eliminate the effect of the federal excise tax on the benefits provided by the KEESA (other than in the case of Mr. Lauer, who would not owe any such excise tax), and a payment on account of employment termination. The value of accelerated vesting was determined under the methodology specified by IRS regulations and is equal to 1% of the value of the award for each month by which vesting was accelerated plus the difference between the value of the award at its scheduled vesting date and the present value of that amount at December 29, 2006, with the value of awards determined by MGIC’s 2006 year-end stock price. On these assumptions, the KEESA benefits would have totaled the following amounts: Mr. Culver — $23,070,812; Mr. Lauer — $6,698,175; Mr. Sinks — $10,977,420; Mr. Pierzchalski — $8,391,337; and Mr. Lane — $7,611,019. If the change-in-control did not result in termination of employment, the KEESA benefits would have principally consisted of the value of accelerated vesting of option and stock awards that were unvested at that date and, for Mr. Sinks only, a payment to eliminate the effect of the federal excise tax on the benefits provided by the KEESA. On these assumptions, the KEESA benefits would have totaled the following amounts: Mr. Culver — $12,613,587; Mr. Lauer — $4,361,473; Mr. Sinks — $6,995,522; Mr. Pierzchalski — $4,380,860; and Mr. Lane — $4,079,879.

  Post-Termination Vesting of Certain Restricted Equity Awards

In general, MGIC’s restricted equity awards are forfeited upon a termination of employment, other than as a result of the officer’s death (in which case the entire award vests). If employment termination occurs after age 62 for an officer who has been employed for at least seven years, these awards will continue to vest if the officer enters into a non-competition agreement with MGIC. Mr. Lauer is eligible for this continued vesting. If Mr. Lauer’s employment had been terminated as of December 29, 2006, then unvested restricted stock valued at $3,756,340 would have been eligible for continued vesting. This figure was calculated by multiplying the closing price of $62.54 for the common stock on the New York Stock Exchange at year-end 2006 by the number of his restricted shares.

  Pension Plan

As noted under “— Compensation Discussion and Analysis — Components of MGIC’s Executive Compensation Program — Pension Plan” above, MGIC has a Pension Plan and Supplemental Plan that provide post-retirement benefits. If the employment of Messrs. Culver, Lauer, Sinks, Pierzchalski and Lane terminated effective December 29, 2006, the annual amounts payable to them at age 62 under these plans would have been: Mr. Culver — $284,691; Mr. Lauer — $180,432; Mr. Sinks — $110,041; Mr. Pierzchalski — $148,722; and Mr. Lane — $133,738. As of December 29, 2006, Mr. Lauer was eligible to receive this level of benefits because he was over the age of 62 and had more than seven years’ tenure. As of December 29, 2006, Mr. Lane was eligible to receive reduced benefits under these plans immediately upon retirement because he was over the age of 55 and had more than seven years’ tenure. As a result, if his employment had been terminated effective December 29, 2006, the annual amounts payable to him under MGIC’s Pension Plan would have been $99,003 had he elected to begin receiving annual payments immediately.

  Severance Pay

Although MGIC does not have a written severance policy, MGIC has historically negotiated severance arrangements with officers that are terminated without cause. The amount that has been paid has varied based upon the officer’s tenure and position.

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OTHER INFORMATION

During 2006, MGIC entered into the transactions described in “Corporate Governance and Board Matters of MGIC — Director Independence” above. As noted above, these transactions were made in the ordinary course of business and are not considered material to MGIC. Similar transactions are expected in 2007.

Mary K. Bush served as an MGIC director from 1991 through October 25, 2006. In connection with her resignation, the management development, nominating and governance committee of the MGIC board of directors waived the forfeiture of Ms. Bush’s remaining restricted equity, which was subject to continued vesting requirements. Based upon the market value at the close of business on October 25, 2006, the value of the equity awards that would have been forfeited absent such waiver was $266,327.

MGIC has used the law firm of Foley & Lardner LLP as its principal outside legal counsel for more than 20 years. The wife of MGIC’s General Counsel is a partner in that law firm, which was paid $592,657 by MGIC and its consolidated subsidiaries for legal services in 2006.

J.P. Morgan Chase & Co. has publicly reported that it was the beneficial owner of 5.5% of our common stock at December 31, 2006. During 2006, MGIC engaged in transactions with affiliates of J.P. Morgan Chase in the ordinary course of MGIC’s business, including the provision of mortgage insurance and contract underwriting services and purchases and sales of fixed income securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires MGIC’s executive officers and directors, and persons who beneficially own more than 10% of MGIC common stock (other than certain investment advisers with respect to shares held for third parties), to file reports of their beneficial ownership of our stock and changes in stock ownership with the SEC and the New York Stock Exchange. Based in part on statements by the persons subject to Section 16(a), MGIC believes that all Section 16(a) forms were timely filed in 2006.

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OTHER MATTERS TO BE CONSIDERED AT THE RADIAN ANNUAL MEETING

In addition to the proposal to adopt the merger agreement, the following proposals requiring stockholder action in the ordinary course of Radian’s business are also being presented for consideration and voting. This portion of the document discusses these other proposals.

PROPOSAL

ELECTION OF TEN DIRECTORS OF RADIAN

Radian’s board of directors consists of ten members, each of whom was elected for a one-year term at Radian’s 2006 annual meeting of stockholders.

Nominees for Re-Election

Upon the recommendation of the Governance Committee of Radian’s board of directors, the board has nominated for re-election the following ten nominees for a term beginning at the meeting and expiring at Radian’s 2008 annual meeting of stockholders, or until the election and qualification of their respective successors or their earlier removal or resignation:

Herbert Wender
David C. Carney
Howard B. Culang
Stephen T. Hopkins
Sanford A. Ibrahim
James W. Jennings
Ronald W. Moore
Jan Nicholson
Robert W. Richards
Anthony W. Schweiger

The nominees have consented to be named in this joint proxy statement/prospectus and to serve if elected. If any nominee is not available for election, proxies will be voted for another person nominated by the board, or the size of the board may be reduced.

Biographical Information

The following biographical information is provided with respect to each of our directors:

Herbert Wender	Mr. Wender, 69, was named non-executive Chairman of Radian’s board of directors effective May 1, 2005. From May 1999 until the effective date of his appointment as non-executive Chairman, Mr. Wender served as Lead Director of Radian’s board of directors. Mr. Wender served as Chairman of the Executive Committee of Radian’s board of directors from May 1999 until the dissolution of this committee by the board in September 2005. He served as the non-executive Chairman of Radian’s board of directors from August 1992 to May 1999. He was Chairman of the Board and Chief Executive Officer of Radian Guaranty Inc., Radian’s principal mortgage insurance subsidiary, from June 1983 until July 1992. Between 1998 and 2001, Mr. Wender served variously as a director and Vice Chairman of LandAmerica Financial Group, Inc., a title insurance company. Before that, he was Chairman of the Board and Chief Executive Officer of LandAmerica Financial Group’s corporate predecessor, Commonwealth Land Title Insurance Company. He has been a director of Radian since July 1992.

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David C. Carney	Mr. Carney, 69, has served as President of Carney Consulting since March 1995. He served as Executive Vice President of Jefferson Health Systems, the parent company of a regional network of health care providers, from October 1996 until May 1999. Before that, he served as Chief Financial Officer of CoreStates Financial Corp, a banking and financial services holding company. Mr. Carney is a Certified Public Accountant and served as Philadelphia Area Managing Partner for Ernst & Young LLP from 1980 through 1991. Mr. Carney has served as a director of ImageMax, Inc., a provider of outsourced document management solutions, since 1997 and served as Chairman of the board of directors of ImageMax, Inc. from 1999 through December 2003. Mr. Carney also currently serves as a director of AAA Mid-Atlantic and Keystone Insurance companies. He has been a director of Radian since November 1992.

Howard B. Culang	Mr. Culang, 60, has been President of Laurel Corporation, a financial services firm, since January 1996. He has been Managing Member of JH Capital Management, a management company for a private equity fund, since July 1998. He has served in the past as Vice Chairman of Residential Services Corporation of America, the holding company for Prudential Home Mortgage, Lender’s Service, Inc. and Prudential Real Estate Affiliates, and as a Managing Director and member of the Executive Committee of the Prudential Home Mortgage Company. He has been a director of Radian since June 1999.

Stephen T. Hopkins	Mr. Hopkins, 56, is President of Hopkins and Company LLC, a management consulting business he formed in February 1999. From 1976 to January 1999, he held a number of managerial positions with Federal Home Loan Mortgage Corporation, a government sponsored enterprise that purchases and securitizes qualified mortgage loans, serving as Senior Vice President and National Sales Director from April 1994 through August 1998. He has been a director of Radian since June 1999.

Sanford A. Ibrahim	Mr. Ibrahim, 54, became Radian’s Chief Executive Officer effective May 4, 2005. From 1999 until April 2005, Mr. Ibrahim was President and Chief Executive Officer of GreenPoint Mortgage Funding, Inc., a residential mortgage lender. GreenPoint Mortgage Funding, Inc. is a wholly-owned subsidiary of North Fork Bancorporation, Inc. and was a wholly-owned subsidiary of GreenPoint Financial Corp. before its merger with North Fork in 2004. In 1999, Mr. Ibrahim served as Chief Operating Officer of the combined mortgage businesses of GreenPoint Financial Corp. and, from 1997 through 1998, served as an Executive Vice President of GreenPoint Financial Corp. He serves as the non-executive Chairman of the Board of MERSCORP, Inc., a company owned by several mortgage industry participants that is dedicated to implementing an industrywide electronic registry for trading and delivering mortgages in the U.S. Mr. Ibrahim has been a member of the Residential Board of Governors of the Mortgage Bankers Association of America and is a member of the Board of Directors of the California Mortgage Bankers Association and the Institute for International Education. He has been a director of Radian since joining Radian in May, 2005.

James W. Jennings	Mr. Jennings, 70, was a partner in the Philadelphia office of the law firm of Morgan, Lewis & Bockius LLP from 1970 until his retirement in November 2002. He has been a director of Radian since January 1993.

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Ronald W. Moore	Mr. Moore, 62, has been an Adjunct Professor of Business Administration at Harvard University, Graduate School of Business Administration, since 1990. Mr. Moore has been a director of Radian since November 1992.

Jan Nicholson	Ms. Nicholson, 62, has been President of The Grable Foundation, a private, charitable foundation that is dedicated to helping children and youth through improving their educational opportunities, since 1990. From 1998 to 2000, she was Managing Director of MBIA Insurance Corporation, a financial guaranty insurer, where she oversaw Portfolio Management and Strategic Risk Assessment functions. From 1994 to 1998, Ms. Nicholson was Managing Director in charge of Research and Development for Capital Markets Assurance Corporation, a financial guaranty insurer. Ms. Nicholson has been a director of Ball Corporation, a supplier of metal and plastic packaging products and of aerospace and other technologies, since 1994. She has been a director of Radian since 2003.

Robert W. Richards	Mr. Richards, 64, was Chairman of the board of directors of Source One Mortgage Services Corporation, a mortgage banking company, from 1989 until his retirement in 1996. He held a number of managerial positions with Source One from 1971 through 1996, serving as President from 1987 to 1989. He has been a director of Radian since November 1992.

Anthony W. Schweiger	Mr. Schweiger, 65, is Chairman and Managing Principal of e-brilliance, LLC, a technology consulting firm. He also is President and Chief Executive Officer of the Tomorrow Group, LLC, a governance and management consulting firm. Prior to forming e-brilliance, LLC and the Tomorrow Group, LLC, he served at different times as the President and Chief Executive Officer, and the Executive Vice President/Chief Operating Officer, of Meridian Mortgage Corporation. He has been a director of Paragon Technologies, Inc., a manufacturer of material handling systems, since May 2001. He has been a director of Radian since 1992.

Additional Information Regarding Directors

For additional information regarding Radian’s board of directors, its committees, and Radian’s standards for corporate governance and director independence, refer to the sections entitled “Corporate Governance and Board Matters of Radian” and “Compensation of Executive Officers and Directors of Radian — Director Compensation” below.

Stockholder Vote Required

Assuming a quorum exists, the ten nominees for director receiving the highest number of “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. Instructions on the proxy card to withhold authority to vote for one or more of the nominees will be disregarded and will have no effect on the vote. Votes cast include votes under proxies which are signed and do not have contrary voting instructions.

Recommendation

RADIAN’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES. SIGNED PROXIES WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES UNLESS A STOCKHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD.

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PROPOSAL

RATIFICATION OF THE APPOINTMENT
OF DELOITTE & TOUCHE LLP

The Audit and Risk Committee of Radian’s board of directors is responsible for selecting an independent registered public accounting firm to perform the annual audit of Radian’s financial statements. The Audit and Risk Committee’s selection of Deloitte & Touche LLP as Radian’s independent auditors for 2007 is being submitted to the stockholders for ratification. Deloitte & Touche LLP also served as Radian’s independent auditors for 2006. A representative of Deloitte & Touche LLP is expected to attend Radian’s 2007 annual meeting of stockholders, will have an opportunity to make a statement if he or she desires, and will be available to respond to questions.

If the stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit and Risk Committee will reconsider whether or not to retain the firm. You should note that, even if the selection of Deloitte & Touche LLP is approved at the annual meeting, the Audit and Risk Committee, in its discretion, may select new independent auditors at any time during the year if it determines that such a change would be in the best interests of Radian and its stockholders.

Audit and Other Fees; Committee Approval

In addition to retaining Deloitte & Touche LLP to audit Radian’s consolidated financial statements for 2006, Radian retained Deloitte & Touche LLP, as well as other accounting firms, to provide other auditing and advisory services in 2006. Radian understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of Radian’s financial statements. To minimize relationships that could appear to impair the objectivity of Deloitte & Touche LLP, Radian’s Audit and Risk Committee is required to pre-approve all non-audit work performed by Deloitte & Touche LLP in accordance with applicable SEC rules and Radian’s pre-approval policy filed as Appendix D to Radian’s definitive proxy statement for its 2004 annual meeting of stockholders.

The aggregate fees billed for professional services by Deloitte & Touche LLP in 2005 and 2006 were:

Type of Fees	2005	2006

Audit Fees	$2,729,465	$2,853,512
Audit-Related Fees	$205,313	$123,530
Tax Fees	$68,769	$8,137
All Other Fees	$—	$—

Total	$3,003,547	$2,985,179

In the above table, in accordance with the SEC’s definitions and rules:

•	“Audit Fees” are fees for professional services for the audit of Radian’s financial statements included in its Annual Report on Form 10-K (which includes an audit of Radian’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002), for the review of Radian’s financial statements included in its Quarterly Reports on Form 10-Q, and for services that normally are provided by Deloitte & Touche LLP in connection with statutory and regulatory filings;

•	“Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of Radian’s financial statements and which are not reported under “Audit Fees,” including services related to employee benefit plan audits, the filing of registration statements and consultation on reporting matters;

•	“Tax Fees” are fees for tax compliance, tax advice and tax planning; and

•	“All Other Fees”, when applicable, are fees for products and services provided by Deloitte & Touche LLP other than those services reported above, such as litigation support services.

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The fees listed in the table above were pre-approved by the Audit and Risk Committee. The Audit and Risk Committee considered the nature of the non-audit services provided by Deloitte & Touche LLP and determined that those services were compatible with the provision of independent audit services by Deloitte & Touche LLP.

Stockholder Vote Required

The affirmative vote of a majority of the shares of Radian common stock present in person or represented by proxy at the meeting and entitled to vote on this matter is required for the ratification of the appointment of Deloitte & Touche LLP as Radian’s independent auditors for 2007. Abstentions will be considered as shares “entitled to vote” and as votes cast on this proposal. Accordingly, because they will not be counted as votes “FOR” the proposal, abstentions will have the same effect as votes against.

Recommendation

RADIAN’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS RADIAN’S INDEPENDENT AUDITORS FOR 2007. SIGNED PROXIES WILL BE VOTED “FOR” RATIFICATION UNLESS A STOCKHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD.

PROPOSAL

APPROVE THE ADJOURNMENT OF THE RADIAN ANNUAL MEETING

Radian is asking its stockholders to vote on a proposal to adjourn the Radian annual meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies.

Stockholder Vote Required

The affirmative vote of a majority of the shares of Radian common stock present in person or represented by proxy at the meeting and entitled to vote on this matter is required for approval. Abstentions will be considered as shares “entitled to vote” and as votes cast on this proposal. Accordingly, because they will not be counted as votes “FOR” the proposal, abstentions will have the same effect as votes against. On the other hand, broker non-votes, if any, will not be considered “entitled to vote” or counted as votes cast, and will have no effect on the outcome of the vote.

Recommendation

RADIAN’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT OF THE RADIAN ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. PROXIES WILL BE VOTED “FOR” ADJOURNMENT UNLESS A STOCKHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD.

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CORPORATE GOVERNANCE AND BOARD MATTERS OF RADIAN

Meetings of the Board of Directors and its Committees

Radian’s board of directors holds regular quarterly meetings, and holds special meetings as and when necessary. The board of directors met eight times during 2006. An executive session of the board was held in connection with each meeting. Each director participated in at least 75% of the meetings of the board of directors and the committees on which he or she served during 2006. Herbert Wender, the non-executive Chairman of the Board, presides over all meetings of the board, including any meetings of the independent members of the board. All directors are expected to attend Radian’s annual stockholder meetings, and all of Radian’s directors attended last year’s annual meeting.

The board of directors maintains the following standing committees:

Audit and Risk Committee.  The members of the Audit and Risk Committee are Mr. Carney (Chairman), Mr. Jennings, Ms. Nicholson and Mr. Richards, each of whom is independent under the New York Stock Exchange’s (“NYSE’s”) listing standards, and each of whom meets the additional NYSE independence criteria applicable to audit committee members. This committee is responsible for selecting and overseeing the work of Radian’s independent auditors, reviewing Radian’s annual audited and interim financial results, reviewing Radian’s accounting and reporting principles and policies and overseeing Radian’s overall enterprise risk management. Our board has determined that Mr. Carney qualifies as an audit committee financial expert under the SEC’s rules and that he is independent under all applicable NYSE and SEC rules. The Audit and Risk Committee met eleven times during 2006. Please also refer to the section entitled “Audit and Risk Committee Report” below.

Compensation and Human Resources Committee.  The members of the Compensation and Human Resources Committee are Messrs. Hopkins (Chairman), Culang, Moore and Schweiger, each of whom is independent under the NYSE’s listing standards. This committee oversees corporate compensation and benefit policies and programs for Radian and its subsidiaries, including matters regarding compensation of senior management, and reviews the quality and depth of officers throughout Radian as well as Radian’s management development practices and programs. The Compensation and Human Resources Committee met four times during 2006. Please also refer to the section of this joint proxy statement/prospectus entitled “Compensation of Executive Officers and Directors of Radian” for additional information regarding the work of this committee.

Credit Committee.  The Credit Committee oversees Radian’s credit and risk management policies and procedures. The members of this committee are Mr. Culang (Chairman), Mr. Carney, Mr. Hopkins and Ms. Nicholson, each of whom is independent under the NYSE’s listing standards. The Credit Committee met four times during 2006.

Governance Committee.  The members of the Governance Committee are Messrs. Schweiger (Chairman), Carney, Hopkins and Jennings, each of whom is independent under the NYSE’s listing standards. This committee oversees the process of board governance, which involves identifying and recommending candidates to become members of Radian’s board of directors for nomination by the board and election by Radian’s stockholders, recommending committee membership and chairperson appointments, conducting periodic board and individual director assessments, and examining Radian’s governance process in light of external and internal issues. The Governance Committee met four times during 2006.

Investment and Finance Committee.  The members of the Investment and Finance Committee are Messrs. Moore (Chairman), Jennings, Richards and Schweiger, each of whom is independent under the NYSE’s listing standards. This committee establishes investment policy guidelines for Radian and its subsidiaries, and regularly reviews the performance of the investment portfolio and of the investment professionals to ensure adherence to those guidelines. The Investment and Finance Committee met four times during 2006.

Director Independence

Radian’s Guidelines of Corporate Governance provide that a substantial majority of Radian’s board of directors must consist of independent directors, as independence is determined under the NYSE’s listing

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standards and applicable SEC rules. Radian’s board of directors has determined that the following members of the board, constituting nine of the ten members of the board, are “independent” under current NYSE listing standards and SEC rules: Mr. Wender, Mr. Carney, Mr. Culang, Mr. Hopkins, Mr. Jennings, Mr. Moore, Ms. Nicholson, Mr. Richards and Mr. Schweiger. In evaluating the independence of each of these directors, the board concluded that no direct or indirect relationship exists between Radian and each of these directors other than those compensatory matters that are a direct consequence of serving on our board of directors and which are detailed below in “Compensation of Executive Officers and Directors of Radian — Director Compensation.”

Compensation and Human Resources Committee Interlocks and Insider Participation

The following directors — Messrs. Hopkins (Chairman), Culang, Moore and Schweiger — served on the Compensation and Human Resources Committee during 2006. No member of the Compensation and Human Resources Committee during 2006 (1) has ever been an officer or employee of Radian or any of its subsidiaries nor (2) had any relationship with Radian or its subsidiaries during 2006 that would require disclosure under Item 404 of the SEC’s Regulation S-K.

During 2006, no executive officer of Radian served as a director or member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any other entity, one of whose executive officers is or has been a director of Radian or a member of Radian’s Compensation and Human Resources Committee.

Certain Relationships and Related Person Transactions

No relationship or related person transaction currently exists or existed in 2006 that is required to be reported under Item 404 of the SEC’s Regulation S-K.

In November 2006, Radian’s board of directors formally adopted a written policy regarding related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction, other than certain excluded transactions such as compensation arrangements with executive officers or directors that have been approved by the Compensation and Human Resources Committee, in which (1) Radian or any of its subsidiaries was or is to be a participant, and (2) any related person had or will have a direct or indirect material interest. For purposes of this policy, a related person is any Radian director or nominee for director, any executive officer of Radian, any stockholder known to Radian to own in excess of five percent of Radian, and any immediate family member of a director, nominee for director or executive officer of Radian. Under the policy, Radian’s Audit and Risk Committee is responsible for reviewing, pre-approving or ratifying any related person transaction. The Audit and Risk Committee may delegate its pre-approval (but not ratification) authority under the policy to the Chairman of the committee.

The policy provides that the Audit and Risk Committee may approve or ratify a related person transaction (including, if applicable, as modified) only upon affirmatively concluding that the transaction: (1) is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; (2) is consistent with the applicable independence rules of the SEC and NYSE; and (3) does not create or otherwise give the impression of a conflict of interest that could result in harm to Radian. If the Audit and Risk Committee determines that an existing related person transaction has failed to meet this standard for ratification, the transaction must be unwound promptly unless the Audit and Risk Committee further determines that (i) the transaction was entered into in good faith (i.e., in the absence of fraud and not with the intention of circumventing the pre-approval requirements of Radian’s related person transactions policy) and (ii) the risks to Radian of unwinding the transaction outweigh the risks to Radian associated with continuing the related person transaction.

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Information on Radian’s Website

The Corporate Governance section of Radian’s website (www.radian.biz) includes the following, each of which is also available in print and free of charge upon request:

Board Committee Charters.  Each of the committees of Radian’s board of directors operates under a written charter adopted by the full board. Each committee regularly considers the need for amendments or enhancements to its charter.

Guidelines of Corporate Governance.  Upon the Governance Committee’s recommendation, Radian’s board of directors adopted a set of Guidelines of Corporate Governance. Among other things, these guidelines delineate the qualifications and relative responsibilities of the board, its committees, the non-executive Chairman, the Chief Executive Officer and the Corporate Responsibility Officer.

Code of Conduct and Ethics.  Radian’s Code of Conduct and Ethics is binding on all Radian employees and includes a “code of ethics” applicable to Radian’s senior executive officers. We intend to post on our website any amendments to, or waivers of, any provision of the Code of Conduct and Ethics that applies to our Chief Executive Officer and Chief Financial Officer and that relates to any element of the SEC’s definition of a “code of ethics.”

Stockholder Communication.  Radian encourages stockholders to freely communicate with management and the board. In that regard, Radian has established an email address that enables stockholders to convey their concerns, questions and comments to the members of Radian’s board. The address is: directors@radian.biz. In addition, interested persons may write to the Chairman, Radian Group Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103-2337 or to Teresa A. Bryce, Executive Vice President, General Counsel and Secretary, at the same address. This contact information also is available on Radian’s website.

Any updated or amended versions of the items listed above will be posted to Radian’s website promptly after adoption.

Consideration of Director Nominees

Director Qualifications.  Radian’s Governance Committee recommends candidates for nomination to Radian’s board of directors based on a number of factors, including diversity of experience, ability and willingness to devote ample time to service on the board, and financial expertise.

Identifying and Evaluating Director Nominees.  The Governance Committee evaluates candidates by reference to the qualifications stated above. When seeking and researching candidates for director, Radian’s Governance Committee generally uses the services of national search firms, which provide the committee with a professional biography of a candidate and perform background checks as requested by the Governance Committee. The Governance Committee also considers stockholder recommendations of candidates for membership on Radian’s board of directors that are submitted in accordance with the procedures described below. In either case, the Governance Committee will conduct one, and sometimes several, interviews of a candidate if after an initial evaluation it believes the candidate to be suitable. The committee also may discuss a candidate at multiple meetings and may have the candidate interview with management.

Stockholder Nominations and Recommendations.  Radian’s by-laws describe the procedures for stockholders to follow in nominating candidates to Radian’s board of directors. For Radian’s 2008 annual meeting of stockholders, stockholders may nominate a candidate for election to Radian’s board of directors by sending written notice to Radian’s Secretary at Radian’s principal office, which must be received at least 60 days before the 2008 annual meeting (except that if Radian gives less than 75 days’ notice or other public disclosure of the 2008 annual meeting, then the nomination must be received by Radian’s Secretary no later than the close of business on the 15th day after the day on which Radian mails the notice of the 2008 annual meeting or makes such public disclosure). The notice to Radian’s Secretary must contain or be accompanied by the following information:

1. The name, age, principal occupation, and business and residence address of each person nominated;

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2. The class and number of shares of Radian capital stock beneficially owned by each person nominated;

3. Any other information about each person nominated that would be required under relevant SEC rules to be in a proxy statement for a meeting involving the election of directors;

4. The name and record address of the stockholder making the nomination; and

5. The class and number of shares of Radian capital stock owned by the stockholder making the nomination.

A copy of the full text of the relevant by-law provisions may be obtained upon written request directed to Radian’s Secretary at Radian’s principal office. A copy of Radian’s by-laws is also posted on the Corporate Governance section of Radian’s website, www.radian.biz.

In addition to a stockholder’s ability to nominate candidates to serve on Radian’s board of directors as described above, stockholders also may recommend candidates to the Governance Committee for its consideration. The Governance Committee is pleased to consider recommendations from stockholders regarding director nominee candidates that are received in writing and accompanied by sufficient information to enable the Governance Committee to assess the candidate’s qualifications, along with confirmation of the candidate’s consent to serve as a director if elected. Such recommendations should be sent to Radian’s Secretary at Radian’s principal office. Any recommendation received from a stockholder after January 1 of any year is not assured of being considered for nomination in that year.

Evaluations of Board and Committee Performance

During 2006, the Governance Committee conducted an annual assessment of each director’s board performance and reviewed the performance of the board as a whole and each of its committees. The contributions of individual directors were considered by the Governance Committee as part of its determination whether to recommend their nomination for re-election to Radian’s board of directors. In addition, each other committee of Radian’s board of directors is required to, and conducted, a similar annual self-evaluation during 2006.

Audit and Risk Committee Report

The functions of the Audit and Risk Committee are outlined in its charter posted on the Corporate Governance section of Radian’s website (www.radian.biz) and include the following: to appoint, retain and provide for the compensation of a registered independent public accounting firm to audit Radian’s financial statements each year; to monitor the auditor’s independence; to monitor the professional services provided by the independent auditors, including pre-approving all audit and permissible non-audit services provided by the independent auditors in accordance with federal law and the rules and regulations of the SEC; to review audit results with the independent auditors; to review and discuss with management and the independent auditors Radian’s financial statements and other financial disclosures in Radian’s filings with the SEC; to pre-approve or ratify, as necessary, all related person transactions in accordance with Radian’s policy regarding related person transactions; to establish procedures for receiving, retaining and treating complaints regarding Radian’s accounting and internal accounting controls or other auditing matters and to review with management, the independent auditors and Radian’s internal audit department Radian’s accounting and reporting principles, practices and policies and the adequacy of Radian’s internal control over financial reporting.

Before Radian’s Annual Report on Form 10-K for the year ended December 31, 2006 was filed with the SEC, the Audit and Risk Committee reviewed and discussed with management the audited Consolidated Financial Statements of Radian Group Inc. for the year ended December 31, 2006 and the notes thereto and other financial information included in the report, including the section of the report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit and Risk Committee also discussed with Deloitte & Touche LLP, Radian’s independent auditors for 2006, the matters required to be discussed by Rule 2-07, Communication With Audit Committees, of Regulation S-X, including, among other things, matters related to the conduct of the audit of Radian’s financial statements. The Audit and Risk

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Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche LLP their independence from Radian.

Based on its reviews and discussions described above, the Audit and Risk Committee recommended to Radian’s board of directors that Radian’s audited financial statements be included in Radian’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Members of the Audit and Risk Committee

David C. Carney (Chairman)
James W. Jennings
Jan Nicholson
Robert W. Richards

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EXECUTIVE OFFICERS OF RADIAN

The following information is provided with respect to each of Radian’s current executive officers. Radian’s executive officers are appointed by Radian’s board of directors to serve in their respective capacities until their successors are duly appointed and qualified or until their earlier resignation or removal.

Sanford A. Ibrahim	Information about Mr. Ibrahim appears in the section of this proxy statement/prospectus entitled “Proposal — Election of Ten Directors of Radian.”

Mark A. Casale	Mr. Casale, 42, President of Radian Guaranty Inc., Radian’s principal mortgage insurance subsidiary, was named to that position in March 2006. Mr. Casale joined Radian in May 2001 as Senior Vice President, Strategic Investments. He served in that position until February 2004, when he was appointed Senior Vice President, Capital Markets. In November 2005, Mr. Casale was appointed Executive Vice President, Mortgage Insurance. He served in that position until appointed to his current position with Radian Guaranty. Before joining Radian, from August 2000 until April 2001, Mr. Casale served as Vice President of Society Hill Capital Management, where he managed the research of, and investment in, publicly-traded debt and equity securities. From February 1992 until May 2000, Mr. Casale served as Senior Vice President, Corporate Finance Services and in various other management positions with Advanta Corp., a financial services company.

Stephen D. Cooke	Mr. Cooke, 53, President of Radian Asset Assurance Inc., Radian’s principal financial guaranty subsidiary, was named to that position in July 2005. Mr. Cooke joined Radian Asset Assurance in September 2004 as Executive Vice President and Chief Legal Officer. Prior to joining Radian Asset Assurance, from April 2003 to September 2004, Mr. Cooke served as Executive Vice President and General Counsel of American Capital Access, a financial guaranty insurer. Prior to that, from February 2001 to March 2003, he served as special counsel in the New York office of the law firm of Cadwalader, Wickersham & Taft where he represented insurance companies and investment banking clients in insurance capital market transactions. From 1983 to 2000, Mr. Cooke worked for Ambac Assurance Corporation, a financial guaranty insurer, where he held the position of Managing Director and General Counsel during the majority of his seventeen-year tenure.

Teresa A. Bryce	Ms. Bryce, 47, joined Radian in October 2006 as Executive Vice President, General Counsel and Secretary. Ms. Bryce also serves as Radian’s Corporate Responsibility Officer. Before joining Radian, Ms. Bryce served as General Counsel, Senior Vice President and Secretary of Nexstar Financial Corporation, a provider of mortgage outsourcing solutions to financial institutions. Prior to that, she was General Counsel for Bank of America Mortgage and held other senior legal leadership roles for PNC Mortgage Corporation and Prudential Home Mortgage Company. Ms. Bryce has served on the Board of Directors of the Mortgage Bankers Association, on the Consumer Advisory Council of the Federal Reserve and on the Fannie Mae National Advisory Council.

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Robert E. Croner	Mr. Croner, 50, became Executive Vice President, Human Resources in November 2006, after having served as Senior Vice President, Human Resources since joining Radian in February 2004. Previously, from 1996 to 2004, Mr. Croner was Vice President, Human Resources for Independence Blue Cross, a regional health insurance firm. In that role, Mr. Croner was responsible for all human resources activities and the division’s Support Administration functions.

C. Robert Quint	Mr. Quint, 47, Executive Vice President and Chief Financial Officer of Radian, was named to that position in April 1999. Mr. Quint joined Radian Guaranty Inc. as Vice President, Administration and Controller in August 1990. In January 1995, Mr. Quint was named Vice President, Finance and Controller of Radian and Radian Guaranty. He was appointed Senior Vice President, Chief Financial Officer of Radian and Radian Guaranty in January 1996.

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BENEFICIAL OWNERSHIP OF RADIAN COMMON STOCK

The next two tables describe the beneficial ownership of Radian common stock by management and by certain stockholders.

Security Ownership of Management

The following table shows all shares of Radian common stock that were deemed to be beneficially owned, as of February 15, 2007, by each director, each executive officer of Radian named in the 2006 Summary Compensation Table below, and the directors and all current executive officers of Radian as a group. In general, a person “beneficially owns” shares if he or she has, or shares with others, the right to vote or dispose of them, or if the person has the right to acquire them within 60 days of February 15, 2007 (such as by exercising options). None of the shares included in the table as beneficially owned as of February 15, 2007 were pledged as security.

	Shares Beneficially
Name(1)	Owned(2)	Percent of Class

Herbert Wender	138,823	*
David C. Carney	29,338	*
Howard B. Culang	20,926	*
Stephen T. Hopkins	22,538	*
Sanford A. Ibrahim	68,187	*
James W. Jennings	44,173	*
Ronald W. Moore	26,597	*
Jan Nicholson	11,762	*
Robert W. Richards	32,438	*
Anthony W. Schweiger	27,049	*
C. Robert Quint	125,872	*
Roy J. Kasmar	110,409	*
Mark A. Casale	51,074	*
Stephen D. Cooke	18,866	*
All directors and current executive officers as a group (16 persons)	745,308	*

*	Less than one percent of class. Percentages are calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(1)	The address of each person listed in the table is c/o Radian Group Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103-2337.

(2)	Each individual listed in the table (including each current executive officer) has or is entitled to have within 60 days of February 15, 2007, sole voting and dispositive power with respect to the shares reported as beneficially owned, other than Mr. Schweiger, who shares voting power with his wife over 5,000 of the shares reported as beneficially owned. In addition to shares owned outright, the totals reported include:

•	Shares allocable to employee contributions to the Radian Common Stock Fund under Radian’s Savings Incentive Plan as of December 31, 2006.

•	Shares that may be acquired within 60 days of February 15, 2007 through the exercise of non-qualified stock options, as follows: Mr. Wender — 68,750 shares; Mr. Carney — 12,000 shares; Mr. Culang — 9,600 shares; Mr. Hopkins — 9,600 shares; Mr. Ibrahim — 23,950 shares; Mr. Jennings — 12,000 shares; Mr. Moore — 12,000 shares; Ms. Nicholson — 0 shares; Mr. Richards — 12,000 shares; Mr. Schweiger — 9,600 shares; Mr. Quint — 85,145 shares; Mr. Kasmar — 92,144 shares; Mr. Casale — 38,925 shares; Mr. Cooke — 13,650 shares; and all directors and current executive officers as a group — 406,195 shares.

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•	Shares that may be acquired within 60 days of February 15, 2007 upon the vesting of phantom stock awards granted under Radian’s Equity Compensation Plan, as follows: Mr. Wender — 10,103 shares; Mr. Carney — 12,138 shares; Mr. Culang — 11,326 shares; Mr. Hopkins — 11,326 shares; Mr. Jennings — 12,138 shares; Mr. Moore — 12,138 shares; Ms. Nicholson — 8,097 shares; Mr. Richards — 12,138 shares; Mr. Schweiger — 12,138 shares; and all directors and current executive officers as a group — 101,542 shares. All phantom stock awards granted to directors vest upon departure from Radian’s board.

•	Share equivalents held by directors under Radian’s Voluntary Deferred Compensation Plan that may be payable within 60 days of February 15, 2007, as follows: Mr. Hopkins — 1,612 shares; Mr. Jennings — 1,835 shares; Mr. Moore — 459 shares; Ms. Nicholson — 1,665 shares; Mr. Schweiger — 311 shares; and all directors and current executive officers as a group — 5,882 shares. Under Radian’s Voluntary Deferred Compensation Plan, directors have the option of selecting a rate of return on amounts deferred equal to the return on Radian’s common stock (whether positive or negative). The commencement of benefits under the plan is accelerated upon a director’s departure from Radian’s board. See “Compensation of Executive Officers and Directors of Radian — Radian Deferred Compensation Plans” below.

•	51,866 shares of restricted stock. As discussed below under “Compensation of Executive Officers and Directors of Radian,” pursuant to his employment agreement with Radian, Mr. Ibrahim was awarded 40,000 shares of restricted stock upon joining Radian in May 2005 and 10,800 shares of restricted stock in February 2006 in lieu of amounts that he would have received for relocation expenses had he decided to relocate. Of these restricted shares, 33,866 shares remain unvested at February 15, 2007. In addition, Mr. Casale and Mr. Cooke were awarded 3,000 and 5,000 restricted shares, respectively, on February 5, 2007 in recognition of their efforts in leading our primary business operations in 2006, and 10,000 additional shares of restricted stock were included in the number of shares beneficially owned by “all directors and executive officers as a group.” None of the restricted shares included in the table will have vested within 60 days of February 15, 2007; however, the individuals holding these shares possess voting power with respect to such shares.

Security Ownership of Certain Stockholders

The following table shows information concerning beneficial ownership of Radian’s common stock as of the dates indicated by the only persons shown by Radian’s or the SEC’s records as beneficially owning more than 5% of Radian’s common stock:

	Shares Beneficially	Percent
Name and Business Address	Owned	of Class

NWQ Investment Management Company, LLC(1)	10,195,660	12.7%
2049 Century Park East, 16th Floor
Los Angeles, CA 90067
Barclays Global Investors, NA(2)	6,002,011	7.5%
45 Fremont Street
San Francisco, CA 94105
FMR Corp.(3)	5,672,673	7.0%
82 Devonshire Street
Boston, MA 02109
Goldman Sachs Asset Management, L.P.(4)	5,195,390	6.4%
32 Old Slip
New York, NY 10005

(1)	Based on a Schedule 13G/A filed with the SEC on February 12, 2007. NWQ is an investment adviser and the shares reported as beneficially owned are owned by its clients, which may include investment companies and/or employee benefit plans, pension funds, endowment funds or other institutional clients. NWQ reports that it has voting power over 8,867,654 of such shares.

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(2)	Based on a Schedule 13G filed with the SEC on January 23, 2007. These shares are owned by affiliated banks and investment advisers. The shares are held in trust accounts for the economic benefit of the beneficiaries of the trust accounts. Barclays Global Investors reports that it has voting power over 5,074,557 of such shares.

(3)	Based on a Schedule 13G/A filed with the SEC on February 14, 2007. These securities are beneficially owned by various investment management subsidiaries and affiliates of FMR Corp. FMR Corp. reports that it has voting power over 2,320,619 of such shares. Edward C. Johnson 3d, Chairman of FMR Corp., and his family may be deemed to control FMR Corp. For purposes of the reporting requirements of the Securities Exchange Act of 1934, FMR Corp. and its affiliate, Fidelity International Limited, which beneficially owns 531,300 of such shares, are of the view that the shares beneficially owned by the other need not be aggregated. FMR Corp. disclaims that it is, in fact, the beneficial owner of such securities and has reported the aggregate ownership on a voluntary basis.

(4)	Based on a Schedule 13G filed with the SEC on February 12, 2007. Goldman Sachs Asset Management, L.P., an investment adviser, reports that it has voting power over 3,982,666 of such shares. It disclaims beneficial ownership of any securities managed on its behalf by third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Radian’s executive officers and directors and persons who own more than ten percent of a registered class of Radian’s equity securities to file reports of ownership and changes in ownership with the SEC and to furnish copies of these reports to Radian. Based on Radian’s review of the copies of the reports it has received, and written representations received from Radian’s executive officers and directors with respect to the filing of reports on Forms 3, 4 and 5, Radian believes that all filings required to be made during 2006 were made on a timely basis, except for the following:

(1) Under Radian’s Voluntary Deferred Compensation Plan for Directors, Radian’s directors have the option of selecting a rate of return on amounts deferred equal to the return on Radian’s common stock. Although payable in cash, Radian determined that these deferral arrangements possessed sufficient equity-related characteristics to require reporting under Section 16(a). Accordingly, on February 14, 2007, we reported on Form 5 that the following five directors held share equivalents as of December 31, 2006, as follows: Mr. Hopkins — 1,612 shares; Mr. Jennings — 1,835 shares; Mr. Moore — 459 shares; Ms. Nicholson — 1,665 shares; and Mr. Schweiger — 311 shares. These reports were filed in lieu of four required Form 4 reports during 2006 for each director reporting each quarterly deferral.

(2) On February 7, 2006 equity awards were granted in accordance with Radian’s normal practice to each of Radian’s executive officers and directors serving at the time. The Form 4 reports for these grants were inadvertently filed one day late, on February 10, 2006. These filings reported two transactions for Mr. Ibrahim, and one transaction each for Messrs. Wender, Carney, Culang, Hopkins, Jennings, Moore, Richards, Schweiger, Calamari, Casale, Cooke, Croner, Kasmar, Quint and Yaruss, Ms. Nicholson and Ms. Hammett.

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COMPENSATION OF EXECUTIVE OFFICERS
AND DIRECTORS OF RADIAN

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis contains statements regarding past and future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of Radian’s compensation programs and should not be understood to be statements of management’s expectations or estimates of actual results or other guidance. Radian specifically cautions investors not to apply these statements to other contexts.

I.	Compensation Philosophy and Objectives

Radian’s executive compensation program is based on the following principles and objectives:

•	The compensation program should enable Radian to attract, retain and motivate individuals with the skills and talent necessary to provide a meaningful contribution to Radian. The program should accomplish this by remaining competitive with industry and financial services compensation levels while also reinforcing Radian’s culture and desired behaviors. To that end, Radian believes the compensation program should provide median rewards for median performance, and above-average awards for superior performance when measured against appropriate comparative groups.

•	Accountability for performance is essential in aligning an executive’s interests with those of Radian’s stockholders. Therefore, in practice, Radian believes that a significant portion of an executive’s compensation should be based on Radian’s achievement of specified financial and stockholder return objectives as well as the executive’s achievement of specified individual objectives.

•	Compensation should be reasonable and responsible and take into account internal equity among the executive officer group.

•	Compensation should be delivered in a mixture of salary, incentive cash, and equity programs that is effective in motivating executive officers to achieve long-term results.

•	Executives’ financial interests should be closely aligned with those of Radian and its stockholders.

•	All Radian employees should be provided with competitive benefits that make sense for their financial security, while positioning Radian for future growth and improved profitability.

II.	Compensation Process and Oversight

The Compensation and Human Resources Committee of Radian’s board of directors (the “Committee”) provides advice, direction and oversight responsibility for the compensation and human resources programs, processes and functions of Radian and its subsidiaries. The Committee is supported by Radian’s Executive Vice President of Human Resources, who serves as a liaison between management and the Committee. The Committee has the sole authority, at Radian’s expense, to engage and terminate consulting firms and legal counsel, as the Committee deems advisable, to advise the Committee with respect to executive compensation and human resources matters, including the sole authority to approve the consultant’s fees and other engagement terms. The Committee currently retains Towers Perrin, an independent compensation consultant, to advise the Committee on executive compensation and benefits issues.

Radian’s board of directors has delegated to the Committee the following responsibilities and authority with respect to executive officer compensation:

•	The Committee, together with management, is responsible for developing the compensation philosophy and objectives discussed above, and for seeing that the objectives are pursued and achieved;

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•	With respect to Radian’s Chief Executive Officer, the Committee:

-	Reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and annually evaluates the Chief Executive Officer’s performance in light of these goals and objectives and communicates the results to the Chief Executive Officer and Radian’s independent directors;

-	Based on its evaluation of the Chief Executive Officer’s performance, recommends the compensation level for the Chief Executive Officer (including salary, cash incentive, equity-based compensation and other direct and indirect benefits) for approval by Radian’s independent directors; and

-	Considers, among other items, Radian’s performance and stockholder return (both relative and absolute), the value of incentive awards to chief executive officers at comparable companies and the compensation provided to Radian’s Chief Executive Officer in past years in determining the long-term equity incentive component of the Chief Executive Officer’s compensation;

•	The Committee alone approves compensation for all executive officers below the level of Chief Executive Officer, including new and amended employment and severance agreements for these executives;

•	The Committee assists the board of directors in establishing and periodically updating appropriate incentive compensation and equity-based plans, and the Committee administers these plans in order to attract, retain and motivate skilled and talented executives and to align such plans with Radian’s consolidated and business unit performance, business strategies and growth in stockholder value; and

•	The Committee provides necessary determinations in connection with executive compensation to qualify for tax deductions in excess of limitations under applicable regulations, including section 162(m) of the Internal Revenue Code.

The Committee recognizes the importance of maintaining sound principles for the development and administration of executive compensation and benefit programs and has taken steps to significantly enhance the Committee’s ability to effectively carry out its responsibilities and to ensure that Radian’s compensation programs further the compensation philosophy and objectives set forth above. Among other things, the Committee has taken the following actions:

•	implemented a more robust executive performance management process, including annual management-based objectives (“MBOs”), which are reviewed and approved by the Committee, to strengthen the link between executive pay and performance;

•	established annual reviews of detailed “total reward” tally sheets for each of Radian’s executive officers. These tally sheets assign dollar amounts to all compensation components, including cash pay (salary and annual cash incentive), outstanding and vested equity compensation awards, benefits, perquisites, and potential change-in-control severance payments;

•	developed and implemented a robust benchmarking process in which each primary component of an executive officer’s compensation is measured individually and in the aggregate against market data from three different comparative groups (See “Primary Components of Compensation” below in this Compensation Discussion and Analysis);

•	established a long-term equity incentive plan with multi-year performance goals to better align equity compensation grants with the long-term financial performance of Radian; and

•	implemented a series of changes to Radian’s retirement plans aimed at better meeting the needs of Radian’s employee population, while controlling escalating and unpredictable pension expenses.

Radian believes that management’s participation in the compensation process is critical in creating an equitably tailored program that is both effective in motivating Radian’s executive team and in ensuring that the process appropriately reflects Radian’s culture and current strategies. Each year, Radian’s executive officers are each required to develop a set of MBOs for themselves and their respective business units, consisting of

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both qualitative and quantitative goals, and to review them with Radian’s Chief Executive Officer. These MBOs, which must be approved by the Chief Executive Officer, serve as a basis for measuring the amount of cash-based incentives and long-term equity incentive awards to which the executive officers are entitled. The process and timing for setting these objectives and assessing performance against these objectives are discussed in greater detail below.

III.	Named Executive Officers

Radian’s named executive officers based on 2006 compensation are:

•	Sanford A. Ibrahim, Chief Executive Officer (principal executive officer);

•	C. Robert Quint, Chief Financial Officer (principal financial and accounting officer);

•	Roy J. Kasmar, Former President. On January 9, 2007, Radian entered into a Transition Agreement and General Release with Mr. Kasmar in connection with his decision to relinquish his title as President of Radian, effective April 1, 2007, and to terminate his employment with Radian in the first quarter of 2008. See “Primary Components of Compensation — Application to Named Executive Officers — Mr. Kasmar” below in this Compensation Discussion and Analysis;

•	Mark A. Casale, President of Radian Guaranty Inc., Radian’s principal mortgage insurance subsidiary; and

•	Stephen D. Cooke, President of Radian Asset Assurance Inc., Radian’s principal financial guaranty subsidiary.

IV.	Primary Components of Compensation

Radian’s executive compensation program provides a balanced mix of pay with three primary components: base salary, annual cash incentive and long-term equity-based incentives. The incentive-based portions of our program (i.e., annual cash incentive and equity-based incentives) are directly tied to the results of Radian’s business operations and certain individual achievements. The annual cash incentive has been designed to recognize annual (short-term) results, while awards of equity-based incentives are used to recognize longer-term results and growth in stockholder value. In general, consistent with Radian’s compensation philosophy and objectives, total compensation for Radian’s executives is more heavily weighted towards performance-based, variable compensation, with base salary ranging from only 17% to 24% of a named executive officer’s total compensation package. Equity compensation grants, currently consisting of stock options and performance shares, are awarded as part of Radian’s performance-based long-term incentive program, which again, is consistent with Radian’s compensation objectives and aligns the equity compensation instruments with the longer tails of Radian’s revenue streams.

In order to both attract and retain Radian’s named executive officers and to ensure that compensation levels are both reasonable and responsible, each of the three primary components of Radian’s compensation program is benchmarked in November of each year against the following three groups:

(1) A peer group currently consisting of Ambac Financial Group, Assured Guaranty, Genworth Financial, Indymac, MBIA, MGIC, Old Republic International, The PMI Group, Triad Guaranty, and XL Capital;

(2) A financial services group consisting of approximately 150 organizations in the Towers Perrin Financial Services Executive Compensation Database; and

(3) A general industry group consisting of approximately 820 organizations across a range of industries that participate in Towers Perrin’s executive compensation database.

Where appropriate, the market compensation data that is used in setting compensation is adjusted to reflect differences in revenues and relative market capitalization among Radian and the benchmark groups. For example, Radian is between the 25th and 50th percentiles of the peer group in terms of revenues and close to the median of the peer group in market capitalization.

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The financial services and general industry groups are used to provide a reference point to develop competitive compensation levels for similarly sized companies (e.g., companies with revenues of less than $2.0 billion) in these broader sectors. Radian has found that the specific industry in which Radian participates generally pays at a premium compared to the broader financial services sector.

In addition to benchmarking, the Committee also considers internal equity among Radian’s executive officers in setting each of the primary components of compensation. An executive’s tenure with Radian, while also considered, is not weighted as heavily in setting the primary components of compensation.

A.	Base Salary

Radian pays base salaries to its executive officers to provide them with a competitive base compensation for the day-to-day performance of their job responsibilities. Base salary for Radian’s named executive officers is based primarily on competitive market compensation data that takes into account base salaries for comparable executive positions within each of the benchmark groups. With the exception of Mr. Cooke, whose 2006 base salary was within 25% of the market median, the named executives’ salaries were within 10% of the market median in 2006. Compared to 2005, only the base salaries of Mr. Quint (10.4% increase) and Mr. Casale (30% increase) increased year over year.

B.	Annual Cash Incentive Plan

Radian’s annual cash incentive plan is a non-equity incentive plan designed to provide each named executive officer with the opportunity for performance-based cash awards based on the achievement of specified individual, business unit, shared executive and corporate goals and objectives. The annual incentive targets for Radian’s named executive officers, which are established in November of the year preceding each performance year, are based primarily on market data that takes into account competitive target cash incentive levels for comparable executive positions within each of the benchmark groups.

The amount of the cash award actually awarded to a named executive officer is based on the degree to which the executive officer satisfies the pre-established MBOs discussed above, including annual corporate financial objectives (e.g., return on equity and earnings per share), business unit financial objectives (e.g., expense management and net income growth), executive performance objectives shared among the executive officer group (e.g., developing growth opportunities) and individual performance objectives (e.g., improving returns or financial strength ratings). Maximum achievement can result in an award of up to 200% of the target amount, an opportunity Radian considers to be market-competitive. For each named executive, the Committee weights these MBOs differently, giving appropriate significance to the potential impact that each named executive may have on Radian in light of the executive’s role and opportunities for driving success. The following table shows the weightings for each named executive officer for the 2006 performance year.

2006 Annual Cash Incentive Performance Measures

	Corporate	Business Unit		Shared
	Financial	Financial		Executive	Individual
Officer	Performance(1)	Performance		Performance(2)	Objectives

Mr. Ibrahim	35%	15	%(3)	35%	15	%(3)
Mr. Quint	30%	10	%(4)	20%	40	%(4)
Mr. Kasmar	10%	40	%(5)	20%	30	%(5)
Mr. Casale	10%	40	%(6)	20%	30	%(6)
Mr. Cooke	10%	40	%(7)	20%	30	%(7)

(1)	Corporate financial performance objectives for 2006 included target levels for Radian’s consolidated return on equity, earnings per share, adjusted book value per share and net income. The Committee set the targets at levels that it believed at the time to be aggressive and, based on Radian’s financial performance over the preceding several years, would require a strong financial performance in 2006 to achieve. Each of these corporate performance targets was exceeded in 2006 as a result of Radian’s strong performance.

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(2)	Performance objectives shared among the executive officer group for 2006 included, among other items, identifying and developing business growth opportunities and improving operational efficiencies.

(3)	Mr. Ibrahim’s primary business unit performance objectives for 2006 included managing expenses and net income throughout Radian’s operations and risk management. Among Mr. Ibrahim’s individual objectives for 2006 were to improve the financial strength ratings of Radian’s financial guaranty insurance subsidiaries, complete a strategic review of Radian’s domestic and international mortgage insurance businesses, and evaluate opportunities for strategic initiatives.

(4)	Mr. Quint’s primary business unit performance objectives for 2006 included expense management and net income growth throughout Radian’s operations and risk management. Among Mr. Quint’s individual objectives for 2006 were to improve returns in the financial guaranty business and pursue strategic opportunities with Radian’s financial services affiliates.

(5)	Mr. Kasmar’s primary business unit performance objectives for 2006 focused on written and earned premiums, operating expense, and overall operating results in Radian’s international mortgage insurance business. Mr. Kasmar’s primary individual objectives for 2006 were to achieve a AA rating for Radian’s European mortgage insurance subsidiary and pursue new business development opportunities outside the United States.

(6)	Mr. Casale’s primary business unit performance objectives for 2006 related to risk management, net income, operating expense, and return on equity in Radian’s domestic mortgage insurance business. Mr. Casale’s main individual performance objectives for 2006 were to oversee a comprehensive operational review by a third-party consultant, further realign Radian’s mortgage insurance business channels and recruit key senior talent.

(7)	Mr. Cooke’s primary business unit performance objectives for 2006 related to risk management, net income, operating expenses, and return on equity in Radian’s financial guaranty business. Mr. Cooke’s main individual performance objectives for 2006 were to improve the financial strength ratings of Radian’s financial guaranty insurance subsidiaries and to increase the customer base and improve service quality in Radian’s financial guaranty business.

At the end of each performance year, each named executive provides to the Chief Executive Officer a self-assessment of his performance, including his attainment of specified MBOs. Radian’s Chief Executive Officer then reviews the performance of the named executive officer and makes specific recommendations to the Committee regarding the amount of annual cash incentive, if any, to be awarded. Performance reviews are a fundamental component of Radian’s organization-wide performance management process. The Chief Executive Officer reviews Radian’s executive officers for the practical purpose of evaluating the results achieved against their respective performance objectives, as well as for the organizational purpose of “modeling” appropriate management behaviors in the context of Radian’s performance management program.

The performance reviews are completed in January of the year following the performance period and recommendations for cash incentive awards are submitted for Committee consideration at the first regularly scheduled meeting of the Committee following the performance year (typically held in February). Consistent with Radian’s reporting in prior years, Radian reports amounts awarded under its annual cash incentive plan in the 2006 Summary Compensation Table for the year in which they are earned. Accordingly, the amounts reflected in the “Non-equity Incentive Plan Compensation” column of the 2006 Summary Compensation Table are those amounts awarded in February 2007 based on 2006 performance.

C.	Long-Term Equity Incentive Program

Radian recognizes the contributions of its named executive officers for the creation of stockholder value through its long-term equity incentive program. This program is conducted through two underlying plans — Radian’s Equity Compensation Plan (“Equity Plan”) and Radian’s Amended and Restated Performance Share Plan (“Performance Plan”). Consistent with Radian’s objective of providing a complementary mix of total compensation, Radian’s long-term equity compensation awards generally consist of an equal value of stock options and performance shares.

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Radian implemented its current long-term incentive program in 2005. Radian believes its approach competitively aligns it against others in the industry, while providing an incentive-based mix of equity that complements Radian’s strategic objectives. Radian has found that compared with granting only stock options, a blended program of stock options and performance shares uses fewer shares under its Equity Plan at a comparable cost to Radian, while focusing its named executives on increasing price per share (through stock option incentives) as well as other long-term financial objectives (through performance share incentives) such as return on equity and growth in adjusted book value.

The projected target value of Radian’s long-term incentive award for each of Radian’s named executive officers generally is established in November of the year immediately prior to the year in which the award is granted (i.e., November 2006 for the 2007 grant year). The projected target value of the awards is based on market data that takes into account competitive target long-term incentives for comparable executive positions within each of the benchmark groups and the role of long-term incentives in providing a total compensation package. The total value of this award is then issued in May of each year (February for the prior performance periods beginning January 1st of 2005 and 2006) upon approval by the Committee (all of Radian’s independent directors for the Chief Executive Officer).

1.	Performance Shares

Fifty percent of the total value of each named executive’s long-term equity incentive award is granted as performance shares under Radian’s Performance Plan. Each performance share award becomes payable upon the completion of a performance period at a target amount (equal to approximately 50% of the total value of each named executive’s long-term equity incentive award) multiplied by a factor depending on Radian’s growth of earnings per share, growth of adjusted book value and/or return on equity — three critical financial indicators that Radian believes are a good measure of Radian’s success — over the performance period. The performance shares are denominated in shares of Radian common stock and are settled in common shares. The payout levels range from 0% to 200% of the target amount. The maximum payout under any performance share award for purposes of Section 162(m) is 250,000 shares of Radian common stock. This payout variability is consistent with Radian’s compensation philosophy to pay for performance and to provide a significant portion of the named executives’ compensation in the form of equity.

The first two performance periods under the plan, which are reflected in the “Outstanding Equity Awards at 2006 Fiscal Year-end Table” are three-year periods that began on January 1 of each of the last two years (i.e., performance periods 2005 through 2007 and 2006 through 2008, respectively). The Committee believes that a three-year performance period is of sufficient duration to accurately assess the impact of the executives’ efforts over that period on stockholder value creation.

For the first two performance periods, each of the three financial indicators accounts for a third of the total long-term incentive payout, and performance against each metric is measured on both an absolute basis and on a relative basis against the results of a subset of peer companies (consisting of Ambac, MGIC, MBIA, Triad Guaranty, and the PMI Group), which reflects an appropriate balance between Radian’s mortgage insurance and financial guaranty businesses.

With respect to the target ranges of the three financial indicators for the February 2006 performance share grant, the Committee set the target range for return on equity at 10.5% to 14.5%. The Committee set the target ranges for growth in earnings per share and growth in adjusted book value at levels that, based on its evaluation of the performance of Radian and the peer group over a period of several years, would require an average financial performance to achieve the minimum end of the range (which results in a 0% payout), and a strong performance to achieve the maximum. The Committee believed that our growth in earnings per share and adjusted book value would likely exceed the minimum end of the range, but that it would require three years of exceptional performance to hit the maximum. As of December 31, 2006, Radian’s performance has exceeded the high end of the range for all three of the financial indicators.

In determining the performance share payout attributable to the three performance indicators, the following assumptions apply: (1) on an absolute basis, without relative comparison to the peer group, achieving the minimum percentage of the target range for all three indicators will result in no award, while

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achieving the maximum percentage of the target range for all three will result in a payout at 100% of the target level; (2) finishing last relative to the peer group will result in a 0% adjustment to the percentage attributable to absolute performance, while finishing first will result in a 100% increase above the percentage attributable to absolute performance; and (3) any two-percent change within the range of performance measures (one percent for return on equity), or a one position change relative to the peer group (with no adjustment for moving between third and fourth place) will result in a 25% adjustment in the performance payout. For example, based on these assumptions, achieving a hypothetical return on equity of 13.5% and a second place finish relative to the peer group, would result in a one-third contribution to payout attributable to the return-on-equity performance metric (which counts for one-third of the total award) at 150% of the target level. This is because return on equity of 13.5% is assigned a 75% absolute value (representing a 3% increase over the minimum point of the range), which is then increased by 75% as a result of finishing second among the peer group (representing a three position adjustment from sixth to second place).

Under Radian’s Performance Plan, in the event of a change of control (as defined in Radian’s Equity Plan) occurring prior to the end of any award term, but after one-third of the award term has been completed, the performance goals applicable to such award will be deemed to be satisfied as of the date of such change in control at 100% of the target level, and the named executive officers will be entitled to the corresponding payment under such performance share award as of such date. As a result, if the merger with MGIC is completed when anticipated, both the first and second performance share awards will be paid out to each named executive at the executive’s target level. See “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — Treatment of Radian Options and Other Stock-Based Awards” above.

2.	Stock Options

Half of the total value of each named executive’s long-term equity incentive award for a given fiscal year is granted in the form of stock options under Radian’s Equity Plan. The Committee reviews and approves stock option awards at the regularly scheduled May Committee meeting (previously, the February meeting) for executive officers other than the Chief Executive Officer and recommends to Radian’s independent directors the stock option award for the Chief Executive Officer. The exercise price for the option awards is the closing price on the date of approval. The date of this meeting is typically set well in advance. Grants are not coordinated with the release of material, nonpublic information, and the Committee does not take the release of such information into account as an element of when to make grants.

3.	Stock Ownership Requirements

Consistent with its compensation philosophy, Radian strongly believes that its executive officers should personally hold a meaningful equity stake in Radian in order to ensure a thorough alignment of their interests with those of Radian and its stockholders. Accordingly, in 2004, Radian implemented share ownership requirements for its executive officers. Under these requirements, by the later of five years after the date of their initial appointment as an executive officer of Radian or February 8, 2010, each of the named executive officers must beneficially hold equity in Radian in the following amounts:

Mr. Ibrahim — 10 times base salary
Mr. Quint — 3 times base salary
Mr. Kasmar — 5 times base salary
Mr. Casale — 4 times base salary
Mr. Cooke — 4 times base salary

D.	Primary Components of Compensation — Application to Named Executive Officers

Radian’s commitment to building stockholder value contributed in driving record business performance in 2006. Importantly, Radian achieved the following successes in 2006:

•	Net income for 2006 was $582.2 million, a record for Radian and an increase of 11.3% from $522.9 million in 2005, while diluted net income per share rose nearly 20 percent to $7.08 from $5.91,

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and book value per share grew 16.1% to $51.23 at December 31, 2006. Return on equity was 15% at December 31, 2006, at the high end of our target range of 12 to 15%.

•	Mortgage insurance net income was $282.8 million, or about 49% of Radian’s overall net income. Importantly, certain key indicators — persistency (the amount of business that stays on Radian’s books for more than 12 months) and primary insurance in force — continued to move in a more favorable direction. In addition, during 2006, Radian further consolidated its business channels to better meet the needs of its customers and significantly intensified its mortgage insurance loss management efforts.

•	Financial guaranty net income was $136.1 million, which represented approximately 23% of Radian’s overall net income. In June, S&P reaffirmed the AA financial-strength rating of Radian’s principal financial guaranty insurers and revised its outlook upward to stable. In the fourth quarter, Radian’s financial guaranty business exceeded for the first time $100 billion in net par outstanding.

•	Radian’s International Mortgage Group refined its strategy and expanded Radian’s global presence. Notably, Radian earned a AA stable rating from Standard & Poor’s and Fitch for Radian Europe Limited, providing Radian with a platform for expansion in the U.K. and European Union. Radian established Radian Australia Limited, and entered into a multi-year partnership with St. George Insurance Australia, a wholly-owned subsidiary of St. George Bank, Australia’s fifth largest bank. In addition, Radian continued to build on its exclusive relationship with Standard Chartered Bank in Hong Kong.

It is important to note that Radian achieved these results within challenging operating environments for both its mortgage insurance and financial guaranty businesses. Radian believes these results in many ways reflect the continuing commitment of its named executives to achieving results that are critical to Radian’s stockholders. A more detailed analysis of Radian’s financial and operating performance is contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of Radian’s 2006 Annual Report on Form 10-K filed with the SEC.

1.	Mr. Ibrahim

On April 20, 2005, Radian entered into an employment agreement with Mr. Ibrahim in connection with his becoming Radian’s Chief Executive Officer effective May 4, 2005. The Committee approved the terms of the employment agreement and Radian’s independent directors ratified those terms. The Committee, with the assistance of Tower Perrin, considered a broad array of market compensation data as well as amounts historically paid by Radian to its Chief Executive Officer in setting Mr. Ibrahim’s compensation under the agreement. Specifically, the Committee considered the compensation levels paid to chief executive officers of the peer group and the financial services group. The Committee also considered Mr. Ibrahim’s compensation at his then-current employer, along with the compensation of Radian’s immediate past-Chief Executive Officer. Based on a review of these various data points, the Committee structured a compensation package for Mr. Ibrahim that was viewed as externally competitive (within a range of 15% of median market data points), appropriately positioned within Radian’s internal compensation structure, and that effectively conveyed to Mr. Ibrahim the value Radian places on the role of Chief Executive Officer.

The agreement provided for a $725,000 base salary. This rate remained in effect through February 4, 2007. On February 5, 2007, Mr. Ibrahim’s base salary was adjusted from $725,000 to $800,000. Radian’s independent directors concluded that the adjustment was appropriate in light of the median base salary levels paid to the chief executive officers of the peer and financial services benchmark groups and in light of Mr. Ibrahim’s 2006 performance.

Under his employment agreement, Mr. Ibrahim was entitled to an annual cash incentive target for 2006 of no less than 175% of his base salary. This minimum bonus target level was determined by the Committee based on a review of competitive market data as well as Mr. Ibrahim’s compensation opportunity at his former employer. In February 2007, Mr. Ibrahim received an incentive based cash award of $1,550,000 (122.2% of his performance target or 213.8% of his base salary) for 2006 performance. This award was based on the

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achievement of many of the individual and business performance goals and targets established jointly by Mr. Ibrahim and the Committee, including Radian’s record financial performance as discussed above.

Pursuant to his employment agreement, in February 2006, Mr. Ibrahim received a long-term equity incentive award calibrated to have an expected value of $2,175,000 or three times his base salary, the minimum amount that Mr. Ibrahim was entitled to under his employment agreement.

2.	Mr. Quint

Mr. Quint’s base salary was increased in February 2006 to $370,000. While the Committee found that Mr. Quint’s 2005 base salary of $335,000 was within a competitive range of base salaries paid to the chief financial officers within the peer and financial services groups (each measured at the 50th percentile), in setting his 2006 compensation, the Committee focused on the 75th percentile of these benchmark groups in consideration of Mr. Quint’s having been assigned additional responsibilities in 2006. In particular, Radian’s information technology and investor relations departments were moved under Mr. Quint’s management in January 2006. The expanded scope of Mr. Quint’s role, coupled with the competitive market data, were significant factors in the Committee’s decision to approve the base salary increase to $370,000 for 2006.

In February 2007, Mr. Quint received an annual cash incentive award of $462,500 (100% of his performance target or 125.0% of his base salary) for 2006 performance. This award is commensurate with Mr. Quint’s achieving most of his 2006 MBOs, including improvements in expense management and his oversight with respect to Radian’s financial services affiliates, including Radian’s acquisition of an additional interest in one of these affiliates during the third quarter.

In February 2006, Mr. Quint received a long-term equity incentive award calibrated to have an expected value of $555,000. Mr. Quint’s long-term equity incentive for 2007 was increased above his target for 2006 by $18,500 or 3.3% for internal equity reasons. The Committee believes that Mr. Quint has an externally competitive and internally equitable total target compensation opportunity.

3.	Mr. Kasmar

Mr. Kasmar’s base salary of $455,000 has been in effect since January 2002. The Committee annually reviews Mr. Kasmar’s base salary for market-competitiveness and internal equity and believes that Mr. Kasmar’s salary appropriately reflects the various responsibilities that he has held during this period, including serving as head of Radian’s mortgage insurance business, and recently, as head of Radian’s International Mortgage Group.

Under his transition agreement, Mr. Kasmar resigned as President of Radian effective April 1, 2007, but continues to serve as an advisor to Radian’s Chief Executive Officer, performing those reasonable duties assigned to him by Mr. Ibrahim, including, among other things, supporting Mr. Ibrahim as the head of Radian’s international mortgage services and continuing as a board member of Radian’s international mortgage insurance subsidiaries and as a member of Radian’s Enterprise Risk Committee. Mr. Kasmar’s employment with Radian will terminate on a date of his choosing after December 31, 2007, but no later than March 1, 2008. This agreement establishes many components of Mr. Kasmar’s compensation, including the cash payout of his 2006 annual incentive award and his 2007 base salary.

Pursuant to his transition agreement, Mr. Kasmar was awarded an annual cash-based incentive award for 2006 performance equal to $682,500 (100% of his performance target or 150% of his base salary). Additionally, in February 2006, Mr. Kasmar received a long-term equity incentive award calibrated to have an expected value of $764,500.

4.	Mr. Casale

In February 2006, Mr. Casale received a long-term equity incentive award calibrated to have an expected value of $487,500. His base salary for 2006 initially was set at $275,000.

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Based upon the Committee’s review of total compensation levels paid by industry peer companies in 2006, the Committee found that Mr. Casale’s total compensation was significantly below the median compensation levels of relevant business line heads in the industry group. Consequently, the Committee increased Mr. Casale’s total compensation target in 2006 and 2007 by increasing his base salary and long-term equity incentive opportunity.

Effective March 1, 2006, Mr. Casale’s base salary was increased from $275,000 to $325,000 in recognition of his increased responsibilities associated with his promotion to President of Radian Guaranty. In addition, to further align Mr. Casale’s total compensation target to a market-competitive level, Mr. Casale’s base salary for 2007 was adjusted from $325,000 to $375,000.

Mr. Casale’s target long-term equity incentive award was increased from 150% of base salary in 2006 to 160% of base salary in 2007. Taking into account the increases in Mr. Casale’s base salary between 2006 and 2007, the target value of his 2007 long-term equity incentive award increased 23.1% or $112,500 from his 2006 target.

Overall, Mr. Casale’s total target compensation opportunity for 2007 increased by 18.4% from $1,251,250 in 2006 to $1,481,250 in 2007. As a result of these changes, the Committee believes Mr. Casale’s total target compensation opportunity now more appropriately reflects the value that both the market and Radian place on Mr. Casale’s position.

In February 2007, Mr. Casale received an annual cash incentive award of $575,000 (131% of his performance target or 176.9% of his base salary) for 2006 performance. This award is commensurate with Mr. Casale’s achieving most of his 2006 MBOs, including successfully assuming the responsibilities of President of Radian Guaranty, realigning Radian’s mortgage insurance business channels, and strengthening Radian’s mortgage insurance loss management department.

5.	Mr. Cooke

In February 2006, Mr. Cooke received a long-term equity incentive award calibrated to have an expected value of $487,500 or 150% of his 2006 base salary of $325,000.

Based on its review of total compensation levels paid by industry peer companies in 2006, the Committee found that, similar to Mr. Casale, Mr. Cooke’s total compensation was significantly below the median compensation levels of relevant business line heads in the industry group. As a result, effective January 1, 2007, Mr. Cooke’s base salary was increased from $325,000 to $375,000. This increase improved the market competitiveness of Mr. Cooke’s annual base salary.

Mr. Cooke’s long-term equity incentive award for 2007 was increased from 150% of his base salary in 2006 to 160% of his base salary in 2007. Taking into account the increases in Mr. Cooke’s base salary between 2006 and 2007, the target value of his long-term equity incentive award for 2007 increased 23.1% or $112,500 from his 2006 target.

Overall, Mr. Cooke’s total target compensation opportunity for 2007 increased by 18.4% from $1,251,250 in 2006 to $1,481,250 in 2007. The Committee believes that Mr. Cooke’s total target compensation opportunity now more appropriately reflects the value that both the market and Radian place on Mr. Cooke’s position.

In February 2007, Mr. Cooke received an annual cash incentive award of $575,000 (131% of his performance target or 176.9% of his 2006 base salary) for 2006 performance. This award is commensurate with Mr. Cooke’s achieving most of his 2006 MBOs, including most notably, improving the financial strength ratings of Radian’s principal financial guaranty insurance subsidiaries.

V.	Other Compensation

In addition to the primary components of their compensation, Radian’s named executive officers also receive other additional compensation through their participation in Radian’s benefit plans as well as, to a lesser extent, through their receipt of perquisites.

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A.	Retirement Compensation

Radian is committed to providing all Radian employees with competitive benefits, including retirement benefits, that make sense for their financial security, while positioning Radian for future growth and improved profitability. Consistent with this objective, effective December 31, 2006, Radian implemented a series of changes to its retirement plans. These changes are the result of a thorough review of the current plans, including a study of competitors’ programs, employee feedback, and a financial analysis of the plans. The new plan designs — which call for a greater reliance on the Radian Group Inc. Savings Incentive Plan (the “Savings Plan”) as the primary retirement vehicle for Radian employees — are aimed to better meet the needs of employees, while controlling escalating and unpredictable pension expenses.

1.	Pension Plan

Effective December 31, 2006, Radian (1) froze all benefits accruing under the Radian Group Inc. Pension Plan (the “Pension Plan”) and (2) suspended all forms of participation under the Pension Plan. Prior to the suspension, all salaried and hourly employees of Radian and its participating subsidiaries were eligible to participate in the Pension Plan upon attaining 20-1/2 years of age and one year of eligible service.

On February 5, 2007, Radian approved the termination of the Pension Plan, effective June 1, 2007, and also approved the following additional amendments to the Pension Plan:

•	acceleration of vesting in accrued benefits under the Pension Plan for all participants in the plan who are employees of Radian or its affiliates at any time between December 31, 2006 and the date of termination of the plan; and

•	enhancement of the distribution options under the Pension Plan to offer an immediate annuity option and an immediate lump sum option in connection with the termination of the plan.

Each of Radian’s named executive officers participates in the Pension Plan as discussed below under “Radian Pension Plan and Supplemental Executive Retirement Plan.”

2.	Savings Incentive Plan

In order to position the Savings Plan to serve as the primary retirement vehicle for Radian employees, effective January 1, 2007, Radian approved certain enhancements to the Savings Plan, among other things, to:

•	allow for the immediate eligibility of new hire participation and provide for the automatic enrollment of eligible employees;

•	provide for quarterly matching contributions by Radian equal to 100% of employee contributions (up to 6% of eligible pay). Matching contributions may be made in cash or in shares of Radian common stock, at Radian’s election;

•	provide for the immediate vesting of Radian’s matching contributions (including existing unvested matching contributions attributable to prior periods) and the elimination of restrictions on a participant’s ability to diversify his/her position in matching contributions;

•	permit the board to make discretionary, pro rata (based on eligible pay) cash allocations to each eligible participant’s account, with vesting upon completion of three years of service with Radian; and

•	provide certain active participants in the Pension Plan with yearly cash “transition credits” (initially for up to five years, if employed by Radian during this time) under the Savings Plan equal to a fixed percentage of their eligible pay, calculated based on a formula that takes into account their age and years of completed vesting service as of January 1, 2007.

3.	SERP and Benefit Restoration Plan

Also as part of Radian’s retirement plan restructuring, effective January 1, 2007, Radian replaced the Radian Group Inc. Supplemental Executive Retirement Plan (the “SERP”) with a new nonqualified benefit

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restoration plan (the “Benefit Restoration Plan” or “BRP”). The BRP is intended to provide additional retirement benefits to Radian employees that are eligible to participate in the Savings Plan and whose benefits under the Savings Plan are limited by applicable IRS limits on eligible compensation. As compared to the SERP, Radian believes the BRP better represents Radian’s compensation philosophy and objectives, including Radian’s goal of enhancing the equitable distribution of benefits among its employees. In particular, Radian believes the BRP is a better plan for employees and stockholders for the following reasons:

•	Most importantly, the BRP is more broadly-based than the SERP, with participation based mostly on compensation earned rather than an employee’s title or position with Radian. There were less than 25 participants in the SERP, compared to over 50 participants in the BRP.

•	While the SERP paid out a guaranteed monthly annuity on retirement (based on years of service), the BRP is dependent on company contributions each year, which makes it more flexible and fiscally responsible for Radian.

•	In determining benefits under the BRP, bonus and commissions will affect a participant’s contribution only for the year in which they occur. As a result, extraordinarily high compensation in one year is not locked into the benefit formula forever as it was under the SERP.

•	Unlike the SERP, the BRP permits the investment of contributions in a Radian common stock fund, thus permitting participants to invest back in Radian and, for executive officers, providing them with another means for satisfying their ownership requirements as discussed above.

Participants in the Benefit Restoration Plan are entitled, among other things, to the following:

•	Each participant in the SERP at December 31, 2006 received an initial balance in the BRP equal to the present value of the participant’s SERP benefit as of such date.

•	For each plan year, Radian will contribute to each participant’s account (regardless of whether the participant contributed any amount to the Savings Plan during the plan year) an amount equal to 6% of the participant’s “eligible compensation,” defined generally as base salary (including commission income, if applicable) in excess of applicable IRS limits, plus bonus.

•	For each participant eligible to receive a transition credit under the Savings Plan, Radian will provide an additional transition credit under the BRP based on each participant’s eligible compensation under the BRP.

•	The board also may make discretionary, pro rata (based on eligible compensation) contributions to each participant under the BRP.

Participants are immediately vested in all amounts contributed by Radian (along with any income and gains attributable to the contributions) as part of the 6% match and transition credits. Discretionary contributions, if any, generally vest upon completion of three years of service with Radian, and amounts carried over from the SERP generally vest upon ten years of service with Radian, in each case, with credit for those years of service completed prior to receipt of such contributions.

A participant’s interest in the BRP is an unfunded bookkeeping account that the participant may elect to invest in any of several hypothetical investment options. Payouts under the plan begin following the participant’s separation from service with Radian.

In addition, Radian is in the process of discontinuing the split-dollar life insurance policies used to finance the SERP and replacing them with market-competitive, group term life insurance policies and universal life insurance polices.

B.	Deferred Compensation Plan

Radian maintains a voluntary deferred compensation plan for its executive officers. The deferred compensation plan allows executive officers to defer (or if amounts were previously deferred, to re-defer subject to certain limitations) receipt of all or a portion of their annual cash-based incentive award. Deferral

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elections must be made in the year prior to the period for which the cash incentive award is awarded. Deferring compensation allows executive officers to earn on the deferred amounts a rate of return calculated under one of three different options available to participating executives. The deferred compensation program otherwise complies with the requirements of applicable IRS regulations. See “Radian Deferred Compensation Plans” below.

C.	Perquisites

Perquisites generally comprise an insignificant component of Radian’s executive officer compensation. See Note 5 to the 2006 Summary Compensation Table below. In addition to other perquisites, Radian provides an annual flexible spending allowance (equal to $15,000 for the Chief Executive Officer and $12,500 for each other executive officer) to Radian’s executive officers that provides for reimbursement for predefined services and fees not covered under Radian’s compensation and benefits programs, including estate planning, financial planning, tax preparation and health/fitness club memberships. Radian does not provide benefit adjustments or gross-ups on any taxation the named executive incurs under this plan.

VI.	Change of Control Agreements

It has been Radian’s policy to enter into change of control agreements on substantially similar terms with each of its executive officers. In general, the change of control agreements provide covered executives with two times their base salary and target cash-based incentive award (three times for the Chief Executive Officer) in the event their employment is terminated or adversely changed, for reasons other than cause, in connection with a change of control. These are “double-trigger” agreements which do not provide for an automatic payout upon the change of control event. The Committee believes that change of control agreements are a significant and necessary means for recruiting, motivating and retaining executive officers in the competitive (and consolidating) industries in which Radian participates. See “Potential Payments Upon Termination of Employment or Change of Control” below for a detailed discussion, including a quantification of, potential payments to the named executive officers in connection with a termination event, including in connection with a change of control.

VII.	Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility of compensation over $1 million paid to a company’s Chief Executive Officer and the four next most highly compensated executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1 million per year paid to each of these executive officers generally must be “performance-based” compensation as determined under Section 162(m). To be performance-based compensation, the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by stockholders before the compensation is paid. The amendments to Radian’s 1992 Stock Option Plan approved at its 1995 annual stockholders’ meeting were designed to bring the 1992 Stock Option Plan into compliance with Section 162(m). In addition, Radian’s Equity Plan and Performance Plan also were designed to comply with Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to Radian and to the executive officers of various payments and benefits. The Committee retains the right to provide non-deductible compensation if it determines that such action is in the best interests of Radian and its stockholders.

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Compensation Committee Report

The Compensation and Human Resources Committee of Radian’s board of directors has reviewed the “Compensation Discussion and Analysis” section included above and discussed that analysis with Radian’s management. Based on its review and discussions with management, the Committee recommended to Radian’s board of directors that the Compensation Discussion and Analysis be included in this joint proxy statement/prospectus and incorporated into Radian’s Annual Report on Form 10-K for the year ended December 31, 2006. This report is provided by the following independent directors, who comprise the committee:

Members of the Compensation and Human Resources Committee

Stephen T. Hopkins (Chairman)
Howard B. Culang
Ronald W. Moore
Anthony W. Schweiger

Director Compensation

Cash Compensation

Radian’s non-employee directors receive an annual fee for their services of $32,500. In addition, beginning September 1, 2006, Herbert Wender, Radian’s non-executive Chairman of the Board, receives an annual fee of $150,000 for serving as Chairman, and the chairmen of the following committees are paid the following annual fees:

Audit and Risk Committee (Mr. Carney) — $12,500

Compensation and Human Resources Committee (Mr. Hopkins) — $7,500

Credit Committee (Mr. Culang) — $5,000

Governance Committee (Mr. Schweiger) — $5,000

Investment and Finance Committee (Mr. Moore) — $5,000

Each non-employee director also receives a $2,000 fee for each board meeting or committee meeting attended. All annual fees are paid quarterly in advance, and all meeting fees are paid quarterly in arrears.

As described below in “Radian Deferred Compensation Plans,” Radian maintains a deferred compensation plan for its non-employee directors. The deferred compensation plan allows non-employee directors to defer (or if amounts were previously deferred, to re-defer subject to certain limitations) receipt of all or a portion of their cash compensation. Deferring compensation allows directors to earn on the deferred amounts a rate of return calculated under one of three different options available to participating directors. Radian’s non-employee directors are not entitled to participate in Radian’s retirement plans, including Radian’s Pension Plan (under which participation was suspended effective December 31, 2006).

Directors that are employed by Radian do not receive additional compensation for serving as a director.

Equity Compensation

Each non-employee director receives an annual grant of phantom stock, awarded under Radian’s Equity Plan based on the closing price of Radian’s common stock on the date of the annual grant. The phantom stock awards are granted on the date of Radian’s first regular board meeting each year. Awards of phantom stock to directors generally vest upon the termination of the director’s relationship with Radian.

Radian requires each director to maintain a minimum direct investment in Radian common stock equal to at least $350,000 on or before the date that is four years from the date that a director’s service on the board begins.

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In addition to the amounts reported above, Radian also pays for or reimburses directors for travel expenses related to attending board, committee or other company business meetings and approved educational seminars.

The following table provides information about compensation paid to each of Radian’s non-employee directors in 2006.

2006 DIRECTOR COMPENSATION

					Change in
					Pension Value
					and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive Plan	Deferred	All Other
	Paid in	Stock	Option	Compen-	Compensation	Compen-
	Cash	Awards	Awards	sation	Earnings	sation	Total
Name	($)	($)(1)	($)(1)	($)	($)(2)	($)(3)	($)

Herbert Wender	202,500	82,476	—	—	120,028	657	405,661
David C. Carney	99,000	73,104	—	—	56,664	819	229,587
Howard B. Culang	65,500	76,838	—	—	49,271	755	192,364
Stephen T. Hopkins	76,000	76,838	—	—	8,281	755	161,874
James W. Jennings	86,500	73,104	—	—	41,135	819	201,558
Ronald W. Moore	65,500	73,104	—	—	9,876	819	149,299
Jan Nicholson	78,500	91,702	—	—	0	496	170,698
Robert W. Richards	78,500	73,104	—	—	0	819	152,423
Anthony W. Schweiger	73,500	73,104	—	—	5,035	819	152,458

(1)	Represents the compensation cost recognized for financial statement reporting purposes in 2006 of awards granted in 2006 and in prior years. Compensation cost recorded for accounting purposes may not correspond to the value eventually realized by the director. The assumptions used in the valuation of compensation cost are set forth in Note 11 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in Radian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Each of Radian’s non-employee directors was awarded 2,052.472 shares of phantom stock on February 7, 2006, the date of the board’s first regular meeting of 2006. The grant date fair value of each of these awards was $115,000, based on the closing price of Radian’s common stock ($56.03) on the date of grant. As of December 31, 2006, each of Radian’s non-employee directors held the following number of nonqualified stock options and shares of phantom stock:

	Non-Qualified	Shares of
	Stock Options*	Phantom Stock
Non-Employee Director	(#)	(#)

Mr. Wender	66,625	8,214
Mr. Carney	12,000	10,252
Mr. Culang	9,600	9,440
Mr. Hopkins	9,600	9,440
Mr. Jennings	12,000	10,252
Mr. Moore	12,000	10,252
Ms. Nicholson	0	6,208
Mr. Richards	12,000	10,252
Mr. Schweiger	9,600	10,252

*	Radian first began awarding annual grants of phantom stock to directors in April 1999. Before this time, directors received equity compensation grants in the form of non-qualified stock options.

(RADIAN ALTERNATE PAGE)

(2)	Represents the value of each non-employee director’s return on investment under Radian’s Voluntary Deferred Compensation Plan for Directors (for the period December 31, 2005 to December 31, 2006) that exceeded the above-market federal long-term rate (defined as the rate of interest exceeding 120% of the applicable federal long-term rate).

(3)	Represents the fair market value of dividend equivalents accruing during 2006 on shares of phantom stock held by each non-employee director.

(RADIAN ALTERNATE PAGE)

Executive Compensation

This joint proxy statement/prospectus describes compensatory and other arrangements with (1) Mr. Ibrahim, Radian’s principal executive officer, (2) Mr. Quint, Radian’s principal financial officer, and (3) Messrs. Kasmar, Casale, and Cooke, Radian’s three most highly compensated executive officers (other than Radian’s principal executive officer and principal financial officer) serving as executive officers at December 31, 2006. Except as noted, the tables below provide information on compensation related to service during our 2006 fiscal year, whether paid during, or subsequent to, 2006.

2006 SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)

S.A. Ibrahim	2006	725,000	—	1,976,788	382,643	1,550,000	467,302	185,756	5,287,489
Chief Executive Officer (Principal Executive Officer)
C. Robert Quint	2006	369,327	—	480,970	308,760	462,500	380,449	60,317	2,062,323
Executive V.P., Chief Financial Officer (Principal Financial Officer)
Roy J. Kasmar	2006	455,000	—	576,367	513,845	682,500	376,468	93,109	2,697,289
Former President
Mark A. Casale	2006	315,962	—	303,914	165,778	575,000	53,522	18,927	1,433,103
President, Radian Guaranty Inc.
Stephen D. Cooke	2006	325,000	—	165,063	147,102	575,000	57,487	31,370	1,301,022
President, Radian Asset Assurance Inc.

(1)	Includes employee contributions to Radian’s Savings Plan.

(2)	Represents the compensation cost recognized for financial statement reporting purposes in 2006 of awards granted in 2006 and in prior years. Compensation cost recorded for accounting purposes may not correspond to the value eventually realized by the named executive officer. The assumptions used in the valuation of compensation cost are set forth in Note 11 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in Radian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(3)	Represents the amount awarded in February 2007 under Radian’s annual cash-based incentive plan to each named executive officer based on their 2006 performance. All or a portion of the reported cash incentive awards may have been deferred pursuant to the terms of Radian’s Voluntary Deferred Compensation Plan for Executive Officers, as described below in “Radian Deferred Compensation Plans.”

(4)	The following table shows for each named executive officer (1) the increase in the actuarial present value of each named executive officer’s accumulated benefit under Radian’s Pension Plan and SERP from December 31, 2005 to December 31, 2006 and (2) the amount attributable to above-market interest (defined as a rate of interest exceeding 120% of the applicable federal long-term rate) earned on deferred compensation for the 2006 fiscal year under Radian’s Voluntary Deferred Compensation Plan for Executive Officers:

	Accumulated	Accumulated
	Pension Benefit	SERP Benefit	Above-Market
	(Change in Value	(Change in Value	Interest Earned
	12/31/05 — 12/31/06)	12/31/05 — 12/31/06)	(2006 Fiscal Year)
Name	($)	($)	($)

Mr. Ibrahim	38,426	428,876	0
Mr. Quint	67,980	88,733	223,736
Mr. Kasmar	44,693	114,768	217,007
Mr. Casale	24,268	0	29,254
Mr. Cooke	24,370	33,117	0

(RADIAN ALTERNATE PAGE)

(5)	For 2006, “All Other Compensation” includes the following amounts, among others:

•	Matching contributions by Radian under Radian’s Savings Plan in the amount of $13,200 to each of the named executive officers.

•	The dollar value of premiums paid by Radian for term life insurance for the benefit of the named executive officers in the following amounts: Mr. Ibrahim — $726; Mr. Quint — $726; Mr. Kasmar — $726; Mr. Casale — $726; and Mr. Cooke — $726.

•	The dollar value of premiums and any related tax gross-up paid by Radian for long-term disability insurance for the benefit of the named executive officers in the following amounts: Mr. Ibrahim — (imputed income of $8,558, plus a tax gross-up of $6,675); Mr. Quint — (imputed income of $5,032, plus a tax gross-up of $3,842); Mr. Kasmar — (imputed income of $5,904, plus a tax gross-up of $4,507); Mr. Casale — (imputed income of $1,849, plus a tax gross-up of $1,412); and Mr. Cooke — (imputed income of $2,446, plus a tax gross-up of $2,240).

•	The dollar value of imputed income from premiums and any related tax gross-up paid by Radian under life insurance policies on the lives of the named executive officers pursuant to Radian’s Executive Life Insurance Program in the following amounts: Mr. Ibrahim — ($40,900 in premiums, plus a tax gross-up of $31,903); Mr. Quint — ($14,863 in premiums, plus a tax gross-up of $11,347); Mr. Kasmar — ($6,019 in premiums, plus a tax gross-up of $4,595); Mr. Casale — ($0 in premiums, plus a tax gross-up of $0); and Mr. Cooke — ($6,660 in premiums, plus a tax gross-up of $6,098). This program was discontinued for each of the named executive officers at the end of 2006, effective upon the termination of Radian’s SERP.

•	The dollar value of any dividends or other earnings paid on stock or option awards: Mr. Ibrahim — $3,264; Mr. Quint — $0; Mr. Kasmar — $0; Mr. Casale — $0; and Mr. Cooke — $0.

•	A tax gross-up paid to Mr. Ibrahim in accordance with Radian’s standard executive relocation policy in the amount of $35,362, relating to relocation expenses incurred by Mr. Ibrahim in establishing a residence in Philadelphia.

•	The aggregate incremental cost to Radian of providing the following perquisites to the named executive officers in 2006:

2006 Perquisite	Mr. Ibrahim	Mr. Quint	Mr. Kasmar	Mr. Casale	Mr. Cooke

Auto Allowance*	0	0	0	0	0
Personal Auto Use**	0	9,987	2,950	0	0
Parking Benefits	0	1,320	0	1,740	0
Commuting Reimbursement	0	0	50,000	0	0
Executive Flexible Spending Account Plan	0	0	5,208	0	0
Relocation Expenses	45,168	0	0	0	0
Total	45,168	11,307	58,158	1,740	0

*	Represents amounts paid to the executive for the lease of an automobile.

**	Represents the value of personal use by each executive of an automobile leased by Radian.

(RADIAN ALTERNATE PAGE)

2006 GRANTS OF PLAN BASED AWARDS

										All Other
										Option
					Estimated Future Payouts			All Other		Awards:
		Estimated Future Payouts Under Non-Equity			Under Equity Incentive			Stock		Number of	Exercise	Grant Date
		Incentive Plan Awards			Plan Awards			Awards:		Securities	or Base	Fair Value
		(1)			(2)			Number of		Under-	Price of	of Stock
		Thres-			Thres-			Shares of		lying	Option	and Option
	Grant	hold	Target	Maximum	hold	Target	Maximum	Stock or		Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	Units (#)		(#)(4)	($/Sh)	($)(5)

Mr. Ibrahim	02/07/06	0	$1,268,750	$2,537,513
	02/07/06									35,800	56.03	594,996
	02/07/06							10,800	(3)			605,124
	02/13/06				0	34,300	68,600					2,009,637
Mr. Quint	02/07/06	0	$462,500	$925,000
	02/07/06									15,300	56.03	254,286
	02/13/06				0	4,900	9,800					288,561
	11/15/06	0	$462,500	$925,000
Mr. Kasmar	02/07/06	0	$682,500	$1,365,000
	02/07/06									25,000	56.03	415,500
	02/13/06				0	8,000	16,000					468,720
Mr. Casale	02/07/06	0	$438,750	$877,500
	02/07/06									17,700	56.03	294,174
	02/13/06				0	5,700	11,400					333,963
	11/15/06	0	$506,250	$1,012,500
Mr. Cooke	02/07/06	0	$438,750	$877,500
	02/07/06									17,600	56.03	292,512
	02/13/06				0	5,650	11,300					331,034
	11/15/06	0	$506,250	$1,012,500

(1)	Represents the threshold, target and maximum amounts that may be earned under Radian’s annual cash-based incentive plan for 2006 performance (granted February 7, 2006) and for 2007 performance (granted November 15, 2006). The amount of cash actually awarded to an executive officer is based on the extent to which the executive officer satisfies specified individual, business unit and corporate goals and objectives. Maximum achievement can result in an award of up to 200% of target, while performance below pre-established goals and objectives can result in a less-than annual target award and may, in appropriate circumstances, result in no award. See “Compensation Discussion and Analysis — Primary Components of Compensation — Annual Cash Incentive Plan” for more information regarding these awards.

(2)	Represents the threshold, target and maximum number of common shares that may be issued under each performance share grant awarded to named executive officers in 2006 under Radian’s Performance Plan. Each performance share award becomes payable at a multiple of the target amount (between 0% and 200%), depending on a combination of Radian’s growth of earnings per share, growth of adjusted book value and return on equity over the performance period. For the 2006 grant, one third of each award was based on each of these three metrics, and each metric is measured both on an absolute basis and relative to a group of Radian’s peers. See “Compensation Discussion and Analysis — Primary Components of Compensation — Long-Term Equity Incentive Program — Performance Shares” for more information. The grant date fair value of these phantom stock units is an accounting estimate based on the product of (1) the target number of shares that may be awarded and (2) $58.59, the closing price of Radian’s common stock on January 1, 2006, the first date of the three-year performance period.

(3)	On February 7, 2006, Mr. Ibrahim was awarded 10,800 shares of restricted stock in lieu of amounts that he would have received for relocation expenses had he decided to sell his existing principal residence in San Francisco, California. Dividends are paid on these shares of restricted stock, which vest ratably on the first three anniversaries of the grant date. The grant date fair value of this award is based on the closing price of Radian’s common stock ($56.03) on the date of grant.

(RADIAN ALTERNATE PAGE)

(4)	The Black-Scholes fair value of the options on the grant date was $16.62 per share. The assumptions used in the valuation of grant date fair value are set forth in Note 11 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in Radian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Each grant of options vests in four equal installments on each of the four successive anniversaries of the grant date, and expires on the tenth anniversary of the grant date. For more information regarding the stock option component of Radian’s long-term incentive program, see “Compensation Discussion and Analysis — Primary Components of Compensation — Long-Term Equity Incentive Program — Stock Options.”

(5)	These amounts represents the compensation cost that might be recognized for financial statement reporting purposes over the vesting period of the award, which may not correspond to the value eventually realized by the named executive officer. The assumptions used in the valuation of compensation cost are set forth in Note 11 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in Radian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(RADIAN ALTERNATE PAGE)

The following table provides information regarding all equity awards outstanding at December 31, 2006 for each of the named executive officers. The vesting schedules for each of the grants included below do not take into account the potential acceleration of vesting that would occur upon completion of the merger with MGIC. For information regarding the effect of the merger on outstanding equity, see “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — Treatment of Radian Options and Other Stock-Based Awards.”

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

	Option Awards						Stock Awards
												Equity
												Incentive
										Equity		Plan Awards:
										Incentive		Market
				Equity						Plan Awards:		or Payout
				Incentive						Number of		Value of
				Plan Awards:					Market	Unearned		Unearned
	Number of	Number of		Number			Number of		Value of	Shares,		Shares,
	Securities	Securities		of Securities			Shares or		Shares or	Units or		Units or
	Underlying	Underlying		Underlying			Units of		Units of	Other		Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	Rights		Rights
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	That Have		That Have
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)		($)

Mr. Ibrahim	15,000	45,000	(2)	—	46.39	05/05/12

	0	35,800	(3)	—	56.03	02/07/13

							26,666	(4)	1,437,564

							10,800	(5)	582,228

										51,600	(6)	2,781,756

										68,600	(7)	3,698,226

Mr. Quint	23,000	0		—	26.47	12/02/07

	32,000	0		—	20.31	01/19/09

	34,000	0		—	21.03	01/18/10

	40,000	0		—	27.19	01/22/11

	29,970	0		—	35.81	11/06/11

	22,500	7,500	(8)	—	35.79	01/30/13

	10,000	10,000	(9)	—	45.95	02/10/14

	3,175	9,525	(10)	—	48.39	02/08/12

	0	15,300	(11)	—	56.03	02/07/13

							10,000	(12)	539,100

										10,800	(6)	582,228

										9,800	(7)	528,318

Mr. Kasmar(1)	7,994	0		—	35.81	11/06/11

	31,250	13,750	(13)	—	35.79	01/30/13

	15,000	15,000	(14)	—	45.95	02/10/14

	5,200	15,600	(15)	—	48.39	02/08/12

	0	25,000	(16)	—	56.03	02/07/13

							8,000	(12)	431,280

										17,600	(6)	948,816

										16,000	(7)	862,560

Mr. Casale	10,000	0		—	39.34	08/07/11

	5,000	0		—	35.81	11/06/11

	7,500	2,500	(17)	—	35.79	01/30/13

	4,500	4,500	(18)	—	45.95	02/10/14

	1,375	4,125	(19)	—	48.39	02/08/12

	0	17,700	(20)	—	56.03	02/07/13

							4,000	(12)	215,640

										4,600	(6)	247,986

										11,400	(7)	614,574

Mr. Cooke	5,000	5,000	(21)	—	44.37	09/20/14

	2,125	6,375	(22)	—	48.39	02/08/12

	0	17,600	(23)	—	56.03	02/07/13

										11,300	(7)	609,183

(RADIAN ALTERNATE PAGE)

(1)	Pursuant to his transition agreement with Radian, Mr. Kasmar’s employment with Radian will terminate in the first quarter of 2008. As a result, if the merger does not occur prior to his leaving Radian, all unvested options and restricted shares then held by Mr. Kasmar would expire.

(2)	15,000 of the remaining 45,000 unvested options granted to Mr. Ibrahim will vest on each of the following dates: May 5th of 2007, 2008 and 2009.

(3)	8,950 of the 35,800 unvested options granted to Mr. Ibrahim vested on February 7, 2007. 8,950 of the remaining 26,850 unvested options will vest on each of the following dates: February 7th of 2008, 2009 and 2010.

(4)	13,333 of the remaining 26,666 restricted shared granted to Mr. Ibrahim will vest on each of the following dates: May 5th of 2007 and 2008.

(5)	3,600 of the 10,800 restricted shares granted to Mr. Ibrahim vested on February 7, 2007. 3,600 of the remaining 7,200 restricted shares will vest on each of the following dates: February 7th of 2008 and 2009.

(6)	Represents the maximum numbers of shares that may be awarded under performance share grants made to Radian’s named executive officers under Radian’s Performance Plan for the performance period January 1, 2005 through December 31, 2007. The performance share awards become payable at the end of the performance period at a multiple of the target amount (Mr. Ibrahim — 25,800 shares; Mr. Quint — 5,400 shares; Mr. Kasmar — 8,800 shares; and Mr. Casale — 2,300 shares), up to a maximum of 200% of the target amount, depending on a combination of Radian’s growth of earnings per share, growth of adjusted book value and return on equity over the performance period. As of December 31, 2006, Radian’s performance relative to its peer group under the plan was such that if the performance period ended as of that date, the named executive officers would have received an amount in excess of their target amounts. See “Compensation Discussion and Analysis — Primary Components of Compensation — Long-Term Equity Incentive Program — Performance Shares” for more information.

(7)	Represents the maximum numbers of shares that may be awarded under performance share grants made to Radian’s named executive officers under Radian’s Performance Plan for the performance period January 1, 2006 through December 31, 2008. The performance share awards become payable at the end of the performance period at a multiple of the target amount (Mr. Ibrahim — 34,300 shares; Mr. Quint — 4,900 shares; Mr. Kasmar — 8,000 shares; Mr. Casale — 5,700 shares; and Mr. Cooke — 5,650 shares), up to a maximum of 200% of the target amount, depending on a combination of Radian’s growth of earnings per share, growth of adjusted book value and return on equity over the performance period. As of December 31, 2006, Radian’s performance relative to its peer group under the plan was such that if the performance period ended as of that date, the named executive officers would have received an amount in excess of their target amounts. See “Compensation Discussion and Analysis — Primary Components of Compensation — Long-Term Equity Incentive Program — Performance Shares” for more information.

(8)	The remaining 7,500 unvested options granted to Mr. Quint vested on January 30, 2007.

(9)	5,000 of the remaining 10,000 unvested options granted to Mr. Quint vested on February 10, 2007. The remaining 5,000 unvested options will vest on February 10, 2008.

(10)	3,175 of the remaining 9,525 unvested options granted to Mr. Quint vested on February 8, 2007. 3,175 of the remaining 6,350 unvested options will vest on each of the following dates: February 8th of 2008 and 2009.

(11)	3,825 of the 15,300 unvested options granted to Mr. Quint vested on February 7, 2007. 3,825 of the remaining 11,475 unvested options will vest on each of the following dates: February 7th of 2008, 2009 and 2010.

(12)	Represents shares of phantom stock granted to Mr. Quint, Mr. Kasmar and Mr. Casale under Radian’s Equity Plan pursuant to their respective retention agreements described below under “Potential Payments upon Termination of Employment or Change of Control.” In accordance with their respective retention agreements, the entire amount of each award vested on January 1, 2007.

(13)	The remaining 13,750 unvested options granted to Mr. Kasmar vested on January 30, 2007.

(14)	7,500 of the 15,000 unvested options granted to Mr. Kasmar vested on February 10, 2007. The remaining 7,500 unvested options will vest on February 10, 2008. See footnote 1 above.

(15)	5,200 of the remaining 15,600 unvested options granted to Mr. Kasmar vested on February 8, 2007. 5,200 of the remaining 10,400 unvested options will vest on each of the following dates: February 8th of 2008 and 2009. See footnote 1 above.

(16)	6,250 of the 25,000 unvested options granted to Mr. Kasmar vested on February 7, 2007. 6,250 of the remaining 18,750 unvested options will vest on each of the following dates: February 7th of 2008, 2009 and 2010. See footnote 1 above.

(17)	The remaining 2,500 unvested options granted to Mr. Casale vested on January 30, 2007.

(RADIAN ALTERNATE PAGE)

(18)	2,250 of the 4,500 unvested options granted to Mr. Casale vested on February 10, 2007. The remaining 2,250 unvested options will vest on February 10, 2008.

(19)	1,375 of the 4,125 unvested options granted to Mr. Casale vested on February 8, 2007. 1,375 of the remaining 2,750 unvested options will vest on each of the following dates: February 8th of 2008 and 2009.

(20)	4,425 of the 17,700 unvested options granted to Mr. Casale vested on February 7, 2007. 4,425 of the remaining 13,275 unvested options will vest on each of the following dates: February 7th of 2008, 2009 and 2010.

(21)	2,500 of the remaining 5,000 unvested options granted to Mr. Cooke will vest on each of the following dates: September 20th of 2007 and 2008.

(22)	2,125 of the 6,375 unvested options granted to Mr. Cooke vested on February 8, 2007. 2,125 of the remaining 4,250 unvested options will vest on each of the following dates: February 8th of 2008 and 2009.

(23)	4,400 of the 17,600 unvested options granted to Mr. Cooke vested on February 7, 2007. 4,400 of the remaining 13,200 unvested options will vest on each of the following dates: February 7th of 2008, 2009 and 2010.

OPTION EXERCISES AND STOCK VESTED DURING 2006

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Mr. Ibrahim	0	0	13,334	857,776
Mr. Quint	30,000	1,117,500	0	0
Mr. Kasmar	20,000	721,716	0	0
Mr. Casale	0	0	0	0
Mr. Cooke	0	0	0	0

(1)	Represents the excess of the aggregate market value of the shares acquired at exercise over the aggregate option exercise price.

(2)	Represents the aggregate market value of the shares on the vesting date.

Radian Pension Plan and Supplemental Executive Retirement Plan

Pension Plan

Radian maintains a noncontributory defined benefit pension plan, which is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code, covering substantially all of Radian’s full-time employees. Effective December 31, 2006, Radian (1) froze all benefits accruing under the Pension Plan and (2) suspended all forms of future participation under the Pension Plan. Prior to the suspension, all salaried and hourly employees of Radian and its participating subsidiaries were eligible to participate in the Pension Plan upon attaining 20-1/2 years of age and one year of eligible service. The plan suspension was aimed at preparing for the future termination of the Pension Plan and a broader reliance on Radian’s Savings Plan as the primary retirement vehicle for Radian’s employees. On February 5, 2007, Radian approved the termination of the Pension Plan, effective June 1, 2007. See “Compensation Discussion and Analysis — Other Compensation — Retirement Compensation” above for more information regarding the termination of the Pension Plan and amendments to Radian’s Savings Plan.

Supplemental Executive Retirement Plan

In 1997, Radian adopted a nonqualified supplemental executive retirement plan for selected senior officers of Radian and its participating subsidiaries. The SERP was intended to provide these officers with retirement benefits supplemental to the Pension Plan. The SERP was not subject to the IRS cap on compensation that may be taken into account for the calculation of benefits ($220,000 in 2006) and the IRS cap on actual annual benefits ($175,000 in 2006).

(RADIAN ALTERNATE PAGE)

As part of the recent changes to Radian’s retirement program, Radian terminated the SERP, effective December 31, 2006, and adopted a new nonqualified benefit restoration plan, effective January 1, 2007. The BRP is intended to provide additional retirement benefits to Radian employees that are eligible to participate in the Savings Plan and whose benefits under the Savings Plan are limited by applicable IRS limits on eligible compensation. See “Compensation Discussion and Analysis — Other Compensation — SERP and Benefit Restoration Plan” above for more information regarding the SERP and BRP, including important differences among these two plans.

Retirement Benefits

Benefits under the Pension Plan are a function of years of service and level of compensation. Benefits under the Pension Plan are based on an executive’s average base salary for the five consecutive calendar years for which such average is highest. Benefits under the SERP were determined using a formula similar to that used under the Pension Plan, but based on total compensation (inclusive of base salary and bonus) up to 150% of average base pay for the three consecutive calendar years for which such base pay is the highest.

Following the retirement plan restructuring, upon a participant’s election, his or her frozen unvested benefits under the Pension Plan may be rolled over into Radian’s Savings Plan or another employer’s qualified plan, paid in a lump sum or, subject to certain limitations, received in the form of a deferred or immediate annuity. The value of participants’ bookkeeping accounts under the SERP were transferred to the BRP effective January 1, 2007.

2006 PENSION BENEFITS

		Number of Years		Present Value of	Payments During
		Credited Service		Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)		($)(3)	($)

Mr. Ibrahim	Radian Group Inc. Pension Plan	1.7		38,426	0
	Radian Group Inc. SERP	3.3	(1)	428,876	0
Mr. Quint	Radian Group Inc. Pension Plan	16	(2)	220,339	0
	Radian Group Inc. SERP	16	(2)	372,964	0
Mr. Kasmar	Radian Group Inc. Pension Plan	7.6		132,029	0
	Radian Group Inc. SERP	7.6		395,685	0
Mr. Casale	Radian Group Inc. Pension Plan	5.7		63,038	0
	Radian Group Inc. SERP	0		0	0
Mr. Cooke	Radian Group Inc. Pension Plan	2		40,474	0
	Radian Group Inc. SERP	2		54,812	0

(1)	For purposes of the SERP (and in calculating the present value of the SERP benefits transferred to the BRP), each of Mr. Ibrahim’s first five years of service with Radian count as two years for benefit accrual (but not vesting) under the plan.

(2)	For purposes of both the Pension Plan and the SERP, the years of credited service reported includes Mr. Quint’s service with Radian (14 years), as well as with Commonwealth Land Title Insurance Company, a predecessor company (2 years).

(3)	The determination of the present value of a plan participant’s accumulated benefit is an actuarial calculation that is highly dependent upon the assumptions used, including the discount rate and rate of compensation increase. The assumptions used by Radian in calculating these values are set forth in Note 12 — Benefit Plans of the Notes to Consolidated Financial Statements included in Radian’s Annual Report on Form 10-K for the year ended December 31, 2006. To derive the present value, Radian applies a recognized actuarial technique, known as the “Unit Credit” actuarial funding method, to these assumptions.

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Radian Deferred Compensation Plans

In October 1999, Radian’s board of directors approved a voluntary deferred compensation plan for Radian’s senior officers and a voluntary deferred compensation plan for Radian’s directors. The voluntary deferred compensation plans allow (1) senior officers to defer receipt of all or a portion of their annual cash incentive award and (2) directors to defer receipt of all or a portion of their cash compensation. Under the plan, a participant must make a binding written election to defer compensation at least one full calendar year in advance of the year in which such compensation is to be paid and must defer such compensation for at least two full calendar years beyond the year in which such compensation would have been paid. For example, any compensation paid in 2004 that has been deferred, must have been deferred pursuant to an election made in 2002 or earlier and will be paid in 2007 or later. Deferring compensation defers income tax liability on that compensation until it is paid to the participant. Deferred amounts earn, during the time the participant is employed by or serving on the board of Radian, a rate of return equal to (at the participant’s option) either: (1) 200 basis points above the U.S. 30-year Treasury rate, (2) Radian’s return on equity (positive or negative) or (3) the return on Radian’s common stock (positive or negative). Electing the third return option results in an additional contribution by Radian, which remains subject to forfeiture under the plan, equal to 20% of the amount deferred. After a participant’s term of employment or service on the board ends, such amounts earn: (1) for former directors, the average yield on 30-year U.S. Treasuries and (2) for former officers, (a) the average yield on 5-year U.S. Treasuries plus 100 basis points if their relationship with Radian terminated due to their death, disability or retirement or (b) the average yield on 30-year U.S. Treasuries if their relationship with Radian terminated for any other reason.

Participants also may further defer amounts previously deferred. On December 12, 2005, Radian amended its voluntary deferred compensation plans to comply with Section 409A of the Internal Revenue Code of 1986, as amended, which was enacted as part of the American Jobs Creation Act of 2004. The amendments provide for different treatment under the plans of amounts deferred in 2004 or earlier and those amounts deferred after 2004. For amounts deferred in 2004 or earlier, participants may elect to roll over or re-defer such amounts for an additional period of not less than two years by making a binding election before the year in which such amounts are payable. For amounts deferred after 2004, the minimum roll over period is five years and the binding election to defer must be made at least one year before the year in which the benefit is payable. In addition, pursuant to these amendments, participants may at any time elect to receive all or any part of amounts deferred after 2004, plus earnings, if the funds are needed in connection with an “unforeseeable emergency” as determined by the Compensation and Human Resources Committee or, in the case of an officer, upon termination by the officer of his or her employment with Radian. Amounts deferred in 2004 or earlier also may be withdrawn at any time, but only in an amount equal to the entire amount of such deferral, plus earnings, and less a 10% early withdrawal penalty.

The plans are not funded and the amounts deferred are not segregated from Radian’s general assets. Accordingly, participants in each plan are general unsecured creditors of Radian with respect to the amounts due under the plans.

2006 NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant		Aggregate	Aggregate
	Contributions in	Contributions	Aggregate	Withdrawals/	Balance at
	Last FY	in Last FY	Earnings in Last FY	Distributions	Last FYE
Name	($)(1)	($)	($)(2)	($)	($)

Mr. Ibrahim	0	0	0	0	0
Mr. Quint	400,000	0	370,646	0	2,875,668
Mr. Kasmar	675,000	0	357,744	1,017,875	2,668,634
Mr. Casale	162,500	0	48,362	79,229	377,898
Mr. Cooke	0	0	0	0	0

(1)	For each of the named executive officers, the amount listed above represents the deferral of all or a portion of the 2005 cash award awarded to the named executive officer under Radian’s annual cash-based

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incentive plan in February 2006 based on 2005 performance. In 2007, each of the named executive officers also deferred under the plan all or a portion of their 2006 cash award (awarded in February 2007 based on 2006 performance) in the following amounts:

Named	2006 Cash Award
Executive Officer	Contributed to Plan in 2007*

Mr. Ibrahim	775,000
Mr. Quint	462,500
Mr. Kasmar	0
Mr. Casale	287,500
Mr. Cooke	0

*	Because cash awards under Radian’s annual cash-based incentive plan are reported in the 2006 Summary Compensation Table for the year in which they are earned, these amounts are currently included in both the “non-equity incentive plan compensation” and “total” columns of the 2006 Summary Compensation Table.

(2)	Represents earnings on the executive’s plan balance during 2006. See footnote 4 to the 2006 Summary Compensation Table for the amount of earnings attributable to above-market interest earned on deferred compensation for the 2006 fiscal year.

Potential Payments Upon Termination of Employment or Change of Control

This section describes the various employment and change of control agreements that Radian has entered into with each of Radian’s named executive officers as well as other Radian plans and arrangements. This information includes, for each named executive officer, a table quantifying the estimated payments and benefits that would be provided in the event of a change of control of Radian and, depending upon the circumstances, in connection with termination of his employment.

Unless otherwise specified, the information set forth in the tables below is estimated as of December 31, 2006, and assumes that a change of control of Radian or termination of the named executive officer’s employment with Radian, as the case may be, took place as of such date.

The amounts specified in the tables below are not representative of the amounts that the named executive officers will receive if the merger with MGIC is completed on the terms and within the time period contemplated in this joint proxy statement/prospectus. For further information regarding the benefits potentially accruing to the named executive officers as a result of the merger, see “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — Interests of Radian’s Directors and Officers in the Merger” above. As noted above, both Messrs. Ibrahim and Casale have entered into a contingent employment agreement with MGIC that would become effective upon completion of the merger. Under these agreements, Messrs. Ibrahim and Casale agree to waive amounts to which they would be entitled under their existing agreements as a result of the merger in exchange for restricted stock of the combined company.

Compensation Related Agreements

Employment Agreement with Mr. Ibrahim.  On April 20, 2005, Radian entered into an employment agreement with Mr. Ibrahim under which Mr. Ibrahim agreed to serve as Radian’s Chief Executive Officer, effective May 4, 2005.

The term of the employment agreement ends May 3, 2008, unless terminated earlier by either party. Mr. Ibrahim is entitled to payments and benefits under the agreement upon his termination of employment or a change of control of Radian, as quantified in the first table below. Mr. Ibrahim also agreed not to compete with Radian or to solicit (1) Radian employees to leave Radian or (2) Radian’s customers to purchase competitive products or services during the term of the agreement and for twelve months following Mr. Ibrahim’s termination under the agreement for any reason. Radian has agreed to nominate Mr. Ibrahim to Radian’s board of directors during each year of the agreement. See “Compensation Discussion and Analysis —

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Primary Components of Compensation — Application to Named Executive Officers — Mr. Ibrahim” above for additional information regarding Mr. Ibrahim’s compensation under the employment agreement.

In the event that the merger with MGIC is completed, this employment agreement would be superseded by Mr. Ibrahim’s contingent employment agreement with MGIC executed on February 6, 2007, as described above in “Merger Proposal to be Considered at the Annual Meetings of MGIC and Radian — Interests of Radian’s Directors and Officers in the Merger.”

Transition Agreement with Mr. Kasmar.  On January 9, 2007, Radian entered into a Transition Agreement and General Release with Mr. Kasmar in connection with his decision to relinquish his title as President of Radian, effective April 1, 2007, and to terminate his employment with Radian in the first quarter of 2008. See “Compensation Discussion and Analysis — Primary Components of Compensation — Application to Named Executive Officers — Mr. Kasmar” above for additional information regarding Mr. Kasmar’s compensation under the transition agreement.

Any amounts to which Mr. Kasmar may be entitled under the change of control agreement discussed below will be offset by any payments made under the transition agreement, provided that Mr. Kasmar is entitled to receive the greater of the total amount payable under either agreement. For the purpose of calculating amounts payable to Mr. Kasmar under the change of control agreement, Mr. Kasmar’s current target cash incentive award eligibility will be $682,500.

Mr. Kasmar has agreed in the transition agreement to restrictions on competitive activities while receiving payments under the agreement, and to refrain from soliciting or hiring Radian employees for twelve months from termination. The agreement also includes Mr. Kasmar’s release of Radian from any claims, known or unknown.

Change of Control Agreements.  Radian entered into substantially similar change of control agreements with each of Messrs. Quint, Kasmar, Casale and Cooke at various times. Following the initial term, each agreement automatically extends for successive one-year terms unless terminated by either party. Mr. Kasmar’s change of control agreement will terminate on July 1, 2007 pursuant to the transition agreement discussed above.

On February 7, 2006, Radian Asset Assurance Inc. entered into an additional change of control agreement with Mr. Cooke. The terms of this agreement are essentially the same as those of Mr. Cooke’s change of control agreement with Radian. Under both change of control agreements, Mr. Cooke is obligated to provide, on a limited basis, consulting services to Radian or Radian Asset Assurance Inc., as applicable, for a period of twelve months following notice of a qualifying termination, unless the consulting services would materially impair Mr. Cooke’s ability to perform in any subsequent full-time employment. In addition, Mr. Cooke is prohibited for twelve months following termination from directly or indirectly soliciting any employee of Radian to leave such employment. Any amounts due to Mr. Cooke under his agreement with Radian Asset Assurance will be offset against any payments due to Mr. Cooke under his agreement with Radian.

Retention Agreements.  In addition to the change of control agreements discussed above, Radian entered into a retention agreement with each of Messrs. Quint, Kasmar and Casale on February 14, 2005, in order to incent them to remain with Radian through its Chief Executive Officer transition in 2005 and 2006. The retention agreements provided for the issuance of 10,000 shares of Radian common stock to Mr. Quint, 8,000 shares to Mr. Kasmar and 4,000 shares to Mr. Casale on January 1, 2007. The retention agreements terminated upon issuance of the shares, and are not reflected in the tables below.

Payments and Benefits Upon Termination or Change of Control

The following tables describe, for each of the named executive officers, the potential payments and benefits to which the officer would be entitled under his employment or change of control agreement, as the case may be, and Radian’s other plans and arrangements, in the event of the triggering events listed in each column. The abbreviation “COC” in the tables refers to a “change of control” of Radian as defined for

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purposes of the applicable plan or agreement. The amounts in each column are not mutually exclusive, and amounts in one column may be repeated or included within the amounts in another.

Sanford A. Ibrahim

						Termination
	Voluntary	Termination				Without Cause/
	Termination/	Without Cause/				Resignation
	For Cause	Resignation For		COC		For Good Reason
Executive Payments	Termination/	Good Reason		Without		(In Connection with
and Benefits	Retirement(2)	(No COC)		Termination		COC)		Death or Disability
Upon Termination	($)	($)		($)		($)		($)

Cash Severance:
Base Salary	0	1,450,000	(3)	0		2,175,000	(3)	0
Cash Incentive Award	0	3,806,250	(3)	0		5,075,000	(3)	0
Equity Acceleration:
Performance Shares (2005-2007 Performance)	0	0		1,390,878	(4)	1,390,878	(4)	2,434,037	(8)
Performance Shares (2006-2008 Performance)	0	0		0		0		2,927,763	(8)
Stock Options (Unvested and Accelerated)	0	0		281,478	(5)	281,478	(5)	281,478	(5)
Restricted Stock (Unvested and Accelerated)	0	0		2,019,792	(6)	2,019,792	(6)	2,019,792	(6)
Plans(1), Benefits and Perquisites:
Continued Health and Welfare Benefits	0	59,842	(3)	0		89,763	(3)	0
Income and Excise
Tax Gross-up	0	0		0	(7)	4,460,857	(7)	0
Total	0	5,316,092		3,692,148		15,492,768		7,663,070

(RADIAN ALTERNATE PAGE)

C. Robert Quint

					Termination
	Voluntary	Termination			Without Cause/
	Termination/	Without Cause/			Resignation
	For Cause	Resignation For	COC		For Good Reason
Executive Payments	Termination/	Good Reason	Without		(In Connection with
and Benefits	Retirement(2)	(No COC)	Termination		COC)		Death or Disability
Upon Termination	($)	($)	($)		($)		($)

Cash Severance:
Base Salary	0	0	0		740,000	(9)	0
Cash Incentive Award	0	0	0		1,618,750	(9)	0
Equity Acceleration:
Performance Shares (2005-2007 Performance)	0	0	291,114	(4)	291,114	(4)	436,671	(8)
Performance Shares (2006-2008 Performance)	0	0	0		0		418,252	(8)
Stock Options (Unvested and Accelerated)	0	0	235,642	(5)	235,642	(5)	235,642	(5)
Plans(1), Benefits and Perquisites:
Continued Health and Welfare Benefits	0	0	0		60,624	(10)	0
Income and Excise Tax Gross-up	0	0	0	(7)	0	(7)	0
Total	0	0	526,756		2,946,130		1,090,565

Roy J. Kasmar

					Termination
	Voluntary	Termination			Without Cause/
	Termination/	Without Cause/			Resignation
	For Cause	Resignation For	COC		For Good Reason
Executive Payments	Termination/	Good Reason	Without		(In Connection with
and Benefits	Retirement(2)	(No COC)	Termination		COC)		Death or Disability
Upon Termination	($)	($)	($)		($)		($)

Cash Severance:
Base Salary	0	0	0		910,000	(9)	0
Cash Incentive Award	0	0	0		1,365,000	(9)	0
Equity Acceleration:
Performance Shares (2005-2007 Performance)	0	0	474,408	(4)	474,408	(4)	711,612	(8)
Performance Shares (2006-2008 Performance)	0	0	0		0		682,860	(8)
Stock Options (Unvested and Accelerated)	0	0	401,662	(5)	401,662	(5)	401,662	(5)
Plans(1), Benefits and Perquisites:
Continued Health and Welfare Benefits	0	0	0		60,624	(10)	0
Income and Excise Tax Gross-up	0	0	0	(7)	248,303	(7)	0
Total	0	0	876,070		3,459,997		1,796,134

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Mark A. Casale

					Termination
	Voluntary	Termination			Without Cause/
	Termination/	Without Cause/			Resignation
	For Cause	Resignation For	COC		For Good Reason
Executive Payments	Termination/	Good Reason	Without		(In Connection
and Benefits	Retirement(2)	(No COC)	Termination		with COC)		Death or Disability
Upon Termination	($)	($)	($)		($)		($)

Cash Severance:
Base Salary	0	0	0		650,000	(9)	0
Cash Incentive Award	0	0	0		877,500	(9)	0
Equity Acceleration:
Performance Shares (2005-2007 Performance)	0	0	123,993	(4)	123,993	(4)	185,990	(8)
Performance Shares (2006-2008 Performance)	0	0	0		0		486,538	(8)
Stock Options (Unvested and Accelerated)	0	0	66,366	(5)	66,366	(5)	66,366	(5)
Plans(1), Benefits and Perquisites:
Continued Health and Welfare Benefits	0	0	0		48,555	(10)	0
Income and Excise Tax Gross-up	0	0	0	(7)	791,391	(7)	0
Total	0	0	190,359		2,557,805		738,894

Stephen D. Cooke

					Termination
	Voluntary	Termination			Without Cause/
	Termination/	Without Cause/			Resignation
	For Cause	Resignation For	COC		For Good Reason
Executive Payments	Termination/	Good Reason	Without		(In Connection
and Benefits	Retirement(2)	(No COC)	Termination		with COC)		Death or Disability
Upon Termination	($)	($)	($)		($)		($)

Cash Severance:
Base Salary	0	0	0		650,000	(9)	0
Cash Incentive Award	0	0	0		900,000	(9)	0
Equity Acceleration:
Performance Shares (2006-2008 Performance)	0	0	0		0		482,270	(4)
Stock Options (Unvested and Accelerated)	0	0	45,578	(5)	45,578	(5)	45,578	(5)
Plans(1), Benefits and Perquisites:
Continued Health and Welfare Benefits	0	0	0		63,246	(10)	0
Income and Excise Tax Gross-up	0	0	0	(7)	598,880	(7)	0
Total	0	0	45,578		2,257,704		527,848

The following footnotes are applicable for each of the preceding tables:

(1)	Upon termination of the named executive’s employment with Radian, he may be entitled to other amounts under the Radian plans discussed above, in the form of benefits under the Radian Pension Plan,

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in the case of an eligible retiree, and under his nonqualified deferred compensation plan account, depending upon the deferral period and the manner of termination. The payment deferral date under Radian’s Voluntary Deferred Compensation Plan for Executive Officers is accelerated upon a named executive’s death, disability (as defined in Radian’s long-term disability plan) or retirement (as defined in footnote 2 below). These plans are discussed above under “Radian Pension Plan and Supplemental Executive Retirement Plan” and “Radian Deferred Compensation Plans.” Accrued amounts under these plans are not subject to enhancement upon a termination or change of control. The Radian Benefit Restoration Plan replaced Radian’s SERP effective January 1, 2007. Each named executive’s opening balance under the BRP is equal to the executive’s present value of accumulated benefits under the SERP at December 31, 2006, as set forth above. Discretionary contributions, if any, made by Radian’s board of directors to each named executive’s BRP account, will become fully vested upon the executive’s death or disability (as defined in Radian’s long-term disability plan) or upon a change of control of Radian (as defined in the BRP and as set forth below following the footnotes).

(2)	For purposes of Radian’s various plans and programs, retirement generally means either “normal retirement” after attaining age 65, or “early retirement” after attaining age 55 plus 10 years of service. None of the named executive officers were qualified to retire as of December 31, 2006 under either of these definitions of retirement.

(3)	In the event that Mr. Ibrahim’s employment is terminated prior to a change of control by Radian without “cause” or by Mr. Ibrahim for “good reason” (each as defined in the agreement and as set forth below following the footnotes), Mr. Ibrahim is entitled to severance payments equal to (1) two times his base salary as in effect immediately before the termination, (2) two times his target cash incentive award for the year in which the termination occurs (both (1) and (2) are to be paid as follows: half to be paid in twelve equal monthly installments over the twelve month period following termination and half to be paid in a lump sum at the end of such twelve month severance period), (3) a pro rata portion of his target cash incentive award for the year in which the termination occurs to be paid when cash incentive awards are otherwise paid to Radian’s executive officers, and (4) continuing medical coverage for up to 24 months. If such a termination follows within 24 months of a change of control (as defined in Radian’s Equity Plan), the multiplier for (1) and (2) becomes three times, the continuation of medical coverage is extended for an additional twelve months and all of Mr. Ibrahim’s stock options become fully vested and exercisable and all restrictions on his restricted stock immediately lapse. See footnotes 5 and 6 below.

(4)	Under Radian’s Performance Plan, in the event of a change of control (as defined in Radian’s Equity Plan) occurring prior to the end of any award term, but after one-third of the award term has been completed, the performance goals applicable to such performance share award will be deemed to be satisfied as of the date of such change in control at 100% of the target level, and the named executive officer will be entitled to the corresponding payment under such performance share award as of such date. The amounts presented in the table are based upon the number of shares to be awarded to each named executive officer, assuming a payout at target, multiplied by the closing price of Radian’s common stock on the NYSE at December 31, 2006 ($53.91). The amounts actually earned under the plan may differ substantially from those presented.

(5)	Under the terms of Radian’s Equity Plan, in the event of (1) a change of control of Radian, or (2) the named executive’s death, disability or normal retirement, all outstanding unvested stock options held by the officer would become fully vested. This would occur even in the event the officer’s employment with Radian was not terminated following the change of control. The value of the options presented above represents the aggregate of the excess of the closing price of Radian’s common stock on the NYSE at December 31, 2006 ($53.91), over the exercise price of the options that would be accelerated. See the Outstanding Equity Awards at 2006 Fiscal Year-End Table above for the exercise price of outstanding unvested options at December 31, 2006.

(6)	Under Radian’s Equity Plan, restricted stock granted on or before February 5, 2007 vests in full upon the occurrence of a change of control of Radian or a named executive’s death or disability. The value of the restricted shares included in the table represents the aggregate value of the restricted shares that would be accelerated based on the closing price of Radian’s common stock on the NYSE at December 31, 2006

(RADIAN ALTERNATE PAGE)

($53.91). Restricted stock holdings of each named executive at December 31, 2006 were as follows: Mr. Ibrahim — 37,466 shares.

(7)	Under the named executive’s employment or change of control agreement, as the case may be, Radian has agreed that in the event the officer is determined to be subject to any excise tax imposed under Section 4999 of the Code as a result of an “excess parachute payment” as defined in Section 280G(b) of the Code, Radian shall reimburse him for such excise tax, plus any income or excise taxes imposed on account of such tax reimbursements. Under Mr. Cooke’s change of control agreements, Radian may reduce by up to five percent in the aggregate the amount of payments and benefits provided to Mr. Cooke under the agreements to the extent that such reduction eliminates the excise tax liability. See below for the assumptions used in making the 280G calculations.

(8)	If the named executive’s employment with Radian terminates as a result of his death or disability, any outstanding performance awards under Radian’s Performance Share Plan will remain in force, and the officer (or his estate, representatives, heirs or beneficiaries, as applicable, in the case of death) shall be entitled to the payout, if any, that becomes due under such awards, at the same time, and to the same extent, as though the officer had remained employed by Radian through the conclusion of the performance period. The amounts presented in the tables are based upon the number of shares that would have been earned as of December 31, 2006, taking into account Radian’s performance relative to its peer group under the plan, and assuming that the performance periods of both the 2005 and 2006 grants of performance shares ended as of that date, multiplied by the closing price of Radian’s common stock on the NYSE at December 31, 2006 ($53.91). The amounts actually earned under the plan may differ substantially from those presented.

(9)	The change of control agreements provide that if, within two years after a “change of control” of Radian (or, in the case of Mr. Cooke, six months before and three years after a “change of control” of Radian), the executive’s employment is terminated (a “qualifying termination”) (1) by Radian for any reason, other than (a) the executive’s continued illness, injury or incapacity for a period of twelve consecutive months or (b) for “cause” (as defined in the agreement and as set forth below following the footnotes), or (2) by the executive for good reason (as defined in the agreement and as set forth below following the footnotes), the executive would be entitled to a lump-sum cash payment equal to two times the sum of (x) the executive’s then-current base salary and (y) the target cash incentive award for the year in which the termination occurs (except in the case of Mr. Quint, whose payment will be based, in part, on his maximum cash incentive award eligibility and Mr. Cooke, whose payment will be based, in part, on the cash incentive award he received for the most recently ended fiscal year (annualized where applicable)).

(10)	The named executive would be entitled to continue to participate in Radian’s life, disability, accident, health and dental insurance plans for a period of 36 months following termination of his employment.

Assumptions, Definitions and Other Terms of Agreements

Set forth below is a description of the assumptions that were used in creating the tables above, and certain definitions and other material terms contained in the plans and agreements described above. Unless otherwise noted, the descriptions below are applicable to all of the above tables relating to potential payments upon termination or change of control:

Radian’s Equity Plan. Radian’s Equity Plan includes the following definitions:

•	“Change of Control” is generally defined as (1) an acquisition by any third party of 20% or more of Radian’s outstanding voting shares; (2) a sale of all or substantially all of Radian’s assets; or (3) the replacement of a majority of the members of Radian’s board of directors over a two-year period (unless the election of at least 75% of the new directors was approved by a vote of 75% of the directors who were in office at the beginning of such period); and

•	“Disability” is defined as a physical or mental impairment of sufficient severity that the named officer would be both eligible for and receiving benefits under Radian’s long-term disability plan.

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Radian’s Benefit Restoration Plan. “Change of Control” is generally defined as it is defined above under Radian’s Equity Plan.

Ibrahim Employment Agreement. Mr. Ibrahim’s employment agreement referred to above includes the following definitions:

•	“Cause” is defined as (1) indictment, conviction or a plea of nolo contendere to a felony or crime involving fraud, misrepresentation or moral turpitude (excluding minor traffic offenses); (2) fraud, dishonesty, theft or misappropriation of funds in connection with Mr. Ibrahim’s duties; (3) breach of the agreement’s restrictive covenants, or a material violation of Radian’s code of conduct or employment policies; or (4) gross negligence or willful misconduct in the performance of Mr. Ibrahim’s duties, in each case after a 20-day cure period, to the extent curable;

•	“Good reason” is defined as (1) a material reduction in the scope of Mr. Ibrahim’s duties and responsibilities; (2) a relocation of more than 50 miles, or away from Radian’s principal executive offices; (3) the failure of any successor to Radian to expressly assume the agreement; or (4) a material breach of the agreement by Radian, if not corrected within 20 days;

•	“Change of Control” is defined by reference to Radian’s Equity Plan discussed above; and

•	“Disability” is defined by reference to Radian’s long-term disability plan.

Change of Control Agreements. The change of control agreements of the other named executive officers include the following definitions:

•	“Cause” is generally defined as the officer’s misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of the officer’s duties which has a material adverse effect on Radian (Radian Asset Assurance in the case of Mr. Cooke);

•	“Good reason” for the officer to terminate his employment following a change of control includes (1) any failure by Radian to comply with the agreement; (2) a significant reduction in the officer’s authority, duties or responsibilities; (3) removal of the officer from his employment grade, compensation level or officer position; or (4) a requirement to commute more than 50 miles each way, or to undertake substantially greater business travel than is reasonable and customary for the position held. In addition, under Mr. Cooke’s agreement, “good reason” also includes the failure of any successor to Radian to assume Radian’s obligations under the agreement; and

•	“Change of Control” is defined as it is defined above under Radian’s Equity Plan. Under Mr. Cooke’s agreement with Radian, a “change of control” is deemed to have occurred upon the events specified above under the Equity Plan definition as well as upon Radian’s completing a merger, consolidation or share exchange that results in a new group of stockholders holding a majority Radian’s outstanding voting shares.

General. Unless otherwise specified: (1) all of the payments described in this section would be made from the funds of, and the benefits described would be provided by, Radian, or by the surviving company in the event of a change of control of Radian; and (2) all payments would be made in the form of a single lump sum.

Excise and Income Tax Gross-up. The amounts reflected in the tables are based on a Section 4999 excise tax rate of 20%, a top individual marginal tax rate of 35%, a Medicare tax rate of 1.45%, and an applicable state and/or local tax rate based on the executive’s tax domicile.

Annex A

AGREEMENT AND PLAN OF MERGER
by and between
RADIAN GROUP INC.
and
MGIC INVESTMENT CORPORATION

DATED AS OF FEBRUARY 6, 2007

ARTICLE I THE MERGER
1.1	The Merger	A-1
1.2	Effective Time	A-1
1.3	Effects of the Merger	A-1
1.4	Conversion of Radian Common Stock	A-2
1.5	MGIC Capital Stock	A-2
1.6	Options; Performance Shares; Restricted Stock; Phantom Stock	A-2
1.7	Articles of Incorporation of MGIC	A-3
1.8	Bylaws of MGIC	A-3
1.9	Tax Consequences	A-4
1.10	Headquarters of Surviving Corporation; Name	A-4

ARTICLE II EXCHANGE OF SHARES
2.1	MGIC to Make Shares Available	A-4
2.2	Exchange of Shares	A-4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF RADIAN
3.1	Corporate Organization	A-6
3.2	Capitalization	A-6
3.3	Authority; No Violation	A-7
3.4	Consents and Approvals	A-7
3.5	Reports	A-8
3.6	Financial Statements	A-8
3.7	Broker’s Fees	A-9
3.8	Absence of Certain Changes or Events	A-9
3.9	Legal Proceedings	A-10
3.10	Taxes and Tax Returns	A-10
3.11	Employees	A-11
3.12	SEC Reports	A-12
3.13	Compliance with Applicable Law	A-12
3.14	Certain Contracts	A-13
3.15	Agreements with Regulatory Agencies	A-13
3.16	Interest Rate Risk Management Instruments	A-14
3.17	Environmental Liability	A-14
3.18	Investment Securities and Commodities	A-14
3.19	Property	A-14
3.20	Intellectual Property	A-15
3.21	Rating Agencies	A-15
3.22	State Takeover Laws	A-15
3.23	Reorganization	A-15
3.24	Opinion	A-15
3.25	Radian Information	A-15

A-i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MGIC
4.1	Corporate Organization	A-16
4.2	Capitalization	A-16
4.3	Authority, No Violation	A-17
4.4	Consents and Approvals	A-17
4.5	Reports	A-17
4.6	Financial Statements	A-18
4.7	Broker’s Fees	A-19
4.8	Absence of Certain Changes or Events	A-19
4.9	Legal Proceedings	A-19
4.10	Taxes and Tax Returns	A-19
4.11	Employees	A-20
4.12	SEC Reports	A-21
4.13	Compliance with Applicable Law	A-21
4.14	Certain Contracts	A-22
4.15	Agreements with Regulatory Agencies	A-23
4.16	Interest Rate Risk Management Instruments	A-23
4.17	Environmental Liability	A-23
4.18	Investment Securities and Commodities	A-23
4.19	Property	A-24
4.20	Intellectual Property	A-24
4.21	Rating Agencies	A-24
4.22	State Takeover Laws; MGIC Rights Agreement	A-24
4.23	Reorganization	A-24
4.24	Opinion	A-25
4.25	MGIC Information	A-25

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS
5.1	Conduct of Businesses Prior to the Effective Time	A-25
5.2	Forbearances	A-25

ARTICLE VI ADDITIONAL AGREEMENTS
6.1	Regulatory Matters	A-27
6.2	Access to Information	A-28
6.3	Stockholders’ Approvals	A-28
6.4	Legal Conditions to Merger	A-29
6.5	Stock Exchange Listing	A-29
6.6	Employee Benefit Plans	A-29
6.7	Indemnification; Directors’ and Officers’ Insurance	A-30
6.8	Additional Agreements	A-31
6.9	Advice of Changes	A-31
6.10	Dividends	A-31
6.11	Executive Officers; Succession	A-31
6.12	Post-Merger Board of Directors and Committees	A-32

A-ii

6.13	Acquisition Proposals	A-33
6.14	Exemption from Liability Under Section 16(b)	A-35
6.15	Agreement of Affiliates	A-35

ARTICLE VII CONDITIONS PRECEDENT
7.1	Conditions to Each Party’s Obligation To Effect the Merger	A-35
7.2	Conditions to Obligations of MGIC	A-36
7.3	Conditions to Obligations of Radian	A-36

ARTICLE VIII TERMINATION AND AMENDMENT
8.1	Termination	A-37
8.2	Effect of Termination	A-38
8.3	Amendment	A-39
8.4	Extension; Waiver	A-40

ARTICLE IX GENERAL PROVISIONS
9.1	Closing	A-40
9.2	Nonsurvival of Representations, Warranties and Agreements	A-40
9.3	Expenses	A-40
9.4	Notices	A-40
9.5	Interpretation	A-41
9.6	Counterparts	A-41
9.7	Entire Agreement	A-41
9.8	Governing Law	A-41
9.9	Publicity	A-42
9.10	Assignment; Third Party Beneficiaries	A-42
9.11	Specific Performance	A-42
Exhibit A — Amendments to MGIC Bylaws		A-44
Exhibit B — Form of Affiliate Letter		A-47

A-iii

INDEX OF DEFINED TERMS

Page No.

2010 Annual Meeting	A-31
Acquisition Agreement	A-38
Acquisition Proposal	A-34
Acting Party	A-33
Agreement	A-1
Alternative Transaction	A-34
Articles of Merger	A-1
Bylaw Amendment	A-3
CERCLA	A-14
Certificate	A-2
Chairman Succession Date	A-31
Change in Recommendation	A-33
Closing	A-40
Closing Date	A-40
Code	A-1
Confidentiality Agreement	A-28
Delaware Secretary	A-1
DGCL	A-1
Effective Time	A-1
Equalization Date	A-32
ERISA	A-11
Exchange Act	A-9
Exchange Agent	A-4
Exchange Fund	A-4
Exchange Ratio	A-2
Existing Policy	A-30
GAAP	A-6
Governmental Entity	A-8
HSR Act	A-8
Intellectual Property	A-15
IRS	A-10
Joint Proxy Statement	A-7
Liens	A-7
Material Adverse Effect	A-6
Merger	A-1
Merger Consideration	A-1
MGIC	A-1
MGIC Articles	A-3
MGIC Benefit Plans	A-20
MGIC Capital Stock	A-2
MGIC Common Stock	A-1
MGIC Contract	A-22
MGIC Director	A-33

A-iv

Page No.

MGIC Disclosure Schedule	A-16
MGIC ERISA Affiliate	A-20
MGIC Indemnified Parties	A-30
MGIC Leased Properties	A-24
MGIC Meeting	A-28
MGIC Owned Properties	A-24
MGIC Preferred Stock	A-2
MGIC Real Property	A-24
MGIC Regulatory Agreement	A-23
MGIC Reinsurance Contract	A-22
MGIC Reports	A-21
MGIC Rights	A-16
MGIC Rights Agreement	A-2
MGIC Stock Plans	A-16
MGIC Stockholder Rights	A-2
New Benefit Plans	A-29
New Plans	A-29
Non-Subsidiary Affiliate	A-7
NYSE	A-5
Performance Share	A-3
Permitted Encumbrances	A-14
Phantom Share	A-3
Pre-Termination Takeover Proposal Event	A-39
Regulatory Agencies	A-8
Requisite Regulatory Approvals	A-36
Radian	A-1
Radian Benefit Plans	A-11
Radian Capital Stock	A-6
Radian Certificate	A-6
Radian Common Stock	A-2
Radian Contract	A-13
Radian Director	A-33
Radian Disclosure Schedule	A-6
Radian Equity Awards	A-3
Radian ERISA Affiliate	A-11
Radian ESPP	A-3
Radian Indemnified Parties	A-30
Radian Insiders	A-35
Radian Leased Properties	A-15
Radian Meeting	A-28
Radian Owned Properties	A-14
Radian Preferred Stock	A-6
Radian Real Property	A-15
Radian Regulatory Agreement	A-14

A-v

Page No.

Radian Reinsurance Contract	A-13
Radian Reports	A-12
Radian Rights	A-6
Radian Stock Plans	A-2
Runoff Policy	A-30
S-4	A-8
Sarbanes-Oxley Act	A-9
SEC	A-7
Section 16 Information	A-35
Securities Act	A-12
SRO	A-8
State and Foreign Approvals	A-7
State Regulator	A-8
Subsidiary	A-6
Surviving Corporation	A-1
Takeover Statutes	A-15
Tax	A-10
Tax Return	A-11
WBCL	A-1
Wisconsin Department	A-1

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of February 6, 2007 (this “Agreement”), by and between Radian Group Inc., a Delaware corporation (“Radian”), and MGIC Investment Corporation, a Wisconsin corporation (“MGIC”).

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Radian and MGIC have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein, pursuant to which Radian will, subject to the terms and conditions set forth herein, merge with and into MGIC (the “Merger”), so that MGIC is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) in the Merger; and

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1  The Merger.  (a) Subject to the terms and conditions of this Agreement, in accordance with the Wisconsin Business Corporation Law (the “WBCL”) and the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Radian shall merge with and into MGIC. MGIC shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Wisconsin. Upon consummation of the Merger, the separate corporate existence of Radian shall terminate.

(b) The parties may at any time change the method of effecting the combination of Radian and MGIC (including by providing for the merger of a wholly owned subsidiary of MGIC with and into Radian, the merger of a wholly owned subsidiary of Radian with and into MGIC or the merger of MGIC with and into Radian) if and to the extent that Radian and MGIC deem such change to be desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of the capital stock of Radian as provided for in this Agreement (the “Merger Consideration”), except for appropriate adjustments in the event of a merger described in the preceding parenthetical (which shall in no event result in a change in the relative interests in the Surviving Corporation of the parties’ respective holders of capital stock from the relative interests contemplated by this Agreement as currently structured) (ii) adversely affect the tax treatment of Radian’s stockholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

1.2  Effective Time.  The Merger shall become effective as set forth in the articles of merger and the certificate of merger (collectively, the “Articles of Merger”) to be filed with the Department of Financial Institutions of the State of Wisconsin (the “Wisconsin Department”) and the Secretary of State of the State of Delaware (the “Delaware Secretary”), respectively, on the Closing Date. The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

1.3  Effects of the Merger.  At and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL and Section 180.1106 of the WBCL.

1.4  Conversion of Radian Common Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of MGIC, Radian or the holder of any of the following securities:

(a) Subject to Section 2.2(e), each share of the common stock, par value $0.001 per share, of Radian issued and outstanding immediately prior to the Effective Time (the “Radian Common Stock”), except for shares of Radian Common Stock owned by Radian as treasury stock or owned, directly or indirectly, by Radian or MGIC or any of their respective wholly-owned subsidiaries, shall be converted into the right to receive 0.9658 shares (the “Exchange Ratio”) of the common stock, par value $1.00 per share, of MGIC (together with the number of common share purchase rights (the “MGIC Stockholder Rights”) attached thereto pursuant to that certain Rights Agreement, dated as of July 22, 1999, as amended and as may be further amended, supplemented, restated or replaced from time to time, between MGIC and Wells Fargo Bank, N.A., as Rights Agent (the “MGIC Rights Agreement”), (the “MGIC Common Stock”).

(b) All of the shares of Radian Common Stock converted into the right to receive MGIC Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a “Certificate”) previously representing any such shares of Radian Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of MGIC Common Stock and (ii) cash in lieu of fractional shares into which the shares of Radian Common Stock represented by such Certificate have been converted pursuant to this Section 1.4 and Section 2.2(e). Certificates previously representing shares of Radian Common Stock shall be exchanged for certificates representing whole shares of MGIC Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of MGIC Common Stock or Radian Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

(c) Notwithstanding anything in the Agreement to the contrary, at the Effective Time, all shares of Radian Common Stock that are owned, directly or indirectly, by Radian or MGIC or any of their respective wholly-owned Subsidiaries shall be cancelled and shall cease to exist and no stock of MGIC or other consideration shall be delivered in exchange therefor.

1.5  MGIC Capital Stock.  At and after the Effective Time, each share of MGIC Common Stock and each share of preferred stock, par value $1.00 per share, of MGIC (“MGIC Preferred Stock,” and together with the MGIC Common Stock, the “MGIC Capital Stock”) issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of capital stock of the Surviving Corporation and shall not be affected by the Merger.

1.6  Options; Performance Shares; Restricted Stock; Phantom Stock.  (a) At the Effective Time, each option granted by Radian to purchase shares of Radian Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Radian Common Stock and shall (x) except as otherwise provided in this Agreement, vest and (y) be converted automatically into an option to purchase shares of MGIC Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Radian Group Inc. Equity Compensation Plan and the other equity and equity-based compensation plans listed in Section 3.11(a) of the Radian Disclosure Schedule (the “Radian Stock Plans”), and the agreements evidencing grants thereunder (taking into account any accelerated vesting of such options in accordance with the terms thereof)):

(i) The number of shares of MGIC Common Stock to be subject to the new option shall be equal to the product of the number of shares of Radian Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of MGIC Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

(ii) The exercise price per share of MGIC Common Stock under the new option shall be equal to the exercise price per share of Radian Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

(b) At the Effective Time, except as otherwise provided in this Agreement, (i) the performance goals applicable to each performance share granted by Radian based on shares of Radian Common Stock which is outstanding immediately prior thereto (a “Performance Share”) shall be deemed to have been satisfied as of the Effective Time at one hundred percent (100%) of the target level, and (ii) the Performance Shares shall be converted automatically into Performance Shares with respect to a number of shares of MGIC Common Stock (and otherwise subject to the terms of the Radian Stock Plans, and the agreements evidencing grants thereunder (taking into account any accelerated vesting of such Performance Shares in accordance with the terms thereof)) equal to the product of (A) the number of shares of Radian Common Stock subject to the original Performance Shares and, except as otherwise provided in this Agreement, that would be issuable as a result of the target level performance goals being met and (B) the Exchange Ratio, provided that any fractional shares of MGIC Common Stock resulting from such multiplication shall be rounded down to the nearest whole share. Upon such conversion, the award agreements covering Performance Shares shall terminate.

(c) At the Effective Time, each restricted share of Radian Common Stock which is outstanding immediately prior thereto shall (i) except as otherwise provided in this Agreement, vest in full and no longer be subject to restriction and (ii) be treated in the manner contemplated by Section 1.4.

(d) At the Effective Time, each phantom share or deferred stock unit granted by Radian based on shares of Radian Common Stock which is outstanding immediately prior thereto (a “Phantom Share”) shall (i) except as otherwise provided in this Agreement, vest and (ii) be converted automatically into Phantom Shares with respect to a number of shares of MGIC Common Stock (and otherwise subject to the terms of the Radian Stock Plans, and the agreements evidencing grants thereunder (taking into account any accelerated vesting of such Phantom Shares in accordance with the terms thereof)) equal to the product of the number of shares of Radian Common Stock subject to the original Phantom Shares and the Exchange Ratio, provided that any fractional shares of MGIC Common Stock resulting from such multiplication shall be rounded down to the nearest whole share.

(e) Radian shall take any and all actions with respect to Radian’s Employee Stock Purchase Plan (the “Radian ESPP”) as are necessary to provide that (i) the Radian ESPP shall terminate, effective as of immediately before the Effective Time; (ii) if the purchase period in effect as of the date of this Agreement terminates prior to the Effective Time, the Radian ESPP shall be suspended and no new purchase period will be commenced under the Radian ESPP prior to the termination of this Agreement; (iii) if the purchase period in effect as of the date of this Agreement will not terminate prior to the Effective Time, then the end of the purchase period will be accelerated to a date occurring prior to the Effective Time; and (iv) no new purchase periods will begin after the date of this Agreement.

(f) MGIC shall take all action reasonably necessary or appropriate to have available for issuance or transfer a sufficient number of shares of MGIC Common Stock for delivery upon conversion, settlement and/or exercise of the foregoing awards (“Radian Equity Awards”). Promptly after the Effective Time (and in no event more than two business days thereafter), MGIC shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of MGIC Common Stock necessary to fulfill MGIC’s obligations under this Section 1.6.

1.7  Articles of Incorporation of MGIC.  At the Effective Time, the Articles of Incorporation of MGIC (“MGIC Articles”), as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, except that the MGIC Articles shall be amended, effective as of the Effective Time, to change the name of the Surviving Corporation as contemplated by Section 1.10(ii)(A) below.

1.8  Bylaws of MGIC.  At the Effective Time, the Amended and Restated Bylaws of MGIC, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law; provided, however, that MGIC shall cause the Bylaws of MGIC to be amended as provided in Schedule A (the “Bylaw Amendment”) effective as of the Effective Time.

1.9  Tax Consequences.  It is intended that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” for the purposes of Sections 354 and 361 of the Code.

1.10  Headquarters of Surviving Corporation; Name.  From and after the Effective Time, (i) the location of the headquarters and principal executive offices of (A) the Surviving Corporation shall be Milwaukee, Wisconsin, (B) the mortgage insurance line of business shall be Milwaukee, Wisconsin and (C) the financial guaranty line of business shall be New York, New York, provided that various functions of the Surviving Corporation may be based in Philadelphia, Pennsylvania as the parties may mutually agree from time to time, and (ii) the name (A) of the Surviving Corporation shall be “MGIC Radian Financial Group Inc.,” (B) used in the operation of the mortgage insurance line of business shall be “Mortgage Guaranty Insurance Corporation” and (C) used in the operation of the financial guaranty line of business shall be “Radian Asset Assurance.” No change to the foregoing clauses (i)(A), (i)(B), or (ii)(A) shall be effected absent the affirmative vote, taken following the Effective Time, of at least seventy-five percent (75%) of the entire Board of Directors of the Surviving Corporation.

ARTICLE II

EXCHANGE OF SHARES

2.1  MGIC to Make Shares Available.  At or prior to the Effective Time, MGIC shall deposit, or shall cause to be deposited, with a bank or trust company reasonably acceptable to each of Radian and MGIC (the “Exchange Agent”), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of MGIC Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of MGIC Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”), to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Radian Common Stock.

2.2  Exchange of Shares.  (a) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of MGIC Common Stock and any cash in lieu of fractional shares into which the shares of Radian Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of MGIC Common Stock to which such holder of Radian Common Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate or Certificates surrendered pursuant to the provisions of this Article II, and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares payable to holders of Certificates.

(b) No dividends or other distributions declared with respect to MGIC Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of MGIC Common Stock represented by such Certificate.

(c) If any certificate representing shares of MGIC Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a certificate representing shares of MGIC Common Stock in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no transfers on the stock transfer books of Radian of the shares of Radian Capital Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of MGIC Common Stock as provided in this Article II.

(e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of MGIC Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to MGIC Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of MGIC. In lieu of the issuance of any such fractional share, MGIC shall pay to each former stockholder of Radian who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the closing-sale prices of MGIC Common Stock on the New York Stock Exchange, Inc. (the “NYSE”) as reported by The Wall Street Journal for the five full trading days ending on the day preceding the Closing Date by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of MGIC Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

(f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Radian for 12 months after the Effective Time shall be paid to MGIC. Any former stockholders of Radian who have not theretofore complied with this Article II shall thereafter look only to MGIC for payment of the shares of MGIC Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the MGIC Common Stock deliverable in respect of each former share of Radian Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of MGIC, Radian, the Exchange Agent or any other person shall be liable to any former holder of shares of Radian Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g) MGIC shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of Radian Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by MGIC or the Exchange Agent, as the case may be, and paid over to the appropriate governmental authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to holder of Radian Common Stock in respect of which the deduction and withholding was made by the MGIC or the Exchange Agent, as the case may be.

(h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by MGIC, the posting by such person of a bond in such amount as MGIC may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of MGIC Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF RADIAN

Except as disclosed in the disclosure schedule delivered by Radian to MGIC concurrently herewith (the “Radian Disclosure Schedule”), Radian hereby represents and warrants to MGIC as follows:

3.1  Corporate Organization.  (a) Radian is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Radian has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Radian. As used in this Agreement, the term “Material Adverse Effect” means, with respect to MGIC, Radian or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include effects resulting from (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”), (B) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting mortgage insurance companies generally, except to the extent that any such changes have a materially disproportionate adverse effect on such party, or (D) public disclosure of the transactions contemplated hereby or actions expressly permitted or required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word “Subsidiary” when used with respect to any party, means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. True and complete copies of the Amended and Restated Certificate of Incorporation of Radian (the “Radian Certificate”) and the Bylaws of Radian, as in effect as of the date of this Agreement, have previously been made available by Radian to MGIC.

(b) Each Radian Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Radian and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

3.2  Capitalization.  (a) The authorized capital stock of Radian consists of (i) 200,000,000 shares of Radian Common Stock, of which, as of February 5, 2007, 79,507,270 shares were issued and outstanding and 18,123,474 shares were held in treasury, and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share (the “Radian Preferred Stock” and together with the Radian Common Stock, the “Radian Capital Stock”), of which no shares are issued or outstanding. All of the issued and outstanding shares of Radian Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except pursuant to the terms of options, Phantom Shares and Performance Shares issued (or to be issued in accordance with Section 5.2(b)) pursuant to the Radian Stock Plans, Radian does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Radian Capital Stock or any other equity securities of Radian or any securities representing the right to purchase or otherwise receive any shares of Radian Capital Stock (collectively, the “Radian Rights”). As of February 5, 2007, no shares of Radian Capital Stock were reserved for issuance, except for 278,944 shares of Radian Common Stock reserved for issuance in connection with the Radian ESPP and 6,330,807 shares of Radian Common Stock reserved for issuance upon the exercise of stock options pursuant to the Radian Stock Plans and the settlement of Performance Shares and Phantom Shares. Since February 5, 2007, Radian has not issued any shares of Radian Capital Stock or any Radian Rights, other than as permitted by Section 5.2(b) in the case of grants made following the date of this Agreement and pursuant to the exercise of employee stock options granted prior to such date. Radian has previously provided MGIC with a list of the aggregate number of options outstanding under the Radian Stock Plans as of February 5, 2007 and the weighted average exercise price for such options.

(b) Radian owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Radian Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Radian Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 3.2(b) of the Radian Disclosure Schedule sets forth a list of the material investments of Radian in corporations, joint ventures, partnerships, limited liability companies and other entities other than its Subsidiaries (each a “Non-Subsidiary Affiliate”).

3.3  Authority; No Violation.  (a) Radian has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Radian. The Board of Directors of Radian has directed that this Agreement and the transactions contemplated hereby be submitted to Radian’s stockholders for approval at a meeting of such stockholders and, except for the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Radian Common Stock, no other corporate proceedings on the part of Radian are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Radian and (assuming due authorization, execution and delivery by MGIC) constitutes a valid and binding obligation of Radian, enforceable against Radian in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by Radian nor the consummation by Radian of the transactions contemplated hereby, nor compliance by Radian with any of the terms or provisions hereof, will (i) violate any provision of the Radian Certificate or Bylaws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Radian, any of its Subsidiaries or its Non-Subsidiary Affiliates or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Radian, any of its Subsidiaries or Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Radian, any of its Subsidiaries or its Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Radian.

3.4  Consents and Approvals.  Except for (i) the filing of applications and notices, as applicable, with the state insurance authorities the approval of which is required for the consummation of this Agreement, and approval of such applications and notices, (ii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the “State and Foreign Approvals”), (iii) the filing with the Securities and Exchange Commission (the “SEC”) of a joint proxy statement in definitive form relating to the meetings of Radian’s and MGIC’s stockholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Joint Proxy

Statement”), and of the registration statement on Form S-4 (the “S-4”) in which the Joint Proxy Statement will be included as a prospectus, (iv) the filing of the Articles of Merger with the Wisconsin Department pursuant to the WBCL and the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (v) the filings required by the Hart-Scott-Rodino Antitrust Improvements Act, of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of MGIC Capital Stock pursuant to this Agreement, and (vii) the approval of this Agreement by the requisite vote of the stockholders of Radian, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) are necessary in connection with (A) the execution and delivery by Radian of this Agreement and (B) the consummation by Radian of the Merger and the other transactions contemplated hereby.

3.5  Reports.  Radian and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2002 with (i) any state regulatory authority (each a “State Regulator”), (ii) the SEC, (iii) any foreign regulatory authority and (iv) any self-regulatory agency (an “SRO”) ((i) — (iv), collectively “Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Radian. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of Radian and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Radian, investigation into the business or operations of Radian or any of its Subsidiaries since January 1, 2002, except where such proceedings or investigation would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Radian. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Radian or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations policies or procedures of Radian since January 1, 2005, which, in the reasonable judgment of Radian, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Radian.

3.6  Financial Statements.  (a) The financial statements of Radian and its Subsidiaries included (or incorporated by reference) in the Radian Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Radian and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Radian and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Radian and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Deloitte & Touche LLP has not resigned or been dismissed as independent public accountants of Radian as a result of or in connection with any disagreements with Radian on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Radian, neither Radian nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Radian included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2006 that are reflected in the financial statements included in Radian’s Current Report on

Form 8-K filed on January 24, 2007, or incurred in the ordinary course of business consistent with past practice since December 31, 2006 or in connection with this Agreement and the transactions contemplated hereby.

(c) The records, systems, controls, data and information of Radian and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Radian or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on Radian. Radian (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to Radian, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Radian by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Radian’s outside auditors and the audit committee of Radian’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Radian’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Radian’s internal controls over financial reporting. These disclosures were made in writing by management to Radian’s auditors and audit committee and a copy has previously been made available to MGIC. There is no reason to believe that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), without qualification, when next due.

(d) Since December 31, 2005, (i) neither Radian nor any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Radian or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Radian or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Radian or any of its Subsidiaries, whether or not employed by Radian or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Radian or any of its officers, directors, employees or agents to the Board of Directors of Radian or any committee thereof or to any director or officer of Radian.

3.7  Broker’s Fees.  With the exception of the engagement of Lehman Brothers Inc., neither Radian nor any Radian Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. Radian has provided MGIC with a correct and complete copy of any engagement letter or other contract between Radian and Lehman Brothers Inc. relating to the Merger and the other transactions contemplated hereunder.

3.8  Absence of Certain Changes or Events.  (a) Except as publicly disclosed in Radian Reports filed prior to the date of this Agreement, since December 31, 2005, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Radian.

(b) Except as publicly disclosed in Radian Reports filed prior to the date of this Agreement, since December 31, 2005, Radian and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

(c) Since December 31, 2005 or, in the case of clause (iv) of this Section 3.8(c) only, September 30, 2006, neither Radian nor any of its Subsidiaries has (i) except for normal increases made in the ordinary course of business consistent with past practice or as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2005, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than the customary year-end bonuses for fiscal 2005 and 2006 in amounts consistent with past practice, (ii) granted any stock appreciation or similar rights or granted any rights to acquire any shares of its capital stock, or issued any shares of its capital stock, to any executive officer, director or employee other than grants (A) made prior to the date of this Agreement in the ordinary course of business consistent with past practice under the Radian Stock Plans and (B) in the case of grants made following the date of this Agreement, as permitted by Section 5.2(b)(iii) or (iv), (iii) suffered any strike, work stoppage, slow-down, or other labor disturbance, or (iv) repurchased any shares of Radian Capital Stock.

3.9  Legal Proceedings.  (a) Except as would not reasonably be expected to result in a Material Adverse Effect on Radian, neither Radian nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Radian’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Radian or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Radian, any of its Subsidiaries or the assets of Radian or any of its Subsidiaries that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Radian or the Surviving Corporation.

3.10  Taxes and Tax Returns.  (a) Each of Radian and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns required to be filed by it (all such Tax Returns being accurate and complete in all material respects), has timely paid all Taxes shown thereon as arising and has duly and timely paid all material Taxes that are due and payable or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are being contested in good faith, which have not been finally determined, and have been adequately reserved against in accordance with GAAP on Radian’s most recent consolidated financial statements. Each of Radian and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither Radian nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect. The federal income Tax Returns of Radian and its Subsidiaries for all years to and including 2002 have been examined by the Internal Revenue Service (the “IRS”) or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. There are no material disputes, audits, examinations or proceedings pending, or claims asserted, for Taxes or assessments upon Radian or any of its Subsidiaries for which Radian does not have reserves that are adequate under GAAP on Radian’s most recent consolidated financial statements. Radian has made available to MGIC true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six years. Neither Radian nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Radian and its Subsidiaries). Neither Radian nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Radian) or (B) has any liability for the Taxes of any person (other than Radian or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise. Neither Radian nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Radian nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(1). At no time during the past five years has Radian been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(b) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

(c) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11  Employees.  (a) The Radian Disclosure Schedule sets forth a true and complete list of each material employee or director benefit or compensation plan, arrangement or agreement, and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement (the “Radian Benefit Plans”) that is maintained, or contributed to, by Radian, any of its Subsidiaries or any trade or business of Radian or any of its Subsidiaries, whether or not incorporated (a “Radian ERISA Affiliate”), all of which together with Radian would be deemed a “single employer” within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b) Radian has heretofore made available to MGIC true and complete copies of each of the Radian Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such Radian Benefit Plan (if applicable) for each of the last two years and (ii) the most recent determination letter from the IRS (if applicable) for such Radian Benefit Plan.

(c) (i) Each of the Radian Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Radian Benefit Plans intended to be “qualified” within the meaning of Section 401 (a) of the Code has received a favorable determination letter, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such Radian Benefit Plan, (iii) with respect to each Radian Benefit Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such Radian Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Radian Benefit Plan’s actuary with respect to such Radian Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Radian Benefit Plan allocable to such accrued benefits, (iv) no Radian Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of Radian or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any “employee pension plan” (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Radian or its Subsidiaries or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Radian, its Subsidiaries or any Radian ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Radian, its Subsidiaries or any Radian ERISA Affiliate of incurring a material liability thereunder, (vi) no Radian Benefit Plan is a “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by Radian or its Subsidiaries as of the Effective Time with respect to each Radian Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of Radian, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which Radian, its Subsidiaries or any Radian Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the knowledge of Radian there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Radian Benefit Plans or any trusts related thereto that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Radian. None of Radian nor its Subsidiaries nor any ERISA Affiliates has incurred any liability to a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA as a result of a complete or partial withdrawal from such “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) that has not been satisfied in full.

(d) There are no pending or, to Radian’s knowledge, threatened material labor grievances or material unfair labor practice claims or charges against Radian or any of its Subsidiaries, or any strikes or other material labor disputes against Radian or any of its Subsidiaries. Neither Radian nor its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Radian or its Subsidiaries and, to the knowledge of Radian, there are no organizing efforts by any union or other group seeking to represent any employees of Radian or any of its Subsidiaries.

(e) None of the execution and delivery of this Agreement, the approval of this Agreement by Radian’s stockholders or the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Radian or any of its affiliates from Radian, MGIC or any of their respective affiliates under any Radian Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Radian Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

(f) Neither Radian nor any of its ERISA Affiliates maintains or contributes to a rabbi trust or similar funding vehicle, and the Merger and other transactions contemplated by this Agreement shall not cause or require Radian or any of its ERISA Affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.

3.12  SEC Reports.  Radian has previously made available to MGIC an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 2002 by Radian with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “Radian Reports”) and prior to the date hereof and (b) communication mailed by Radian to its stockholders since January 1, 2002 and prior to the date hereof, and no such Radian Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2002, as of their respective dates, all Radian Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

3.13  Compliance with Applicable Law.  Radian and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Radian. Radian and each of its Subsidiaries have complied with and are not in default under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Radian or any of its Subsidiaries, except where neither the cost of such noncompliance or default nor the cost of compliance or cure of default would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Radian. Without limitation, during the five years prior to the date hereof, none of Radian, and of its Subsidiaries, or any director, officer, employee, agent or other person acting on behalf of Radian or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Radian or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Radian or any of its Subsidiaries; (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law; (iv) established or maintained any unlawful fund of monies or other assets of Radian or any of its Subsidiaries; (v) made any fraudulent entry on the books or records of Radian or any of its Subsidiaries; or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Radian or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Radian or any of its Subsidiaries.

3.14  Certain Contracts.  (a) Neither Radian nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business consistent with past practice, (ii) which, upon the execution or delivery of this Agreement, stockholder approval of this Agreement or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from MGIC, Radian, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Radian Reports, (iv) which materially restricts the conduct of any line of business by Radian or any of its Subsidiaries or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business, (v) with or to a labor union or guild (including any collective bargaining agreement), (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the execution and delivery of this Agreement, stockholder approval of this Agreement or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, or (vii) any Radian Reinsurance Contract (as defined in Section 3.14(b)), other than captive mortgage reinsurance contracts, where the amount of risk ceded as of December 31, 2006 exceeds $250 million. Radian has previously made available to MGIC true and correct copies of all employment and deferred compensation agreements which are in writing and to which Radian or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Radian Disclosure Schedule, is referred to herein as a “Radian Contract,” and neither Radian nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Radian.

(b) (i) Each Radian Contract and each material ceded reinsurance or retrocessional treaty, contract, agreement or arrangement to which Radian or any of its Subsidiaries is a party (each a “Radian Reinsurance Contract”) is valid and binding on Radian or any of its Subsidiaries, as applicable, and in full force and effect, (ii) Radian and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Radian Contract and each Radian Reinsurance Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Radian, (iii) to Radian’s knowledge each third-party counterparty to each Radian Contract and each Radian Reinsurance Contract has in all material respects performed all obligations required to be performed by it to date under such Radian Contract or Radian Reinsurance Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Radian, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Radian or any of its Subsidiaries under any such Radian Contract or Radian Reinsurance Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Radian.

3.15  Agreements with Regulatory Agencies.  Neither Radian nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2002, a recipient of any supervisory letter from, or since January 1, 2002, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Radian Disclosure Schedule, a “Radian Regulatory Agreement”), nor has Radian or any of its Subsidiaries been advised since January 1, 2002, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Radian Regulatory Agreement.

3.16  Interest Rate Risk Management Instruments.  All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Radian, any of its Subsidiaries or for the account of a customer of Radian or one of its Subsidiaries, were entered into in the ordinary course of business and, to Radian’s knowledge, in accordance with applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Radian or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Radian and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Radian’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

3.17  Environmental Liability.  There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on Radian of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), pending or threatened against Radian, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Radian. To the knowledge of Radian, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Radian. Radian is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Radian.

3.18  Investment Securities and Commodities.  (a) Each of Radian and each of its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Radian or its Subsidiaries. Such securities and commodities are valued on the books of Radian in accordance with GAAP in all material respects.

(b) Radian and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that Radian believes are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, Radian has made available to MGIC the material terms of such policies, practices and procedures.

3.19  Property.  Radian or a Radian Subsidiary (a) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Radian Reports as being owned by Radian or a Radian Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Radian Owned Properties”), free and clear of all material Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Radian Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “Radian Leased Properties” and, collectively with the Radian Owned Properties, the “Radian Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Radian’s knowledge, the lessor.

3.20  Intellectual Property.  Radian and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted. Except as would not reasonably be expected to have a Material Adverse Effect on Radian: (i) the use of any Intellectual Property by Radian and its Subsidiaries does not, to the knowledge of Radian, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Radian or any Radian Subsidiary acquired the right to use any Intellectual Property; (ii) no person is challenging, infringing on or otherwise violating any right of Radian or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Radian or its Subsidiaries; and (iii) neither Radian nor any Radian Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property used by Radian or any Radian Subsidiary and no Intellectual Property owned and/or licensed by Radian or any Radian Subsidiary is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

3.21  Rating Agencies.  Since January 1, 2004, to the knowledge of Radian, as of the date hereof, no rating agency has imposed material conditions (financial or otherwise) on retaining any currently held rating assigned to Radian and/or its Subsidiaries or indicated in writing to Radian or any of its Subsidiaries that it is considering the downgrade or modification of any rating assigned to Radian and/or its Subsidiaries. As of the date hereof, Radian and its Subsidiaries have received the respective ratings set forth in Section 3.21 of the Radian Disclosure Schedule from the rating agencies listed thereon. Except as set forth in such Section of the Radian Disclosure Schedule, as of the date hereof, to the knowledge of Radian, neither Radian nor any of its Subsidiaries has received written notice from any rating agency that such rating agency intends to change Radian’s or any of its Subsidiaries’ current rating.

3.22  State Takeover Laws.  The Board of Directors of Radian has unanimously approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions Section 203 of the DGCL and, to the knowledge of Radian, any similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law (any such laws, “Takeover Statutes”).

3.23  Reorganization.  Radian is not, as of the date of this Agreement, aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.24  Opinion.  Prior to the execution of this Agreement, Radian has received an opinion from Lehman Brothers Inc. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio pursuant to this Agreement is fair to the stockholders of Radian from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.25  Radian Information.  The information relating to Radian and its Subsidiaries which is provided by Radian or its representatives for inclusion in the Joint Proxy Statement and the S-4, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to MGIC or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MGIC

Except as disclosed in the disclosure schedule delivered by MGIC to Radian concurrently herewith (the “MGIC Disclosure Schedule”), MGIC represents and warrants to Radian as follows:

4.1  Corporate Organization.  (a) MGIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. MGIC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MGIC. True and complete copies of the MGIC Articles and Bylaws of MGIC, as in effect as of the date of this Agreement, have previously been made available by MGIC to Radian.

(b) Each MGIC Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on MGIC, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

4.2  Capitalization.  (a) The authorized capital stock of MGIC consists of 350,000,000 shares of MGIC Common Stock, of which, as of January 31, 2007, 83,011,343 shares were issued and outstanding and 40,033,383 were held in treasury, and 10,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of MGIC Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for this Agreement, the MGIC Rights Agreement or pursuant to the terms of options issued (or to be issued in accordance with Section 5.2(b)) pursuant to the MGIC Stock Plans, MGIC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of MGIC Capital Stock or any other equity securities of MGIC or any securities representing the right to purchase or otherwise receive any shares of MGIC Capital Stock (collectively, “MGIC Rights”). As of January 31, 2007, no shares of MGIC Common Stock or MGIC Preferred Stock were reserved for issuance, except for (i) 2,651,360 shares reserved for issuance upon exercise of options and settlement of restricted stock units issued pursuant to employee and director stock plans of MGIC in effect as of the date of this Agreement (the “MGIC Stock Plans”), and (ii) shares reserved for issuance pursuant to the MGIC Rights Agreement. Since January 31, 2007, MGIC has not issued any shares of MGIC Capital Stock or any MGIC Rights, other than as permitted by Section 5.2(b) in the case of grants made following the date of this Agreement and pursuant to the exercise of employee stock options granted prior to such date. MGIC has previously provided Radian with a list of the aggregate number of options outstanding under the MGIC Stock Plans as of January 31, 2007 and the weighted average exercise price for such options.

(b) MGIC owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the MGIC Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No MGIC Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.2(b) of the MGIC Disclosure Schedule sets forth a list of the material investments of MGIC in Non-Subsidiary Affiliates.

4.3  Authority; No Violation.  (a) MGIC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of MGIC. The Board of Directors of MGIC has directed that this Agreement and the transactions contemplated hereby be submitted to MGIC’s stockholders for approval at a meeting of such stockholders and, except for the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of MGIC Common Stock, no other corporate proceedings on the part of MGIC are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MGIC and (assuming due authorization, execution and delivery by Radian) constitutes a valid and binding obligation of MGIC, enforceable against MGIC in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by MGIC, nor the consummation by MGIC of the transactions contemplated hereby, nor compliance by MGIC with any of the terms or provisions hereof, will (i) violate any provision of the MGIC Articles or Bylaws, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to MGIC, any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of MGIC, any of its Subsidiaries or its Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which MGIC, any of its Subsidiaries or Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on MGIC.

4.4  Consents and Approvals.  Except for (i) the filing of applications and notices, as applicable, with the state insurance authorities the approval of which is required for the consummation of this Agreement, and approval of such applications and notices, (ii) the State and Foreign Approvals, (iii) the filing with the SEC of the Joint Proxy Statement and the filing and declaration of effectiveness of the S-4, (iv) the filing of the Articles of Merger with the Wisconsin Department pursuant to the WBCL and the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (v) the filings required by the HSR Act, (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of MGIC Capital Stock pursuant to this Agreement, and (vii) the approval of this Agreement by the requisite vote of the stockholders of MGIC, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by MGIC of this Agreement and (B) the consummation by MGIC of the Merger and the other transactions contemplated hereby.

4.5  Reports.  MGIC and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2002 with the Regulatory Agencies, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on MGIC. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of MGIC and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of MGIC, investigation into the business or operations of MGIC or any of its Subsidiaries since January 1, 2002, except where such proceedings or investigation would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on MGIC. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of MGIC or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of MGIC since January 1, 2005, which, in the reasonable judgment of MGIC, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on MGIC.

4.6  Financial Statements.  (a) The financial statements of MGIC and its Subsidiaries included (or incorporated by reference) in the MGIC SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of MGIC and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of MGIC and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of MGIC and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. PricewaterhouseCoopers LLP has not resigned or been dismissed as independent public accountants of MGIC as a result of or in connection with any disagreements with MGIC on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on MGIC, neither MGIC nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of MGIC included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2006 that are reflected in the financial statements included in MGIC’s Current Report on Form 8-K filed on January 18, 2007, or incurred in the ordinary course of business consistent with past practice since December 31, 2006 or in connection with this Agreement and the transactions contemplated hereby.

(c) The records, systems, controls, data and information of MGIC and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of MGIC or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on MGIC. MGIC (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to MGIC, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of MGIC by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to MGIC’s outside auditors and the audit committee of MGIC’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect MGIC’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in MGIC’s internal controls over financial reporting. These disclosures were made in writing by management to MGIC’s auditors and audit committee and a copy has previously been made available to Radian. There is no reason to believe that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d) Since December 31, 2005, (i) neither MGIC nor any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of MGIC or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that MGIC or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing MGIC or any of its Subsidiaries, whether or not employed by MGIC or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by MGIC or any of its officers, directors, employees or agents to the Board of Directors of MGIC or any committee thereof or to any director or officer of MGIC.

4.7  Broker’s Fees.  With the exception of the engagement of Goldman Sachs, Inc., neither MGIC nor any MGIC Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. MGIC has provided Radian with a correct and complete copy of any engagement letter or other contract between MGIC and Goldman Sachs, Inc. relating to the Merger and the other transactions contemplated hereunder.

4.8  Absence of Certain Changes or Events.  (a) Except as publicly disclosed in Radian Reports filed prior to the date of this Agreement, since December 31, 2005, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on MGIC.

(b) Except as publicly disclosed in MGIC Reports filed prior to the date of this Agreement, since December 31, 2005, MGIC and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

(c) Since December 31, 2005 or, in the case of clause (iv) of this Section 4.8(c) only, September 30, 2006, neither MGIC nor any of its Subsidiaries has (i) except for normal increases made in the ordinary course of business consistent with past practice or as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2005, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than the customary year-end bonuses for fiscal 2005 and 2006 in amounts consistent with past practice, (ii) granted any stock appreciation or similar rights or granted any rights to acquire any shares of its capital stock, or issued any shares of its capital stock, to any executive officer, director or employee other than grants (A) made prior to the date of this Agreement in the ordinary course of business consistent with past practice under the MGIC Stock Plans and except (B) in the case of grants made following the date of this Agreement, as permitted by Section 5.2(b)(iii) or (iv), (iii) suffered any strike, work stoppage, slow-down, or other labor disturbance, or (iv) repurchased any shares of MGIC Capital Stock.

4.9  Legal Proceedings.  (a) Except as would not reasonably be expected to result in a Material Adverse Effect on MGIC, neither MGIC nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of MGIC’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against MGIC or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon MGIC, any of its Subsidiaries or the assets of MGIC or any of its Subsidiaries that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on MGIC or the Surviving Corporation.

4.10  Taxes and Tax Returns.  Each of MGIC and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns required to be filed by it (all such Tax Returns being accurate and complete in all material respects), has timely paid all Taxes shown thereon as arising and has duly and timely paid all material Taxes that are due and payable or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are being contested in good faith, which have not been finally determined, and have been adequately reserved against in accordance with GAAP on MGIC’s most recent consolidated financial statements. Each of MGIC and its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither MGIC nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect. The federal income Tax Returns of MGIC and its Subsidiaries for all years to and including 1999 have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. There are no material disputes, audits, examinations or proceedings pending, or claims asserted, for Taxes or assessments upon MGIC or any of its Subsidiaries for which MGIC does not have reserves that are adequate under GAAP on MGIC’s most recent consolidated financial statements. MGIC has made available to Radian true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six years. Neither MGIC nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among MGIC and its Subsidiaries). Neither MGIC nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was MGIC) or (B) has any liability for the Taxes of any person (other than MGIC or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise. Neither MGIC nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither MGIC nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(1). At no time during the past five years has MGIC been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

4.11  Employees.  (a) The MGIC Disclosure Schedule sets forth a true and complete list of each material employee or director benefit or compensation plan, arrangement or agreement and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement (the “MGIC Benefit Plans”) that is maintained, or contributed to, by MGIC, any of its Subsidiaries or any trade or business of MGIC or any of its Subsidiaries, whether or not incorporated (a “MGIC ERISA Affiliate”), all of which together with MGIC would be deemed a “single employer” within the meaning of Section 4001 of ERISA.

(b) MGIC has heretofore made available to Radian true and complete copies of each of the MGIC Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such MGIC Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such MGIC Benefit Plan.

(c) (i) Each of the MGIC Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the MGIC Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such MGIC Benefit Plan, (iii) with respect to each MGIC Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such MGIC Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such MGIC Benefit Plan’s actuary with respect to such MGIC Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such MGIC Benefit Plan allocable to such accrued benefits, (iv) no MGIC Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of MGIC or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any “employee pension plan” (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of

MGIC or its Subsidiaries or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by MGIC, its Subsidiaries or any MGIC ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to MGIC, its Subsidiaries or any MGIC ERISA Affiliate of incurring a material liability thereunder, (vi) no MGIC Benefit Plan is a “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by MGIC or its Subsidiaries as of the Effective Time with respect to each MGIC Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of MGIC, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which MGIC, its Subsidiaries or any MGIC Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the knowledge of MGIC there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the MGIC Benefit Plans or any trusts related thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on MGIC. None of MGIC nor its Subsidiaries nor any ERISA Affiliates has incurred any liability to a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA as a result of a complete or partial withdrawal from such “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) that has not been satisfied in full.

(d) There are no pending or, to MGIC’s knowledge, threatened material labor grievances or material unfair labor practice claims or charges against MGIC or any of its Subsidiaries, or any strikes or other material labor disputes against MGIC or any of its Subsidiaries. Neither MGIC nor its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of MGIC or its Subsidiaries and, to the knowledge of MGIC, there are no organizing efforts by any union or other group seeking to represent any employees of MGIC or any of its Subsidiaries.

(e) None of the execution and delivery of this Agreement, the approval of this Agreement by MGIC’s stockholders or the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of MGIC or any of its affiliates from MGIC, Radian or any of their respective affiliates under any MGIC Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any MGIC Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

(f) Neither MGIC nor any of its ERISA Affiliates maintains or contributes to a rabbi trust or similar funding vehicle, and the Merger and other transactions contemplated by this Agreement shall not cause or require MGIC or its any of its ERISA Affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.

4.12  SEC Reports.  MGIC has previously made available to Radian an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 2002 by MGIC with the SEC pursuant to the Securities Act or the Exchange Act (the “MGIC Reports”) and prior to the date hereof and (b) communication mailed by MGIC to its stockholders since January 1, 2002 and prior to the date hereof, and no such MGIC Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2002, as of their respective dates, all MGIC Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

4.13  Compliance with Applicable Law.  MGIC and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MGIC. MGIC and each of its Subsidiaries have complied with and are not in default under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to MGIC or any of its Subsidiaries, except where neither the cost of such noncompliance or default nor the cost of compliance or cure of default would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MGIC. Without limitation, during the five years prior to the date hereof, none of MGIC, and of its Subsidiaries, or any director, officer, employee, agent or other person acting on behalf of MGIC or any of its Subsidiaries has, directly or indirectly, (i) used any funds of MGIC or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of MGIC or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of MGIC or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of MGIC or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for MGIC or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for MGIC or any of its Subsidiaries.

4.14  Certain Contracts.  (a) Neither MGIC nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business consistent with past practice, (ii) which, upon the execution or delivery of this Agreement, stockholder approval of this Agreement or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from MGIC, Radian, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the MGIC Reports, (iv) which materially restricts the conduct of any line of business by MGIC or any of its Subsidiaries or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business, (v) with or to a labor union or guild (including any collective bargaining agreement), (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the execution and delivery of this Agreement, stockholder approval of this Agreement or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, or (vii) any MGIC Reinsurance Contract (as defined in Section 4.14(b)), other than captive mortgage reinsurance contracts, where the amount of risk ceded as of December 31, 2006 exceeds $250 million. MGIC has previously made available to Radian true and correct copies of all employment and deferred compensation agreements which are in writing and to which MGIC or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in the MGIC Disclosure Schedule, is referred to herein as a “MGIC Contract,” and neither MGIC nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on MGIC.

(b) (i) Each MGIC Contract and each material ceded reinsurance or retrocessional treaty, contract, agreement or arrangement to which MGIC or any of its Subsidiaries is a party (each a “MGIC Reinsurance Contract”) is valid and binding on MGIC and/or one of its Subsidiaries, as applicable, and in full force and effect, (ii) MGIC and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each MGIC Contract and each MGIC Reinsurance Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a

Material Adverse Effect on MGIC, (iii) to MGIC’s knowledge each third-party counterparty to each MGIC Contract and each MGIC Reinsurance Contract has in all material respects performed all obligations required to be performed by it to date under such MGIC Contract or MGIC Reinsurance Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on MGIC, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of MGIC or any of its Subsidiaries under any such MGIC Contract or MGIC Reinsurance Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on MGIC.

4.15  Agreements with Regulatory Agencies.  Neither MGIC nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 2002, a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or since January 1, 2002, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the MGIC Disclosure Schedule, a “MGIC Regulatory Agreement”), nor has MGIC or any of its Subsidiaries been advised since January 1, 2002, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such MGIC Regulatory Agreement.

4.16  Interest Rate Risk Management Instruments.  All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of MGIC, or any of its Subsidiaries or for the account of a customer of MGIC or one of its Subsidiaries, were entered into in the ordinary course of business and, to MGIC’s knowledge, in accordance with applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of MGIC or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. MGIC and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and to MGIC’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

4.17  Environmental Liability.  There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on MGIC of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or threatened against MGIC, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on MGIC. To the knowledge of MGIC, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on MGIC. MGIC is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on MGIC.

4.18  Investment Securities and Commodities.  (a) Each of MGIC and each of its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of MGIC or its Subsidiaries. Such securities and commodities are valued on the books of MGIC in accordance with GAAP in all material respects.

(b) MGIC and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that MGIC believes are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, MGIC has made available to Radian the material terms of such policies, practices and procedures.

4.19  Property.  MGIC or a MGIC Subsidiary (a) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the MGIC Reports as being owned by MGIC or a MGIC Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “MGIC Owned Properties”), free and clear of all material Liens, except for Permitted Encumbrances, and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such MGIC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “MGIC Leased Properties” and, collectively with the MGIC Owned Properties, the “MGIC Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to MGIC’s knowledge, the lessor.

4.20  Intellectual Property.  MGIC and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted. Except as would not reasonably be expected to have a Material Adverse Effect on MGIC: (i) the use of any Intellectual Property by MGIC and its Subsidiaries does not, to the knowledge of MGIC, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which MGIC or any MGIC Subsidiary acquired the right to use any Intellectual Property; (ii) no person is challenging, infringing on or otherwise violating any right of MGIC or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to MGIC or its Subsidiaries; and (iii) neither MGIC nor any MGIC Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property used by MGIC or any MGIC Subsidiary and no Intellectual Property owned and/or licensed by MGIC or any MGIC Subsidiary is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

4.21  Rating Agencies.  Since January 1, 2004, to the knowledge of MGIC, as of the date hereof, no rating agency has imposed material conditions (financial or otherwise) on retaining any currently held rating assigned to MGIC and/or its Subsidiaries or indicated in writing to MGIC or any of its Subsidiaries that it is considering the downgrade or modification of any rating assigned to MGIC and/or its Subsidiaries. As of the date hereof, MGIC and its Subsidiaries have received the respective ratings set forth in Section 4.21 of the MGIC Disclosure Schedule from the rating agencies listed thereon. Except as set forth in such Section of the MGIC Disclosure Schedule, as of the date hereof, to the knowledge of MGIC, neither MGIC nor any of its Subsidiaries has received written notice from any rating agency that such rating agency intends to change MGIC’s or any of its Subsidiaries’ current rating.

4.22  State Takeover Laws; MGIC Rights Agreement.  (a) The Board of Directors of MGIC has unanimously approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions Sections 1130 et seq. of the WBCL and, to the knowledge of MGIC, any other Takeover Statutes.

(b) MGIC has taken all action, if any, necessary or appropriate so that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the ability of any person to exercise any MGIC Stockholder Rights under the MGIC Rights Agreement or enable or require the MGIC Stockholder Rights to separate from the shares of MGIC Common Stock to which they are attached or to be triggered or become exercisable. No “Distribution Date” or “Share Acquisition Date” (as such terms are defined in the MGIC Rights Agreement) has occurred.

4.23  Reorganization.  MGIC is not, as of the date of this Agreement, aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.24  Opinion.  Prior to the execution of this Agreement, MGIC has received an opinion from Goldman, Sachs & Co. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to MGIC and its shareholders. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.25  MGIC Information.  The information relating to MGIC and its Subsidiaries to be contained in the Joint Proxy Statement and the S-4, or the information relating to MGIC and its Subsidiaries that is provided by MGIC or its representatives for inclusion in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to Radian or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1  Conduct of Businesses Prior to the Effective Time.  During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Radian Disclosure Schedule and the MGIC Disclosure Schedule), each of MGIC and Radian shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the ordinary course, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees, and (c) take no action that would reasonably be expected to adversely affect or delay the ability of either MGIC or Radian to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

5.2  Forbearances.  During the period from the date of this Agreement to the Effective Time, except as set forth in the MGIC Disclosure Schedule or the Radian Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement, neither MGIC nor Radian shall, and neither MGIC nor Radian shall permit any of their respective Subsidiaries to, without the prior written consent of the other party to this Agreement:

(a) other than in the ordinary course of business (which includes the refinancing of maturing indebtedness), incur any indebtedness for borrowed money (other than indebtedness of Radian or any of its wholly-owned Subsidiaries to Radian or any of its Subsidiaries, on the one hand, or of MGIC or any of its Subsidiaries to MGIC or any of its wholly-owned Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

(b) (i) adjust, split, combine or reclassify any capital stock;

(ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends by Radian at a rate not in excess of $0.02 per share of Radian Common Stock, (B) regular quarterly cash dividends by MGIC at a rate not in excess of $0.25 per share of MGIC Common Stock, (C) dividends paid by any of the Subsidiaries of each of MGIC and Radian to MGIC or Radian or any of their wholly-owned Subsidiaries, respectively of each of MGIC and Radian), (D) the acceptance of shares of Radian Common Stock or MGIC Common Stock, as the case may be, as payment for the exercise price of stock options or for withholding taxes incurred in connection with the exercise of stock options or the vesting of restricted stock, in each case in accordance with past practice and the terms of the applicable award agreements and (E) pursuant to the MGIC Rights Agreement);

(iii) grant any stock appreciation rights, performance shares, restricted stock units or other equity-based interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, other than (A) pursuant to the MGIC Rights Agreement and (B) pursuant to the Radian Stock Plans, the Radian ESPP or the MGIC Stock Plans, as the case may be, in the ordinary course of business consistent with past practice; provided that, notwithstanding the foregoing, any equity grants made by Radian on or after the date hereof shall not automatically vest at the Effective Time by virtue solely of the Merger (provided, further, that in the event that the employment of a holder of such equity compensation award is terminated on or following the Effective Time by MGIC without “cause” (as defined in the applicable award agreement) or by the holder for “good reason” (as defined in the applicable award agreement)), such equity compensation award shall vest in full to the extent not yet vested; or

(iv) issue any additional shares of capital stock except (A) pursuant to the exercise of stock options or the settlement of performance shares outstanding as of the date hereof or issued in compliance with Section 5.2(b)(iii), (B) pursuant to the MGIC Rights Agreement or (C) in the ordinary course of business and consistent with past practice in connection with the Radian ESPP, the Radian Stock Plans and the MGIC Stock Plans; provided that, notwithstanding the foregoing, any equity grants made by Radian on or after the date hereof shall not automatically vest at the Effective Time by virtue solely of the Merger (provided, further, that in the event that the employment of a holder of such equity compensation award is terminated on or following the Effective Time by MGIC without “cause” (as defined in the applicable award agreement) or by the holder for “good reason” (as defined in the applicable award agreement)), such equity compensation award shall vest in full to the extent not yet vested;

(c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement;

(d) except for transactions in the ordinary course of business or pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

(e) except for transactions in the ordinary course of business, terminate, or waive any material provision of, any Radian Contract or MGIC Contract, as the case may be, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms with respect to Radian or MGIC, as the case may be;

(f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business, or accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation (except to the extent required under the terms of the applicable plan or related award agreement);

(g) settle any material claim, action or proceeding, except in the ordinary course of business;

(h) knowingly take any action that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

(i) amend its articles of incorporation, its bylaws or comparable governing documents, or amend or redeem the rights issued under the MGIC Rights Agreement in connection with any Acquisition Proposal in order to advance such proposal or to facilitate the success thereof, or otherwise take any action to exempt any person or entity (other than the other party or its Subsidiaries) or any action taken by such person or entity from the MGIC Rights Agreement or any Takeover Statute or similarly restrictive provisions of such party’s organizational documents;

(j) other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

(k) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

(l) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP; or

(m) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.2.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1  Regulatory Matters.  (a) MGIC and Radian shall promptly prepare and file with the SEC the Joint Proxy Statement and MGIC shall promptly (and in any case within 20 business days of the date of this Agreement) prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of MGIC and Radian shall use their reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and MGIC and Radian shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. MGIC shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Radian shall furnish all information concerning Radian and the holders of Radian Capital Stock as may be reasonably requested in connection with any such action.

(b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (including the filing under the HSR Act), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. MGIC and Radian shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Radian or MGIC, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

(c) MGIC and Radian shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of MGIC, Radian or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

(d) MGIC and Radian shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

6.2  Access to Information.  (a) Upon reasonable notice and subject to the matters set forth in Schedule 6.2, each of MGIC and Radian, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, each of MGIC and Radian shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or state insurance laws (other than reports or documents which MGIC or Radian, as the case may be, is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither MGIC nor Radian nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of MGIC’s or Radian’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Each of MGIC and Radian shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated January 12, 2007, between MGIC and Radian (the “Confidentiality Agreement”).

(c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

6.3  Stockholders’ Approvals.  Each of MGIC and Radian shall call a meeting of its stockholders (the “MGIC Meeting” and the “Radian Meeting,” respectively) to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger (including approval of the MGIC Articles by the stockholders of MGIC to reflect the name change contemplated by Section 1.10) and, if so desired and mutually agreed, upon other matters of the type customarily brought before an annual meeting of shareholders, and each shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable and on the same date. The Board of Directors of each of MGIC and Radian shall use its reasonable best efforts to obtain from the stockholders of MGIC and Radian, as the case may be, the vote in favor of the approval of this Agreement (which shall include the amendment to the MGIC Articles) required by the WBCL, in the case of MGIC, and the vote in favor of the approval of this Agreement required by the DGCL, in the case of Radian, in each case to consummate the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, MGIC or Radian shall adjourn or postpone the MGIC Meeting or the Radian Meeting, as the case may be, to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement is provided to their respective stockholders, in advance of a vote on the matters described above, or, if, as of the time for which such meeting is originally scheduled there are insufficient shares of MGIC or Radian Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if in the reasonable good faith determination of either MGIC or Radian additional time is needed to solicit an affirmative stockholder vote by the MGIC or Radian stockholders in order to obtain the requisite vote for the foregoing matters; provided that the party so acting shall, at least three business days prior to any such adjournment or postponement, notify the other party of the potential adjournment or postponement and shall consult with the other party regarding the necessity of such adjournment or postponement. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated, this Agreement shall be submitted to the stockholders of MGIC and Radian at the MGIC Meeting and the Radian Meeting, respectively, for the purpose of voting on the approval of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve either MGIC or Radian of such obligation.

6.4  Legal Conditions to Merger.  Each of MGIC and Radian shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Radian or MGIC or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

6.5  Stock Exchange Listing.  MGIC shall cause the shares of MGIC Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

6.6  Employee Benefit Plans.  (a) From and after the Effective Time, unless otherwise mutually determined, the Radian Benefit Plans and MGIC Benefit Plans in effect as of the date of this Agreement (other than the Radian ESPP and such other benefit plans as may be mutually agreed) shall remain in effect with respect to employees of Radian and MGIC (and their respective Subsidiaries), respectively, covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, modify any existing plans or adopt new benefit plans with respect to employees of the Surviving Corporation and its Subsidiaries (the “New Benefit Plans”). Prior to the Closing Date, Radian and MGIC shall cooperate in reviewing, evaluating and analyzing the MGIC Benefit Plans and Radian Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby. It is the intention of Radian and MGIC, to the extent permitted by applicable laws, to develop New Benefit Plans (including amending existing plans), as soon as reasonably practicable after the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees who were covered by MGIC Benefit Plans, on the one hand, and those covered by Radian Benefit Plans on the other, at the Effective Time.

(b) With respect to any Benefit Plans in which any employees of MGIC or Radian (or their Subsidiaries) prior to the Effective Time first become eligible to participate on or after the Effective Time, and in which such employees did not participate prior to the Effective Time (the “New Plans”), Surviving Corporation shall: (A) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any New Plans in which such employees may be eligible to participate after the Effective Time, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous MGIC Benefit Plan or Radian Benefit Plan, as the case may be; (B) provide each such employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a MGIC Benefit Plan or Radian Benefit Plan (to the same extent that such credit was given under the analogous Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans in which such employees may be eligible to participate after the Effective Time; and (C) recognize all service of such employees with Radian and MGIC, and their respective affiliates, for all purposes (including, purposes of eligibility to participate, vesting credit, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual) in any New Plan in which such employees may be eligible to participate after the Effective Time, to the extent such service is taken into account under the applicable New Plans; provided that the foregoing shall not apply to the extent it would result in duplication of benefits.

(c) The Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the MGIC Benefit Plans or the Radian Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the MGIC Disclosure Schedule and the Radian Disclosure Schedule.

(d) Nothing in this Section 6.6 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any MGIC Benefit Plans, Radian Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law. Without limiting the generality of the final sentence of Section 9.10, nothing in this Section 6.6, express or implied, is intended to or shall confer upon any other person including without limitation any employee of MGIC or Radian, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement and no provision of this Section 6.6 shall constitute an amendment of any benefit plan of MGIC or Radian.

6.7  Indemnification; Directors’ and Officers’ Insurance.  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Radian or any of its Subsidiaries, including any entity specified in the Radian Disclosure Schedule (the “Radian Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Radian or any of its Subsidiaries or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate, and the parties shall use their reasonable best efforts to defend against and respond thereto, except that prior to the Effective Time, the foregoing obligation of MGIC with respect to the directors, officers or employees of Radian shall be only to cooperate. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of MGIC or any of its Subsidiaries, including any entity specified in the MGIC Disclosure Schedule (the “MGIC Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of MGIC or any of its Subsidiaries or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate, and the parties shall use their reasonable best efforts to defend against and respond thereto, except that prior to the Effective Time, the foregoing obligation of Radian with respect to the directors, officers or employees of MGIC shall be only to cooperate. It is understood and agreed that after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Radian Indemnified Party and MGIC Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement (to the extent, in the case of settlements, that the settlement was approved in writing by MGIC, such approval not to be unreasonably withheld) in connection with any such threatened or actual claim, action, suit, proceeding or investigation. It is understood that after the Effective Time the Surviving Corporation may assume and control the defense of any claim for which the Surviving Corporation is obligated to provide indemnification under this Section 6.7(a), provided that the foregoing shall not apply with respect to any claim for which counsel has been retained with the approval of the applicable liability insurer (if such approval is required under the applicable insurance policy, if any, to obtain coverage) and commenced the defense prior to the Effective Time unless the Surviving Corporation’s Audit Committee otherwise determines following the Effective Time.

(b) Prior to the Effective Time, Radian shall use commercially reasonable efforts to convert its directors’ and officers’ liability insurance policy in effect immediately prior to the Effective Time (the “Existing Policy”) to a policy that covers the insureds thereunder only for acts or omissions occurring prior to the Effective Time (the “Runoff Policy”). The Surviving Corporation shall use its reasonable best efforts to maintain the Runoff Policy, if any, or, if no such policy has been obtained, to maintain the Existing Policy, for the benefit of such insureds, for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) (provided that if despite such efforts neither of such policies can be maintained, the Surviving Corporation may substitute therefor policies (i) having at least the same aggregate limits and with terms of coverage that in the Surviving Corporation’s best judgment are as favorable to the insureds as may be obtained from the market for directors’ and officers’ liability insurance at the time taking into account the necessity to maintain coverage on an uninterrupted basis, or (ii) if such limits cannot be maintained, having the highest limits that may be obtained from such market taking into account such necessity). Effective at the Effective Time, coverage under the policies of directors’ and officers’ liability insurance that are maintained by the Surviving Corporation from time to time in its discretion shall not discriminate between MGIC Directors and Radian Directors (as such terms are hereinafter defined) or between persons who formerly were MGIC Directors or were Radian Directors.

(c) The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.8  Additional Agreements.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of MGIC, on the one hand, and a Subsidiary of Radian, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, MGIC.

6.9  Advice of Changes.  MGIC and Radian shall each promptly advise the other party of any change or event (i) having a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied or give rise to such termination right.

6.10  Dividends.  After the date of this Agreement, each of MGIC and Radian shall coordinate with the other the declaration of any dividends in respect of MGIC Common Stock and Radian Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Radian Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Radian Common Stock and any shares of MGIC Common Stock any such holder receives in exchange therefor in the Merger.

6.11  Executive Officers; Succession.  (a) In accordance with, and as provided in, the Bylaws of the Surviving Corporation (as amended by the Bylaw Amendment), (i) effective as of the Effective Time, Curt Culver shall continue to serve as Chairman of the Board of Directors and Chief Executive Officer of the Surviving Corporation and Sanford A. Ibrahim shall become President and Chief Operating Officer of the Surviving Corporation and (ii) (x) Mr. Ibrahim shall be the successor to Mr. Culver as Chief Executive Officer of the Surviving Corporation, with such succession to become effective on (x) the date of the Surviving Corporation’s 2009 annual stockholders meeting (to be held on May 7, 2009) (provided that if the Effective Time occurs after July 1, 2007, the applicable date pursuant to this clause (x) shall be September 1, 2009) or (y) any such earlier date as of which Mr. Culver ceases for any reason to serve in the position of Chief Executive Officer of the Surviving Corporation, and (y) Mr. Ibrahim shall be the successor to Mr. Culver as Chairman of the Board of Directors of the Surviving Corporation, with such succession to become effective on the date of the Surviving Corporation’s 2010 annual stockholders meeting (to be held in May 2010) (the “2010 Annual Meeting”) or any such earlier date as of which Mr. Culver ceases for any reason to serve in the position of Chairman of the Board of Directors of the Surviving Corporation (the “Chairman Succession Date”). Until the Chairman Succession Date, the office of Chairman of the Board shall be deemed to be a relationship of employee and employer as between the Chairman, on the one hand, and the Surviving

Corporation, on the other. For the avoidance of doubt, occupancy of the offices set forth in the preceding provisions of this Section 6.11(a) shall not occur unless immediately prior thereto the occupant contemplated above is an employee of the Surviving Corporation or one of its Affiliates, it being understood and agreed that neither Mr. Culver nor Mr. Ibrahim may be terminated except as provided in Section 3.01(d) of the amended Bylaws as specified in Exhibit A.

(b) On or prior to the Effective Time, the MGIC Board of Directors shall take such actions as are necessary to cause the persons listed on Schedule 6.11(b) to be elected or appointed as officers of the Surviving Corporation or one of its Affiliates in the capacities listed opposite their respective names on such Schedule as of the Effective Time, assuming that such persons are willing to serve in such capacities.

6.12  Post-Merger Board of Directors and Committees.  (a) Except as provided below in Section 6.12(b), from and after the Effective Time until the 2010 Annual Meeting, the total number of persons serving on the Board of Directors of MGIC shall be twelve (12), six (6) of whom shall be MGIC Directors and six (6) of whom shall be Radian Directors (as such terms are defined in subsection (c) below). The six (6) persons to serve initially on the Board of Directors of MGIC as of the Effective Time who are MGIC Directors shall be selected by the Board of Directors of MGIC prior to the Effective Time; and the six (6) persons to serve on the Board of Directors of MGIC as of the Effective Time who are Radian Directors shall be selected by the Board of Directors of Radian prior to the Effective Time; provided that (i) the MGIC Directors selected to serve on the Board of Directors of the Surviving Corporation shall include Kenneth Jastrow and Mr. Culver and four (4) non-employee members of the current MGIC Board, and (ii) the Radian Directors selected to serve on the Board of Directors of the Surviving Corporation shall include Herbert Wender, Mr. Ibrahim and, except as provided in Section 6.12(b), four (4) non-employee members of the current Radian Board. Two MGIC Directors and two Radian Directors shall be assigned to each of the three classes of the Board of Directors of the Surviving Corporation from and after the Effective Time as specified in Exhibit A. Mr. Wender shall be designated and shall serve as the lead director of the Surviving Corporation Board of Directors (with the scope of the responsibilities of such lead director being as defined by such Board) until the date of the Surviving Corporation’s 2009 annual stockholders meeting, and shall be nominated by the Surviving Corporation Board of Directors to stand for election at such meeting to serve as a director of the Surviving Corporation Board of Directors for the class of directors whose terms expire at the annual meeting in 2012 (for the avoidance of doubt, no MGIC or Board age- or tenure-related retirement policies or provisions shall be deemed to prevent such continued Board service by Mr. Wender through the fifth anniversary of the Effective Time). In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of the Surviving Corporation after the Effective Time is unable or unwilling to serve in such position, the Board of Directors that selected such person shall designate another of its members to serve in such person’s stead in accordance with the provisions of the immediately preceding sentence. Prior to the Effective Time, MGIC shall cause its Board of Directors to approve and adopt resolutions effecting the Board composition contemplated by this Section 6.12.

(b) As of the Effective Time, there shall be only five (5) Radian Directors on the Board of Directors of MGIC until an additional director selected by the Radian Directors is elected by MGIC’s stockholders. As promptly as practicable following the Closing Date (and in any event within ten business days of the Closing Date), the Corporation shall file with the SEC and furnish to its stockholders a proxy statement, and call and hold a special meeting of its stockholders with a record date that is the first business day following the Effective Time, for the sole purpose of voting upon and electing a sixth (6th) Radian Director as contemplated by Section 6.12(b), and shall use its reasonable efforts in connection therewith. In the event that the sixth Radian Director is not elected at that meeting or any postponement of such meeting, the right to select such director shall continue and the Board of Directors shall take such action as it may reasonably determine acting in good faith to effect the Board of Directors’ composition contemplated by clause 6.12(a) above, and among other things the Radian Directors shall have the right to nominate an additional Radian director at MGIC’s 2008 annual meeting. The date when the sixth Radian Director is elected, whether occurring at the special meeting or at a later time, shall be the “Equalization Date.”

(c) From and after the Effective Time until the 2010 Annual Meeting, each of the committees of the Board of Directors of MGIC shall be comprised of an equal number of MGIC Directors and Radian Directors and the chairpersons of such committees shall be drawn as nearly equally as possible from the MGIC Directors and the Radian Directors. From and after the Effective Time until the Equalization Date, the Board shall have an Executive Committee consisting of Messrs. Culver, Ibrahim, Jastrow and Wender (with any vacancy created by the loss of Messrs. Culver or Jastrow filled by the affirmative majority vote of the MGIC Directors and any vacancy created by the loss of Messrs. Ibrahim or Wender filled by the affirmative vote of a majority of the Radian Directors), which Executive Committee shall be formed and shall have a charter providing, together with such other matters as the parties may mutually agree, that such Committee shall approve (by majority vote of the entire such Committee) all non-ordinary course business to be brought before the full Board of Directors (other than such business as may be proposed by the Corporation’s committees responsible for discharging the duties imposed by the rules of the NYSE on audit, compensation and corporate governance/nominating committees). Except as provided herein, the identity of the members of such committees and the chairmen of such committees shall otherwise be as mutually determined by the parties.

(d) The term “MGIC Director” means (i) any person serving as a Director of MGIC on the date of this Agreement who continues as a Director of MGIC at the Effective Time and (ii) any person who becomes a Director of MGIC and who is designated as such by the MGIC Directors as defined in clause (i) (or their successors pursuant to this clause (ii)) prior to his or her election or appointment to the Board of Directors by a majority of such directors; and the term “Radian Director” means (A) any person serving as a Director of Radian on the date of this Agreement who becomes a Director of MGIC at the Effective Time and (B) any person who becomes a Director of MGIC and who is designated as such by the Radian Directors as defined in clause (A) (or their successors pursuant to this clause (B)) prior to his or her election or appointment to the Board of Directors by a majority of such directors. For the avoidance of doubt, the Board of the Surviving Corporation shall take such action as is necessary to elect or appoint to the Board of the Surviving Corporation any person who, in accordance with the immediately preceding sentence, is designated a MGIC Director or a Radian Director.

6.13  Acquisition Proposals.  (a) Until this Agreement has been terminated in accordance with Section 8.1, each Party agrees that it will not, and will cause its controlled Affiliates and its and their officers, directors, agents and representatives not to, directly or indirectly, (i) (A) initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, (B) engage or participate in any negotiations concerning, (C) provide any confidential or nonpublic information or data to or (D) have, or engage or participate in, any discussions with any Person relating to, any Acquisition Proposal, (ii) release or permit the release of any Person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise its rights under, any confidentiality, standstill or similar agreement to which such Party is a party or under which such Party has any rights with respect to the sale or transfer of the voting securities or any material portion of the assets of such Party, (iii) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the other Party the recommendation by such Party’s Board of Directors of this Agreement to its stockholders or take any action or make any statement in connection with such Party’s meeting of stockholders inconsistent with such recommendation, including any action to approve, recommend or endorse, or to propose to approve, recommend or endorse, any Acquisition Proposal (collectively, a “Change in Recommendation”), or (iv) enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument contemplating or otherwise relating to any Acquisition Proposal or requiring such Party to abandon, terminate or fail to consummate any of the transactions contemplated hereby, including the Merger.

(b) Notwithstanding Section 6.13(a), prior to approval of the transactions contemplated by this Agreement at its meeting of stockholders to be held pursuant to Section 6.3, a Party (the “Acting Party”) may, and may permit its Affiliates and its and their appropriate officers, directors agents and representatives to furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions with, any Person in response to an unsolicited, bona fide and written Acquisition Proposal that is submitted to the Acting Party after the date of this Agreement and prior to the approval of the transactions contemplated by this Agreement at its meeting of stockholders to be held pursuant to Section 6.3, and may withdraw, modify or qualify the recommendation by such Party’s Board of Directors of this Agreement to its stockholders in connection therewith, if and so long as (A) none of the Acting Party, any of its controlled Affiliates or any of its or their officers, directors, agents or representatives has violated any of the provisions of this Section 6.13, (B) the Board of Directors of the Acting Party concludes in good faith (after receiving the advice of its outside counsel and its financial advisors) that failure to take such actions would result in a violation of its fiduciary duties under applicable law, (C) at least twenty-four (24) hours prior to furnishing or causing to be furnished nonpublic information or data to, and participating in such negotiations or discussions with, such Person, the Acting Party provides the other Party with written notice of the identity of such Person and of the Acting Party’s intention to participate in discussions or negotiations with, or to furnish or disclose nonpublic information to, such Person, (D) prior to providing any nonpublic information to such Person, the Acting Party shall have entered into a confidentiality and standstill agreement with such Person (a copy of which it shall have provided to the other Party) on terms no less restrictive upon such Person, in any respect, than the terms applicable to the other Party under the Confidentiality Agreement, which confidentiality and standstill agreement shall not provide such Person with any exclusive right to negotiate with the Acting Party or have the effect of preventing the Acting Party from satisfying its obligations under this Agreement, (E) at least twenty-four (24) hours prior to furnishing or causing to be furnished nonpublic information or data to such Person, the Acting Party furnishes such information to the other Party (to the extent such information has not been previously delivered or made available by the Acting Party to the other Party), and (F) prior to so withdrawing, modifying or qualifying the recommendation by its Board of Directors of this Agreement, the Acting Party gives the other Party five business days’ prior written notice of its intention to do so (unless at the time such notice is otherwise required to be given there are less than five business days prior to the Acting Party’s stockholders meeting, in which case the Acting Party shall provide as much notice as is reasonably practicable), and during such time, the Acting Party, if requested by the other Party, shall have engaged in good faith negotiations to amend this Agreement (including by making its officers and its financial and legal advisors reasonably available to negotiate) such that the Board of Directors of the Acting Party may continue to recommend the approval of this Agreement.

(c) Each Party shall, and shall cause its controlled Affiliates and its and their appropriate officers, directors, agents and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Radian or MGIC, as the case dictates, with respect to any Acquisition Proposal. Each Party will promptly (within one day) request each Person who has heretofore executed a confidentiality agreement in connection with its consideration of acquiring such Party or any portion thereof (including any of its Subsidiaries) to return all nonpublic information heretofore furnished to such Person by or on behalf of such Party and shall advise the other Party of the particulars of such request. Each Party will (i) promptly (within 24 hours) advise the other Party following receipt of any request for information, any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of, and the identity of the Person making, such request, Acquisition Proposal or inquiry), (ii) promptly (within 24 hours) provide the other Party with all written materials received by such Party in connection with the foregoing, and (iii) keep the other Party apprised of any related developments, discussions and negotiations on a current basis. Each of the Parties shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof.

(d) As used in this Agreement, “Acquisition Proposal” shall mean any offer, proposal or inquiry relating to, or any indication of interest in, an Alternative Transaction received by a Party from any Person other than the other Party, in each case, whether or not in writing and whether or not delivered to stockholders of such Party generally. As used in this Agreement, an “Alternative Transaction” means any of (i) a transaction (or series of related transactions) pursuant to which any Person (or group of Persons), directly or indirectly, acquires or would acquire beneficial ownership of more than 15% of the outstanding shares of a Party’s common stock or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the Merger or that would be entitled to more than 15% of the fair market value of the outstanding equity interests of such Party, whether from such Party or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, share exchange, business combination, consolidation, sale of all or substantially all of the assets, liquidation, dissolution or similar transaction involving a Party or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC),

(iii) any transaction (or series of related transactions) pursuant to which any Person (or group of Persons) acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Subsidiaries of such Party and securities of the entity surviving any merger or business combination including any of its Subsidiaries) of such Party, or any of its Subsidiaries representing more than 15% of the fair market value of all the assets, net revenues or net income of such Party and its Subsidiaries, taken as a whole, immediately prior to such transaction (or series of related transactions), or (iv) any other consolidation, business combination, recapitalization or similar transaction (or series of related transactions) involving a Party or any of its Subsidiaries.

(e) Nothing contained in this Agreement shall prevent a Party or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the 1934 Act with respect to an Acquisition Proposal; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

(f) Any violation of this Section 6.13 by a Party’s Affiliates or a Party’s or any of its controlled Affiliates’ appropriate officers, directors, agents and representatives shall be deemed to be a breach of this Agreement by such Party.

6.14  Exemption from Liability Under Section 16(b).  Assuming that Radian delivers to MGIC the Section 16 Information in a timely fashion, the Board of Directors of MGIC, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution providing that the receipt by the Radian Insiders of MGIC Common Stock in exchange for shares of Radian Common Stock and the settlement or conversion of Radian Equity Awards (including the receipt of options on MGIC Common Stock upon conversion of options on Radian Common Stock), in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. “Section 16 Information” shall mean information accurate in all respects regarding the Radian Insiders, the number of shares of Radian Common Stock held by each such Radian Insider and expected to be exchanged for MGIC Common Stock in the Merger, and the number and description of the options on Radian Common Stock held by each such Radian Insider and expected to be converted into options on MGIC Common Stock in connection with the Merger. “Radian Insiders” shall mean those officers and directors of Radian who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

6.15  Agreement of Affiliates.  Radian has disclosed in Section 6.15 of the Radian Disclosure Schedule each person whom it reasonably believes may be deemed an “affiliate” of Radian for purposes of Rule 145 under the 1933 Act. Radian shall use its reasonable efforts to cause each such person to deliver to MGIC, not later than the date of mailing of the Joint Proxy Statement, a written agreement in substantially the form of Exhibit B.

ARTICLE VII

CONDITIONS PRECEDENT

7.1  Conditions to Each Party’s Obligation To Effect the Merger.  The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval.  This Agreement (which shall include the requisite approval of the amendment to the MGIC Articles) shall have been approved by the requisite affirmative vote of the holders of MGIC Common Stock entitled to vote thereon and by the requisite affirmative votes of the holders of Radian Common Stock entitled to vote thereon.

(b) NYSE Listing.  The shares of MGIC Common Stock which shall be issuable to the stockholders of Radian upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

(c) Other Approvals.  The applicable waiting period under the HSR Act shall have expired or been terminated, and all other approvals of Governmental Entities required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, other than such approvals the failure of which to obtain would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Surviving Corporation (such approvals and the expiration of such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

(d) S-4.  The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e) No Injunctions or Restraints; Illegality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

(f) Federal Tax Opinions.  Radian and MGIC shall have received the opinions of Wachtell, Lipton, Rosen & Katz and Foley & Lardner LLP, respectively, or such other counsel reasonably satisfactory to the party to receive the opinion, in form and substance reasonably satisfactory to Radian and MGIC, as the case may be, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in each such opinion, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, counsel may require and rely upon representations contained in certificates of officers of MGIC and Radian, reasonably satisfactory in form and substance to such counsel.

7.2  Conditions to Obligations of MGIC.  The obligation of MGIC to effect the Merger is also subject to the satisfaction, or waiver by MGIC, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Radian set forth in Section 3.2 shall be true and correct (other than inaccuracies that are not material to the Surviving Corporation) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Radian set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Radian or the Surviving Corporation. MGIC shall have received a certificate signed on behalf of Radian by the Chief Executive Officer and the Chief Financial Officer of Radian to the foregoing effect.

(b) Performance of Obligations of Radian.  Radian shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and MGIC shall have received a certificate signed on behalf of Radian by the Chief Executive Officer and the Chief Financial Officer of Radian to such effect.

7.3  Conditions to Obligations of Radian.  The obligation of Radian to effect the Merger is also subject to the satisfaction or waiver by Radian at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties.  The representations and warranties of MGIC set forth in Section 4.2 shall be true and correct (other than inaccuracies that are not material to the Surviving Corporation) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of MGIC set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on MGIC. Radian shall have received a certificate signed on behalf of MGIC by the Chief Executive Officer and the Chief Financial Officer of MGIC to the foregoing effect.

(b) Performance of Obligations of MGIC.  MGIC shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Radian shall have received a certificate signed on behalf of MGIC by the Chief Executive Officer and the Chief Financial Officer of MGIC to such effect.

(c) Bylaw Amendment/Board Resolutions.  MGIC shall have taken all such actions as shall be necessary so that (i) the Bylaw Amendment shall have been adopted by the Board of Directors of MGIC effective not later than the Effective Time and (ii) the resolutions contemplated by Sections 6.11 and 6.12 of this Agreement shall have been adopted by the Board of Directors of MGIC effective not later than the Effective Time.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1  Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of MGIC or Radian:

(a) by mutual consent of MGIC and Radian in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

(b) by either the Board of Directors of MGIC or the Board of Directors of Radian if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(c) by either the Board of Directors of MGIC or the Board of Directors of Radian if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d) by either the Board of Directors of MGIC or the Board of Directors of Radian (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein and provided further that (i) the terminating party shall have received written notice of such breach from the other party prior to the action of its Board of Directors, and (ii) such breach is not cured within 10 business days after the terminating party’s receipt of written notice asserting such breach or failure from the other party) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Radian, in the case of a termination by MGIC, or MGIC, in the case of a termination by Radian, which breach, either individually or in the aggregate, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date;

(e) by either the Board of Directors of MGIC or the Board of Directors of Radian if either party shall have failed to obtain the requisite affirmative vote of it stockholders required to consummate the transactions contemplated hereby at the MGIC Meeting or the Radian Meeting, as applicable, or any adjournment or postponement thereof at which a vote on such approval was taken; provided that a party shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) as a result of such party’s stockholders failing to approve this Agreement at the MGIC Meeting or the Radian Meeting, as applicable, if such party has failed to comply in all material respects with its obligations under Sections 6.1(a), 6.3 or 6.13;

(f) by Radian, if the Board of Directors of MGIC shall have (i) failed to recommend in the Joint Proxy Statement the approval of this Agreement, (ii) effected a Change in Recommendation, or resolved to do so, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding MGIC Common Stock that has been publicly disclosed (other than by Radian or an Affiliate of Radian) within 10 business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms hereof, or (iii) knowingly breached its obligations under Section 6.1(a), 6.3 or 6.13 in any material respect; or

(g) by MGIC, if the Board of Directors of Radian shall have (i) failed to recommend in the Joint Proxy Statement the approval of this Agreement, (ii) effected a Change in Recommendation, or resolved to do so, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding Radian Common Stock that has been publicly disclosed (other than by MGIC or an Affiliate of MGIC) within 10 business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms hereof, or (iii) knowingly breached its obligations under Section 6.1(a), 6.3 or 6.13 in any material respect.

8.2  Effect of Termination.  (a) In the event of termination of this Agreement by either MGIC or Radian as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of MGIC, Radian, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b) and 8.2 and Article IX (other than Section 9.1) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither MGIC nor Radian shall be relieved or released from any liabilities or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by a party’s shareholders (taking into consideration relevant matters, including other combination opportunities and the time value of money), which shall be deemed in such event to be damages of such party) arising out of its willful breach of any provision of this Agreement.

(b) (i) In the event that (i) a Pre-Termination Takeover Proposal Event (as hereinafter defined) shall have occurred after the date of this Agreement with respect to Radian and thereafter this Agreement is terminated by either MGIC or Radian pursuant to Section 8.1(e), or thereafter this Agreement is terminated by MGIC pursuant to Section 8.1(d) as a result of a willful material breach of this Agreement by Radian or pursuant to 8.1(c) if the failure to consummate the Merger on or before the date contained in Section 8.1(c) results from any willful material breach of this Agreement by Radian, and (ii) either (A) prior to the date that is twelve (12) months after the date of such termination Radian consummates an Alternative Transaction, Radian shall, on the date an Alternative Transaction is consummated, pay MGIC a fee equal to $185 million by wire transfer of same day funds, or (B) prior to the date that is twelve (12) months after the date of such termination Radian enters into a definitive acquisition agreement related to any Alternative Transaction (“Acquisition Agreement”), Radian shall, on the date of entry into such Acquisition Agreement, pay MGIC a fee equal to $185 million by wire transfer of same day funds.

(ii) In the event that this Agreement is terminated by MGIC pursuant to Section 8.1(g), then Radian shall pay MGIC a fee equal to $185 million by wire transfer of same day funds on the date of termination.

(c) (i) In the event that (i) a Pre-Termination Takeover Proposal Event (as hereinafter defined) shall have occurred after the date of this Agreement with respect to MGIC and thereafter this Agreement is terminated by either MGIC or Radian pursuant to Section 8.1(e), or thereafter this Agreement is terminated by Radian pursuant to Section 8.1(d) as a result of a willful material breach of this Agreement by MGIC or pursuant to Section 8.1(c) if the failure to consummate the Merger on or before the date contained in Section 8.1(c) results from any willful material breach of this Agreement by MGIC, and (ii) either (A) prior to the date that is twelve (12) months after the date of such termination MGIC consummates an Alternative Transaction, MGIC shall, on the date an Alternative Transaction is consummated, pay Radian a fee equal to $185 million by wire transfer of same day funds, or (B) prior to the date that is twelve (12) months after the date of such termination MGIC enters into an Acquisition Agreement), MGIC shall, on the date of entry into such Acquisition Agreement, pay Radian a fee equal to $185 million by wire transfer of same day funds.

(ii) In the event that this Agreement is terminated by Radian pursuant to Section 8.1(f), then MGIC shall pay Radian a fee equal to $185 million by wire transfer of same day funds on the date of termination.

(d) For purposes of this Section 8.2, a “Pre-Termination Takeover Proposal Event” shall be deemed to occur if, prior to the event giving rise to the right to terminate this Agreement, a bona fide Acquisition Proposal shall have been made known to Radian (in the case of an Acquisition Proposal relating to Radian) or shall have been made known to MGIC (in the case of any Acquisition Proposal relating to MGIC) or has been made directly to its stockholders generally or any person shall have publicly announced an Acquisition Proposal or an intention (whether or not conditional) to make an Acquisition Proposal (the term Acquisition Proposal, as used in the definition of Acquisition Proposal for purposes of this Section 8.2, and as used in this Section 8.2, shall have the same meaning set forth in Section 6.13 except that the references to “more than 15%” contained in the definition of Alternative Transaction shall be deemed to be references to “50% or more” and such definition shall not include any merger, share exchange, consolidation, business combination or similar transaction where (i) the holders of shares of such party immediately prior to such transaction (or series of related transactions) would continue, in the aggregate, to own at least a majority of the outstanding shares of common stock and the outstanding voting power of the surviving or resulting entity (or its ultimate parent) in the transaction (or series of related transactions) immediately after the consummation thereof in substantially the same proportion as such holders held the shares of such party’s common stock immediately prior to the consummation thereof and (ii) such party would retain at least a majority of the surviving or resulting entity’s (or its ultimate parent’s) board of directors).

(e) Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages, the maximum aggregate amount of fees payable by a single party under this Section 8.2 shall be $185 million.

(f) Each of MGIC and Radian acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if MGIC or Radian, as the case may be, fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the non-paying party for the fee set forth in this Section 8.2, such non-paying party shall pay the costs and expenses of the other party (including attorneys’ fees and expenses) in connection with such suit. In addition, if MGIC or Radian, as the case may be, fails to pay the amounts payable in this Section 8.2, then such party shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made.

8.3  Amendment.  Subject to compliance with applicable law and Section 1.1(b), this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of MGIC and Radian; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of MGIC or Radian, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of Radian Common Stock, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4  Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of MGIC or Radian, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Radian Common Stock hereunder, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

GENERAL PROVISIONS

9.1  Closing.  Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. New York City time on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that can only be satisfied at closing, but subject to the satisfaction thereof), unless extended by mutual agreement of the parties (the “Closing Date”).

9.2  Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.7 and for those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

9.3  Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, all filing and other fees paid to the SEC in connection with the Merger, any filing fee required under the HSR Act in connection with the Merger shall be borne equally by MGIC and Radian.

9.4  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to MGIC, to:

MGIC Investment Corporation
270 E. Kilbourn Ave.
Milwaukee, WI 53202
Attention: Chief Financial Officer
Telecopier: (414) 347-6382

and

Attention: General Counsel
Telecopier: (414) 347-6959

With a copy to:

Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Benjamin F. Garmer, III
           Patrick G. Quick
Facsimile: (414) 297-4900

and

(b) if to Radian, to:

Radian Group Inc.
1601 Market Street
Philadelphia, PA 19103
Attention: General Counsel
Telecopier: (215) 405-9160

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Adam D. Chinn
           Nicholas G. Demmo
Facsimile: (212) 403-2000

9.5  Interpretation.  When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to a Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” For all purposes hereof, documents shall have been deemed to have been made available to a party to the extent such documents are publicly available on the EDGAR system of the SEC. The Radian Disclosure Schedule and the MGIC Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. To the extent either of such Schedules contain language expressing agreements of the parties, such agreements shall be deemed to be enforceable to the same extent as if they were set forth in Article VI of this Agreement.

9.6  Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.7  Entire Agreement.  This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.8  Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within the State of Delaware, without regard to any applicable conflicts of law principles, except as specifically provided herein and except to the extent the provisions of this Agreement (including documents and or instruments referred to herein) are expressly governed by or derive their authority from the provisions of the WBCL.

9.9  Publicity.  Except as otherwise required by applicable law or the rules of the NYSE, neither MGIC nor Radian shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of Radian, in the case of a proposed announcement or statement by MGIC, or MGIC, in the case of a proposed announcement or statement by Radian, which consent shall not be unreasonably withheld.

9.10  Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except (a) as otherwise specifically provided in Section 6.7, and (b) for the rights of MGIC and Radian, on behalf of their respective stockholders, to pursue damages pursuant Section 8.2(a)(ii) hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

9.11  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof (and, more specifically, that irreparable damage would likewise occur if the Merger was not consummated and the Radian stockholders and holders of options to acquire Radian Common Stock did not receive the aggregate Merger Consideration in accordance with the terms but subject to the conditions of this Agreement) and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in any federal court located in the State of New York (or, to the extent that subject matter or personal jurisdiction does not exist in any such federal court, then in any New York state court located in New York County), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[Signature Page Follows]

IN WITNESS WHEREOF, MGIC Investment Corporation and Radian Group Inc. have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

RADIAN GROUP INC.

By:	/s/ S. A. Ibrahim
Name: S. A. Ibrahim
Title: Chief Executive Officer

MGIC INVESTMENT CORPORATION

By:	/s/ Curt S. Culver
Name: Curt S. Culver
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

The Bylaws of MGIC shall be amended prior to the Effective Time, effective as of the Effective Time, to (i) change the name of Article I to “Offices and Name” and insert an additional four sentences as the last four sentences of Section 1.01 of Article I, (ii) insert a new Section 3.01 of Article III, which shall fully replace and supersede Section 3.01 of Article III in effect as of immediately prior to the effectiveness of such amendment, (iii) insert a new Section 3.12(c) to Section 3.12 of Article III, and (iv) make such other conforming changes to the Bylaws of MGIC as may be required to effectuate such modified or new provisions, as follows:

Section 1.01 (new last four sentences):

Notwithstanding the foregoing, unless 75% of the full Board of Directors shall otherwise determine, the location of the headquarters and principal office of the Corporation and the mortgage insurance line of business shall be Milwaukee, Wisconsin. Unless 75% of the full Board of Directors shall otherwise determine, the name of the Corporation shall be “MGIC Radian Financial Group Inc.” The provisions of the last four sentences of this Section 1.01 may be modified, amended or repealed, and any bylaw provision inconsistent with such provisions may be adopted, only if 75% of the full Board of Directors so determines. In the event of any inconsistency between any provision of the last four sentences of this Section 1.01 and any other provision of these Bylaws or the Corporation’s other constituent documents, the provisions of the last four sentences of this Section 1.01 shall control.

Section 3.01.  CEO Position and Succession; Board Composition.

(a) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

(b) The Board of Directors of the Corporation has resolved that, effective as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of February 6, 2007, by and between Radian Group Inc. and the Corporation (the “Merger Agreement”)), Curt Culver shall continue to serve as Chairman of the Board of Directors and Chief Executive Officer of the Corporation and Sanford A. Ibrahim shall become President and Chief Operating Officer of the Corporation. The Board of Directors of the Corporation has further resolved that (i) Mr. Ibrahim shall be the successor to Mr. Culver as Chief Executive Officer of the Corporation, with such succession to become effective on [the date of the Corporation’s 2009 annual shareholders meeting (to be held on May 7, 2009)]1 or any such earlier date as of which Mr. Culver ceases for any reason to serve in the position of Chief Executive Officer of the Corporation (the “CEO Succession Date”), and (ii) Mr. Ibrahim shall be the successor to Mr. Culver as Chairman of the Board of Directors of the Corporation, with such succession to become effective on the date of the Corporation’s 2010 annual shareholders meeting (to be held in May 2010) or any such earlier date as of which Mr. Culver ceases for any reason to serve in the position of Chairman of the Board of Directors of the Corporation (the “Chairman Succession Date”), at which time Mr. Culver shall resign from the Board of Directors.

(c) (i) Except as provided below in clause (c)(ii), effective as of the Effective Time, the Board of Directors of the Corporation shall be comprised of six (6) Continuing Radian Directors, including Mr. Ibrahim and Herbert Wender, and six (6) Continuing MGIC Directors, including Mr. Culver and Kenneth Jastrow, divided into three equal classes and designated as Class I (with a term expiring at the 2010 annual shareholders meeting), Class II (with a term expiring at the 2008 annual shareholders meeting) and Class III (with a term expiring at the 2009 annual shareholders meeting), respectively, with (w) Messrs. Ibrahim and Jastrow serving in Class II, (x) Mr. Culver serving in Class III, (y) Mr. Wender serving in Class I, and (z) the remaining Continuing Radian Directors and

1 Bracketed language to be changed to “September 1, 2009” if the Effective Time occurs after July 1, 2007.

Continuing MGIC Directors evenly distributed among such classes. From and after the Effective Time through the date of the Corporation’s 2010 annual shareholders meeting: (i) except as provided in clause (c)(ii) below, the number of directors that comprises the full Board of Directors of the Corporation shall be twelve (12), including six (6) Continuing Radian Directors and six (6) Continuing MGIC Directors; (ii) except as provided in clause (c)(ii) below, the directors shall remain divided into three equal classes; and (iii) all vacancies on the Board of Directors created by the cessation of service of a Continuing MGIC Director shall be filled by a nominee selected by a majority of the Continuing MGIC Directors and all vacancies on the Board created by the cessation of service of a Continuing Radian Director shall be filled by a nominee selected by a majority of the Continuing Radian Directors. From and after the Effective Time, Mr. Wender shall be nominated by the Corporation’s Board of Directors to stand for election such that, assuming his election by the shareholders, he continues to serve as a Continuing Radian Director through the fifth (5th) anniversary of the Effective Time (and, for the avoidance of doubt, no Corporation or Board age- or tenure-related retirement policies or provisions shall be deemed to prevent such continued Board service by Mr. Wender through the fifth (5th) anniversary of the Effective Time)). At the fifth (5th) anniversary of the Effective Time, Mr. Wender shall resign from the Board of Directors. For purposes of this Section 3.01, the term “Continuing MGIC Director” means (A) any person serving as a Director of MGIC on the date of the Merger Agreement who continues as a Director of MGIC at the Effective Time and (B) any person who becomes a Director of MGIC and who is designated as such by the Continuing MGIC Directors as defined in clause (A) (or their successors pursuant to this clause (B)) prior to his or her election or appointment to the Board of Directors by a majority of such directors; and the term “Continuing Radian Director” means (1) any person serving as a Director of Radian on the date of the Merger Agreement who becomes a Director of MGIC at the Effective Time and (2) any person who becomes a Director of MGIC and who is designated as such by the Continuing Radian Directors as defined in clause (1) (or their successors pursuant to this clause (2)) prior to his or her election or appointment to the Board of Directors by a majority of such directors.

(c) (ii) As of the Effective Time, there shall be only five (5) Continuing Radian Directors on the Board of Directors of the Corporation until an additional director selected by the Continuing Radian Directors is elected by the Corporation’s shareholders. As promptly as practicable following the Closing Date (and in any event within ten business days of the Closing Date), the Corporation shall file with the SEC and furnish to its shareholders a proxy statement, and call and hold a special meeting of its shareholders with a record date that is the first business day following the Effective Time, for the sole purpose of voting upon and electing a sixth (6th) Continuing Radian Director as contemplated by clause (c)(i), and shall use its reasonable best efforts in connection therewith. In the event that the sixth Continuing Radian Director is not elected at that meeting or any postponement of such meeting, the right to select such director shall continue and the Board of Directors shall take such action as it may reasonably determine acting in good faith to effect the Board of Directors composition contemplated by clause (c)(i) above, and among other things the Continuing Radian Directors shall have the right to nominate an additional Continuing Radian director at the Corporation’s 2008 annual meeting. The date when the sixth Continuing Radian Director is elected, whether occurring at the special meeting or at a later time, shall be the “Equalization Date.”

(c) (iii) From and after the Effective Time until the date of the Corporation’s 2009 annual shareholders meeting, Mr. Wender shall be designated as the “lead” director of the Corporation Board of Directors.

(d) (i) The removal of Mr. Ibrahim from, or the failure to appoint or re-elect Mr. Ibrahim to, any of the positions specifically provided for in this Section 3.01 and in the employment agreement between the Corporation and Mr. Ibrahim (the “Employment Agreement”), including as Chief Executive Officer and Chairman of the Board, and any amendment to or termination by the Corporation of the Employment Agreement, prior to the later of the CEO Succession Date and the Chairman Succession Date, (ii) any determination not to appoint, or any failure to appoint,

Mr. Ibrahim Chief Executive Officer of the Corporation on the CEO Succession Date and/or Chairman of the Board of Directors on the Chairman Succession Date, (iii) the removal of Mr. Culver from, or the failure to appoint or re-elect Mr. Culver to, the position of Chief Executive Officer of the Corporation prior to the CEO Succession Date and/or the position of Chairman of the Board prior to the Chairman Succession Date and (iv) any determination to terminate or not to nominate Mr. Culver, Mr. Ibrahim and/or Mr. Wender as a Director of the Corporation as contemplated by this Section 3.01, shall each require the affirmative vote of at least eight of the ten (or, prior to the Board Equalization Date, nine) non-employee members of the Board of Directors designated as the Continuing Radian Directors and Continuing MGIC Directors (in the case of any action or failure to act with respect to Messrs. Ibrahim and Wender, including at least three non-employee Continuing Radian Directors and, in the case of any action or failure to act with respect to Mr. Culver, including at least three non-employee Continuing MGIC Directors).

(e) The provisions of this Section 3.01, and the provisions of Section 3.12(c), may be modified, amended or repealed, and any bylaw provision inconsistent with the provisions of this Section 3.01 or with the provisions of Section 3.12(c) may be adopted, only by an affirmative vote of eight of the ten (or, prior to the Board Equalization Date, nine) non-employee members of the Board of Directors designated as the Continuing Radian Directors and Continuing MGIC Directors (including at least three non-employee Continuing Radian Directors and three non-employee Continuing MGIC Directors). In the event of any inconsistency between any provision of this Section 3.01 or of Section 3.12(c) and any other provision of these Bylaws or the Corporation’s other constituent documents, the provisions of this Section 3.01 or of Section 3.12(c), as the case may be, shall control.

Section 3.12(c):

(c) From and after the Effective Time through the date of the Corporation’s 2010 annual shareholders meeting, each of the committees of the Board of Directors of MGIC shall be comprised of an equal number of MGIC Directors and Radian Directors and the chairpersons of such committees shall be drawn as nearly equally as possible from the MGIC Directors and the Radian Directors. From and after the Effective Time until the Equalization Date, the Board shall have an Executive Committee consisting of Messrs. Culver, Ibrahim, Jastrow and Wender (with any vacancy created by the loss of Messrs. Culver or Jastrow filled by the affirmative majority vote of the Continuing MGIC Directors and any vacancy created by the loss of Messrs. Ibrahim or Wender filled by the affirmative vote of a majority of the Continuing Radian Directors), which Executive Committee shall be formed and shall have a charter providing, together with such other matters as the parties may mutually agree, that such Committee shall approve (by majority vote of the entire such Committee) all non-ordinary course business to be brought before the full Board of Directors (other than such business as may be proposed by the Corporation’s committees responsible for discharging the duties imposed by the rules of the NYSE on audit, compensation and corporate governance/nominating committees).

Exhibit B

Form of Affiliate Letter

MGIC Investment Corporation
MGIC Plaza
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

I have been advised that as of the date hereof I may be deemed to be an “affiliate” of Radian Group Inc., a Delaware corporation (“Radian”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of February 6, 2007 (the “Merger Agreement”), by and between Radian, and MGIC Investment Corporation, a Wisconsin corporation (“MGIC”), Radian shall be merged with and into MGIC (the “Merger”). All terms used in this letter but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

I represent, warrant and covenant to MGIC that in the event I receive any MGIC Common Stock as a result of the Merger:

(a) The MGIC Common Stock to be received by me as a result of the Merger will be taken for my own account, and not for others, directly or indirectly, in whole or part, and I shall not make any sale, transfer or other disposition of MGIC Common Stock in violation of the Act or the Rules and Regulations.

(b) I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of MGIC Common Stock to the extent I believed necessary with my counsel or counsel for Radian.

(c) I have been advised that the issuance of MGIC Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of Radian I may be deemed to have been an affiliate of Radian and the distribution by me of MGIC Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of MGIC Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to MGIC, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

(d) I understand that MGIC is under no obligation to register the sale, transfer or other disposition of MGIC Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

(e) I also understand that stop transfer instructions will be given to MGIC’s transfer agents with respect to MGIC Common Stock and that there will be placed on the certificates for MGIC Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

“The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration.”

(f) I also understand that unless the transfer by me of my MGIC Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, MGIC reserves the right to put the following legend on the certificates issued to my transferee:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933.”

It is understood and agreed that the legends set forth above shall be removed by delivery of substitute certificates without such legend, and/or the issuance of a letter to MGIC’s transfer agent removing such stop transfer instructions, and the above restrictions on sale will cease to apply, if (A) one year (or such other period as may be required by Rule 145(d)(2) under the Securities Act or any successor thereto) shall have elapsed from the Closing Date and the provisions of such Rule are then available to me; or (B) if two years (or such other period as may be required by Rule 145(d)(3) under the Securities Act or any successor thereto) shall have elapsed from the Effective Date and the provisions of such Rule are then available to me; or (C) I shall have delivered to MGIC (i) a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to MGIC, or other evidence reasonably satisfactory to MGIC, to the effect that such legend and/or stop transfer instructions are not required for purposes of the Securities Act or (ii) evidence or representations reasonably satisfactory to MGIC that the securities represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145 under the Securities Act or pursuant to an effective registration under the Securities Act.

I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporate or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

By its acceptance hereof, MGIC agrees, for a period of two years after the Effective Time that it, as the Surviving Corporation, will use commercially reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Exchange Act, so that the public information provisions of Rule 144(c) under the Securities Act are satisfied and the resale provisions of Rules 145(d)(1) and (2) under the Securities Act are therefore available to the undersigned in the event the undersigned desires to transfer any MGIC Common Stock issued to the undersigned in the Merger.

It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms.

Execution of this letter should not be construed as an admission on my part that I am an “affiliate” of Radian as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

Very truly yours,

By:
Name:

Accepted this [          ] day of
[     ], 2007

MGIC Investment Corporation

By:
Name:

Title:

Annex B

PERSONAL AND CONFIDENTIAL

February 6, 2007

Board of Directors
MGIC Investment Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to MGIC Investment Corporation (the “Company”) of the exchange ratio (the “Exchange Ratio”) of 0.9658 shares of common stock, par value $1.00 per share (the “Company Common Stock”), of the Company to be issued in exchange for each share of the common stock, par value $0.001 per share (the “Radian Common Stock”), of Radian Group, Inc. (“Radian”) pursuant to the Agreement and Plan of Merger, dated as of February 6, 2007 (the “Agreement”), between the Company and Radian.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We have provided certain investment banking services to Radian from time to time, including having acted as a co-manager for the offering of 5.375% Senior Notes due 2015 (aggregate principal amount of $250,000,000) in 2005. We also may provide investment banking services to the Company and Radian in the future. In connection with the above-described services we have received, and may receive, compensation.

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, Radian and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and Radian for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Radian for the five fiscal years ended December 31, 2005; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Radian; certain other communications from the Company and Radian to their respective stockholders; certain internal financial analyses and forecasts for Radian prepared by its management; certain internal financial analyses and forecasts for the Company prepared by its management; certain publicly available research analyst reports with respect to the future financial performance of the Company and Radian, which we discussed with the senior managements of the Company and Radian and which you instructed us to use for purposes of our opinion (the “Forecasts”), including certain cost savings and operating synergies projected by the managements of the Company and Radian to result from the Transaction (the “Synergies”). We also have held discussions with members of the senior managements of the Company and Radian regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the

B-1

Board of Directors
MGIC Investment Corporation
February 6, 2007
Page Two

past and current business operations, financial condition and future prospects of the Company and Radian. In addition, we have reviewed the reported price and trading activity for the shares of Company Common Stock and the shares of Radian Common Stock, compared certain financial and stock market information for Radian and the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the financial institutions industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and Radian and that such Synergies will be realized. Based on our discussions with you and at your direction, we have assumed that the Forecasts were a reasonable basis upon which to evaluate the future performance of the Company and Radian and at your direction we have used such Forecasts for purposes of our analyses and this opinion. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Radian or on the expected benefits of the Transaction in any way meaningful to our analysis. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or Radian or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions and we have relied on your actuaries with respect to reserve adequacy, including the adequacy of future policy benefit reserves. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the loss and loss adjustments expenses reserves, the future policy benefit reserves, the long-term business provision and claims outstanding or the embedded value of the Company and Radian. We have also assumed that to the extent necessary C-BASS, LLC and Sherman Financial Group, LLC will be restructured to permit deconsolidation for GAAP consolidated financial statement reporting purposes.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, nor are we expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

B-2

Annex C

February 6, 2007

Board of Directors
Radian Group Inc.
1601 Market Street
Philadelphia, PA 19103

Members of the Board:

We understand that Radian Group Inc. (“Radian”) intends to enter into a transaction (the “Proposed Transaction”) with MGIC Investment Corporation (“MGIC”) pursuant to which (i) Radian will merge with and into MGIC with MGIC surviving the merger, and (ii) upon effectiveness of the merger, each issued and outstanding share of common stock of Radian (“Radian Common Stock”), except for shares of Radian Common Stock owned by Radian as treasury stock or owned, directly or indirectly, by Radian or MGIC or any of their respective wholly owned subsidiaries, will be converted into the right to receive 0.9658 shares (the “Exchange Ratio”) of the common stock of MGIC (“MGIC Common Stock”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of February 6, 2007, between MGIC and Radian (the “Merger Agreement”).

We have been requested by the Board of Directors of Radian to render our opinion with respect to the fairness, from a financial point of view, to Radian’s stockholders of the Exchange Ratio to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, Radian’s underlying business decision to proceed with or effect the Proposed Transaction.

In arriving at our opinion, we have reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning Radian that we believe to be relevant to our analysis, including Radian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and earnings release on Form 8-K including financial results for the quarter and year ended December 31, 2006, (3) publicly available information concerning MGIC that we believe to be relevant to our analysis, including MGIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and earnings release on Form 8-K including financial results for the quarter and year ended December 31, 2006, (4) financial and operating information with respect to the businesses, operations and prospects of Radian furnished to us by the management of Radian, including (i) financial projections of Radian prepared by management of Radian and (ii) the amounts and timing of the cost savings and other related synergies expected by the management of Radian to result from a combination of the businesses of Radian and MGIC (the “Expected Synergies”), (5) financial and operating information with respect to the businesses, operations and prospects of MGIC furnished to us by the management of MGIC, including financial projections of MGIC prepared by management of MGIC, (6) published estimates of independent research analysts with respect to the future financial performance of each of Radian (the “Radian Research Estimates”) and MGIC (the “MGIC Research Estimates”), (7) the trading histories of Radian Common Stock and MGIC Common Stock from February 2, 2006 to February 2, 2007 and a comparison of those trading histories with each other and with those of other companies that we deemed relevant, (8) a comparison of the historical financial results and present financial condition of Radian and MGIC with each other and with those of other companies that we deemed relevant, (9) the relative contributions of Radian and MGIC to the current and future financial performance of the combined company on a pro forma basis, including the potential restructuring of Radian’s and MGIC’s ownership interests in C-BASS, LLC and Sherman Financial Group LLC., and (10) the potential pro forma impact of the Proposed Transaction on the current financial condition and the future financial performance of Radian, including the effect of the Expected Synergies and the impact

C-1

Board of Directors
Radian Group Inc.
February 6, 2007

of potential customer attrition. In addition, we have had discussions with the managements of Radian and MGIC concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the managements of Radian and MGIC that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Radian, upon advice of Radian, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Radian as to the future financial performance of Radian. However, for the purpose of our analysis, we have also considered the Radian Research Estimates and upon the advice of Radian, we have assumed that such estimates are a reasonable basis upon which to evaluate the future financial performance of Radian and we have also relied on such estimates in rendering our opinion. With respect to the financial projections of MGIC, upon advice of Radian and MGIC, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of MGIC as to the future financial performance of MGIC. However, for the purpose of our analysis, we have also considered the MGIC Research Estimates and upon the advice of Radian and MGIC, we have assumed that such estimates are a reasonable basis upon which to evaluate the future financial performance of MGIC and we have also relied on such estimates in rendering our opinion. In addition, upon the advice of Radian, we have assumed that the amounts and timing of the Expected Synergies are reasonable and that the Expected Synergies will be realized substantially in accordance with such estimates. Upon advice of Radian and its legal and accounting advisors, we have assumed that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of Radian. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of Radian or MGIC and have not made or obtained any evaluations or appraisals of the respective assets or liabilities of Radian or MGIC. We are not actuaries and our services did not include actuarial determinations or evaluations by us or an attempt to evaluate actuarial assumptions. We have made no analyses of, and express no opinion as to, the adequacy of the reserves for losses and loss adjustment expenses of Radian or MGIC and have relied upon information furnished to us by Radian and MGIC as to the adequacy of such reserves. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

We express no opinion as to the prices at which shares of (i) Radian Common Stock or MGIC Common Stock will trade at any time following the announcement of the Proposed Transaction or (ii) MGIC Common Stock will trade at any time following the consummation of the Proposed Transaction.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the stockholders of Radian in the Proposed Transaction is fair to such stockholders.

We have acted as financial advisor to Radian in connection with the Proposed Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Proposed Transaction and a portion of which is payable upon delivery of this opinion. In addition, Radian has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for Radian and MGIC in the past and have received customary compensation for such services. In the ordinary course of our business, we

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Board of Directors
Radian Group Inc.
February 6, 2007

actively trade in the securities of Radian and MGIC for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of Radian and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of Radian as to how such stockholder should vote or act with respect to the Proposed Transaction.

Very truly yours,

/s/ Lehman Brothers
LEHMAN BROTHERS

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